As filed with the Securities and Exchange Commission on January 27, 2006
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-11

FOR REGISTRATION UNDER

     THE SECURITIES ACT OF 1933 OF CERTAIN REAL ESTATE COMPANIES

GSC CAPITAL CORP.
 (Exact name of Registrant as specified in its governing instruments)

12 East 49th Street
Suite 3200
New York, NY 10017
(212) 884-6200
(Address, including zip code, and telephone number,
including area code, of Registrant's principal executive offices)

David L. Goret
General Counsel
12 East 49th Street
Suite 3200
New York, NY 10017
(212) 884-6200

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copy to:
Winthrop B. Conrad, Jr.
Davis Polk & Wardwell
450 Lexington Avenue
New York, New York 10017
(212) 450-4000

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement. If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share(1)	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee
7.25% Convertible Senior Notes due 2010	97,900,000	100%	$97,900,000	$10,476
Common Stock, par value $0.001 per share	4,016,622 shares (3)(4)	$25.00	$100,415,550	$10,745(2)(4)
Total			$198,315,550	$21,221

(1)	Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.
(2)	Calculated by multiplying the estimated aggregate offering price by .000107.
(3)	In addition, we are registering such indeterminate number of shares of common stock that may be issued from time to time upon conversion of the 7.25% Convertible Senior Notes due 2010 registered hereby.
(4)	Pursuant to Rule 457(i) under the Securities Act, no registration fee is required to be paid in connection with the common stock that may be issued from time to time upon conversion of the 7.25% Convertible Senior Notes due 2010 hereby.

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated              , 2006

GSC Capital Corp.
$
7.25% Convertible Senior Notes due 2010
            Shares
Common Stock

     GSC Capital Corp. is a recently organized Maryland corporation that invests in real estate-related securities and various other asset classes. We are externally managed and advised by GSCP (NJ), L.P., an SEC-registered investment adviser. GSCP (NJ), L.P., together with certain affiliates, does business as GSC Partners. We expect to qualify as a real estate investment trust, or REIT, for federal income tax purposes and will elect to be taxed as a REIT under the federal income tax laws for the taxable year ended December 31, 2005 and subsequent tax years.

     We sold 3,926,100 shares of our common stock and $97,900,000 aggregate principal amount of our 7.25% convertible senior notes due 2010 (the notes) in a private offering in July 2005. We will pay interest on the notes on January 15 and July 15 of each year, beginning on January 15, 2006. The notes will mature on July 15, 2010. We may not redeem the notes before January 20, 2008. The notes are unsecured obligations and rank equally with our unsecured senior indebtedness.

     This prospectus relates to the resale of up to     shares of common stock of GSC Capital Corp. and $ aggregate principal amount of the notes that the selling stockholders and noteholders named in this prospectus may offer for sale from time to time. The registration of these shares and notes does not necessarily mean the selling stockholders or noteholders will offer or sell all or any of these shares of common stock or notes. We will not receive any of the proceeds from the sale of any shares of common stock by the selling stockholders or any notes by the noteholders, but will incur expenses in connection with the registration of these shares and notes.

     The selling stockholders and noteholders may use this prospectus to resell from time to time the shares or notes held by them directly or through agents or broker-dealers on terms to be determined by the time of sale. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in a prospectus supplement that will accompany this prospectus. A prospectus supplement also may add, update or change information contained in this prospectus.

     On January 27, 2006, we filed a registration statement relating to an initial public offering of our shares. There has been no public market for our common stock. We intend to apply to have our common stock listed on the New York Stock Exchange under the symbol "GCR". The notes will not be listed or traded on any securities exchange or trading market.

     Shares of our common stock are subject to ownership limitations that we must impose in order to qualify and maintain our status as a REIT. Generally, no person may own more than 9.5% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock determined both by disregarding our notes and by treating the notes as stock on a fully converted basis, subject to an exception for GSC Partners and for two other investors who each own approximately 10% of our common stock.

     Investing in our common stock and notes involves risks. See “Risk Factors” beginning on page 28.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is               , 2006.

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ii

     No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this prospectus in connection with the offering made by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any of our securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of our company since the date hereof.

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PROSPECTUS SUMMARY

     This summary highlights some of the information in this prospectus. It is not complete and does not contain all of the information that you should consider. You should read carefully the more detailed information set forth under “Risk Factors” and the other information included in this prospectus. Except where the context suggests otherwise, the terms the “company,” “we,” “us” and “our” refer to GSC Capital Corp.; “GSC Partners” refers collectively to GSCP (NJ), L.P., GSCP, Inc., GSCP (NJ) Holdings, L.P. and GSC Partners Europe Limited, which do business as GSC Partners and are substantially owned in various proportions by certain of their senior professionals; “our Manager” refers to GSCP (NJ), L.P., our external manager.

Our Company

     We are a specialty finance company, formed in May 2005, that invests in real estate-related securities and various other asset classes. We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Our objective is to provide attractive risk-adjusted returns to our investors through a combination of dividends and capital appreciation. We intend to achieve this objective by opportunistically investing in a broad class of financial assets to construct a diversified investment portfolio that is leveraged where appropriate to achieve attractive risk-adjusted returns and that is structured to comply with the various federal income tax requirements for REIT status and the requirements for exclusion from regulation under the Investment Company Act of 1940, or the 1940 Act.

     We invest or intend to invest primarily in the following asset classes, either directly or through derivatives which reference the following underlying assets:

  Real estate-related securities, principally private label and agency residential mortgage-backed securities (RMBS), as well as other real estate-related securities, including commercial mortgage-backed securities (CMBS);

  Whole loan mortgages sourced through primary originators, mortgage conduits and the secondary market;

  Middle market and broadly syndicated senior secured loans;

  Tranches of other asset-backed securities (ABS), including collateralized debt obligations, or CDOs, collateralized by residential or commercial mortgage loans or other financial assets; and

  Leveraged finance instruments, including, but not limited to, high yield corporate bonds, distressed debt securities and corporate mezzanine loans and other investments, including private and public equity investments.

     As of September 30, 2005, we had a portfolio of approximately $1.8 billion consisting primarily of agency residential mortgage-backed securities and middle market senior secured loans, as shown in the following chart:

			Weighted Average

Security Description	Estimated Fair Value	Percent of Total Investments	S&P Equivalent Rating	Coupon	Months to Reset(1)	Yield to Maturity(2)	Constant Prepayment Rate(3)

	(In thousands)
Agency:
3/1 hybrid adjustable rate
RMBS	$388,651	21.5%	AAA	4.5%	32.8	4.8%	25.1%
5/1 hybrid adjustable rate
RMBS	607,296	33.7	AAA	4.8	56.6	4.9	14.1
7/1 hybrid adjustable rate
RMBS	548,614	30.4	AAA	5.0	80.9	5.1	10.3

			Weighted Average

Security Description	Estimated Fair Value	Percent of Total Investments	S&P Equivalent Rating	Coupon	Months to Reset(1)	Yield to Maturity(2)	Constant Prepayment Rate(3)

	(In thousands)
Other RMBS	123,906	6.9	AA-	4.5	n/a	4.5	n/a
Senior Secured Loans	108,134	6.0	B	5.8	n/a	5.8	n/a
Corporate Bonds	24,130	1.3	B-	9.2	n/a	10.5	n/a
Equity Securities	3,142	0.2	n/a	n/a	n/a	n/a	n/a

Total	$1,803,873	100.0%

(1)	Represents number of months before conversion to floating rate.
(2)	Represents the yield to date of conversion to floating rate.
(3)	Represents the estimated percentage of principal that will prepay over the next 12 months based on historical principal paydowns.

Summary Risk Factors

     An investment in our securities involves various risks. You should consider carefully the risks discussed below and under “Risk Factors” before purchasing our common stock or 7.25% convertible senior notes due 2010 (which we refer to as the notes).

  We are recently formed, have a limited operating history and our Manager has no prior experience operating a REIT and no prior experience operating a public company, and, therefore our Manager may not operate us successfully.

  We have incurred losses since commencing operations, we expect losses to continue and we might not achieve or maintain profitability.

  We are dependent upon our Manager and certain key personnel of our Manager and may not find a suitable replacement if our Manager terminates the management agreement or such key personnel are no longer available to us.

  Our Manager is entitled to a base management fee which is independent of the performance of our portfolio.

  If our Manager ceases to be our Manager pursuant to the management agreement, financial institutions providing our credit facilities may not provide future financing to us.

  Our Manager is entitled to incentive compensation based on our portfolio’s performance, which may lead it to place emphasis on the maximization of net income. This could result in increased risk to the value of our invested portfolio.

  We may terminate the management agreement between us and our Manager without cause upon 180 days notice after an affirmative vote of holders of at least 75% of our then outstanding common stock (other than those shares held by our Manager or its affiliates) and the authorization of a majority of our independent directors. This and other provisions in our management agreement make termination without cause or non-renewal difficult.

  Our Manager's liability is limited under the management agreement, and we have agreed to indemnify our Manager against certain liabilities.

  As of September 30, 2005, approximately 92.5% of our investment portfolio consisted of adjustable-rate RMBS, and we cannot assure you that we will be successful in achieving a more diversified portfolio that generates comparable or better returns. Even if we are successful in achieving a more diversified portfolio, it is likely that at least a majority of our fully leveraged assets will be MBS.

  We may change our investment strategy without stockholder or noteholder consent, which could result in investments that are different, and possibly more risky, than the proposed investments we describe in this prospectus.

  Our management agreement with our Manager was negotiated between related parties and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. In addition, our Manager and its affiliates have sponsored and currently manage other investment vehicles with an investment focus that overlaps with our focus, and may in the future sponsor or manage investment vehicles with a more similar investment focus to ours, which, in each case, could result in us competing for access to the benefits that our relationship with our Manager provides to us.

  There are conflicts of interest in our relationship with our Manager and/or GSC Partners, which could result in decisions that are not in the best interests of our stockholders. For example, we have invested in CDOs managed by our Manager and/or GSC Partners.

  Our dependence on the management of entities in which we have invested may adversely affect our business.

  There may not be an active market for our common stock or the notes, which may cause our common stock or the notes to trade at a discount and make it difficult to sell common stock or notes held by you.

  The market price and trading volume of our common stock may be volatile.

  We expect to leverage our investments. Our use of leverage may have the effect of increasing losses when economic conditions are unfavorable.

  The yields on our investments and the costs of our borrowings may be sensitive to changes in prevailing interest rates and changes in prepayment rates. Mismatches between the repricing or maturity dates of our assets and those of our borrowings may reduce or eliminate income derived from our investments or result in losses.

  The assets in which we invest are subject to the credit risk of the underlying real estate collateral, and in the event of default of such real estate collateral and the exhaustion of any underlying or additional credit support, we may not recover our full investment.

  Our investments may be concentrated and will be subject to risk of default.

  Our charter and bylaws contain provisions that may inhibit potential acquisition bids that you and other security holders may consider favorable.

  If we fail to qualify as a REIT, we will be subject to income tax at regular corporate rates, which would reduce the amount of cash available for distribution to our stockholders and could reduce cash available for interest and principal payments to our lenders, including the noteholders, and which could adversely affect the value of our stock.

  The REIT qualification rules impose limitations on the types of investments and activities which we may undertake, including limitation on our use of hedging transactions and derivatives, and these limitations may, in some cases, preclude us from pursuing the most economically beneficial investment alternatives.

  The stock ownership limits that apply to REITs, as prescribed by the Internal Revenue Code and by our charter, may restrict our business combination opportunities.

  Because we attempt to operate in such a manner to be excluded from regulation as an investment company under the 1940 Act, the assets that we may acquire are limited by the provisions of the 1940 Act and the rules and regulations promulgated thereunder.

  Conversion of the notes may dilute the ownership interest of existing stockholders, including holders who had previously converted their notes and received shares of common stock upon conversion.

  The notes are unsecured and, therefore, will be effectively subordinated to any of our future secured debt.

  We may not have the funds necessary to repay or repurchase the notes at maturity or when required by holders.

  If you hold notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

  The trading prices for our common stock may be affected by the hedging or arbitrage trading activities with respect to the notes.

  Holders of the notes have certain rights of redemption and additional cash payments if we do not consummate a Qualifying IPO prior to January 15, 2008 or if we consummate a Qualifying IPO at a price of less than $25 per share.

  The terms of the notes contain certain restrictive covenants that limit our ability to take certain actions that may be beneficial to us and our stockholders.

Our Formation and Structure

     We were formed as a Maryland corporation in May 2005. We completed a private offering of our common stock and the notes in July 2005, in which we raised net proceeds of approximately $183.3 million net of purchase and placement fees, legal costs and organizational costs. GSC Secondary Interest Fund, LLC, an affiliate of our Manager, purchased 340,000 shares of our common stock and $8,500,000 aggregate principal amount of the notes in our July 2005 private offering. In addition, in connection with the completion of our July 2005 private offering, we granted to our Manager 78,522 shares of restricted stock (68,000 shares in July 2005 and 10,522 shares in January 2006) and options to purchase 117,783 shares of our common stock with an exercise price of $25.00 per share (options to purchase 102,000 shares were granted in July 2005 and options to purchase 15,783 shares were granted in January 2006), representing in the aggregate approximately 4.7% of the outstanding shares of our common stock as of the date of this prospectus, or 2.4% if the notes are fully converted into an additional 3,916,000 shares of common stock, assuming in each case all outstanding options are exercised. As of January 23, 2006, our Manager and its affiliates including our independent directors, collectively owned 429,022 shares of our common stock, representing 10.4% of our outstanding shares of common stock, and will have options to purchase an additional 117,783 shares of our common stock representing an additional 2.8% of our outstanding shares of common stock, or representing 5.3% and 1.5% of our common stock, respectively, if the notes are fully converted, and in each case, assuming all outstanding options are exercised.

     The following chart shows our structure after giving effect to the transactions described in the immediately preceding paragraph:

_______________________
* GSC Partners is the “doing business as” name of several related entities, including GSCP(NJ), L.P., our Manager.
1 Includes shares held by GSC Secondary Interest Fund, LLC and GSCP (NJ), L.P., and assuming full conversion of the notes, this figure would be 9.4%
2 Assuming full conversion of the notes and exercise of the options, this figure would be 90.6%

Our Manager

     We are externally managed and advised by GSCP (NJ), L.P., an SEC-registered investment advisor, which we refer to as our Manager. Our Manager, together with certain affiliates, does business as GSC Partners. GSC Partners started active investment management operations in 1994, and managed approximately $9.2 billion of assets, including our assets, as of September 30, 2005. Through our relationship with GSC Partners, we benefit from GSC Partners’ investment and operational expertise across all of our targeted asset classes, mature infrastructure, broad-based deal flow, extensive relationships in the financial community and financial and capital structuring skills. In particular, these resources provide us with a wide variety of investment opportunities and access to information that assist us in making investment decisions across our targeted asset classes, which we believe provide us with a competitive advantage.

     Our Manager is responsible for administering our business activities and day-to-day operations and uses the resources of GSC Partners to support our operations. GSC Partners has well-respected and established portfolio management resources for each of our targeted asset classes and a mature infrastructure supporting those resources, including a structured finance team formed in 2005 focusing on mortgage-backed and other asset-backed securities. GSC Partners’ 12 most senior investment professionals have an aggregate of over 300 years of investment experience. We also benefit from GSC Partners’ finance and administration function, which addresses legal, compliance, and operational matters, including portfolio management, trading allocation and execution, securities valuation, risk management and information technologies in connection with the performance of our Manager’s duties.

     GSC Partners has senior management and investment advisory teams with extensive experience in identifying, financing, hedging and managing RMBS, ABS, CMBS, mezzanine financing and other alternative investments. Mr. Joseph H. Wender, our chairman, is also a managing director of GSC Partners. Mr. Frederick H. Horton, our chief executive officer, is the head of the structured finance group at GSC Partners, Mr. Thomas V. Inglesby is the head of corporate credit at our company and GSC Partners, and Mr. Daniel I. Castro, Jr., our chief investment officer, is a managing director in the structured finance group at GSC Partners. Mr. Wender has 34 years, both Mr. Horton and Mr. Castro have over 22 years, and Mr. Inglesby has over 18 years, of related investment experience.

     Pursuant to our management agreement, our Manager has formed an investment committee to advise and consult with our Manager’s senior management team with respect to our investment policies, investment portfolio holdings, financing and leveraging strategies and investment guidelines. The members of the investment committee are Mr. Alfred C. Eckert III, chairman and chief executive officer of the general partner of our Manager, who also serves as chairman of the investment committee, Mr. Wender, our chairman, Mr. Horton, our chief executive officer, Mr. Inglesby, the head of corporate credit at our company and GSC Partners, and Mr. Castro, our chief investment officer.

GSC Partners

     GSC Partners had approximately $9.2 billion of assets, including our assets, under management as of September 30, 2005. GSC Partners specializes in credit-based alternative investment strategies, including structured finance, corporate credit, control distressed debt investing, and mezzanine lending. GSC Partners is privately owned primarily by certain of the senior professionals who manage it, has more than 125 employees, including over 55 investment professionals, and has offices in New Jersey, New York, California and London.

     GSC Partners was founded in 1994 by Mr. Alfred C. Eckert III. Its senior officers and advisors are, in many cases, longtime colleagues who have worked together extensively at institutions including Goldman Sachs and The Blackstone Group. Through the combined experience of these individuals, GSC Partners identifies sectors of the credit markets that it believes to be attractive. GSC Partners generally invests its own capital alongside the capital of its clients. Over the years, GSC Partners’ senior professionals have developed an extensive international network of executives, financing sources, agencies, brokers and banks, all of which serve as sources of investment ideas and opportunities. In addition, GSC Partners sources a significant number of investment opportunities through firm activities including proactive screening and research.

   Structured Finance Team

     GSC Partners’ structured finance team was formed in March 2005 to invest in a full range of ABS, CMBS and RMBS securities. These investments may be made directly or through CDOs. GSC Partners seeks to add value through detailed fundamental and quantitative credit and prepayment analysis and modeling, issuer and servicer due diligence and comprehensive credit surveillance. The members of GSC Partners’ structured finance team have extensive experience with CDO structures and their broad relationships with CDO bankers, rating agencies and investors globally enable them to obtain attractive term financing for the CDOs. GSC Partners’ absolute return strategies focus on investments in CDO equity and debt, using carefully targeted short positions to reduce idiosyncratic risks, exploit mispricing and preserve capital. GSC Partners believes that CDOs are a relatively young, complex and rapidly evolving sector that offer access to unique, professionally sourced and monitored pools of assets, financed at attractive rates through the issuance of rated term debt. CDOs are designed to take advantage of the difference between the CDO’s investment grade borrowing costs and the higher yields on the underlying investments.

   Corporate Credit Group

     GSC Partners’ corporate credit group manages diversified portfolios of broadly syndicated and middle market loans and high yield corporate bonds primarily through CDO structures in both the United States and Europe. GSC Partners’ selective investment process is characterized by detailed business and financial analysis targeting securities which it believes to be attractively priced, hold relatively senior positions in the capital structure, and have low leverage through the purchased debt tranche. GSC Partners seeks to invest in securities issued by industry leaders with sustainable market shares in attractive sectors.

     GSC Partners’ control distressed debt investment strategy is to gain control by acquiring the distressed debt securities of operationally sound, but overleveraged, small to medium-sized companies. GSC Partners seeks to improve the companies’ balance sheets through bankruptcy or a consensual financial restructuring. The acquired debt securities are converted into new “restructured” equity at a cost basis that generally represents attractive acquisition valuations. GSC Partners’ control orientation to distressed debt investing differentiates GSC Partners from typical leveraged buy-out firms and has assisted GSC Partners in acquiring private equity holdings at generally attractive valuations.

     In addition, GSC Partners provides mezzanine capital in Europe in the form of subordinated debt and preferred equity to support financial sponsors, corporations and others seeking to finance leveraged buyouts, strategic acquisitions, growth strategies or recapitalizations.

     Some or all of these investment strategies of GSC Partners have been or are expected to be used by us and have been or are expected to be structured to comply with the various federal income tax requirements for REIT status and the requirements for exclusion from regulation under the 1940 Act.

Our Investment Strategy

     Our objective is to provide attractive returns to our investors through a combination of dividends and capital appreciation. We seek to achieve this objective by opportunistically investing in a diversified investment portfolio of real estate-related securities and real estate loans, as well as various other asset classes, subject to maintaining our REIT status and exclusion from regulation under the 1940 Act. We believe this strategy, combined with our Manager’s experience, will assist us in creating a diversified portfolio that will provide attractive returns to investors. Additionally, we utilize GSC Partners’ structuring expertise to create custom-tailored securities designed to enhance our returns.

     We rely on our Manager’s expertise in identifying assets within our target asset classes that we believe will have relatively limited price volatility and provide consistent stable margins over the long term. Our Manager makes investment decisions based on various factors, including modeled cash flows and expected yields over a range of scenarios, relative value, modeled prepayments, defaults and loss severities, current and modeled credit fundamentals and statistics, current and projected macroeconomic considerations, current and projected supply and demand, credit and market risk concentration limits, current and projected liquidity, available financing terms, as well as maintaining our REIT qualification and exclusion from regulation under the 1940 Act.

     Our targeted asset classes and the principal investments we have made or expect to make in each are as follows, either directly or through derivatives which reference the following underlying assets:

Asset Class	Principal Investments

Real Estate-Related Securities and Whole Loans	•	RMBS
	•	Real Estate Whole Loans
	•	CMBS

Bank Loans	•	Middle Market Senior Secured Loans
	•	Broadly Syndicated Senior Secured
Loans

Asset Class	Principal Investments

Other ABS	•	CDOs
	•	Consumer and non-Consumer ABS

Leveraged Finance Instruments	•	High Yield Corporate Bonds
	•	Distressed Debt Securities
	•	Corporate Mezzanine Loans
	•	Private and Public Equity Investments

     Following our private offering in July 2005, we invested a substantial portion of the net proceeds in U.S. government agency and AAA-rated hybrid adjustable rate RMBS pending the full implementation of our diversified investment strategy. We have started to reallocate a portion of the net proceeds from those offerings into a more diversified, less correlated portfolio of investments. We expect to complete this process by mid-2006, subject to the availability of appropriate investment opportunities.

     Because we intend to elect and qualify to be taxed as a REIT and to operate our business so as to be excluded from regulation under the 1940 Act, we are required to invest a substantial majority of our assets in real estate-related assets, such as certain types of mortgage-backed securities, or MBS, and loans secured by mortgages on real estate. See “—Operating and Regulatory Structure.”

     Although we intend to continue to focus on the investments described above, our investment decisions will depend on prevailing market conditions. As a result, we cannot predict the percentage of our assets that will be invested in each asset class or whether we will invest in other classes of investments. We may change our investment strategy and policies without a vote of our stockholders.

As of September 30, 2005, our portfolio was valued at approximately $1.8 billion.

Our Business Strengths

   Leading Investment Advisor

     Our Manager has a long history of strong performance across a broad range of asset classes and sectors. The collective experience of the 12 most senior investment professionals of GSC Partners, which totals over 300 years, includes investing in corporate credit and distressed debt, mezzanine financing and private equity, structuring and marketing ABS, MBS, CDOs and other securitized assets. Because many of these investment strategies are used by us, we benefit from this varied expertise. GSC Partners leverages its expertise in CDO structures by customizing securities for us as well as by financing certain portions of the portfolio on a basis that attempts to match liabilities with assets. We believe that GSC Partners’ expertise across a broad array of asset classes differentiates it from its peers. We believe that its credit-based investment process, extensive experience in a broad array of asset classes, experience in structured finance and access to diverse origination and sourcing channels give it competitive advantages in the market from which we may benefit.

   Diversified Credit-Oriented Investment Strategy

     Through the use of GSC Partners' credit based investment approach which is based on rigorous quantitative and qualitative analysis, we seek to minimize principal loss while maximizing risk-adjusted returns. We believe that our affiliation with GSC Partners offers us an attractive opportunity to invest in these alternative assets and leverage its credit analysis expertise for the benefit of our stockholders. Our MBS portfolio is comprised of private label as well as agency RMBS and home equity securities diversified across rating tranches. Additionally, we will source customized pools of whole residential mortgage loans that are screened through our proprietary analytical models and then securitized to enable more efficient financing. We also seek to add further diversification and enhance the return of our core portfolio of real estate-related securities and loans by investing in alternative assets, including ABS, middle market leveraged loans, high yield bonds, distressed debt, mezzanine financing and private equity.

   Experienced Management Team

     We believe that the extensive experience of our management and GSC Partners’ asset management professionals provides us with investment opportunities and experience across all of our targeted asset classes. The structured finance group at GSC Partners is headed by Mr. Frederick H. Horton, our chief executive officer. He has over 22 years of experience as an innovator and leader in the MBS, ABS, CDO and other securitized financial asset markets, having structured and marketed 24 CDO transactions over the past 13 years totaling over $18 billion. Mr. Thomas V. Inglesby, a member of our investment committee, is the head of corporate credit at our company and GSC Partners. He has over 18 years of related experience. Mr. Daniel I. Castro, Jr., our chief investment officer, has over 22 years of experience in structured finance products and was, until 2004, on the Institutional Investor All-American Fixed Income Research Team every year since inception in 1992. Ms. April M. Spencer, our chief financial officer, secretary and treasurer, has over 6 years of fixed income products experience and until recently managed the finance and operational functions of GSC Partners’ control distressed debt business. Mr. Edward S. Steffelin, our president, has 9 years of structured finance experience and, since 2005, has managed GSC Partners’ structured credit hedge fund. GSC Partners has a very strong record of employee retention. Since early 1999, GSC Partners has had only two senior investment professionals depart the firm who completed their 90-day evaluation period (one vice president and one partner). This continuity of professionals has allowed for efficiency of operations and retention of valuable knowledge. GSC Partners has over 55 investment professionals who are available to support our investments.

   Experienced Investment Committee and Board of Directors

     Our Manager has formed an investment committee to advise and consult with our Manager’s senior management team with respect to our investment policies, investment portfolio holdings, financing and leveraging strategies and investment guidelines. The current members of the investment committee are Mr. Alfred C. Eckert III, chairman and chief executive officer of the general partner of our Manager, who also serves as chairman of the investment committee, Mr. Joseph H. Wender, our chairman, Mr. Frederick H. Horton, our chief executive officer, Mr. Thomas V. Inglesby, our head of corporate credit, and Mr. Daniel I. Castro, Jr, our chief investment officer. Mr. Eckert founded GSC Partners in 1994 and has over 30 years of related experience, including experience as the co-head of the merchant bank and founding the leveraged buyout department at Goldman Sachs. Mr. Wender has 34 years of related experience, including over 10 years as the head of the financial institutions group at Goldman Sachs. The collective experience of the investment committee, which totals approximately 130 years, includes investing in corporate credit, structuring and marketing ABS, MBS, CDO and other securitized assets as well as investing in distressed debt, mezzanine loans and private equity. The primary focus of the investment committee is to review and approve our investment policies and to review and approve our investment portfolio holdings and related compliance with investment policies.

     Our board of directors currently consists of our chairman, Mr. Joseph H. Wender, our chief executive officer, Mr. Frederick H. Horton, Mr. Robert F. Cummings, Jr., a managing director of GSC Partners, and our independent directors, Ms. Stacy Cooper and Messrs. William K. Komperda, Richard T. Millard and Barry L. Zubrow. We believe our management team and our board of directors provide us with a competitive advantage through their experience, network of financial and real estate industry contacts and investment ideas.

   Access to GSC Partners’ Infrastructure

     We have access to GSC Partners’ finance and administration function which addresses legal, compliance, and operational matters and promulgates and administers comprehensive policies and procedures regarding important investment advisor matters, including portfolio management, trading allocation and execution, securities valuation, risk management and information technologies in connection with the performance of our Manager’s duties. We believe that the finance and administrative infrastructure established by GSC Partners is an important component of a complex investment vehicle such as a REIT. These systems support and are integrated with our portfolio management functions. GSC Partners has over 125 employees, including over 55 investment professionals, who are available to support our operations.

     We also have the benefit of the experience of GSC Partners’ senior professionals and members of its advisory board, many of whom have served on public and private company boards of directors and/or served in other senior management roles. We believe that this experience is also valuable to our Manager and to us.

   Extensive Relationships and Deal Flow

     We capitalize on the proprietary and diverse deal-sourcing opportunities that we believe GSC Partners brings to us as a result of its investment experience in our targeted asset classes as well as its extensive network of contacts in the financial community, including financial sponsors, merger and acquisition advisory firms, investment banks, capital markets desks, lenders, CDO investors and other financial intermediaries and sponsors. We also benefit from GSC Partners’ strong relationships with mortgage originators and specialists in structured and securitized products. In addition, through its other activities, GSC Partners is regularly in contact with portfolio company management teams that can help provide additional insights on a wide variety of companies and industries.

   Alignment of Interests between GSC Partners and Our Investors

     An affiliate of our Manager invested a total of $17 million in shares of our common stock and notes in our July 2005 private offering. In addition, our Manager has agreed to receive at least 10% of its incentive management fee under our management agreement in shares of our common stock, provided that our Manager may not receive payment of its incentive management fee in shares of our common stock if such payment would result in our Manager and its affiliates owning directly or indirectly more than 20% of our outstanding common stock. Our Manager and its affiliates have also generally agreed not to transfer those shares prior to one year after the date they are acquired. In addition, in connection with the completion of our July 2005 private offering, we granted to our Manager 78,522 shares of restricted stock and an option to purchase 117,783 shares of our common stock, with an exercise price of $25 per share, representing in the aggregate approximately 4.7% of the shares that are currently outstanding assuming all outstanding options are exercised. These shares and this option will vest or become exercisable in three equal annual installments beginning on the first anniversary of the closing date of our July 2005 private offering. In addition, we will automatically grant to our Manager, subject to certain exceptions, at the end of each fiscal quarter additional restricted stock and options in the same proportion as the initial grant to our Manager in an aggregate amount equal to 5% of any shares of common stock issued during that quarter in connection with the conversion of the notes. Our Manager does not currently intend to, but reserves the right in its discretion to, allocate these shares and these options or interests therein to its officers, employees and other individuals who provide services to us. We believe this investment and these arrangements provide an incentive for our Manager and GSC Partners to maximize returns to our stockholders and focus on the interests of our investors.

Our Relationship with Our Manager and GSC Partners

     We are externally managed and advised by our Manager, which, together with certain related entities, does business as GSC Partners. We leverage the personnel, infrastructure, relationships and experience of GSC Partners and our Manager to enhance the growth of our business. We currently have no employees, and each of our executive officers is also an officer of our Manager or GSC Partners.

     We entered into a management agreement with our Manager, effective upon the closing of our July 2005 private offering. The initial term of the management agreement is through December 31, 2008, with automatic, one-year renewals at the end of each year. Pursuant to the management agreement, our Manager implements our business strategy on a day-to-day basis and performs certain services for us, subject to oversight by our board of directors. Our Manager is responsible for, among other duties, performing all of our day-to-day functions, determining investment criteria in conjunction with our board of directors, sourcing, analyzing and executing investments, asset sales and financings and performing asset management duties. Pursuant to our management agreement, our Manager has formed an investment committee to advise and consult with our Manager’s senior management team with respect to our investment policies, investment portfolio holdings, financing and leveraging strategies and investment guidelines. The current members of the investment committee are Mr. Alfred C. Eckert III, chairman and chief executive officer of the general partner of our Manager and who also serves as initial chairman of the investment committee, Mr. Joseph H. Wender, our chairman, Mr. Frederick H. Horton, our chief executive officer, Mr. Thomas V. Inglesby, the head of corporate credit of our company and GSC Partners, and Mr. Daniel I. Castro, Jr., our chief investment officer.

     The following table summarizes the fees and expense reimbursements and other amounts that we pay to our Manager:

Type		Description
Base management fee:	1.75% per annum of our stockholders equity, defined as the aggregate net proceeds from sales of our equity securities (including the notes but excluding the issuance of securities upon conversion of the notes), plus (or minus) retained earnings (or deficit) for the measurement period, less amounts paid for repurchases of our capital stock or repayment of notes.

Payable quarterly in arrears in cash.

Incentive management fee:	Quarterly fee equal to 25% of:
	—	The amount by which our net income per share (before non-cash compensation expense, the incentive management fee, interest on the notes and, to the extent not included in interest on the notes, amortization of debt discount and issuance costs with respect to the notes) for such quarter (assuming conversion of all the notes at the beginning of such quarter) exceeds an amount equal to:

	—	the product of the weighted average price per share in the July 2005 private offering and any subsequent offerings by us of our common stock, including this offering, and the common stock issuable upon conversion of the notes issued in the July 2005 private offering, assuming a conversion price of $25 per share, multiplied by the higher of:

— 2.25% and

— 25% of the then applicable 10-year treasury note rate plus 0.75%

Multiplied by the weighted average number of shares of common stock outstanding during the quarter, assuming full conversion of all the notes at the beginning of the quarter.

The calculation is subject to adjustment for one-time charges pursuant to changes in U.S. generally accepted accounting principles and other one time charges with the approval of a majority of our independent directors.

Payable quarterly; at least 10% shall be payable in shares of common stock and the remainder in cash, provided that under our management agreement, our Manager may not receive payment of its incentive fee in shares of our common stock if such payment would result in our Manager owning directly or indirectly through one or more subsidiaries more than 20% of our common stock.

Type	Description
Fee reduction for CDOs managed by our Manager:	With respect to investments made by us in CDOs managed by our Manager, or Manager CDOs, the base management fee we pay on an annual basis with respect to Manager CDO’s will be reduced on a dollar-for-dollar basis by the amount of the fees paid by the Manager CDO to the Manager during such period, but such reduction will not exceed the amount of the management fee for such period with respect to Manager CDO’s. This arrangement goes beyond what is required by the terms of the management agreement and our Manager reserves the right to change this policy at any time. See Management — Management Fees and Incentive Compensation — Fee reduction for certain CDOs.

Expense reimbursement:	Reimbursement of expenses incurred by our Manager, including legal, accounting, due diligence and other services, estimated to be approximately $0.6 million each quarter. Payable quarterly in cash.

Investment Process

     Our investment process benefits from the resources and professionals of our Manager and GSC Partners. The investment process is managed by an investment committee consisting of five senior members of GSC Partners and includes our chairman, chief executive officer, head of corporate credit and chief investment officer. The investment committee operates under investment guidelines and consults periodically to develop a set of preferences for sectors and sub-sectors, with a strong emphasis on credit performance characteristics. The primary focus of the investment committee is to review and approve our investment policies and to review and approve our investment portfolio holdings and related compliance with investment policies.

     Our Manager has a focused investment team for each of our targeted asset classes. Each investment team performs a qualitative and quantitative analysis to evaluate suitable opportunities based on the guidelines developed and maintained by the investment committee. Our investment process is tailored by sector and includes sourcing and screening of investment opportunities, credit and prepayment analysis, due diligence, legal structure review, servicer/originator review and investment structuring, as appropriate, to seek an attractive return commensurate with the risk we are bearing. Upon identification of an investment opportunity, the investment is screened and monitored to determine its impact on maintaining our REIT qualification and our exclusion from regulation under the 1940 Act. Finally, the members of the investment committee generally review and approve investments before commitment of capital, as may be required by the investment guidelines. We seek to make investments in sectors where our Manager has strong core competencies and where we believe credit risk and expected performance can be reasonably quantified.

Resolution of Potential Conflicts of Interest; Equitable Allocation of Investment Opportunities

     Our Manager has agreed to offer us the right to participate in all investment opportunities that it determines are appropriate for us in view of our investment objectives, policies and strategies and other relevant factors, subject to the exception that, in accordance with GSC Partners’ conflict of interest policy, we might not participate in each such opportunity, but will on an overall basis equitably participate with GSC Partners’ other clients. Additionally, in the area of European mezzanine lending, our ability to make investments of this type is limited by the governing documents of these investment vehicles. However, our Manager has agreed that any other investment vehicle created or managed by it or by its affiliates shall not have any contractual right to receive priority in allocation of investments in ABS, MBS, CDO equity and non-distressed middle market loans.

     Our Manager has historically managed investment vehicles with similar or overlapping investment strategies and has a conflict-resolution policy in place so that we may generally share equitably with other GSC Partners investment vehicles in investment opportunities, particularly those involving a security with limited supply, that may be suitable for us and such other investment vehicles. The policy permits departure from such equitable allocation only if the allocation would result in an inefficiently small amount of the security being purchased for an account.

     Our Manager’s allocation procedures seek to allocate investment opportunities among the investment vehicles of GSC Partners in the fairest possible way. Past performance of particular investment vehicles will not be considered in determining trade allocations. If two or more investment vehicles with overlapping investment strategies are still in their investment periods, an available investment opportunity will generally be allocated based on the provisions governing allocations of investment opportunities in the relevant organizational documents. In the absence of such provisions, the portfolio manager will determine the allocation by considering, among other things, the following factors and the weight that should be given with respect thereto: (1) the investment guidelines and/or restrictions set forth in the applicable organizational documents; (2) the risk and return profile of the investment vehicle; (3) the suitability/priority of a particular investment for the investment vehicle; (4) if applicable, the target position size of the investment for the investment vehicle; and (5) the level of available cash for investment with respect to the particular investment vehicle.

     Our Manager has designed a compliance program to monitor its conflict-resolution policies and procedures and regularly evaluates the effectiveness of such policies and procedures.

     Our Manager has engaged outside legal counsel, and such counsel has engaged an outside consultant, to assist with the formulation, implementation, monitoring and periodic testing of its compliance policies and procedures.

Our Financing Strategy

     We use substantial leverage in order to increase potential returns to our stockholders. As of September 30, 2005, we had total indebtedness of $1.72 billion, including $97.9 million from the issuance of the notes in our July 2005 private offering. We utilize or intend to utilize a variety of financing techniques to finance our investments, including the following:

  Repurchase Agreements. We finance certain of our RMBS through the use of repurchase agreements. Repurchase agreements are one of the primary vehicles we use to achieve our desired amount of leverage for our residential real estate assets. We maintain formal relationships with multiple counterparties for the purpose of obtaining financing on favorable terms. As of September 30, 2005, outstanding borrowings under repurchase agreements totaled approximately $1.5 billion.

  Warehouse Facilities. In addition to repurchase agreements, we rely on credit facilities for capital needed to fund our other investments. We maintain formal relationships with multiple counterparties for the purpose of maintaining warehouse lines on favorable terms. As of September 30, 2005, outstanding borrowings under warehouse facilities totaled approximately $84.0 million.

  Term Financing CDOs. We intend to finance certain of our assets using term financing strategies, including CDOs and other match-funded financing structures. As of September 30, 2005, we had no outstanding borrowings using these financing strategies. CDOs are multiple class debt securities, or bonds, secured by pools of assets, such as mortgage-backed securities and corporate debt. Like typical securitization structures, in a CDO:
    the assets are pledged to a trustee for the benefit of the holders of the bonds;

    one or more classes of the bonds are rated by one or more rating agencies; and

    one or more classes of the bonds are marketed to a wide variety of fixed income investors, which enables the CDO sponsor to achieve a relatively low cost of long-term financing.

     GSC Partners has broad experience in using leverage to enhance portfolio returns, including through the use of leveraged vehicles to manage CDOs, investment in highly-leveraged instruments utilizing established credit lines with major broker dealers, investing in inherently leveraged instruments (such as non-investment grade bank loans) and the use of control distressed debt investment strategies that often involve complex capital restructurings.

Our Interest Rate Hedging and Risk Management Strategy

     We utilize derivative financial instruments from time to time to hedge all or a portion of the interest rate risk associated with our borrowings. Under the federal income tax laws applicable to REITs, we generally are able to enter into certain transactions to hedge indebtedness that we incur, or plan to incur, to acquire or carry real estate assets, although our total gross income from such hedges and other non-qualifying sources must not exceed 25% of our gross income. In addition, our aggregate gross income from non-qualifying hedges, fees and certain other non-qualifying sources cannot exceed 5% of our annual gross income.

     We engage in a variety of interest rate management techniques that seek to mitigate changes in interest rates or other potential influences on the values of our assets. For example, we finance certain of our bank loan assets using total return swaps, which are not qualifying assets and do not produce qualifying income for purposes of the REIT asset and income tests. See “Material Federal Income Tax Considerations.” We may implement certain of these techniques through a taxable REIT subsidiary, or TRS, which would be subject to corporate income tax if established as a domestic corporation. Our interest rate management techniques may include:

  puts and calls on securities or indices of securities;

  Eurodollar futures contracts and options on such contracts;

  interest rate caps, swaps and/or swaptions;

  treasuries and options on treasuries; and

  other similar transactions.

     As of September 30, 2005, we had hedged $625.0 million of our liabilities by entering into two interest rate swaps and one swaption. The total notional value of the interest rate swaps and the swaption was approximately $625.0 million.

Our Distribution Policy

     Federal income tax law requires that a REIT distribute annually at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain. For more information, please see “Material Federal Income Tax Considerations.”

     In connection with the REIT requirements, we intend to make regular quarterly distributions of all or substantially all of our REIT taxable income to holders of our common stock out of assets legally available therefor. Any future distributions we make will be at the discretion of our board of directors and will depend upon, among other things, our actual results of operations. These results and our ability to pay distributions will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information, please see “Distribution Policy.”

     We anticipate that our distributions generally will be taxable as ordinary income to our stockholders, although a portion of the distributions may be designated by us as capital gain dividends or qualified dividend income or may constitute a return of capital. To the extent that we decide to make distributions in excess of our current and accumulated tax earnings and profits, such distributions would generally be considered a return of capital for federal income tax purposes. A return of capital is not taxable, but it has the effect of reducing the holder's tax basis in its investment. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. Income as computed for purposes of the foregoing tax rules will not necessarily correspond to our income as determined for financial reporting purposes.

     We paid a quarterly distribution of $0.28 per share of our common stock on November 3, 2005. On December 27, 2005, we declared a quarterly distribution of $0.28 per share of our common stock, payable on January 17, 2006, to holders of record as of December 30, 2005. We paid total dividends in these distributions of approximately $2.2 million. As we incurred net losses in each of our last two fiscal quarters, these quarterly distributions have been funded primarily from the net proceeds from the July 2005 private offerings and short-term borrowings, and would generally be considered a return of capital for federal income tax purposes. We have declared these quarterly distributions in spite of our operating losses in the expectation that we will ultimately achieve profitability but, given these losses, we cannot assure you that we will continue future quarterly distributions at this level, or at all.

Operating and Regulatory Structure

   REIT Qualification

     We intend to elect to be treated as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2005. Our qualification as a REIT will depend upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

     Because we intend to elect and qualify to be taxed as a REIT and to operate our business so as to be excluded from regulation under the 1940 Act, we are required to invest a substantial majority of our assets in real estate-related assets, such as certain types of MBS and loans secured by mortgages on real estate. Therefore, the percentage of our assets we may invest in ABS, bank loans, leveraged finance instruments and other types of instruments may be limited.

     As a REIT, we generally will not be subject to federal income tax on our REIT taxable income we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax at regular corporate rates. Even if we qualify for taxation as a REIT, we may be subject to some federal, state and local taxes on our income or property.

     We generally make and hold our investments and conduct our other operations directly or through a qualified REIT subsidiary, or QRS, although certain of our investments and activities may be conducted through a TRS, which will be subject to federal, state and local income tax on its income if such TRS is a domestic corporation.

     Due to limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, our charter, among other limitations, generally prohibits any stockholder from beneficially or constructively owning more than 9.5% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock, determined both by disregarding the notes and by treating the notes as stock on a fully converted basis, subject to an exception for GSC Partners and for two other investors who each own approximately 10% of our common stock. Our board of directors has discretion to grant exemptions from this ownership limit, subject to terms and conditions as it deems appropriate.

   Exclusion from Regulation under the 1940 Act

     We intend to qualify for the exemption from registration under the 1940 Act provided by Section 3(c)(5)(C) of the 1940 Act and we will monitor our portfolio periodically and prior to each acquisition to confirm that we continue to qualify for the exemption. We make investments so that at least 55% of our portfolio is comprised of qualifying real estate assets, thereby allowing us to be excluded from regulation as an investment company under Section

3(c)(5)(C) of the 1940 Act. In addition, in order to satisfy the requirements for exclusion from regulation under Section 3(c)(5)(C), we make investments so that at least 80% of our portfolio is comprised of real estate-related assets. As a result, we are limited in our ability to make investments.

     We generally expect that our investments in RMBS, real estate whole loans and CMBS will be considered real estate-related assets under Section 3(c)(5)(C) of the 1940 Act. In addition, we expect that certain of our investments in RMBS and real estate whole loans will be considered qualifying real estate assets under Section 3(c)(5)(C) of the 1940 Act. The treatment of these assets as real estate-related assets or qualifying real estate assets will be based on the characteristics of the underlying collateral and the particular type of loan, including whether we have foreclosure rights with respect to the underlying real estate collateral. At present, we do not generally expect that our investments in bank loans, CDOs, consumer and non-consumer ABS, high yield corporate bonds, distressed debt securities, corporate mezzanine financing or private equity will constitute qualifying real estate assets or real estate-related assets.

      Satisfying these requirements for exclusion from regulation limits our ability to make certain investments.

     For more information about the requirements of the 1940 Act, please see “Business — Operating and Regulatory Structure — Exclusion from Regulation under the 1940 Act.”

Lock-up Agreements

     Subject to certain exceptions, we, our directors and officers, members of our Investment Committee, our Manager and GSC Partners have agreed to be bound by certain agreements that prohibit us from selling, pledging, transferring or otherwise disposing of any of our common stock or securities convertible into our common stock for 180 days after the date of our initial public offering of our common stock. On January 27, 2006, we filed a registration statement relating to our initial public offering.

     In addition, the holders of our common stock and notes that are beneficiaries of the registration rights agreements and that include any of their shares (including shares issuable upon conversion of the notes) in the initial public offering referred to above will not be able to sell any remaining securities not included in such offering for a lock-up period of up to 180 days from the date of the initial public offering of our common stock (and in the case of any subsequent underwritten offering in which a holder’s shares are included, any remaining shares not included in the underwritten offering for a lock-up period of up to 60 days), as determined between us and the underwriters of the initial public offering.

Our Corporate Information

     Our offices are located at 12 East 49th Street, Suite 3200, New York, NY 10017, and our telephone number is (212) 884-6200.

The Common Stock

Common stock to be outstanding after this offering	shares (1)

New York Stock Exchange Symbol	We intend to apply to have our common stock listed on the New York Stock Exchange under the symbol "GCR."

Ownership and transfer restrictions	Due to limitations on the concentration of ownership of a REIT imposed by the Internal Revenue Code, our charter generally prohibits any stockholder from beneficially or constructively owning more than 9.5% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock, subject to an exception for GSC Partners and for two other investors who each own approximately 10% of our common stock. For this purpose, the value and number of our outstanding shares of capital stock is determined both by disregarding the notes and by treating the notes as stock on a fully converted basis.

(1) This number includes 3,926,100 shares of our common stock issued in our July 2005 private offering and 78,522 restricted shares of our common stock granted to our Manager under our stock incentive plan in July 2005. Excludes 117,783 shares of common stock issuable upon exercise of options with an exercise price of $25.00 per share granted to our Manager under our stock incentive plan in July 2005. These shares and options will vest or become exercisable in three equal annual installments beginning on July 11, 2006, the first anniversary of the closing date of our July 2005 private offering, and our Manager does not currently intend to but has the right in its discretion to allocate these shares and options to its officers, employees and other individuals who provide services to us. Also includes grants of shares of restricted stock under our stock incentive plan to our independent directors in an aggregate of 6,000 shares on January 3, 2006 and an aggregate of 6,000 shares on January 23, 2006, all of which vested on the date of grant. Does not include approximately 184,305 shares of our common stock available for future grant under our stock incentive plan (subject to automatic quarterly and annual adjustment, subject to limitations, in the event that any of the notes issued in the July 2005 private offering, including the notes issued in connection with the exercise of the option granted to the initial purchaser, are converted into shares of our common stock).

The Notes

Notes Originally Issued	$97,900,000 aggregate principal amount of 7.25% convertible senior notes due 2010.

Issuer	GSC Capital Corp.

Maturity of the Notes	The notes will mature on July 15, 2010.

Ranking	The notes are our general unsecured obligations and are effectively subordinated in right of payment to all of our existing and future secured debt. In addition, because the notes are not guaranteed by our subsidiaries, they are effectively junior to all indebtedness and other liabilities, including trade payables, of our subsidiaries.

Interest Rate and Payment Dates	The notes bear interest at an annual rate of 7.25%. Interest is payable semi-annually in arrears on January 15 and July 15 of each year, beginning on January 15, 2006.

Optional Redemption	We cannot redeem the notes without noteholder consent before January 20, 2008. We may redeem some or all of the notes at any time, or from time to time, on or after January 20, 2008 (but only if a Qualifying IPO (as defined below) has been consummated), at a redemption price equal to 100% of the principal amount of the notes, plus accrued and unpaid interest up to but not including the date of redemption, payable in cash, if the last sale or closing bid price, as applicable, of our common stock exceeds $31.25 (subject to adjustment for stock splits, stock dividends and reclassifications or recombination of our common stock) in at least twenty (20) trading days during the thirty (30) trading-day period immediately prior to the date of the redemption notice.

A Qualifying IPO shall mean a public offering of shares of our common stock, registered under the Securities Act of 1933, as amended (the “Securities Act”), in which the gross proceeds received by us and/or by the selling stockholders exceed $125 million. Holders of the notes will be entitled to convert the notes into common stock and participate in the Qualifying IPO.

Investor Put Right	Holders of the notes will have the right to require that we repurchase their notes, in whole or in part, at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest up to but not including the date of repurchase, if no Qualifying IPO is consummated prior to January 15, 2008, by giving us a revocable notice no later than twenty (20) business days following such date. We will repurchase any notes tendered and not withdrawn prior to the end of such 20 business-day period on the 23rd business day following January 15, 2008.

In addition, if we do not consummate a Qualifying IPO on or prior to January 15, 2008, we will pay, on January 17, 2008, to holders of record of the notes on January 15, 2008 (including holders that elected to require us to repurchase their notes) a cash payment equal to 4% of the principal amount of the notes.

Qualifying IPO Makewhole	If a Qualifying IPO is consummated at a price of less than $25 per share of common stock (subject to adjustment for stock splits, stock dividends and reclassifications or recombination of our common stock), each holder of notes (whether or not converted) will be entitled to receive, per $1000 principal amount of notes, a payment in cash equal to the difference between (i) $1000 and (ii) the IPO price multiplied by 40 (subject to adjustment for stock splits, stock dividends and reclassifications or recombination of our common stock).

Covenants	The indenture governing the notes contains covenants (of which the following first three will be in effect prior to, and will terminate upon the consummation of, a Qualifying IPO), including, among other things, the following:

• Restrictions on Debt Incurrence — we and our subsidiaries may not incur Indebtedness (as defined below), other than Permitted Indebtedness (as defined below), unless (a) there is no default or event of default on the notes, and (b) our Consolidated Tangible Net Worth Ratio (defined as the ratio of (x) our consolidated tangible assets minus liabilities, excluding the notes (and any notes issued in connection with the exercise of the option), in each case determined in accordance with GAAP, to (y) the outstanding principal amount of the notes) is not less than 1.5 to 1.0.

“Permitted Indebtedness” means Indebtedness that is (i) Funding Indebtedness, (ii) Subordinated Debt, (iii) encumbering acquired property and was pre-existing at the time such property is acquired (“Acquired Indebtedness”), (iv) owed by us to a subsidiary, (v) consisting of obligations owed under derivative contracts designated as interest rate hedges (“Hedging Indebtedness”), (vi) permitted refinancing indebtedness, and (vii) other senior debt in an aggregate amount not to exceed $25 million.” Indebtedness” for these purposes means any contractual obligation for the payment of money (however evidenced) and any guaranty of any such obligations owed by another person;

•	Restricted Payments — we and our subsidiaries are not permitted to pay any cash dividend or make any distributions on shares of our capital stock (other than in qualified capital stock), or redeem shares of our capital stock or subordinated debt, or retire, prior to maturity, any subordinated debt for any period in an amount that exceeds the sum of (a) 100% of our taxable net income and (b) the proceeds of the issuance of any common stock or Subordinated Debt in the period; and

•	Restrictions on Liens — we and our subsidiaries may not create any liens on our or our subsidiaries’ assets other than Permitted Liens, which are (i) liens securing Funding Indebtedness or Hedging Indebtedness, (ii) liens securing Acquired Indebtedness, or (iii) other liens created in the ordinary course of business, not to exceed $5.0 million.

In addition, we are subject to the following covenant:

•	Restriction on Merger, Consolidation, Sale of Assets — no consolidation, merger or sale of all or substantially all of our assets to another person will be permitted, unless (a) we are the surviving entity or, if not, the surviving entity expressly assumes our obligations under the notes, and (b) prior to the consummation of a Qualifying IPO our Consolidated Tangible Net Worth Ratio is not less than 1.5 to 1.0.

The limitations and prohibitions described above are subject to a number of other important qualifications and exceptions described under “Description of the Notes.”

Conversion Rights	Holders of the notes may surrender their notes for conversion into shares of our common stock prior to the maturity date:

	•	immediately prior to the consummation of our initial public offering (“IPO”), provided that any shares issued upon such conversion are offered in the IPO. See “Description of the Notes — Registration Rights”. In a Qualifying IPO, holders that elect to convert their notes in connection with an IPO will not be required to pay underwriters’ fees, discounts and commissions in excess of 4%;

	•	at any time following the date which is sixty (60) days after the consummation of an IPO;

	•	if we give notice of redemption, as described above in “—Optional Redemption,” at any time prior to the redemption date; and

	•	upon the occurrence of specified corporate transactions described under “Description of the Notes—Conversion Rights— Conversion upon Specified Corporate Transactions,” including certain mergers, consolidations and sale of substantially all of our assets.

Upon the occurrence of the circumstances described above, holders of the notes may convert any outstanding notes into shares of our common stock at an initial “Conversion Price” per share of $25.00, which represents an initial “Conversion Rate” of 40 shares of common stock per $1,000 principal amount of notes.

The Conversion Price will be subject to adjustment under certain circumstances, including if:

	•	we issue shares of our common stock to all holders of shares of our common stock as a dividend or distribution on our common stock;

	•	we subdivide or combine our outstanding common stock;

•	we declare in any fiscal quarter a cash dividend on our common stock in an aggregate amount exceeding $0.5625 (the “Threshold Amount”) per share (subject to adjustment for stock splits, stock dividends and reclassifications or recombination of our common stock).

In such case the Conversion Price will be decreased and will be equal to the price determined by dividing the Conversion Price immediately prior to the record date of such dividends or distributions by the following fraction:

X
X–Y
Where:

X = Pre-dividend share price, which shall be equal to (i) at such time as the common stock is not listed on a national securities exchange or quoted on Nasdaq, the Conversion Price then in effect, and (ii) at such time as the common stock is listed on a national securities exchange or is quoted on Nasdaq, the average last sale or closing bid price, as applicable, in the last three (3) trading days prior to such distribution.

Y = excess dividend over the Threshold Amount.

•	we issue to all holders of our common stock, subject to certain exceptions, rights, warrants or options entitling them to subscribe for or purchase, for a period expiring not more than 60 days after the date of distribution, shares of our common stock at a price which is less than (i) at such times as the common stock is not listed on a national stock exchange or quoted on Nasdaq, the Conversion Price then in effect, and (ii) at such times as the common stock is listed on a national stock exchange or quoted on Nasdaq, the average closing price of our shares of common stock on the fifteen (15) consecutive trading days immediately preceding the date that such distribution was first publicly announced;

•	we distribute to all holders of our common stock, subject to certain exceptions, evidences of our indebtedness, shares of our capital stock (other than shares of our common stock), other securities or other assets, or rights, warrants or options; or

•	we or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer for our common stock in certain circumstances.

Any shares of our common stock received by holders upon conversion of the notes will convey the same rights as all of the other outstanding shares of our common stock.

See “Description of the Notes—Conversion Rights.”

Change of Control	If we undergo a Change of Control, the holders of the notes will have the option to require us to repurchase all of their notes for cash at a repurchase price equal to 110% of the principal amount thereof plus accrued but unpaid interest up to, but not including, the date of repurchase.

“Change of Control” means the occurrence of one or more of the following events:

	•	any sale, lease, exchange or other transfer of all or substantially all of our properties and assets, to any person or group of related persons;

	•	the approval by the holders of our capital stock of any plan or proposal for our liquidation or dissolution; or

	•	any person or group, other than our Manager or any of its affiliates, becomes the beneficial owner, directly or indirectly, of shares of our voting stock representing more than 50% of the aggregate ordinary voting power.

Events of Default	Each of the following will be an Event of Default:

	•	default for 30 days in the payment when due of interest on the notes;

	•	default in payment when due of the principal on the notes (including failure to make any payment upon exercise of the investor put, or pursuant to a change of control offer);

	•	failure by us to comply with the provisions described in the section “Description of the Notes” under the captions “— Repurchase of Notes at Option of the Holder,” ‘— Qualifying IPO Makewhole,” or “—Merger, Consolidation or Sale of Assets;”

	•	failure to provide notice of a Change of Control;

	•	failure by us or any of our subsidiaries for sixty (60) days after notice to comply with any of the other agreements in the indenture;

	•	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Recourse Indebtedness (as defined below), if that default (i) is caused by a failure to pay principal of, or interest or premium on, if any, such Recourse Indebtedness within five days following the expiration of the grace period provided in such Recourse Indebtedness on the date of such default (a “Payment Default”), or (ii) results in the acceleration of such Recourse Indebtedness prior to its express maturity; and, in each case, the principal amount of any such Recourse Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25 million or more;

• the entry against us of a judgement in an uninsured aggregate amount in excess of $10.0 million, which remains unpaid for more than 60 days; and

• certain events of bankruptcy or insolvency described in the indenture with respect to us or any of our significant subsidiaries.

“Recourse Indebtedness” means Indebtedness which provides that upon a payment or other default thereunder, the lender may seek repayment of such Indebtedness from any assets of us or any of our subsidiaries other than the collateral securing such Indebtedness.

Sinking Fund	None.

Transfer Restrictions

The REIT qualification requirements under the Internal Revenue Code generally prohibit five or fewer individuals from owning, directly or indirectly, more than 50% of the value of our stock. This test must be satisfied both by disregarding the notes and by treating the notes as stock on a fully converted basis. Accordingly, any purported transfer of the notes will be prohibited to the extent that it would result in a breach of that requirement, and any such purported transfer in violation of this prohibition will be null and void.

To assist us in qualifying as a REIT, generally no person may own more than 9.5% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock, determined both by disregarding the notes and by treating the notes as stock on a fully converted basis, subject to an exception for GSC Partners and for two other investors who each own approximately 10% of our common stock.

U.S. Federal Income Tax Considerations	Under the indenture governing the notes, we agree, and by acceptance of a beneficial interest in the notes each holder of a note will be deemed to have agreed, to treat the notes for U.S. federal income tax purposes as debt instruments that are subject to the Treasury regulations governing contingent payment debt instruments. For U.S. federal income tax purposes, interest accrues from the issue date of the notes at a constant rate of 7.85% per year (subject to certain adjustments), compounded semi-annually, which represents the yield on our comparable nonconvertible, fixed-rate debt instruments with terms and conditions otherwise similar to the notes. U.S. Holders (as defined herein) will be required to include interest in income as it accrues regardless of their method of tax accounting. The rate at which interest accrues for U.S. federal income tax purposes generally will exceed the cash payments of interest.

U.S. Holders will recognize gain or loss on the sale, exchange, conversion, redemption or repurchase of a note in an amount equal to the difference between the amount realized, including the fair market value of any common stock received upon conversion, and their adjusted tax basis in the note. Any gain recognized by a U.S. Holder on the sale, exchange, conversion, redemption or repurchase of a note generally will be ordinary interest income; any loss will be ordinary loss to the extent of the interest previously included in income, and, thereafter, capital loss. See “Material Federal Income Tax Considerations.”

PORTAL(SM) Trading of Notes and Common Stock	The notes trade on The PORTAL (SM) Market of the Nasdaq Stock Markets Inc. The notes sold using this prospectus, however, will no longer be eligible for trading on the PORTAL(SM) Market. The notes are not listed, and we do not intend to apply for listing of the notes, on any securities exchange or for inclusion of the notes in any automated quotation system. We intend to apply to have our common stock listed on the NYSE under the symbol “GCR”.

Summary Consolidated Financial Information

     The following table presents summary historical consolidated financial information as of September 30, 2005 and for the period from July 11, 2005 (commencement) to September 30, 2005. The summary historical consolidated financial information presented below under the captions “Consolidated Income Statement Data” and “Consolidated Balance Sheet Data” has been derived from our consolidated financial statements audited by Ernst & Young LLP, an independent registered public accounting firm, whose report with respect thereto is included elsewhere in this prospectus. Since the information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements, including the related notes, you should read it in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements, including the related notes, included elsewhere in this prospectus.

Consolidated Income Statement Data
For the period from July 11, 2005 (commencement of operations) to September 30, 2005

Net investment income:
Securities interest income	$14,557,730
Loan interest income	623,984
Dividend income	108,736

Total investment income	15,290,450
Interest expense	12,353,740
Amortization of deferred bond issuance costs	233,322
Other investment expenses	544,168

Net investment income	2,159,220

Other income:
Net realized gain on investments	227
Net unrealized gain on derivatives	302,139

Total other income	302,366

Non-investment expenses:
Management fee	717,059
Deferred compensation	354,167
Organization costs	559,168
Professional fees	654,803
Insurance expense	148,884
Directors expense	40,000
Other general and administrative expenses	391,825

Total non-investment expenses	2,865,906

Net loss:	$(404,320)

Net loss per common share:
Basic	$(0.10)

Weighted-average number of common shares outstanding:
Basic	3,926,100

Selected Consolidated Balance Sheet Data
As of September 30, 2005

Assets:
Cash and cash equivalents	$7,361,245
Restricted cash and cash equivalents	2,124,316
Securities available-for-sale, at fair value	85,775,525
Securities available-for-sale, pledged as collateral, at fair value	1,609,963,826
Loans held for investment, at amortized cost	107,640,108
Derivative assets, at fair value	2,777,140
Total Assets	1,831,319,363

Liabilities and stockholders’ equity
Borrowings	1,716,626,358
Stockholders’ equity	83,106,335
Total liabilities and stockholders’ equity	1,831,319,363

RISK FACTORS

     Investing in our common stock and the notes involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock or the notes. The risks and uncertainties described below are not the only ones facing us. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us.

     If any of the following risks occur, our business, financial condition or results of operation could be materially and adversely affected. In that case, the trading price of our common stock and the notes could decline, and you may lose some or all of your investment.

Risks Related To Our Business

We have a limited operating history and limited experience as a REIT, and we may not be able to successfully operate our business or generate sufficient revenue to make or sustain dividends to stockholders.

     We have recently been organized and have limited operating history and experience operating as a REIT. GSC Partners’ structured finance team was recently formed and its members have limited experience working together. We are subject to all of the business risks and uncertainties associated with any new business, including the risk that we will not achieve our investment objectives and that the value of your investment could decline substantially. If we do not implement our investment strategy successfully, our business could be harmed or fail entirely. There can be no assurance that we will be able to generate sufficient revenue from operations to pay our operating expenses and make or sustain dividends to stockholders. See “Distribution Policy.”

We have incurred losses since commencing operations, we expect losses to continue and we might not achieve or maintain profitability.

     Our accumulated deficit as of September 30, 2005 was approximately $0.4 million. To date we have funded our operations primarily through the use of the net proceeds of approximately $183.3 million, net of purchase and placement fees, legal costs and organizational costs, from the July 2005 private offering and short-term borrowing. As a company that recently commenced operations, we expect to incur significant operating expenses that could be in excess of our net revenues. We also expect to incur substantial non-cash costs relating to the amortization of deferred compensation, which will contribute to our net losses. As of September 30, 2005, we had a total of $3.9 million of deferred compensation to be amortized. As a result, we expect to continue to incur losses into 2006. Even if we ultimately do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. See “Selected Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a more complete description of our historical losses.

We are dependent on our Manager and may not find a suitable replacement if our Manager terminates the management agreement.

     We have no employees and all of our officers are employees of our Manager. We have no separate facilities and are completely reliant on our Manager, which has significant discretion as to the implementation of our operating policies and strategies. We are subject to the risk that our Manager will terminate the management agreement and that no suitable replacement will be found to manage us. We believe that our success depends to a significant extent upon the experience of our Manager’s executive officers, whose continued service is not guaranteed.

If GSC Partners ceases to be our Manager, financial institutions and counterparties may be unwilling to enter into future financing and hedging transactions with us and may have the right to terminate our existing financing and hedging transactions.

     Financial institutions and counterparties with whom we have entered into, or may enter into, repurchase agreements, warehouse facilities, credit facilities or other financing or hedging arrangements may require that GSC Partners be our Manager as a condition to funding future borrowings or other financings or entering into new hedging transactions. Additionally, if GSC Partners ceases to be our Manager, financial institutions and counterparties with whom we have financing or hedging arrangements may have the right to terminate these arrangements and require repayment of financed amounts or payment of termination amounts. If GSC Partners ceases to be our Manager for any reason and we are not able to replace such existing financing and hedging arrangements or obtain new financing and hedging arrangements, our liquidity and prospects may be adversely affected.

Prior to becoming our manager, our Manager had no experience managing a REIT.

     The federal income tax laws impose numerous constraints on the operations of REITs. Our Manager’s lack of experience in managing a portfolio of assets under such constraints may hinder its ability to achieve our investment objectives. Also, GSC Partners’ structured finance team was recently formed and its members have limited experience working together. In addition, maintaining our REIT qualification limits the types of investments we are able to make. Our investors are not acquiring an interest in any of our Manager’s other managed entities through this offering. We can offer no assurance that our Manager will replicate its historical success or our management team’s success in its previous endeavors, and we caution you that our investment returns could be substantially lower than the returns achieved by those funds or previous endeavors.

We are dependent upon our Manager’s key personnel for our success.

     We depend on the diligence, skill and network of business contacts of the senior management of our Manager. For a description of our Manager’s senior management team, see “Management.” The senior management of our Manager evaluates, negotiates, structures, closes and monitors our investments. Our success depends on the continued service of the senior management team of our Manager. The departure, including through death or disability, of any of the senior managers of our Manager, or of a significant number of the investment professionals or principals of GSC Partners, could have a material adverse effect on our performance. In addition, we can offer no assurance that our Manager will remain our investment manager or that we will continue to have access to GSC Partners’ principals and professionals or their information and deal flow.

The incentive fee provided for under the management agreement may induce our Manager to make certain investments, including speculative investments.

     Our Manager’s entitlement to an incentive fee may cause it to invest in high risk investments. In addition to its base management fee, our Manager is entitled to receive incentive compensation based, in part, upon our achievement of targeted levels of net income. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on net income may lead our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, in order to achieve higher incentive compensation. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our invested portfolio.

Our board of directors has approved very broad investment guidelines for our Manager and does not approve each investment decision made by our Manager.

     Our Manager is authorized to follow very broad investment guidelines. Our directors periodically review our investment guidelines and our investment portfolio. However, neither the board nor the investment committee reviews all of our proposed investments. In addition, in conducting periodic reviews, the directors may rely primarily on information provided to them by our Manager. Furthermore, our Manager may use complex strategies, and transactions entered into by our Manager may be difficult or impossible to unwind by the time they are reviewed by the directors. Our Manager has great latitude within the broad investment guidelines in determining the types of assets it may decide are proper investments for us.

We may change our investment strategy and asset allocation without stockholder or noteholder consent, which may result in riskier investments.

     We may change our investment strategy or asset allocation at any time without the consent of our stockholders or our noteholders, which could result in our making investments that are different from, and possibly riskier than, the investments described in this prospectus. A change in our investment strategy may increase our exposure to interest rate and real estate market fluctuations. Furthermore, a change in our asset allocation could result in our making investments in instrument categories different from those described in this prospectus.

The management agreement with our Manager was not negotiated on an arm’s-length basis and may not be as favorable to us as if it had been negotiated with an unaffiliated third party and may be difficult to terminate.

     We are entirely dependent upon our Manager for our day-to-day Management and do not have any independent officers. Our chairman, chief executive officer, president and chief investment officer also serve as officers and/or directors of our Manager and/or its affiliates. In addition, certain of our other directors are affiliated with our Manager and/or its affiliates. As a result, our management agreement with our Manager was negotiated between related parties, and its terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party.

     Termination of the management agreement with our Manager without cause is difficult. The management agreement provides that it may be terminated without cause only with an affirmative vote of holders of at least 75% of our then outstanding common stock (other than those shares held by our Manager or its affiliates) and the authorization of a majority of our independent directors. Our Manager will be provided 180 days’ prior notice of any such termination. These provisions may adversely affect our ability to terminate the management agreement without cause.

     In addition, the ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager spends managing us.

We compete with other investment vehicles of GSC Partners for access to GSC Partners’ resources and investment opportunities.

     Our Manager and its affiliates have sponsored and currently manage other investment vehicles with an investment focus that overlaps with our focus, and are likely in the future to sponsor and manage investment vehicles with a more similar investment focus to ours, which, in each case, could result in reduced allocations of investment opportunities and resources and us competing for access to the benefits that we expect our relationship with our Manager to provide to us.

There are conflicts of interest in our relationship with our Manager and/or GSC Partners, which could result in decisions that are not in the best interests of our stockholders or our noteholders.

     We have investments in securities in which GSC Partners has an interest and may invest in securities in which GSC Partners has, or is making, an investment. Similarly GSC Partners may invest in securities in which we have made, or are making, an investment. Although certain such investments may present conflicts of interest, we nonetheless may pursue and consummate such transactions. These conflicts may include:

     Investment Terms. In instances where we co-invest with GSC Partners, GSC Partners may control the structure of the transaction and terms of the securities. In such cases, the various economic and other terms of the debt and equity securities may raise conflicts of interest between GSC Partners and us, including the interest rates to be paid on the debt.

     Investment Vehicles Managed by Our Manager. Our Manager may have an incentive to invest our funds in investment vehicles managed by our Manager because of the possibility of generating an additional incremental management fee. While any investment in investment vehicles managed by our Manager or its affiliates is subject to the approval of our board, including a majority of our independent directors, we cannot assure you that current or future investments in investment vehicles managed by our Manager will prove beneficial to us.

     Distressed Investments. If an investee company in which both we and GSC Partners have invested becomes distressed, decisions relating to actions to be taken could raise conflicts of interest. For instance, GSC Partners might be best served by a liquidation that would result in its debt being paid in full but leave nothing for us.

     Shared Legal Counsel. We and GSC Partners generally engage common legal counsel in transactions in which both are participating, including transactions in which they may have conflicting interests resulting from investments in different securities of a single company. Although separate counsel may be engaged, the time and cost savings and other efficiencies and advantages of using common counsel will generally outweigh the disadvantages. In the event of a significant dispute or divergence of interests, typically in a work-out or other distressed situation, separate representation may become desirable, and in litigation and other circumstances, separate representation may be necessary.

     Allocation of Opportunities. Our Manager and its affiliates may be involved in other financial, investment or professional activities that may, on occasion, give rise to conflicts of interest with us. In particular, our Manager provides investment management, investment advice or other services in relation to a number of investment vehicles of GSC Partners, which focus on private equity, mezzanine investments, distressed debt and structured finance products.

     Investment opportunities that may be of interest to us may also be of interest to other funds managed by GSC Partners. GSC Partners may have conflicting interests, including a larger capital commitment to, or larger fees from, other investment vehicles managed by GSC Partners, in determining which investment vehicle should pursue the investment opportunity.

     Cross-Trading. We may engage in transactions directly with GSC Partners or our Manager, including the purchase or sale of all or a portion of a portfolio investment.

Our Manager's liability is limited under the management agreement, and we have agreed to indemnify our Manager against certain liabilities.

     Pursuant to the management agreement, our Manager does not assume any responsibility other than to render the services called for thereunder and is not responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager and its members, managers, officers and employees will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary's stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement. We have agreed to indemnify our Manager and its members and officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of such indemnified party not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement.

We substantially leverage our investments, which may adversely affect our return on our investments and may reduce cash available for interest and principal payments to our noteholders and distribution to our stockholders.

     We substantially leverage our investments through borrowings, generally through the use of warehouse facilities, bank credit facilities, repurchase agreements, secured loans, securitizations, including the issuance of collateralized debt obligations, loans to entities in which we hold, directly or indirectly, interests in pools of assets and other borrowings. As of September 30, 2005, we had $1.72 billion in total indebtedness. The percentage of leverage varies depending on our ability to obtain credit facilities and the lenders’ and rating agencies’ estimates of the stability of the investments’ cash flow. We may be required to maintain minimum average cash balances in connection with borrowings under a credit facility. Our return on our investments and cash available for interest and principal payments to our noteholders and distribution to our stockholders may be reduced to the extent that changes in market conditions increase the cost of our financing relative to the income that can be derived from the assets acquired. Our debt service payments reduce cash flow available for interest and principal payments to our noteholders and distributions to our stockholders. As a result, we may not be able to meet our debt service obligations, including the notes, and, to the extent that we cannot, we risk the loss of some or all of our assets to foreclosure or sale to satisfy the obligations. We leverage certain of our assets through repurchase agreements. A decrease in the value of these assets may lead to margin calls which we will have to satisfy. We may not have the funds available to satisfy any such margin calls.

Our financial condition and results of operation depends on our ability to manage future growth effectively.

     Our ability to achieve our investment objective depends on our ability to grow, which depends, in turn, on the senior management team of our Manager and its ability to identify and invest in securities that meet our investment criteria. Accomplishing this result on a cost-effective basis is largely a function of our Manager’s structuring of our investment process, its ability to provide competent, attentive and efficient services to us and our access to financing on acceptable terms. Our ability to grow is also dependent upon our Manager’s ability to successfully hire, train, supervise and manage new employees. Any failure to manage our future growth effectively could have a material adverse effect on our business, financial condition and results of operations.

We operate in a highly competitive market for investment opportunities.

     A number of entities compete with us to make the types of investments that we make. We compete with other REITs, public and private funds, commercial and investment banks and commercial finance companies. Many of our competitors are substantially larger and have considerably greater financial, technical and marketing resources than we do. Several other REITs have recently raised, or are expected to raise, significant amounts of capital, and may have investment objectives that overlap with ours, which may create competition for investment opportunities. Some competitors may have a lower cost of funds and access to funding sources that are not available to us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. We cannot assure you that the competitive pressures we face will not have a material adverse effect on our business, financial condition and results of operations. Also, as a result of this competition, we may not be able to take advantage of attractive investment opportunities from time to time, and we can offer no assurance that we will be able to identify and make investments that are consistent with our investment objectives.

Failure to procure adequate capital and funding would adversely affect our results and may, in turn, negatively affect the market price of shares of our common stock and the notes and our ability to distribute dividends to our stockholders and to pay interest and principal on the notes.

     We depend upon the availability of adequate funding and capital for our operations. As a REIT, we are required to distribute annually at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding net capital gain, to our stockholders and are therefore not able to retain significant amounts of our earnings for new investments. However, any TRS we may form will be able to retain (and likely will retain) earnings for investment in new capital, subject to the REIT requirements that generally place a limitation on the relative value of TRS stock and securities owned by a REIT. We cannot assure you that any, or sufficient, funding or capital will be available to us in the future on terms that are acceptable to us. In the event that we cannot obtain sufficient funding on acceptable terms, there may be a negative impact on the market price of our common stock and the notes and our ability to distribute dividends to our stockholders and pay interest and principal on the notes.

If we issue other senior securities we will be exposed to additional risks.

     If we decide to issue senior securities in the future in addition to the notes, it is likely that they will be governed by an indenture or other instrument containing covenants restricting our operating flexibility. Additionally, any convertible or exchangeable securities that we issue in the future may have rights, preferences and privileges more favorable than those of our common stock. We and, indirectly, our stockholders, will bear the cost of issuing and servicing such securities.

If credit spreads widen before we obtain long-term financing for our net assets we may experience a material reduction in the economic value of the assets that we have acquired.

     We price our net assets based on our assumptions about future levels of credit spreads (the risk premium for taking credit risk which is the difference between the risk free rate and the interest rate paid on the investment) for longer term fixed rate financing of those assets. We expect to obtain longer term financing for these assets at a spread over a certain benchmark, such as the yield on United States Treasury bonds, swaps, or LIBOR. If the spread that investors will pay over the benchmark widens and the rates we charge on our loans or the income we generate from our other assets are not increased accordingly, we may experience a material adverse reduction in the economic value of the assets that we have acquired.

The use of CDO financings with over-collateralization requirements may have a negative impact on our cash flow.

     The terms of CDOs we may issue generally provide that the principal amount of assets must exceed the principal balance of the related bonds by a certain amount, commonly referred to as “over-collateralization.” The CDO terms provide that, if certain delinquencies and/or losses exceed the specified levels based on the analysis by the rating agencies (or any financial guaranty insurer) of the characteristics of the assets collateralizing the bonds, the required level of over-collateralization may be increased or may be prevented from decreasing as would otherwise be permitted if losses or delinquencies did not exceed those levels. Other tests (based on delinquency levels or other criteria) may restrict our ability to receive net income from assets collateralizing the obligations. We cannot assure you that the performance tests will be satisfied. In advance of completing negotiations with the rating agencies or other key transaction parties on our future CDO financings, we cannot assure you of the actual terms of the CDO delinquency tests, over-collateralization terms, cash flow release mechanisms or other significant factors regarding the calculation of net income to us. Failure to obtain favorable terms with regard to these matters may materially and adversely affect the availability of net income to us. If our assets fail to perform as anticipated, our over-collateralization or other credit enhancement expense associated with our CDO financings will increase.

We may not be able to acquire eligible securities for a CDO issuance, or may not be able to issue CDO securities on attractive terms that closely match-fund the duration of our assets and liabilities, which may require us to seek more costly financing for our investments or to liquidate assets.

     We intend to finance certain of our portfolio investments on a long-term basis, such as through the issuance of CDOs. We initially financed our investments and will finance future investments with relatively short-term credit facilities. We have used and will use these short-term facilities to finance the acquisition of securities until a sufficient quantity of securities has been accumulated, at which time we refinance these facilities through a securitization, CDO issuances, or other long-term financing. As a result, we are subject to the risk that we will not be able to acquire, during the period that our short-term facilities are available, a sufficient amount of eligible securities to maximize the efficiency of a CDO issuance. We also bear the risk that we will not be able to obtain short-term credit facilities or may not be able to renew any short-term credit facilities after they expire should we find it necessary to extend our short-term credit facilities to allow more time to seek and acquire the necessary eligible securities for a long-term financing. Inability to renew our short-term credit facilities may require us to seek more costly financing for our investments or to liquidate assets. In addition, conditions in the capital markets may make the issuance of a CDO less attractive to us when we do have a sufficient pool of collateral. If we are unable to issue a CDO to finance these assets, we may be required to seek other forms of potentially less attractive financing or otherwise to liquidate the assets.

We may be required to repurchase loans or securities that we have sold in connection with CDOs.

     If any of the loans or securities that we originate or acquire and sell or securitize does not comply with representations and warranties that we make about certain characteristics of the loans, the borrowers and the underlying properties, we may be required to repurchase such loans or securities (including from a trust vehicle used to facilitate a structured financing of the assets through CDOs) or replace them with substitute loans or securities. In addition, in the case of loans or securities that we have sold instead of retained, we may be required to indemnify purchasers for losses or expenses incurred as a result of a breach of a representation or warranty. Any significant repurchases or indemnification payments could materially and adversely affect our liquidity, financial condition and operating results.

We have entered into warehouse agreements in connection with our investment in the equity securities of CDOs and if the investment in the CDO is not consummated, the warehoused collateral will be sold and we must bear any loss resulting from the purchase price of the collateral exceeding the sale price.

     In connection with our investment in CDOs that our Manager structures for us, we have entered into warehouse agreements with investment banks or other financial institutions, pursuant to which the institution will initially finance the purchase of the collateral that will be transferred to the CDO. Our Manager selects the collateral. If the CDO transaction is not consummated, the institution would liquidate the warehoused collateral and we would have to pay any amount by which the original purchase price of the collateral exceeds its sale price, subject to negotiated caps, if any, on our exposure. In addition, regardless of whether the CDO transaction is consummated, if any of the warehoused collateral is sold before the consummation, we will have to bear any resulting loss on the sale. The amount at risk in connection with the warehouse agreements supporting our investments in CDOs, generally is the amount that we have agreed to invest in the equity securities of the CDO. Although we would expect to complete the CDO transaction within about three to nine months after the warehouse agreement is signed, we cannot assure you that we would in fact be able to complete any such transaction, or complete it within the expected time period.

We will lose money on our repurchase transactions if the counterparty to the transaction defaults on its obligation to resell the underlying security back to us at the end of the transaction term, or if the value of the underlying security has declined as of the end of that term or if we default on our obligations under the repurchase agreement.

     When we engage in a repurchase transaction, we generally sell securities to the transaction counterparty and receive cash from the counterparty. The counterparty is obligated to resell the securities back to us at the end of the term of the transaction, which is typically 30-90 days. Because the cash we receive from the counterparty when we initially sell the securities to the counterparty is less than the value of those securities (typically about 97% of that value), if the counterparty defaulted on its obligation to resell the securities back to us we would incur a loss on the transaction equal to about 3% of the value of the securities (assuming there was no change in the value of the securities). We would also lose money on a repurchase transaction if the value of the underlying securities has declined as of the end of the transaction term, as we would have to repurchase the securities for their initial value but would receive securities worth less than that amount. Any losses we incur on our repurchase transactions could adversely affect our earnings, and thus our cash available for distribution to our stockholders.

     If we default on one of our obligations under a repurchase transaction, the counterparty can terminate the transaction and cease entering into any other repurchase transactions with us. In that case, we would likely need to establish a replacement repurchase facility with another repurchase dealer in order to continue to leverage our portfolio and carry out our investment strategy. There is no assurance we would be able to establish a suitable replacement facility.

An increase in our borrowing costs relative to the interest we receive on our assets may adversely affect our profitability, and thus our cash available for distribution to our stockholders and interest and principal payments to our noteholders.

     As our repurchase agreements and other short-term borrowings mature, we are required either to enter into new borrowings or to sell certain of our investments. An increase in short- term interest rates at the time that we seek to enter into new borrowings would reduce the spread between our returns on our assets and the cost of our borrowings. This would adversely affect our returns on our assets that are subject to prepayment risk, including our mortgage-backed securities, which might reduce earnings and, in turn, cash available for distribution to our stockholders and interest and principal payments to our noteholders.

We may not be able to renew the total return swaps that we enter into, which could adversely impact our leveraging strategy.

     An important investment objective is to leverage certain of our investments through the use of total return swaps. We may wish to renew many of the swaps, which are for specified terms, as they mature. However, there is a limited number of providers of such swaps, and there is no assurance the initial swap providers will choose to renew the swaps, and — if they do not renew — that we would be able to obtain suitable replacement providers. Furthermore, our ability to invest in total return swaps, other than through a TRS, may be severely limited by the REIT qualification requirements.

Hedging against interest rate exposure may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders and interest and principal payments to our noteholders.

     We pursue various hedging strategies to seek to reduce our exposure to losses from adverse changes in interest rates. Our hedging activity will vary in scope based on the level and volatility of interest rates, the type of assets held and other changing market conditions. Interest rate hedging may fail to protect or could adversely affect us because, among other things:

  interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

  available interest rate hedges may not correspond directly with the interest rate risk for which protection is sought;

  the duration of the hedge may not match the duration of the related liability;

  the amount of income that a REIT may earn from hedging transactions (other than through TRSs) to offset interest rate losses is limited by federal tax provisions governing REITs;

  the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

  the party owing money in the hedging transaction may default on its obligation to pay.

     Our hedging activity may adversely affect our earnings, which could reduce our cash available for distribution to our stockholders and interest and principal payments to our noteholders.

Hedging instruments often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities and involve substantial risks and costs.

     The cost of using hedging instruments increases as the period covered by the instrument increases and during periods of rising and volatile interest rates. We may increase our hedging activity and thus increase our hedging costs during periods when interest rates are volatile or rising and hedging costs have increased. In addition, hedging instruments involve risk since they often are not traded on regulated exchanges, guaranteed by an exchange or its clearing house, or regulated by any U.S. or foreign governmental authorities. Consequently, there are no requirements with respect to record keeping, financial responsibility or segregation of customer funds and positions. Furthermore, the enforceability of agreements underlying derivative transactions may depend on compliance with applicable statutory, commodity and other regulatory requirements and, depending on the identity of the counterparty, applicable international requirements. The business failure of a hedging counterparty with whom we enter into a hedging transaction will most likely result in a default. Default by a party with whom we enter into a hedging transaction may result in the loss of unrealized profits and force us to cover our resale commitments, if any, at the then current market price. Although generally we will seek to reserve the right to terminate our hedging positions, it may not always be possible to dispose of or close out a hedging position without the consent of the hedging counterparty, and we may not be able to enter into an offsetting contract in order to cover our risk. We cannot assure you that a liquid secondary market will exist for hedging instruments purchased or sold, and we may be required to maintain a position until exercise or expiration, which could result in losses.

Negative covenants contained in our repurchase agreements increase the possibility that we will be unable to maintain adequate capital and funding and may reduce cash available for distribution.

     We obtain a significant portion of our funding through the use of repurchase facilities. Certain of our repurchase agreements include negative covenants that, if breached, may cause transactions to be terminated early. For example, the repurchase agreement for one repurchase facility includes provisions that (a) would require us to pay an exit fee upon any election to terminate a transaction prior to the termination date set forth in the relevant confirmation and (b) would cause us to be in default under the repurchase agreement upon any acceleration, liquidation, disaffirmation or repudiation of certain other agreements with the same counterparty and/or another financial institution. An event of default or termination event under the standard master repurchase agreement or additional provisions explained above would give our counterparty the option to terminate all repurchase transactions existing with us and make any amount due by us to the counterparty to be payable immediately. If we are required to terminate outstanding repurchase transactions and are unable to negotiate more favorable funding terms, cash will be negatively impacted. This may reduce the amount of capital available for investing and/or may negatively impact our ability to distribute dividends. In addition, we may have to sell assets at a time when we might not otherwise choose to do so.

Declines in the market values of our investments may adversely affect periodic reported results and credit availability, which may reduce earnings and, in turn, cash available for distribution to our stockholders and interest and principal payments to our noteholders.

     A substantial portion of our assets are classified for accounting purposes as “available-for-sale.” Changes in the market values of those assets are directly charged or credited to stockholders’ equity. As a result, a decline in values may reduce the book value of our assets. Moreover, if the decline in value of an available-for-sale security is other than temporary, such decline will reduce earnings.

     A decline in the market value of our assets may adversely affect us, particularly in instances where we have borrowed money based on the market value of those assets. If the market value of those assets declines, the lender may require us to post additional collateral to support the loan. If we were unable to post the additional collateral, we would have to sell the assets at a time when we might not otherwise choose to do so. A reduction in credit available may reduce our earnings and, in turn, cash available for distribution to stockholders and interest and principal payments to our noteholders.

The amount of our distributions will depend upon our operating results.

     As a REIT, we must distribute annually at least 90% of our REIT taxable income to our stockholders, determined without regard to the deduction for dividends paid and excluding net capital gain. We have incurred losses since we commenced operations, and our quarterly distributions to date have been funded primarily from the net proceeds from the July 2005 private offering and borrowed money. These quarterly distributions would generally be considered a return of capital for federal income tax purposes. Our ability to make and sustain cash distributions is based on many factors, including the return on our investments, operating expense levels and certain restrictions imposed by Maryland law. Some of the factors are beyond our control, and a change in any such factor could affect our ability to pay future dividends. No assurance can be given as to our ability to pay distributions. See “Distribution Policy.”

Failure to satisfy the 1940 Act requirements for exclusion from registration would adversely affect us and negatively affect the market price of shares of our common stock and the ability to distribute dividends and could result in the termination of the management agreement with our Manager.

     We believe that we currently are not, and we intend to continue operating our company so that we will not become, required to register as an investment company under the 1940 Act because we are “primarily engaged in the business of purchasing or otherwise acquiring mortgages and other liens on and interests in real estate.” Specifically, we invest at least 55% of our assets in mortgage loans, MBS that represent the entire ownership in a pool of mortgage loans and other qualifying interests in real estate and approximately an additional 25% of our assets in other types of mortgages, MBS, securities of REITs and other real estate-related assets. As a result, we are limited in our ability to make certain investments.

     If we fail to satisfy these requirements for exclusion from regulation in the future, we could be required to restructure our activities. For example, if the market value of our investments in equity securities were to increase by an amount that resulted in less than 55% of our assets being invested in mortgage loans or MBS that represent the entire ownership in a pool of mortgage loans or less than 80% of our assets being invested in real estate-related assets, we might have to sell equity securities in order to satisfy the requirements under the 1940 Act. The sale could occur under adverse market conditions. In addition, there can be no assurance that the laws and regulations governing REITs, including the Division of Investment Management of the SEC providing more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, will not change in a manner that adversely affects our operations.

     A failure to satisfy these 1940 Act requirements for exclusion from registration would allow our Manager to terminate the management agreement with us, which would materially adversely affect our business and operations.

Rapid changes in the values of our MBS and other real estate-related investments may make it more difficult for us to maintain our qualification as a REIT or exclusion from regulation under the 1940 Act.

     If the market value or income potential of our MBS and other real estate-related investments declines as a result of increased interest rates, prepayment rates or other factors, we may need to increase our real estate investments and income and/or liquidate our non-qualifying assets in order to maintain our REIT qualification or exclusion from registration under the 1940 Act. If the decline in real estate asset values and/or income occurs quickly, this may be especially difficult to accomplish. This difficulty may be exacerbated by the illiquid nature of many of our non-real estate assets. We may have to make investment decisions that we otherwise would not make absent the REIT and 1940 Act considerations.

We are highly dependent on information systems provided by third parties, and systems failures could significantly disrupt our business, which may, in turn, negatively affect the market price of our common stock and the notes and our ability to pay dividends to our stockholders and make interest and principal payments to our noteholders.

     Our business is highly dependent on communications and information systems provided by third parties. Any failure or interruption of our systems could cause delays or other problems in our securities trading activities, including mortgage-backed securities trading activities, which could have a material adverse effect on our operating results and negatively affect the market price of our notes and common stock and our ability to make interest and principal payments to our noteholders and pay dividends to our stockholders.

Terrorist attacks and other acts of violence or war may affect the market for our common stock and notes, the industry in which we conduct our operations and our profitability.

     Terrorist attacks may harm our results of operations and your investment. We cannot assure you that there will not be further terrorist attacks against the United States or U.S. businesses. These attacks or armed conflicts may directly impact the property underlying our asset-backed securities or the securities markets in general. Losses resulting from these types of events are uninsurable.

     More generally, any of these events could cause consumer confidence and spending to decrease or result in increased volatility in the United States and worldwide financial markets and economy. Adverse economic conditions could harm the value of the property underlying our asset-backed securities or other assets, or the securities markets in general, which could harm our operating results and revenues and may result in the volatility of the value of our securities.

Risks Related To Our Investments

We may not realize gains or income from our investments.

     The securities we invest in may not appreciate in value and, in fact, may decline in value, and the debt securities we invest in may default on interest and/or principal payments. Accordingly, we may not be able to realize gains or income from our investments. Any gains that we do realize may not be sufficient to offset any other losses we experience. Any income that we realize may not be sufficient to offset our expenses.

Our investments may be concentrated and will be subject to risk of default.

     We are not required to observe specific diversification criteria. To the extent that our portfolio is concentrated in any one region or type of security, downturns relating generally to such region or type of security may result in defaults on a number of our investments within a short time period, which may reduce our net income and the value of our shares and the notes and accordingly may reduce our ability to pay dividends and make interest and principal payments on our notes.

Increases in interest rates could negatively affect the value of our investments, which could result in reduced earnings or losses and negatively affect the cash available for interest and principal payments to our noteholders and for distribution to our stockholders.

     We invest indirectly in mortgage loans by purchasing MBS. Under a normal yield curve, an investment in MBS will decline in value if long-term interest rates increase. Despite Fannie Mae, Freddie Mac or Ginnie Mae guarantees of certain of the MBS we own, those guarantees do not protect us from declines in market value caused by changes in interest rates. Declines in market value may ultimately reduce earnings or result in losses to us, which may negatively affect cash available for interest and principal payments to our noteholders and for distribution to our stockholders.

     A significant risk associated with our investment in MBS is the risk that both long-term and short-term interest rates will increase significantly. If long-term rates were to increase significantly, the market value of these MBS would decline, and the duration and weighted average life of the investments would increase. We could realize a loss if the securities were sold. At the same time, an increase in short-term interest rates would increase the amount of interest owed on the repurchase agreements we may enter into in order to finance the purchase of MBS.

     Market values of our investments may decline without any general increase in interest rates for a number of reasons, such as increases in defaults, increases in voluntary prepayments for those investments that are subject to prepayment risk, and widening of credit spreads.

A flat or inverted yield curve (when short-term interest rates are the same or higher than longer term interest rates) may adversely affect our profitability.

     A flat or inverted yield curve may occur as a result of one or more of the following: short term interest rates rise, long term interest rates fall, short term rates rise faster than long term rates, or long term rates fall faster than short term interest rates. In any of these scenarios, the spread between the earnings on our assets which are tied most closely to long term interest rates and the costs of our liabilities or borrowings which are tied to short term interest rates could be adversely affected, and lead to a decrease in our net interest income.

Our assets include high yield corporate securities that may have greater risks of loss than secured senior loans, and if those losses are realized it could adversely affect our earnings, which could adversely affect our cash available for interest and principal payments to our noteholders and for distribution to our stockholders.

     Our assets include high yield securities that involve a higher degree of risk than long-term senior secured loans. First, the high yield securities may not be secured by mortgages or liens on assets. Even if secured, these high yield securities may have higher loan-to-value ratios than a senior secured loan. Furthermore, our right to payment and the security interest may be subordinated to the payment rights and security interests of the senior lender. Therefore, we may be limited in our ability to enforce our rights to collect these loans and to recover any of the loan balance through a foreclosure of collateral.

     Certain of these high yield securities may have an interest only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the obligation. In this case, a borrower’s ability to repay its obligation may be dependent upon a liquidity event that will enable the repayment of the obligation.

     In addition to the above, numerous other factors may affect a company’s ability to repay its obligation and comply with its covenant obligations, including the failure to meet its business plan, a downturn in its industry or negative economic conditions. A deterioration in a company’s financial condition and prospects may be accompanied by deterioration in the collateral for the obligation. Losses in our high yield securities could adversely affect our earnings, which could adversely affect cash available for interest and principal payments to our noteholders and for distribution to our stockholders.

High yield securities from highly leveraged companies may have a greater risk of loss which, in turn, could adversely affect cash available for interest and principal payments to our noteholders and for distribution to our stockholders.

     Leverage may have material adverse consequences to the companies in which we hold investments. These companies may be subject to restrictive financial and operating covenants. The leverage may impair these companies’ ability to finance their future operations and capital needs. As a result, these companies’ flexibility to respond to changing business and economic conditions and to business opportunities may be limited. A leveraged company’s income and net assets will tend to increase or decrease at a greater rate than if borrowed money were not used. As a result, leveraged companies have a greater risk of loss. Losses on our investments could adversely affect our earnings, which could adversely affect cash available for interest and principal payments to our noteholders and for distribution to our stockholders.

Our investment portfolio is heavily concentrated in adjustable-rate MBS and we cannot assure you that we will be successful in achieving a more diversified portfolio.

     As of September 30, 2005, approximately 92.5% of our investment portfolio consisted of adjustable-rate RMBS. One of our key strategic objectives is to achieve a more diversified portfolio of investments that delivers attractive risk-adjusted returns. We cannot assure you that we will be successful in diversifying our investment portfolio and even if we are successful in diversifying our investment portfolio it is likely that at least a majority of our fully leveraged assets will be MBS. If we are unable to achieve a more diversified portfolio, we will be particularly exposed to the investment risks that relate to investments in adjustable-rate MBS and we may suffer losses if investments in adjustable-rate MBS decline in value.

In the future we may invest in RMBS backed by non-prime or sub-prime residential mortgage loans which are subject to higher delinquency, foreclosure and loss rates than prime residential mortgage loans which could result in losses to us.

     Non-prime and sub-prime residential mortgage loans are made to borrowers who have poor or limited credit histories and as a result they do not qualify for traditional mortgage products. Because of the poor, or lack of, credit history, non-prime and sub-prime borrowers have a materially higher rate of delinquencies and foreclosure and loss rates compared to prime credit quality borrowers. There is limited history with respect to the performance of RMBS backed by residential mortgage loans over various economic cycles. Investments in non-prime and sub-prime RMBS backed by sub-prime or non-prime residential mortgage loans, and investments in derivatives that reference sub-prime or non-prime RMBS, have higher risk than investments in RMBS backed by prime residential mortgage loans. We may realize credit losses if we invest in RMBS backed by sub-prime and non-prime residential mortgage loans, or derivatives that reference sub-prime or non-prime RMBS, because such RMBS and derivatives are subject to all of the risks of the underlying sub-prime and non-prime residential mortgage loans.

Our investments in the debt or equity securities of other REITs are subject to specific risks relating to the particular REIT issuer of the securities and to the general risks of investing in debt and equity real estate related securities, which may result in losses to us.

     Our investments in debt and equity securities of other REITs involve special risks relating to the particular REIT issuer of the securities, including the financial condition and business outlook of the issuer. REITs generally are required to invest substantially in operating real estate or real estate-related assets and are subject to the inherent risks associated with real estate-related investments discussed in this prospectus. Our investments in REIT securities are also subject to the risks described above with respect to mortgage loans and mortgage-backed securities and similar risks, including (i) risks of delinquency and foreclosure, and risks of loss in the event thereof, (ii) the dependence upon the successful operation of and net income from real property, (iii) risks generally incident to interests in real property, and (iv) risks that may be presented by the type and use of a particular commercial property. REIT securities are generally unsecured and may also be subordinated to other obligations of the issuer.

We may invest in the equity securities of CDOs, and such investments involve significant risks, including that the equity securities of CDOs receive distributions from the CDO only if the CDO generates enough income to first pay the holders of its debt securities and its expenses.

     Our assets may include the equity securities of CDOs. A CDO is a special purpose vehicle that purchases collateral (such as bank loans or asset-backed securities) that is expected to generate a stream of interest or other income. The CDO issues various classes of securities that participate in that income stream, typically one or more classes of debt instruments and a class of equity securities. The CDO’s equity is usually entitled to all of the income generated by the CDO after the CDO pays all of the interest due on the debt securities and its expenses. However, there will be little or no income available to the CDO equity if there are defaults by the issuers of the underlying collateral and those defaults exceed a certain amount. In that event, the value of our investment in the CDOs equity could decrease substantially. In addition, the equity securities of CDOs are generally illiquid, and because they represent a leveraged investment in the CDO's assets, the value of the equity securities will generally have greater fluctuations than the values of the underlying collateral.

Our dependence on the management of entities in which we have invested may adversely affect our business.

     We do not control the management, investment decisions or operations of the enterprises in which we have invested. Management of those enterprises may decide to change the nature of their assets, or management may otherwise change in a manner that is not satisfactory to us. We have no ability to affect these management decisions and we may have only limited ability to dispose of our investments.

Some of our portfolio investments are recorded at fair value, as determined in good faith by our board of directors and, as a result, there is uncertainty as to the value of these investments.

     Some of our portfolio investments are in the form of securities that are not publicly traded. The fair value of securities and other investments that are not publicly traded may not be readily determinable. We value these investments quarterly at fair value, as determined in good faith by our board of directors. Because such valuations are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, our determinations of fair value may differ materially from the values that would have been used if a ready market for these securities existed. The value of our common stock and notes could be adversely affected if our determinations regarding the fair value of these investments were materially higher than the values that we ultimately realize upon their disposal.

The lack of liquidity in our investments may adversely affect our business.

     We make investments in private companies. A portion of these securities may be subject to legal and other restrictions on resale, transfer, pledge or other disposition or will otherwise be less liquid than publicly traded securities. The illiquidity of our investments may make it difficult for us to sell such investments if the need arises. In addition, if we are required to liquidate all or a portion of our portfolio quickly, we may realize significantly less than the value at which we have previously recorded our investments. In addition, we may face other restrictions on our ability to liquidate an investment in a business entity to the extent that we or our Manager has or could be attributed with material non-public information regarding such business entity.

Exchange rate fluctuations may limit gains or result in losses.

     To the extent that we directly or indirectly hold assets denominated in currencies other than U.S. dollars, we are exposed to currency risk that may adversely affect performance. Changes in the U.S. dollar’s rate of exchange with other currencies may affect the value of investments in our portfolio and the income that we receive in respect of such investments. In addition, we may incur costs in connection with conversion between various currencies, which may reduce our net income and accordingly may reduce our ability to pay dividends and make interest and principal payments on the notes.

A prolonged economic slowdown, a recession or declining real estate values could impair our investments and harm our operating results.

     Many of our investments may be susceptible to economic slowdowns or recessions, which could lead to financial losses in our investments and a decrease in revenues, net income and assets. Unfavorable economic conditions also could increase our funding costs, limit our access to the capital markets or result in a decision by lenders not to extend credit to us. These events could prevent us from increasing investments and have an adverse effect on our operating results.

We may be exposed to environmental liabilities with respect to properties to which we take title.

     In the course of our business, we may take title to real estate, and, if we do take title, we could be subject to environmental liabilities with respect to these properties. In such a circumstance, we may be held liable to a governmental entity or to third parties for property damage, personal injury, investigation, and clean-up costs incurred by these parties in connection with environmental contamination, or may be required to investigate or clean up hazardous or toxic substances, or chemical releases at a property. The costs associated with investigation or remediation activities could be substantial. If we ever become subject to significant environmental liabilities, our business, financial condition, liquidity, and results of operations could be materially and adversely affected.

Our hedging transactions may not insulate us from interest rate risk.

     Subject to maintaining our qualification as a REIT, we engage in certain hedging transactions to limit our exposure to changes in interest rates and therefore may expose ourselves to risks associated with such transactions. We may utilize instruments such as forward contracts and interest rate swaps, caps, collars and floors to seek to hedge against mismatches between the cash flows on our assets and the interest payments on our liabilities or fluctuations in the relative values of our portfolio positions, in each case resulting from changes in market interest rates. Hedging against a decline in the values of our portfolio positions does not eliminate the possibility of fluctuations in the values of such positions or prevent losses if the values of such positions decline. However, such hedging can establish other positions designed to gain from those same developments, thereby offsetting the decline in the value of such portfolio positions. Such hedging transactions may also limit the opportunity for gain if the values of the portfolio positions should increase. Moreover, it may not be possible to hedge against an interest rate fluctuation that is so generally anticipated that we are not able to enter into a hedging transaction at an acceptable price.

     The success of our hedging transactions depends on our Manager’s ability to correctly predict movements of interest rates. Therefore, while we may enter into such transactions to seek to reduce interest rate risks, unanticipated changes in interest rates may result in poorer overall investment performance than if we had not engaged in any such hedging transactions. In addition, the degree of correlation between price movements of the instruments used in a hedging strategy and price movements in the portfolio positions being hedged may vary. Moreover, due to cost, REIT-compliance or other reasons, we may not seek to establish a perfect hedge between our hedging instruments and the portfolio holdings being hedged. Any imperfect hedge may expose us to risk of loss.

Prepayment rates could negatively affect the value of our RMBS, which could result in reduced earnings or losses and negatively affect the cash available for distribution to our stockholders and for interest and principal payments to our noteholders.

     In the case of residential mortgage loans, there may not be any restrictions on borrowers’ abilities to prepay their loans. Homeowners tend to prepay mortgage loans faster when interest rates decline. Consequently, owners of the loans have to reinvest the money received from the prepayments at the lower prevailing interest rates. Conversely, homeowners tend not to prepay mortgage loans when interest rates increase. Consequently, owners of the loans are unable to reinvest money that would have otherwise been received from prepayments at the higher prevailing interest rates. This volatility in prepayment rates may affect our ability to maintain targeted amounts of leverage on our mortgage-backed securities portfolio and may result in reduced earnings or losses for us and negatively affect the cash available for distribution to our stockholders and interest and principal payments on the notes.

     Despite Fannie Mae, Freddie Mac or Ginnie Mae guarantees of principal and interest related to certain of the RMBS we own, those guarantees do not protect investors against prepayment risks.

The mortgage loans we invest in and the mortgage loans underlying the mortgage and asset-backed securities we invest in are subject to delinquency, foreclosure and loss, which could result in losses to us.

     Residential mortgage loans are secured by one-to-four family residential property and are subject to risks of delinquency and foreclosure, and risks of loss. The ability of a borrower to repay a loan secured by a residential property is dependent upon the income or assets of the borrower. A number of factors, including a general economic downturn, acts of God, terrorism, social unrest and civil disturbances, may impair borrowers’ abilities to repay their loans. Also, residential mortgage loans may have a balloon payment due on maturity. Balloon residential mortgage loans involve greater risk to lenders than fully-amortizing loans because the ability of the borrower to pay such amount will normally depend on its ability to obtain refinancing of the related mortgage loan or sell the related mortgaged property at a price sufficient to permit the borrower to make the balloon payment. In addition, we invest in private label RMBS, which are backed by residential real property but, in contrast to agency RMBS, their principal and interest is not guaranteed by federally chartered entities such as Fannie Mae and Freddie Mac and, in the case of Ginnie Mae, the U.S. government. Asset-backed securities are bonds or notes backed by loans and/or other financial assets. The ability of a borrower to repay these loans or other financial assets is dependant upon the income or assets of these borrowers.

     Commercial mortgage loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure, and risks of loss that are greater than similar risks associated with loans made on the security of single-family residential property. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expense or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, changes in governmental rules, regulations and fiscal policies, including environmental legislation, acts of God, terrorism, social unrest and civil disturbances.

     Additional risks may be presented by the type and use of a particular commercial property. For instance, commercial properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions. Furthermore, the conversion of a commercial property that is unprofitable for its original purpose may require substantial capital expenditures and, as a result, if the borrower becomes unable to meet its obligations under the related commercial mortgage loan, the liquidation value of any such commercial property may be substantially less than would be the case if such commercial property were readily adaptable to other uses.

     In the event of any default under a mortgage loan held directly by us, we will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on our cash flow from operations. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

     Foreclosure of a mortgage loan can be an expensive and lengthy process which could have a substantial negative effect on our anticipated return on the foreclosed mortgage loan. Furthermore, the market for defaulted residential mortgage loans for foreclosed properties may be very limited. Residential mortgage-backed securities evidence interests in or are secured by pools of residential mortgage loans and commercial mortgage-backed securities evidence interests in or are secured by a single commercial mortgage loan or a pool of commercial mortgage loans. Accordingly, the mortgage-backed securities we invest in are subject to all of the risks of the underlying mortgage loans.

     The origination of mortgage loans and the servicing thereof are subject to governmental regulation which may, among other things, limit the servicer’s ability to collect all or part of the principal of or interest on a residential mortgage loan, entitle the borrower to a refund of amounts previously paid by it or subject the servicer to damages and sanctions. In addition, lenders and their assignees may be liable for failure to comply with the Truth in Lending Act, which could subject the issuers of RMBS securities to monetary penalties and could result in rescission. The occurrence of any of these events may reduce the amount available for distribution to holders of the RMBS securities.

We may enter into derivative contracts that could expose us to contingent liabilities in the future.

     Subject to maintaining our qualification as a REIT, part of our investment strategy involves entering into derivative contracts that could require us to fund cash payments in certain circumstances. These potential payments will be contingent liabilities and therefore may not appear on our balance sheet. Our ability to fund these contingent liabilities will depend on the liquidity of our assets and access to capital at the time, and the need to fund these contingent liabilities could adversely impact our financial condition.

Our due diligence may not reveal all of an entity’s liabilities and may not reveal other weaknesses in its business.

     Before investing in a company, we assess the strength and skills of its management and other factors that we believe are material to the performance of the investment. In making the assessment and otherwise conducting customary due diligence, we rely on the resources available to us and, in some cases, an investigation by third parties. This process is particularly important and subjective with respect to newly organized entities because there may be little or no information publicly available about the entities. There can be no assurance that our due diligence processes will uncover all relevant facts or that any investment will be successful.

     We may make investments in companies which are not subject to public company reporting requirements including requirements regarding preparation of financial statements and will, therefore, depend upon the compliance by investee companies with their contractual reporting obligations. The financial information appearing in the financial statements of such companies may not reflect their financial position or results of operations in the way that they would be reflected if the financial statements had been prepared in accordance with U.S. GAAP or other generally accepted accounting standards and practices. As a result, the evaluation of potential investments and the ability to perform due diligence and effective monitoring of investments may be adversely affected and the returns which we expect in respect of a particular investment may not be realized. In the event of fraud by any company in which we invest, we may suffer a partial or total loss of the amounts invested in that company.

Risks Related To Our Common Stock

There may not be an active market for our common stock and a market may never develop, which could result in holders of our common stock being unable to monetize their investment.

     Currently there is no public market for our common stock, and we cannot assure you that an active trading market will develop or be sustained. In the absence of an active public trading market, an investor may be unable to liquidate an investment in our common stock. We cannot assure you that the price at which the shares of common stock may trade will not decline, or that such price will reflect our actual financial performance.

     We intend to have our common stock listed on the New York Stock Exchange under the symbol “GCR.” Listing on the New York Stock Exchange would not ensure that an actual market will develop for our common stock. Accordingly, no assurance can be given as to:

  the likelihood that an active market for the shares will develop;

  the liquidity of any such market;

  the ability of our stockholders to sell their common stock; or

  the price that our stockholders may obtain for their common stock.

     Even if an active trading market develops, the market price of our common stock may be highly volatile and could be subject to wide fluctuations and may fall below the offering price. Some of the factors that could negatively affect our share price include:

  actual or anticipated variations in our quarterly operating results;

  changes in our earnings estimates or publication of research reports about us or the real estate industry;

  increases in market interest rates that may lead purchasers of our shares to demand a higher yield;

  changes in market valuations of similar companies;

  adverse market reaction to any increased indebtedness we incur in the future;

  additions or departures of our Manager’s key personnel;

  actions by institutional stockholders;

  speculation in the press or investment community; and

  general market and economic conditions.

Broad market fluctuations could negatively impact the market price of our common stock.

     The stock market has experienced extreme price and volume fluctuations that have affected the market price of many companies in industries similar or related to ours and that have been unrelated to these companies' operating performances. These broad market fluctuations could reduce the market price of our common stock. Furthermore, our operating results and prospects may be below the expectations of public market analysts and investors or may be lower than those of companies with comparable market capitalizations, which could lead to a material decline in the market price of our common stock.

Future offerings of debt securities, which would rank senior to our common stock upon our liquidation, and future offerings of equity securities, which would dilute our existing stockholders and may be senior to our common stock for the purposes of dividend and liquidating distributions, may adversely affect the market price of our common stock.

     In the future, we may attempt to increase our capital resources by making offerings of debt or additional offerings of equity securities. Upon liquidation, holders of our debt securities and shares of preferred stock, if any, and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both. Our preferred stock, if issued, could have a preference on liquidating distributions or a preference on dividend payments that could limit our ability to make a dividend distribution to the holders of our common stock. Sales of substantial amounts of our common stock (including shares of our common stock issued pursuant to our incentive plan), or the perception that these sales could occur, could have a material adverse effect on the price of our common stock. Because our decision to issue securities in any future offering will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings. Thus, holders of our common stock bear the risk of our future offerings reducing the market price of our common stock and diluting their stock holdings in us.

Common stock eligible for future sale may have adverse effects on our share price.

     We cannot predict the effect, if any, of future sales of common stock, or the availability of shares for future sales, on the market price of the common stock. Sales of substantial amounts of common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for the common stock.

     On January 27, 2006, we filed a registration statement relating to an initial public offering of our common stock. The management agreement provides that 10% of our Manager’s incentive compensation is to be paid in shares of our common stock (provided that under our management agreement, our Manager may not receive payment of its incentive fee in shares of our common stock if such payment would result in our Manager owning directly or indirectly through one or more subsidiaries more than 20% of our common stock) and the balance in cash. Our Manager may, in its sole discretion, elect to receive a greater percentage of its incentive compensation in the form of our common stock.

     We, our directors and executive officers, our Manager and the holders of our common stock and notes that are beneficiaries of the registration rights agreements and that include any of their shares (including shares issuable upon conversion of the notes) in the initial public offering will agree with the underwriters not to directly or indirectly sell, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of or otherwise transfer or dispose of any shares of common stock or any securities convertible into or exchangeable or exercisable for shares of common stock for a period of 180 days following the date of our initial public offering of our common stock, subject to certain exceptions.

     The managing underwriter in the initial public offering,., at any time and without notice, may release all or any portion of the securities subject to the foregoing lock-up agreements. If the restrictions under the lock-up agreement are waived, common stock will be available for sale into the market, which could reduce the market price for our common stock.

     We also may issue, from time to time, additional common stock in connection with the acquisition of investments, and we may grant additional registration rights in connection with such issuances.

     Sales of substantial amounts of common stock or the perception that such sales could occur may adversely affect the prevailing market price for our common stock.

There is a risk that you may not receive distributions or that distributions may not grow over time.

     We intend to make distributions on a quarterly basis out of assets legally available therefor to our stockholders in amounts such that all or substantially all of our REIT taxable income in each year is distributed. We cannot assure you that we will achieve investment results that will allow us to make a specified level of cash distributions or year-to-year increases in cash distributions. In addition, all of our past distributions have been, and our distributions in the future may include, a return of capital. To the extent that we decide to make distributions in excess of our current and accumulated tax earnings and profits, such distributions would generally be considered a return of capital for federal income tax purposes. A return of capital is not taxable, but it has the effect of reducing the holder's tax basis in its investment.

Investing in our shares may involve an above average degree of risk.

     The investments we make in accordance with our investment objective may result in a higher amount of risk than alternative investment options and volatility or loss of principal. Our investments may be highly speculative and aggressive, and therefore, an investment in our shares may not be suitable for someone with lower risk tolerance.

An increase in market interest rates may have an adverse effect on the market price of our common stock.

     One of the factors that investors may consider in deciding whether to buy or sell shares of our common stock is our distribution rate as a percentage of our share price relative to market interest rates. If the market price of our common stock is based primarily on the earnings and return that we derive from our investments and income with respect to our investments and our related distributions to stockholders, and not from the market value of the investments themselves, then interest rate fluctuations and capital market conditions will likely affect the market price of our common stock. For instance, if market rates rise without an increase in our distribution rate, the market price of our common stock could decrease as potential investors may require a higher distribution yield on our common stock or seek other securities paying higher distributions or interest. In addition, rising interest rates would result in increased interest expense on our variable rate debt, thereby adversely affecting cash flow and our ability to service our indebtedness and pay distributions.

The trading prices for our common stock may be affected by the hedging or arbitrage trading activities with respect to the convertible notes issued in our July 2005 private offering.

     The price of our common stock could be affected by possible sales of our common stock by investors who view the convertible notes issued in our July 2005 private offering as a more attractive means of equity participation in our company. In addition, hedging or arbitrage trading activity, including short sales of shares, that may develop involving our common stock by holders of the notes. This activity may increase if an active trading market develops for our common stock, especially in the event that we consummate this initial public offering and list our common stock on a national securities exchange or market. The impact of this activity could depress the price of our common stock.

Conversion of the notes in our July 2005 private offering may dilute the ownership interest of existing stockholders, including holders who had previously converted their notes and received shares of common stock upon conversion.

     The conversion of some or all of the notes in our July 2005 private offering may dilute the ownership interests of existing stockholders. Any sales in the public market of the shares of common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common stock. This activity may increase if an active trading market develops for our common stock, especially following the expected listing of our common stock on the New York Stock Exchange in connection with our initial public offering.

Holders of the notes have certain rights of redemption and additional cash payments if we do not consummate a Qualifying IPO prior to January 15, 2008 or if we consummate a Qualifying IPO at a price of less than $25 per share.

     Holder of the notes have a right to require us to repurchase the notes, in whole or in part, at a price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid interest up to, but not including, the date of repurchase, if no Qualifying IPO is consummated prior to January 15, 2008. A Qualifying IPO is a public offering of shares of our common stock, registered under the Securities Act, in which the gross proceeds received by us and/or by the selling stockholders exceed $125 million. In addition, if we do not consummate a Qualifying IPO on or prior to January 15, 2008, we will pay to holders of the notes on January 15, 2008 (including holders that elected to require us to repurchase their notes) a cash payment equal to 4% of the principal amount of the notes. These redemptions and payments could materially impair our financial condition, liquidity and results of operations.

     In addition, if we consummate a Qualifying IPO at an IPO price of less than $25 per share (subject to adjustment for stock splits, stock dividends and reclassifications or recombination of our common stock), each holder of notes (whether or not converted) will be entitled to receive, per $1,000 principal amount of notes, a payment in cash equal to the difference between (i) $1,000 and (ii) the IPO price multiplied by 40 (subject to adjustment for stock splits, stock dividends and reclassifications or recombination of our common stock). If paid, this payment could adversely affect our financial condition and liquidity.

The terms of the notes issued in our July 2005 private offering contain certain restrictive covenants that limit our ability to take certain actions that may be beneficial to us and our stockholders.

     Prior the consummation of a Qualifying IPO, the terms of the notes issued in our July 2005 private offering will limit our ability to take certain actions, such as incurring certain indebtedness, primarily unsecured indebtedness, incurring liens, and entering into a consolidation, merger or sale of substantially all of our assets to another person, subject to certain exceptions. As a result, the terms of the notes may restrict our ability to take actions that may be beneficial to us and our stockholders.

The terms of the notes issued in our July 2005 private offering contain provisions that may inhibit potential acquisition bids that you and other stockholders may consider favorable, and the market price of our common stock may be lower as a result.

     We are required to redeem in certain change of control transactions the notes issued in our July 2005 private offering for cash at a repurchase price equal to 110% of the principal amount thereof, plus accrued but unpaid interest up to, but not including, the date of repurchase, which effectively increases the cost of a takeover of our company. In the event of a change of control of our company, holders of the notes have the right to require us to repurchase for cash all or any portion of their notes. These features may in certain circumstances make more difficult or discourage such a takeover.

Risks Related To The Notes

The notes are unsecured and, therefore, will be effectively subordinated to any future secured debt.

     The notes are not secured by any of our assets and rank equal in right of payment with any future unsecured and unsubordinated indebtedness. The notes are effectively subordinated to any secured debt to the extent of the value of the assets that secure that indebtedness. The notes are also “structurally subordinated” to all indebtedness and other liabilities of any of our subsidiaries, including our TRSs. In the event of our bankruptcy, liquidation or reorganization or upon acceleration of the notes, payment on the notes could be less, ratably, than on any secured indebtedness or indebtedness of our subsidiaries. We may not have sufficient assets remaining to pay amounts due on any or all of the notes then outstanding.

     The incurrence of additional indebtedness, and in particular the granting of a security interest to secure the indebtedness, could adversely affect our ability to pay our obligations on the notes. We expect that we will incur additional indebtedness in the future.

We may not have the funds necessary to repay or repurchase the notes at maturity or when required by holders.

     The entire outstanding principal amount of the notes will become due and payable at maturity. In addition, each holder of the notes may require us to repurchase all or a portion of that holder’s notes if a Qualifying IPO is not consummated prior to January 15, 2008 or, if a “change of control,” as defined in the indenture, with respect to us occurs. A “change of control” also may constitute an event of default under, and result in the acceleration of the maturity of, indebtedness that we may incur in the future. We cannot assure you that we would have sufficient financial resources, or would be able to arrange financing, to pay the principal and interest on the notes as they become due or to pay the purchase price for the notes tendered by holders. Failure by us to repurchase the notes when required will result in an event of default with respect to the notes.

An adverse rating of the notes may cause their trading prices to fall.

     Moody’s Investors Services, Inc. and Standard & Poor’s Ratings Services may in the future each assign a rating to the notes. If either of them lowers its rating on the notes below the rating it eventually assigns to the notes or otherwise announces its intention to put the notes on credit watch, the trading price of the notes could decline. An adverse rating by any other rating agency could also cause the trading price of the notes to decline.

Our stock price, and therefore the price of the notes, may be subject to significant fluctuations and volatility.

     The market price of the notes is expected to be significantly affected by the market price of our common stock. This may result in greater volatility in the trading value of the notes than would be expected for non-convertible debt securities that we issue. Among the factors that could affect our common stock price are those discussed above as well as:

  quarterly variations in our operating results;

  changes in revenue or earnings estimates or publication of research reports by analysts;

  speculation in the press or investment community;

  strategic actions by us or our competitors;

  general market conditions; and

  domestic and international economic factors unrelated to our performance.

     In addition, the stock markets have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of our common stock and of the notes.

The trading prices for the notes will be directly affected by the trading prices for our common stock, which are impossible to predict, especially as there may not be an active market for our common stock and a market may never develop.

Currently, there is no public market for our common stock. Although we intend to have our common stock listed on the New York Stock Exchange, listing on the New York Stock Exchange would not ensure that an actual market will develop for our common stock. As the trading price for the notes will be directly affected by the trading prices for our common stock, a lack of an active market in our common stock may adversely affect the trading prices for the notes.

     In addition, the price of our common stock could be affected by possible sales of our common stock by investors who view the notes as a more attractive means of equity participation in our company and by hedging or arbitrage trading activity that we may develop involving our common stock. The hedging or arbitrage could, in turn, affect the trading prices of the notes.

     In addition, the absence of an active public market for the notes may make it more difficult for investors that wish to sell short our shares to borrow such shares. This, in turn, may make our notes less attractive to certain investors.

The limitations on conversion may adversely impact your investment.

     Prior to our IPO, you may convert your notes only in limited circumstances. Further, to the extent you do not choose to convert your notes and sell them as part of our IPO, you may not be able to convert your notes until 60 days following the consummation of our IPO. These limitations may adversely affect your ability to benefit from the convertibility feature of the notes.

There may not be an active market for the notes and a market may never develop, which could result in holders of our notes being unable to monetize their investment.

     Currently, there is no public market for the notes. We do not intend to apply for listing the notes on any securities exchange or any automated quotation system. Consequently, we cannot be sure that any public market for the notes will develop, or if one does develop, that it will be maintained. If an active market for the notes fails to develop or be sustained, the trading price and liquidity of the notes could be adversely affected.

If you are able to resell your notes, many other factors may affect the price you receive, which may be lower than you believe to be appropriate.

     If you are able to resell your notes, the price you receive will depend on many other factors that may vary over time, including:

  the number of potential buyers;

  the level of liquidity of the notes;

  ratings published by major credit rating agencies;

  our financial performance;

  the amount of indebtedness we have outstanding;

  the level, direction and volatility of market interest rates generally;

  the market for similar securities;

  the redemption and repayment features of the notes to be sold; and

  the time remaining to the maturity of your notes.

     As a result of these factors, you may only be able to resell your notes at prices below those you believe to be appropriate, including prices below the price you paid for them or that may be payable upon maturity.

The conversion rate of the notes may not be adjusted for all dilutive events.

     The conversion rate of the notes is subject to adjustment for certain events, including, but not limited to, the issuance of stock dividends on our common stock, the issuance of rights or warrants, subdivisions, combinations, distributions of capital stock, indebtedness or assets, cash dividends over certain thresholds and certain tender or exchange offers as described under “Description of the Notes — Conversion Rights — Conversion Price Adjustments.” The conversion rate will not be adjusted for other events, such as cash dividends below certain threshold amounts or an issuance of common stock for cash, that may adversely affect the trading price of the notes or the common stock. There can be no assurance that an event that adversely affects the value of the notes, but does not result in an adjustment to the conversion rate, will not occur.

The notes do not restrict our ability to take other certain actions that could negatively impact holders of the notes.

     We are not restricted under the terms of the indenture or the notes from incurring additional secured indebtedness used to acquire assets including mortgage loans, bank loans and other securities and which is secured by such assets. In addition, the notes do not require us to achieve or maintain any minimum financial results relating to our financial position or results of operations. Our ability to recapitalize, incur certain additional secured debt and take a number of other actions that are not limited by the terms of the indenture and the notes could have the effect of diminishing our ability to make payments on the notes when due. In addition, we are not restricted from repurchasing subordinated indebtedness or common stock by the terms of the indenture and the notes.

Certain restrictive covenants contained in the notes terminate upon the consummation of a Qualifying IPO.

     The restrictions on the incurrence of indebtedness, certain payments and the existence of liens terminate upon the consummation of a Qualifying IPO. As a result, following such a Qualifying IPO, the protections afforded by those covenants will no longer benefit the holders of the notes, and we could take certain actions that could negatively impact holders of the notes.

Our leverage may adversely affect our financial performance and may impact our ability to make payments on the notes.

     We expect to leverage our investments through borrowings, generally through the use of warehouse facilities, bank credit facilities, repurchase agreements, secured loans, securitizations, including the issuance of collateralized debt obligations, loans to entities in which we hold, directly or indirectly, interests in pools of assets and other borrowings. The percentage of leverage varies depending on our ability to obtain credit facilities and the lenders’ and rating agencies’ estimates of the stability of the investments’ cash flow. The level of our indebtedness could:

  limit cash flow available for making investments in our targeted asset classes or other working capital purposes due to the ongoing cash flow requirements for debt service;

  limit our ability to obtain, or obtain on favorable terms, additional debt financing in the future for making investments in our targeted asset classes or other working capital purposes;

  limit our flexibility in reacting to competitive and other changes in our industry and economic conditions generally;

  expose us to a risk that a substantial decrease in net operating cash flows due to economic developments or adverse developments in our business could make it difficult to meet debt service requirements; and

  expose us to risks inherent in interest rate fluctuations because borrowings may be at variable rates of interest, which could result in high interest expense in the event of increases in interest rates.

     Our ability to make scheduled payments or to refinance our obligations with respect to our indebtedness will depend on our financial and operating performance, which, in turn, is subject to prevailing economic conditions and to financial, business and other factors beyond our control.

Conversion of the notes may dilute the ownership interest of existing stockholders, including holders who had previously converted their notes and received shares of common stock upon conversion.

     The conversion of some or all of the notes may dilute the ownership interests of existing stockholders. Any sales in the public market of the shares of common stock issuable upon such conversion could adversely affect prevailing market prices of our common stock. In addition, the existence of the notes may encourage short selling by market participants because the conversion of the notes could depress the price of our common stock.

If you hold notes, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.

     If you hold notes, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock), but you will be subject to all changes affecting the common stock. You will have rights with respect to our common stock only if and when we deliver shares of common stock to you upon conversion of your notes and, in limited cases, under the conversion rate adjustments applicable to the notes. For example, in the event that an amendment is proposed to our articles or incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of common stock to you, you will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.

As a result of the REIT qualification requirements, five or fewer individuals may not own, directly or indirectly, more than 50% of the value of our stock.

     The REIT qualification requirements under the Internal Revenue Code will generally prohibit five or fewer individuals from owning, directly or indirectly, more than 50% of the value of our stock. This test must be satisfied both by disregarding the notes and by treating the notes as stock on a fully converted basis. Accordingly, any purported transfer of the notes will be prohibited to the extent that it would result in a breach of that requirement, and any such purported transfer in violation of this prohibition will be null and void.

You should consider the U.S. federal income tax consequences of owning the notes.

     Under the indenture governing the notes, we will agree, and, by acceptance of a beneficial interest in a note, each holder will have deemed to have agreed, to treat the notes for U.S. federal income tax purposes as indebtedness that is subject to the Treasury regulations governing contingent payment debt instruments.

     Consequently, despite some uncertainty as to the proper application of such regulations, you will generally be required to accrue interest income at a constant rate of 7.85% per year (subject to certain adjustments), compounded semi-annually, which represents the estimated yield on our comparable non-convertible, fixed rate debt instruments with terms and conditions otherwise similar to the notes. The amount of interest required to be included by you in income for each year generally will be in excess of the stated coupon on the notes for that year.

     You will recognize gain or loss on the sale, exchange, conversion, redemption or repurchase of a note in an amount equal to the difference between the amount realized, including the fair market value of any of our common stock received, and your adjusted tax basis in the note. Any gain recognized by you on the sale, exchange, conversion, redemption or repurchase of a note will be treated as ordinary interest income; any loss will be ordinary loss to the extent of interest previously included in income, and thereafter will be treated as capital loss.

     You may in certain situations be deemed to have received a distribution subject to U.S. federal income tax as a dividend in the event of certain situations requiring a conversion rate adjustment. For Non-U.S. Holders (as defined herein) of the notes, this deemed distribution may be subject to U.S. federal withholding requirements.

Risks Related To Our Organization And Structure

Our charter and bylaws contain provisions that may inhibit potential acquisition bids that you and other stockholders and noteholders may consider favorable, and the market price of our common stock and the notes may be lower as a result.

     Our charter and bylaws contain provisions that may have an anti-takeover effect and inhibit a change in our board of directors. These provisions include the following:

  There are ownership limits and restrictions on transferability and ownership in our charter. In order to qualify as a REIT for each taxable year after 2005, not more than 50% of the value of our outstanding stock may be owned, directly or constructively, by five or fewer individuals during the second half of any calendar year. This test must be satisfied both by disregarding the notes and by treating the notes as stock on a fully converted basis. In addition, our shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year for each taxable year after 2005. The indenture governing the notes restricts the aggregate principal amount of notes that a person may own, and our charter generally prohibits any person from beneficially or constructively owning more than 9.5% in value or number of shares on a fully diluted basis (including any ownership by such person of the notes), whichever is more restrictive, of any class or series of our outstanding capital stock, subject to an exception for GSC Partners (which is deemed to be an acquisition by its partners) and for two other investors who each own approximately 10% of our common stock. These restrictions may:
    discourage a tender offer or other transactions or a change in the composition of our board of directors or control that might involve a premium price for our shares or otherwise be in the best interests of our stockholders; or

    result in any purported issuance or transfer of notes in violation of these restrictions being rendered null and void and any shares issued or transferred in violation of such restrictions being automatically transferred to a trust for a charitable beneficiary, thereby resulting in a forfeiture of the additional shares.

  Our charter permits our board of directors to issue stock with terms that may discourage a third party from acquiring us. Our charter permits our board of directors to amend the charter without stockholder approval to increase the total number of authorized shares of stock or the number of shares of any class or series and to issue common or preferred stock, having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications, or terms or conditions of redemption as determined by our board. Thus, our board could authorize the issuance of stock with terms and conditions that could have the effect of discouraging a takeover or other transaction in which holders of some or a majority of our shares might receive a premium for their shares over the then-prevailing market price of our shares.

  Maryland Control Share Acquisition Act. Maryland law provides that “control shares” of a corporation acquired in a “control share acquisition” will have no voting rights except to the extent approved by a vote of two-thirds of the votes eligible to be cast on the matter under the Maryland Control Share Acquisition Act. “Control shares” means voting shares of stock that, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power: one-tenth or more but less than one- third, one-third or more but less than a majority, or a majority or more of all voting power. A “control share acquisition” means the acquisition of control shares, subject to certain exceptions.
  If voting rights or control shares acquired in a control share acquisition are not approved at a stockholders’ meeting, or if the acquiring person does not deliver an acquiring person statement as required by the Maryland Control Share Acquisition Act, then, subject to certain conditions and limitations, the issuer may redeem any or all of the control shares for fair value. If voting rights of such control shares are approved at a stockholders’ meeting and the acquiror becomes entitled to vote a majority of the shares of stock entitled to vote, all other stockholders may exercise appraisal rights. Our bylaws contain a provision exempting acquisitions of our shares from the Maryland Control Share Acquisition Act. However, our board of directors may amend our bylaws in
  the future to repeal or modify this exemption, in which case any control   shares of our company acquired in a control share acquisition will be subject to the Maryland Control Share Acquisition Act.

  Business Combinations. Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

    any person who beneficially owns ten percent or more of the voting power of the corporation’s shares; or

    an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then outstanding voting stock of the corporation.

A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which such person otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

After the five-year prohibition, any business combination between the Maryland corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

    eighty percent of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

    two-thirds of the votes entitled to be cast by holders of voting stock of the corporation, other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

  These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

  The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors prior to the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution which provides that any business combination between us and any other person is exempted from the provisions of the Act, provided that the business combination is first approved by the board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the board of directors does not otherwise approve a business combination, this statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

  Our charter and bylaws contain other possible anti-takeover provisions. Our charter and bylaws contain other provisions that may have the effect of delaying, deferring or preventing a change in control of us or the removal of existing directors and, as a result, could prevent our stockholders from being paid a premium for their common stock over the then-prevailing market price. See “Description of Capital Stock” and “Certain Provisions of Maryland General Corporation Law and Our Charter and Bylaws.”

Our rights and the rights of our stockholders to take action against our directors and officers are limited, which could limit your recourse in the event of actions not in your best interests.

     Our charter limits the liability of our directors and officers to us and our stockholders for money damages, except for liability resulting from:

  actual receipt of an improper benefit or profit in money, property or services; or

  a final judgment based upon a finding of active and deliberate dishonesty by the director or officer that was material to the cause of action adjudicated.

     In addition, our charter authorizes us to obligate our company to indemnify our present and former directors and officers for actions taken by them in those capacities to the maximum extent permitted by Maryland law. Our bylaws require us to indemnify each present or former director or officer, to the maximum extent permitted by Maryland law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to us. In addition, we may be obligated to fund the defense costs incurred by our directors and officers. See “Limitation on Liability of Directors and Officers and Indemnification and Advance of Expenses.”

Our access to confidential information may restrict our ability to take action with respect to some investments, which, in turn, may negatively affect the potential return to stockholders.

     We, directly or through our Manager, may obtain confidential information about the companies in which we have invested or may invest. If we do possess confidential information about such companies, there may be restrictions on the ability to dispose of, increase the amount of, or otherwise take action with respect to an investment in those companies. Our management of investment funds could create a conflict of interest to the extent our Manager is aware of inside information concerning potential investment targets. We have implemented compliance procedures and practices designed to ensure that inside information is not used for making investment decisions on behalf of the funds and to monitor funds invested. We cannot assure you, however, that these procedures and practices will be effective. In addition, this conflict and these procedures and practices may limit the freedom of our Manager to make potentially profitable investments, which could have an adverse effect on our operations. These limitations imposed by access to confidential information could therefore negatively affect the potential market price of our common stock and the ability to distribute dividends.

Tax Risks

Your investment has various federal income tax risks.

     This summary of certain tax risks is limited to the federal tax risks addressed below. Additional risks or issues may exist that are not addressed in this summary and that could affect the federal tax treatment of us or our stockholders or our noteholders.

     We strongly urge you to review carefully the discussion under “Material Federal Income Tax Considerations” and to seek advice based on your particular circumstances from an independent tax advisor concerning the effects of federal, state and local income tax law on an investment in our common stock or the notes and on your individual tax situation.

If our CDO issuers or other entities in which we have investments are TRSs subject to federal income tax at the entity level, it would greatly reduce the amounts those entities would have available to distribute to us.

     We may elect in the future to treat one or more of the CDO issuers or other entities in which we have investments that are created in the U.S. as TRSs. Any such issuer or other TSR entity that is created in the U.S. would be subject to tax at the entity level, thus reducing the amounts those entites would have available to distribute to us.

     There is a specific exemption from federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We intend that any of the CDO issuers that are non-U.S. TRSs will rely on that exemption or otherwise operate in a manner so that they will not be subject to federal income tax on their net income at the entity level. If the IRS were to succeed in challenging that tax treatment, it could greatly reduce the amount that those CDO issuers would have available to distribute to us and to pay to their creditors.

Complying with REIT requirements may cause us to forego otherwise attractive opportunities.

     To qualify as a REIT for federal income tax purposes, we must continually satisfy various tests regarding the sources of our income, the nature and diversification of our assets, the amounts we distribute to our stockholders and the ownership of our stock. In order to meet these tests, we may be required to forego investments we might otherwise make. We may be required to make distributions to stockholders at disadvantageous times or when we do not have funds readily available for distribution. Thus, compliance with the REIT requirements may hinder our investment performance.

Complying with REIT requirements may force us to liquidate otherwise attractive investments.

     To qualify as a REIT, we generally must ensure that at the end of each calendar quarter, at least 75% of the value of our total assets consists of cash, cash items, government securities and qualified REIT real estate assets, including certain mortgage loans and mortgage backed securities. The remainder of our investment in securities (other than government securities and qualified real estate assets) generally cannot include more than 10% of the outstanding voting securities of any one issuer or more than 10% of the total value of the outstanding securities of any one issuer. In addition, in general, no more than 5% of the value of our assets (other than government securities and qualified real estate assets) can consist of the securities of any one issuer, and no more than 20% of the value of our total securities can be represented by securities of one or more taxable REIT subsidiaries. See “Material Federal Income Tax Considerations—Taxation of GSC Capital Corp.—Asset Tests.” If we fail to comply with these requirements at the end of any quarter, we must correct the failure within 30 days after the end of such calendar quarter or qualify for certain statutory relief provisions to avoid losing our REIT status and suffering adverse tax consequences. As a result, we may be required to liquidate from our portfolio otherwise attractive investments. These actions could have the effect of reducing our income and amounts available for distribution to our stockholders.

Certain financing activities may subject us or certain tax-exempt or foreign stockholders to U.S. federal income tax.

     We may make investments and may participate in financing and securitization transactions that could result in us or a portion of our assets being treated as a “taxable mortgage pool” for federal income tax purposes. Certain categories of stockholders, such as foreign stockholders eligible for treaty benefits, stockholders with net operating losses, and certain tax-exempt stockholders that are subject to unrelated business income tax, could be subject to increased taxes on a portion of their dividend income from us that is attributable to the taxable mortgage pool. In addition, to the extent that our stock is owned by tax-exempt “disqualified organizations,” such as certain government-related entities that are not subject to tax on unrelated business income, although Treasury regulations have not yet been drafted to clarify the law, we may incur a corporate level tax on a portion of our income from the taxable mortgage pool. Disqualified organizations may own our stock. Because this tax would be imposed on us, all of our investors, including investors that are not disqualified organizations, may bear a portion of the tax cost associated with the classification of us or a portion of our assets as a taxable mortgage pool. In addition, we may reduce the amount of our distributions to a disqualified organization whose stock ownership gave rise to the corporate tax. See “Material Federal Income Tax Considerations — Taxable Mortgage Pools.”

Failure to qualify as a REIT would subject us to federal income tax, which would reduce the cash available for distribution to our stockholders and interest and principal payments to our noteholders.

     We operate in a manner that is intended to cause us to qualify as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2005. However, the federal income tax laws governing REITs are extremely complex, and interpretations of the federal income tax laws governing qualification as a REIT are limited. Qualifying as a REIT requires us to meet various tests regarding the nature of our assets and our income, the ownership of our outstanding stock and the notes and the amount of our distributions on an ongoing basis. While we operate in a manner that is intended to cause us to qualify as a REIT, given the highly complex nature of the rules governing REITs, the ongoing importance of factual determinations, including the tax treatment of participation interests that we may hold in mortgage loans and mezzanine loans, and the possibility of future changes in our circumstances, no assurance can be given that we will so qualify for any particular year.

     If we fail to qualify as a REIT in any calendar year and we do not qualify for certain statutory relief provisions, we would be required to pay federal income tax on our taxable income. We might need to borrow money or sell assets in order to pay that tax. Our payment of income tax would decrease the amount of our income available for interest and principal payments to our noteholders and for distribution to our stockholders. Furthermore, if we fail to maintain our qualification as a REIT and we do not qualify for certain statutory relief provisions, we no longer would be required to distribute substantially all of our REIT taxable income to our stockholders. Unless our failure to qualify as a REIT were excused under federal tax laws, we would be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost.

Failure to make required distributions would subject us to tax, which would reduce the cash available for distribution to our stockholders and for interest and principal payments to our noteholders.

     In order to qualify as a REIT, we must distribute to our stockholders, each calendar year, at least 90% of our REIT taxable income (including certain items of non-cash income), determined without regard to the deduction for dividends paid and excluding net capital gain. To the extent that we satisfy the 90% distribution requirement, but distribute less than 100% of our taxable income, we will be subject to federal corporate income tax on our undistributed income. In addition, we will incur a 4% nondeductible excise tax on the amount, if any, by which our distributions in any calendar year are less than the sum of:

  85% of our REIT ordinary income for that year;

  95% of our REIT capital gain net income for that year; and

  any undistributed taxable income from prior years.

     We intend to distribute our REIT taxable income to our stockholders in a manner intended to satisfy the 90% distribution requirement and to avoid both corporate income tax and the 4% nondeductible excise tax. However, there is no requirement that taxable REIT subsidiaries distribute their after-tax net income to their parent REIT or their stockholders.

     Our taxable income may substantially exceed our net income as determined based on generally accepted accounting principles, or GAAP, because, for example, realized capital losses will be deducted in determining our GAAP net income, but may not be deductible in computing our taxable income. In addition, we may invest in assets that generate taxable income in excess of economic income or in advance of the corresponding cash flow from the assets. To the extent that we generate such non-cash taxable income, or “phantom” income, in a taxable year, we may incur corporate income tax and the 4% nondeductible excise tax on that income if we do not distribute such income to stockholders in that year. As a result of the foregoing, we may generate less cash flow than taxable income in a particular year. In that event, we may be required to use cash reserves, incur debt, or liquidate non-cash assets at rates or times that we regard as unfavorable in order to satisfy the distribution requirement and to avoid corporate income tax and the 4% nondeductible excise tax in that year.

Ownership limitations may restrict change of control or business combination opportunities in which our stockholders might receive a premium for their shares.

     In order for us to qualify as a REIT for each taxable year after 2005, no more than 50% in value of our outstanding capital stock may be owned, directly or indirectly, by five or fewer individuals during the last half of any calendar year. This test must be satisfied both by disregarding the notes and by treating the notes as stock on a fully converted basis. “Individuals” for this purpose include natural persons, private foundations, some employee benefit plans and trusts, and some charitable trusts. Our charter generally prohibits any person from directly or indirectly owning more than 9.5% in value or in number of shares, whichever is more restrictive, of any class or series of the outstanding shares of our capital stock, subject to an exception for GSC Partners (which is deemed to be an acquisition by its partners) and for two other investors who each own approximately 10% of our common stock. For this purpose, the value and number of our outstanding shares of capital stock is determined both (a) without regard to the notes, and (b) by taking the notes into account on a fully converted basis.

     This ownership limitation could have the effect of discouraging a takeover or other transaction in which holders of our common stock might receive a premium for their shares over the then prevailing market price or which holders might believe to be otherwise in their best interests.

Our ownership of and relationship with any TRS will be subject to certain requirements, and a failure to comply with those requirements would jeopardize our REIT status and may result in the application of a 100% tax.

     A REIT may own up to 100% of the stock of one or more TRSs. A TRS may earn income that would not be qualifying income if earned directly by the parent REIT. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs. A domestic TRS will generally be subject to federal, state and local income tax at regular corporate rates on any income that it earns. TRS rules limit the deductibility of interest paid or accrued to its parent. In addition, the TRS rules impose a 100% tax on certain transactions between a TRS and its parent REIT that are not conducted on an arm’s length basis.

     We have elected to treat GSC Capital Corp. TRS Delaware Holdings, Inc. as a TRS as of January 1, 2006. Any domestic TRS will pay federal, state and local income tax on its taxable income, and its after-tax net income will be available for distribution to us but will not be required to be distributed to us. The aggregate value of TRS stock and securities that we may own may not exceed 20% of the value of our total assets (including the TRS stock and securities). Furthermore, we monitor the value of our investments in taxable REIT subsidiaries for the purpose of ensuring compliance with the rule that no more than 20% of the value of our assets may consist of TRS stock and securities (which is applied at the end of each calendar quarter). In addition, we scrutinize all of our transactions with taxable REIT subsidiaries for the purpose of ensuring that they are entered into on arm’s-length terms in order to avoid incurring the 100% tax described above. There can be no assurance, however, that we will be able to comply with the 20% limitation discussed above or to avoid application of the 100% tax discussed above.

Complying with REIT requirements may limit our ability to hedge effectively.

     The REIT provisions of the Internal Revenue Code substantially limit our ability to hedge mortgage-backed securities and related borrowings. Under these provisions, our annual gross income from qualifying and non-qualifying hedges, together with any other income not generated from qualifying real estate assets, cannot exceed 25% of our gross income. In addition, our aggregate gross income from non-qualifying hedges, fees, and certain other non-qualifying sources cannot exceed 5% of our annual gross income. As a result, we might have to limit our use of advantageous hedging techniques or implement those hedges through a TRS. This could increase the cost of our hedging activities or expose us to greater risks associated with changes in interest rates than we would otherwise want to bear.

We may be subject to adverse legislative or regulatory tax changes that could reduce the market price of our common stock.

     At any time, the federal income tax laws or regulations governing REITs or the administrative interpretations of those laws or regulations may be amended. We cannot predict when or if any new federal income tax law, regulation or administrative interpretation, or any amendment to any existing federal income tax law, regulation or administrative interpretation, will be adopted, promulgated or become effective and any such law, regulation or interpretation may take effect retroactively. We and our stockholders could be adversely affected by any such change in, or any new, federal income tax law, regulation or administrative interpretation.

Dividends payable by REITs do not qualify for the reduced tax rates applicable to certain dividends.

     The maximum federal tax rate for dividends payable to domestic stockholders that are individuals, trusts and estates is 15% (through 2008). Dividends payable by REITs, however, are generally not eligible for this reduced rate. Although this legislation does not adversely affect the taxation of REITs or dividends paid by REITs, the more favorable rates applicable to regular corporate dividends could cause investors who are individuals, trusts and estates to perceive investments in REITs to be relatively less attractive than investments in stock of non-REIT corporations that pay dividends, which could adversely affect the value of the stock of REITs, including our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING TATEMENTS

     Some of the statements under “Summary,” “Risk Factors,” “Distribution Policy,” “Business” and elsewhere in this prospectus constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “will” and “would” or the negative of these terms or other comparable terminology.

     The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account all information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to us or are within our control. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you invest in our common stock or notes, along with the following factors that could cause actual results to vary from our forward-looking statements:

  the factors referenced in this prospectus, including those set forth under the sections captioned “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business;”

  general volatility of the securities markets in which we invest and the market price of our securities;

  changes in our business strategy;

  availability, terms and deployment of capital;

  availability of qualified personnel;

  changes in our industry, interest rates, the debt securities markets or the general economy;

  increased rates of default and/or decreased recovery rates on our investments;

  increased prepayments of the mortgage and other loans underlying our mortgage-backed or other asset- backed securities;

  changes in governmental regulations, tax rates and similar matters;

  our expected financings and investments;

  the adequacy of our cash resources and working capital;

  availability of investment opportunities in real estate-related and other securities; and

  the degree and nature of our competition.

RATIO OF EARNINGS TO FIXED CHARGES

     The following sets forth our ratio of earnings to fixed charges for the period shown:

As of 09/30/2005

Fixed Charges
Interest expensed	$12,353,740
Amortized premiums, discounts and capitalized
expenses related to indebtedness	233,322

Total Fixed Charges	$12,587,062

Earnings
Pretax loss	$(404,320)
Fixed Charges	12,587,062
Less: Interest Capitalized	-

Earnings	$12,182,742

Earnings are inadequate to cover fixed charges
by the amount of	(404,320)

USE OF PROCEEDS

     We will not receive any proceeds from the sale by the selling stockholders or selling noteholders of the shares of common stock or notes offered by this prospectus.

INSTITUTIONAL TRADING OF OUR COMMON STOCK

     There is no public trading market for our common stock. Shares of our common stock issued to qualified institutional buyers in connection with our July 2005 private offering are eligible for trading in the PORTAL (SM) Market, or PORTAL, a subsidiary of the NASDAQ Stock Market, Inc., which permits secondary sales of eligible unregistered securities to qualified institutional buyers in accordance with Rule 144A under the Securities Act. The following table shows the high and low sales prices for our common stock for each quarterly period since our common stock became eligible for trading on PORTAL:

	High Sales Price	Low Sales Price

July 11, 2005 to September 30, 2005	*	*
October 1, 2005 to January 23, 2006	*	*

*	We have been unable to determine whether any trades of our common stock occurred on PORTAL during this period, and consequently cannot provide trading prices, if any. We have access only to information regarding trades reported by our underwriters and not trades reported by other broker-dealers. Moreover, broker-dealers are not required to report all trades to PORTAL.

As of January 23, 2005, we had 4,016,622 shares of our common stock issued and outstanding, including restricted shares granted to the Manager and our directors in January 2006, which were held by 300 holders of record. The holders of record include Cede & Co., which holds shares as nominee for The Depository Trust Company, which itself holds shares on behalf of approximately eight beneficial owners of our common stock.

DISTRIBUTION POLICY

     We intend to elect and qualify to be taxed as a REIT for federal income tax purposes commencing with our taxable year ended December 31, 2005. Federal income tax law requires that a REIT distribute with respect to each year at least 90% of its REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gain. We will not be required to make distributions with respect to activities conducted through a TRS. For more information, please see “Material Federal Income Tax Considerations — Taxation of GSC Capital Corp.”

     If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net income that is currently distributed to stockholders. To maintain our REIT status we intend to make regular distributions of all or substantially all of our REIT taxable income to holders of our common stock out of assets legally available therefor. Any future distributions we make will be at the discretion of our board of directors and will depend upon our earnings and financial condition, maintenance of REIT status, applicable provisions of the Maryland General Corporation Law, or MGCL, and such other factors as our board of directors deems relevant. Our earnings and financial condition will be affected by various factors, including the net interest and other income from our portfolio, our operating expenses and any other expenditures. For more information regarding risk factors that could materially adversely affect our earnings and financial condition, please see “Risk Factors.”

     We anticipate that our distributions generally will be taxable as ordinary income to our stockholders, although a portion of the distributions may be designated by us as qualified dividend income or capital gain or may constitute a return of capital. To the extent that we decide to make distributions in excess of our current and accumulated tax earnings and profits, such distributions would generally be considered a return of capital for federal income tax purposes. A return of capital is not taxable, but it has the effect of reducing the holder's tax basis in its investment. We will furnish annually to each of our stockholders a statement setting forth distributions paid during the preceding year and their characterization as ordinary income, return of capital, qualified dividend income or capital gain. Income as computed for purposes of the foregoing tax rules will not necessarily correspond to our income as determined for financial reporting purposes. For more information, please see “Material Federal Income Tax Considerations—Taxation of Stockholders.”

     We paid a quarterly distribution of $0.28 per share of our common stock on November 3, 2005. On December 27, 2005, we declared a quarterly distribution of $0.28 per share of our common stock, payable on January 17, 2006, to holders of record as of December 30, 2005. We paid total dividends in these distributions of approximately $2.2 million. As we incurred net losses in each of our last two fiscal quarters, these quarterly distributions have been funded primarily from the net proceeds from the July 2005 private offerings and short-term borrowings, and would generally be considered a return of capital for federal income tax purposes. We have declared these quarterly distributions in spite of our operating losses in the expectation that we will ultimately achieve profitability but, given these losses, we cannot assure you that we will continue future quarterly distributions at this level, or at all. See “Risk Factors.”

SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The following table presents selected historical consolidated financial information as of September 30, 2005 and for the period from July 11, 2005 (commencement of our operations) to September 30, 2005. The summary historical consolidated financial information presented below under the captions “Consolidated Income Statement Data” and “Consolidated Balance Sheet Data” have been derived from our consolidated financial statements audited by Ernst & Young LLP, an independent registered public accounting firm, whose report with respect thereto is included elsewhere in this prospectus. Since the information presented below is only a summary and does not provide all of the information contained in our historical consolidated financial statements, including the related notes, you should read it in conjunction with “Management's Discussion and Analysis of Financial Condition and Results of Operations” and our historical consolidated financial statements, including the related notes, included elsewhere in this prospectus.

For the period from July 11, 2005 (commencement of operations) to September 30, 2005

Net investment income:
Securities interest income	$14,557,730
Loan interest income	623,984
Dividend income	108,736

Total investment income	15,290,450
Interest expense	12,353,740
Amortization of deferred bond issuance costs	233,322
Other investment expenses	544,168

Net investment income	2,159,220

Other income:
Net realized gain on investments	227
Net unrealized gain on derivatives	302,139

Total other income	302,366

Non-investment expenses:
Management fee	717,059
Deferred compensation	354,167
Organization costs	559,168
Professional fees	654,803
Insurance expense	148,884
Directors expense	40,000
Other general and administrative expenses	391,825

Total non-investment expenses	2,865,906

Net loss	$(404,320)

Net loss per common share:
Basic	$(0.10)

Weighted-average number of common shares outstanding:
Basic	3,926,100

Consolidated Balance Sheet Data	As of September 30, 2005

Assets:
Cash and cash equivalents	$7,361,245
Restricted cash and cash equivalents	2,124,316
Securities available-for-sale, at fair value	85,775,525
Securities available-for-sale, pledged as collateral, at fair value	1,609,963,826
Loans held for investment, at amortized cost	107,640,108
Derivative assets, at fair value	2,777,140
Interest receivable	9,314,063
Deferred bond issuance costs, net	5,410,966
Other assets	650,422
Due from broker	250,000
Receivable from related party	51,752

Total Assets	$1,831,319,363

Liabilities:
Borrowings:
Repurchase agreements	1,534,698,000
CLO warehouse facility	84,028,358
Senior notes payable	97,900,000

Total borrowings	1,716,626,358
Derivative liabilities, at fair value	661,539
Accounts payable, accrued expenses and other liabilities	1,129,844
Accrued interest expense	6,731,854
Payable to manager	1,022,715
Due to broker	22,040,718

Total Liabilities	1,748,213,028

Stockholders’ equity:
Common stock, par value $0.001 per share; 250,000,000 shares authorized, 3,994,100 shares outstanding, actual and 250,000,000 shares authorized and
outstanding, as adjusted	3,994
Preferred stock, par value $0.001 per share; 100,000,000 shares authorized, no shares
outstanding, actual and as adjusted	—
Additional paid-in capital	91,627,102
Deferred compensation	354,167
Accumulated other comprehensive loss	(8,474,608)
Accumulated deficit	(404,320)

Total stockholders’ equity	83,106,335

Total liabilities and stockholders’ equity	$1,831,319,363

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and notes to those statements included elsewhere in this prospectus.

Overview

     We are a specialty finance company, formed in May 2005, that invests in real estate-related securities and various other asset classes. We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Our objective is to provide attractive risk-adjusted returns to our investors through a combination of dividends and capital appreciation. We intend to achieve this objective by opportunistically investing in a broad class of financial assets to construct a diversified investment portfolio that is leveraged where appropriate to achieve attractive risk-adjusted returns and that is structured to comply with the various federal income tax requirements for REIT status and the requirements for exclusion from regulation under the 1940 Act.

     We invest or intend to invest primarily in the following asset classes, either directly or through derivatives which reference the following underlying assets:

  Real estate-related securities, principally private label and agency residential mortgage-backed securities (RMBS), as well as other real estate-related securities, including commercial mortgage-backed securities (CMBS);

  Whole loan mortgages sourced through primary originators, mortgage conduits and the secondary market;

  Middle market and broadly syndicated senior secured loans;

  Tranches of other asset-backed securities (ABS), including collateralized debt obligations, or CDOs, collateralized by residential or commercial mortgage loans or other financial assets; and

  Leveraged finance instruments, including, but not limited to, high yield corporate bonds, distressed debt securities and corporate mezzanine loans and other investments, including private and public equity investments.

     We completed a private offering of our common stock and our 7.25% convertible senior notes due 2010 (which we refer to as the “notes”) in July 2005, in which we raised net proceeds of approximately $183.3 million, net of purchase and placement fees, legal costs and organizational costs. We have fully invested the proceeds from the July 2005 private offering and, as of September 30, 2005, have a portfolio of RMBS and other alternative investments of $1.8 billion. We are externally managed and advised by GSCP (NJ), L.P., an SEC-registered investment advisor, which we refer to as our Manager. Our Manager, together with certain affiliates, does business as GSC Partners.

     We earn revenues and generate cash through our investments. We use a substantial amount of leverage to seek to enhance our returns. We finance each of our investments with different degrees and forms of leverage. The cost of borrowings to finance our investments comprises a significant portion of our operating expenses. Our net income will depend on our ability to control this particular operating expense in relation to our revenues.

     A variety of industry and economic factors may impact our financial condition and operating performance. These factors include:

  interest rate trends,

  credit spreads,

  rates of prepayment on mortgages underlying our MBS,

  competition, and

  other market developments.

     In addition, a variety of factors relating to our business may also impact our financial condition and operating performance. These factors include:

  our leverage,

  our access to funding and borrowing capacity,

  our borrowing costs,

  our hedging activities,

  the market value of our investments, and

  REIT requirements and the requirements to qualify for exclusion from regulation under the 1940 Act.

Our Business Model

     Our income is generated primarily from the net spread, or difference, between the interest income we earn on our investment portfolio and the cost of our borrowings and hedging activities. Our net interest income will vary based upon, among other things, the difference between the interest rates earned on our various interest-earning assets and the borrowing costs of the liabilities used to finance those investments.

     We leverage our investments to seek to enhance our potential returns. Leverage can enhance returns but also magnifies losses.

     We anticipate that, for any period during which our assets are not match-funded, such assets will reprice more slowly than the corresponding liabilities. Consequently, changes in interest rates, particularly short-term interest rates, may significantly influence our net income. Increases in these rates will tend to decrease our net income and the market value of our assets, and could possibly result in operating losses for us or limit or eliminate our ability to make distributions to our stockholders.

     The yield on our assets may be affected by a difference between the actual prepayment rates and our projections. Prepayments on loans and securities may be influenced by changes in market interest rates and a variety of economic, geographic and other factors beyond our control, and consequently, such prepayment rates cannot be predicted with certainty. To the extent we have acquired assets at a premium or discount, a change in prepayment rates may impact our anticipated yield. Under certain interest rate and prepayment scenarios we may fail to recoup fully our cost of acquisition of certain assets.

     In periods of declining interest rates, prepayments on our investments, including our RMBS, will likely increase. If we are unable to reinvest the proceeds of such prepayments at comparable yields, our net interest income may decrease. In periods of rising interest rates, prepayment rates on our investments, including our RMBS, will likely slow, causing the expected lives of these investments to increase. This may cause our net interest income to decrease as our borrowing and hedging costs rise while our interest income on those assets remain constant.

     While we use hedging to mitigate some of our interest rate risk, we do not hedge all of our exposure to changes in interest rates and prepayment rates, as there are practical limitations to our ability to insulate the portfolio from all of the negative consequences associated with changes in short-term interest rates while still seeking to provide an attractive net spread on our portfolio.

     In addition, our returns will be affected by the credit performance of our non–agency investments. If credit losses on our investments or the loans underlying our investments increase, it may have an adverse affect on our performance.

     GSC Partners is entitled to receive a base management fee that is based on the amount of our equity (as defined in the management agreement), regardless of the value of our portfolio. Accordingly, our management fee will not decline in the event of a decline in the value of our portfolio.

Trends and Outlook

     We believe the following trends may also affect our business:

     Rising interest rate environment—interest rates have recently increased and they may continue to increase. With respect to our existing MBS portfolio, which is heavily concentrated in 3/1, 5/1, and 7/1 hybrid adjustable rate RMBS, any such interest rate increases should result in decreases in our net interest income, as there is a timing mismatch between the reset dates on our MBS portfolio and the financing of these investments. 3/1, 5/1 and 7/1 hybrid adjustable rate RMBS are RMBS which have fixed interest rates for three, five and seven years, respectively, and floating rates which adjust annually thereafter. We currently have invested and intend to continue to invest in hybrid adjustable–rate RMBS with interest rate caps. The financing of these RMBS is short term in nature and does not include the benefit of an interest rate cap. This mismatch should result in a decrease in our net interest income if rates increase sharply after the initial fixed rate period and our interest cost increases more than the interest rate earned on our RMBS due to the cap. With respect to our existing and future floating rate investments such as bank loans, we believe such interest rate increases should result in increases in our net interest income because our floating rate assets are greater in amount than the related liabilities. Similarly, we believe such an increase in interest rates should generally result in an increase in our net interest income on future fixed rate investments made by us because our fixed rate assets would be greater in amount than our liabilities. However, we would expect that our fixed rate assets would decline in value in a rising interest rate environment and our net interest spreads on fixed rate assets could decline in a rising interest rate environment to the extent they are financed with floating rate debt. We have engaged in interest rate swaps to hedge a significant portion of the risk associated with increases in interest rates. However, because we do not hedge 100% of the amount of short-term financing outstanding, increases in interest rates should result in a decline in the value of our portfolio, net of hedges. Similarly, decreases in interest rates should result in an increase in the value of our portfolio.

     Flattening yield curve—short term interest rates have been increasing at a greater rate than longer term interest rates. For example, between December 31, 2004 and September 30, 2005, the yield on the three–month U.S. treasury bill increased by 133 basis points, while the yield on the three-year U.S. treasury note increased by only 95 basis points. With respect to our MBS portfolio, we believe that a continued flattening of the shape of the yield curve should result in decreases in our net interest income, as the financing of our MBS investments is usually shorter in term than the fixed rate period of our MBS portfolio, which is heavily weighted towards 3/1, 5/1, and 7/1 hybrid adjustable rate RMBS. Similarly, we believe that a steepening of the shape of the yield curve should result in increases in our net interest income. (See “Risk Factors — A flat or inverted yield curve may adversely affect our profitability”.) A flattening of the shape of the yield curve results in a smaller gap between the rate we pay on the swaps and rate we receive. However, this result may be partially offset because a continued flattening of the shape of the yield curve should result in a decrease in our hedging costs, since we pay a fixed rate and receive a floating rate under the terms of our swap agreements. Similarly, a steepening of the shape of the yield curve should result in an increase in our hedging costs.

     Prepayment rates—we believe that prepayment rates are likely to fall. Prepayment rates generally increase when interest rates fall and decrease when interest rates rise, but changes in prepayment rates are difficult to predict. Prepayment rates also may be affected by other factors, including, without limitation, conditions in the housing and financial markets, general economic conditions and the relative interest rates on adjustable–rate and fixed–rate mortgage loans. Because we believe that interest rates are likely to continue to increase, we believe that MBS prepayment rates are likely to fall. If interest rates begin to fall, triggering an increase in prepayment rates, our current portfolio, which is heavily weighted towards hybrid adjustable-rate mortgages, would cause decreases in our net interest income relating to our MBS portfolio.

     Competition—we expect to face increased competition for our targeted investments. However, we expect that the size and growth of the market for these investments will continue to provide us with a variety of investment opportunities. In addition, we believe that bank lenders will continue their historical lending practices, requiring low loan-to-value ratios and high debt service coverages, which will provide opportunities to lenders like us to provide corporate mezzanine financing.

     Credit spreads—we believe that credit spreads could narrow. The credit markets have experienced tight credit spreads due to the robust demand for credit and continued economic recovery. With respect to our credit portfolio, which currently is comprised almost entirely of bank loans and related derivatives, and accounts for approximately six percent of our total portfolio as of September 30, 2005, we believe that a narrowing of credit spreads could result in decreases in the net interest income on future credit investments.

     For a discussion of additional risks relating to our business see “Risk Factors” and “—Quantitative and Qualitative Disclosures About Risk.”

Critical Accounting Policies

     Our financial statements are prepared in accordance with generally accepted accounting principles in the United States, or GAAP. These accounting principles require us to make some complex and subjective decisions and assessments. Our most critical accounting policies involve decisions and assessments that could affect our reported assets and liabilities, as well as our reported revenues and expenses. We believe that all of the decisions and assessments upon which our financial statements are based were reasonable at the time made based upon information available to us at that time. We rely on GSC Partners’ experience and analysis of historical and current market data in order to arrive at what we believe to be reasonable estimates. See Note 2 to the consolidated financial statements included elsewhere in this prospectus for a complete discussion of our significant accounting policies. Under different conditions, we could report materially different amounts arising under these critical accounting policies. We have identified our most critical accounting policies to be the following:

Classifications of Investment Securities

     Our investments in MBS are primarily classified as available-for-sale securities that are carried on the balance sheet at their fair value. This classification results in changes in fair value being recorded as balance sheet adjustments to accumulated other comprehensive income or loss, which is a component of stockholders’ equity.

   Valuations of MBS

     Our MBS have fair values as determined with reference to price estimates provided by independent pricing services and dealers in the securities. The pricing is subject to various assumptions which could result in different presentations of value.

     When the fair value of an available-for-sale security is less than its amortized cost for an extended period, we consider whether there is an other-than-temporary impairment in the value of the security. If, in our judgment, an other-than-temporary impairment exists, the cost basis of the security is written down to the then–current fair value, and the unrealized loss is transferred from accumulated other comprehensive loss as an immediate reduction of current earnings (as if the loss had been realized in the period of other-than-temporary impairment). The determination of other-than-temporary impairment is a subjective process, and different judgments and assumptions could affect the timing of loss realization.

     We consider the following factors when determining an other-than-temporary impairment for a security or investment:

  The length of time and the extent to which the market value has been less than the amortized cost;

  Whether the security has been downgraded by a rating agency; and

  Our intent to hold the security for a period of time sufficient to allow for any anticipated recovery in market value.

  The determination of other-than-temporary impairment is made at least quarterly. If we determine an impairment to be other than temporary we will need to realize a loss that would have an impact on future- income. We have net unrealized holding losses on our RMBS available-for-sale securities of $9.6 million as of September 30, 2005, which, if not recovered, may result in the recognition of future losses.

   Interest Income Recognition

     Interest income on our MBS is accrued based on the actual coupon rate and the outstanding principal amount of the underlying mortgages. Premiums and discounts are amortized or accreted into interest income over the lives of the securities using a method that approximates the effective yield method based on Statement of Financial Accounting Standards, or SFAS, No. 91, Accounting for Nonrefundable Fees and Costs Associated with Originating or Acquiring Loans and Initial Direct Costs of Leases. If our estimate of prepayments is incorrect, we may have to adjust the amortization or accretion of premiums and discounts, which would impact future income.

     The amount of premium amortization we recognize is dependent on estimated prepayment rates on underlying securities. Prepayment rates generally increase when interest rates fall and decrease when interest rates rise, but changes in prepayment rates are difficult to predict. Prepayment rates also may be affected by other factors, including, without limitation, conditions in the housing and financial markets, general economic conditions and the relative interest rates on adjustable-rate and fixed-rate mortgage loans. We have estimated prepayment rates based on historical data and consideration of current market conditions. Our total premium amortization expense for the three months ended September 30, 2005 was $0.2 million. As of September 30, 2005, we have approximately $6.0 million of unamortized premium included in the cost basis of our available for sale securities. Our current estimated weighted average life of the ARM portfolio is over 20 years. Accordingly, under current estimates, the unamortized premium will be substantially amortized into interest income over that time period. If prepayment rates increase, the amortization of the portfolio will be accelerated accordingly. Likewise, if prepayment rates decrease the unamortized premium of the portfolio would be realized over the longer period. If our estimated prepayment rates remain unchanged, we expect amortization expense recorded in interest income to increase in future quarters due to the ramp up of our portfolio and the varying purchase dates of the underlying securities.

   Loans Held for Investment

     We purchase participations in corporate leveraged loans in the secondary market. Loans are held for investment and we initially record loans at their purchase prices. We subsequently account for loans based on their outstanding principal plus or minus unaccreted purchase discounts and unamortized purchase premiums. In certain instances, where the credit fundamentals underlying a particular loan have materially changed in such a manner that our expected return on investment may decrease, we may elect to sell a loan held for investment due to adverse changes in credit fundamentals. Once the determination has been made by us that we will no longer hold the loan for investment, we account for the loan at the lower of amortized cost or estimated fair value.

   Accounting For Derivative Financial Instruments and Hedging Activities

     Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133), as amended and interpreted, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. As required by SFAS 133, we record all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative and the resulting designation. Derivatives used to hedge the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives used to hedge the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges.

     For derivatives designated as fair value hedges, changes in the fair value of the derivative and the hedged item related to the hedged risk are recognized in earnings. For derivatives designated as cash flow hedges, the effective portion of changes in the fair value of the derivative is initially reported in other comprehensive income (outside of earnings) and subsequently reclassified to earnings when the hedged transaction affects earnings, and the ineffective portion of changes in the fair value of the derivative is recognized directly in earnings. We assess the effectiveness of each hedging relationship by comparing the changes in fair value or cash flows of the derivative hedging instrument with the changes in fair value or cash flows of the designated hedged item or transaction. Derivatives that are not designated as hedges (“free-standing derivatives”) do not qualify for the strict hedge accounting policy of SFAS 133. All changes in estimated fair value of such derivatives are recognized as net unrealized gain (loss) on derivatives in the consolidated statements of operations.

     Our policies permit us to enter into derivative contracts. Our objective in using derivatives is to add stability to interest expense and to manage its exposure to interest rate movements or other identified risks. To accomplish this objective, we primarily use interest rate swaps and swaptions as part of its cash flow hedging strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts in exchange for fixed-rate payments over the life of the agreements without exchange of the underlying principal amount. During the period from July 11, 2005 to September 30, 2005, such derivatives were used to hedge the variable cash flows associated with existing variable-rate debt or forecasted issuances of debt.

     As of September 30, 2005, no derivatives were designated as fair value hedges or hedges of net investments in foreign operations. Additionally, we do not use derivatives for trading or speculative purposes. Derivatives not designated as hedges or “free standing derivatives” are not speculative and are used to manage our exposure to interest rate movements and other identified risks. As of September 30, 2005 we had one swaption designated as a “free standing derivative” which did not meet the strict hedge accounting requirements of SFAS 133.

     At September 30, 2005, derivatives with a net fair value of $2.1 million were included in derivative assets and derivative liabilities. The change in net unrealized gains of $1.1 million in 2005 for derivatives designated as cash flow hedges is separately disclosed in the statement of changes in shareholders’ equity and included in other comprehensive income. The change in fair value of derivatives not designated as hedges of $236,862 is included in unrealized gain on derivatives. Hedge ineffectiveness of $65,277 on cash flow hedges due to reset mismatch was recognized in unrealized gain on derivatives for the period from July 11, 2005 to September 30, 2005.

     Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on our variable-rate debt. The change in net unrealized gains/losses on cash flow hedges reflects a reclassification of $399,996 of net unrealized gains/losses from accumulated other comprehensive income to interest expense for the period from July 11, 2005 to September 30, 2005. During the next 12 months, we estimate that an additional $389,000 will be reclassified. We are hedging our exposure to the variability in future cash flows for forecasted transactions over a maximum period of 12 months (excluding forecasted transactions related to the payment of variable interest on existing financial instruments).

   Management Incentive Compensation Expense

     The management agreement provides for the payment of incentive compensation to GSC Partners if our financial performance exceeds certain benchmarks. Incentive compensation is calculated on a quarterly basis and paid in arrears. Subsequent to each quarter of the fiscal year, we will calculate whether incentive compensation is payable and, if necessary, record the accrual in the appropriate quarter. The management agreement provides that 10% of GSC Partners’s incentive compensation is to be paid in shares of our common stock (provided that under our management agreement, GSC Partners may not receive payment of its incentive fee in shares of our common stock if such payment would result in GSC Partners owning directly or indirectly through one or more subsidiaries more than 20% of our common stock) and the balance in cash. GSC Partners may, in its sole discretion, elect to receive a greater percentage of its incentive compensation in the form of our common stock. The number of shares to be received by GSC Partners will be based on the fair market value of these shares. Shares of our common stock delivered as payment of the incentive fee will be immediately vested or exercisable, provided that GSC Partners has agreed not to sell the shares prior to one year after the date they are received. See “Management—Management Fees and Incentive Compensation.”

   Share-Based Payments

     We account for share-based compensation issued to its Manager using the fair value based methodology prescribed by SFAS No. 123(R), Share-Based Payment ("SFAS No. 123(R)"). Compensation cost related to restricted common stock and common stock options issued to our Manager is initially measured at estimated fair value at the grant date, and is re-measured on subsequent dates to the extent the awards are unvested. To amortize compensation expense for the restricted common shares and common stock options granted to our Manager, we use the graded vesting attribution method pursuant to SFAS No. 123(R).

   Variable Interest Entities

     In December 2003, the FASB issued Interpretation 46R, Consolidation of Variable Interest Entities, or FIN 46R. The purpose of this interpretation is to provide guidance on how to identify a variable interest entity, or VIE, and determine when the assets, liabilities, noncontrolling interests, and results of operations of a VIE need to be included in a company’s consolidated financial statements. A company that holds variable interests in an entity will need to consolidate that entity if the company’s interest in the VIE is such that the company will absorb a majority of the VIE’s anticipated losses and/or receive a majority of the VIE’s expected residual returns. As of September 30, 2005, we consolidated one VIE due to our interest in GSC Capital Corp. Loan Funding 2005-1 transaction.

   Income Taxes

     We operate in a manner that we believe will allow us to be taxed as a REIT and, as a result, we do not expect to pay substantial corporate-level income taxes. Many of the requirements for REIT qualification, however, are highly technical and complex. If we were to fail to meet these requirements and do not qualify for certain statutory relief provisions, we would be subject to federal income tax, which could have a material adverse impact on our results of operations and amounts available for distributions to our stockholders.

Financial Condition

     All of our assets at September 30, 2005 were acquired with the net proceeds of approximately $183.3 million, net of purchase and placement fees, legal costs and organizational costs, from the July 2005 private offering of 3,926,100 shares of our common stock and $97,900,000 aggregate principal of our 7.25% convertible senior notes due 2010 and our use of leverage.

Mortgage-Backed Securities

     In order to carry out our mortgage-backed securities investment strategy, we have purchased agency 3/1, 5/1 and 7/1 hybrid ARM mortgages. The loans convert from fixed to floating rates in 3, 5 or 7 years from issuance. 23.3%, 36.4% and 32.9%, respectively, of the RMBS portfolio’s fair value are invested in 3/1, 5/1 and 7/1 hybrid ARMs, respectively, at September 30, 2005. Upon conversion to floating rate, the underlying mortgage loans will have interest rates based on one year LIBOR or one year constant maturity treasury (CMT). The CMT is an index of the average yields on U.S. Treasury securities adjusted to constant maturities. On the date that the residential hybrid ARM loans convert from a fixed rate to a floating rate loan, our portfolio of residential hybrid ARM loans will have a weighted average coupon that is the sum of (i) the post-roll date index, and (ii) the weighted average post-roll date net margin. As of September 30, 2005 all of the mortgage loans underlying our residential hybrid ARM securities had a post-roll date index reset frequency of one year with 86.9% based on one-year LIBOR, 1.6% based on six month LIBOR and 11.5% based on one-year CMT. We generally invested in higher coupon, premium bonds with prices greater than 100. This strategy takes on more prepayment risk (particularly call or shortening risk) than lower dollar-priced strategies. However, we believe that the potential benefits of our strategy include higher income, wider spreads, and lower hedging costs due to the shorter option-adjusted duration of the higher coupon security.

     The table below summarizes our MBS investments:

September 30, 2005

(In thousands)
Amortized cost	$1,678,112
Unrealized gains	217
Unrealized losses	(9,862)

Fair value	$1,668,467

     As of September 30, 2005, the RMBS in our portfolio were purchased at a net premium to their par value and our portfolio had a weighted-average amortized cost of 100.33% . The RMBS were purchased at a premium and are valued below par at September 30, 2005 because the weighted-average coupon of 4.8%, and the corresponding interest rates of loans underlying our RMBS, are below prevailing market rates. Discount bonds tend to have longer durations than premium or par bonds and their values are thus more sensitive to interest rate movement. Our gross Agency RMBS portfolio duration not adjusted for the effects of our swap portfolio was 3.07 years. Certain of the securities held at September 30, 2005 are valued below cost. We do not believe any such securities are other-than-temporarily impaired at September 30, 2005.

     Our MBS holdings consist of hybrid RMBS as follows at September 30, 2005:

			Weighted

Security Description	Par Amount	Estimated Fair Value	Average Coupon	Months to Reset(1)	Yield to Maturity(2)	Constant Prepayment Rate(3)

	(in thousands)	(in thousands)
3/1 hybrid adjustable rate RMBS	$390,448	$388,651	4.5%	32.8	4.8	25.1%
5/1 hybrid adjustable rate RMBS	608,118	607,296	4.8	56.6	4.9	14.1
7/1 hybrid adjustable rate RMBS	550,140	548,614	5.0	80.9	5.1	10.3

(1)	Represents number of months before conversion to floating rate.
(2)	Represents the yield to date of conversion to floating rate.
(3)	Represents the estimated percentage of principal that will prepay over the next 12 months based on historical principal paydowns.

     Actual maturities of RMBS are generally shorter than stated contractual maturities, as they are affected by the contractual lives of the underlying mortgages, periodic payments of principal, and prepayments of principal. The stated contractual final maturity of the mortgage loans underlying our portfolio of RMBS ranges up to 30 years, but the expected maturity is subject to change based on the prepayments of the underlying loans. As of September 30, 2005, the average final contractual maturity of the mortgage portfolio is 2035.

     The constant prepayment rate, or CPR, attempts to predict the percentage of principal that will prepay over the next 12 months based on historical principal paydowns. As interest rates rise, the rate of refinancings typically declines, which we believe may result in lower rates of prepayment and, as a result, a lower portfolio CPR.

     As of September 30, 2005 the mortgages underlying our hybrid adjustable rate RMBS had fixed interest rates for the weighted-average lives of approximately 59 months, after which time the interest rates reset and become adjustable. The average length of time until contractual maturity of those mortgages was 30 years.

     After the reset date, interest rates on our hybrid adjustable rate RMBS securities float based on spreads over various LIBOR indices and CMT. These interest rates are subject to caps that limit the amount the applicable interest rate can increase during any year, known as an annual cap, and through the maturity of the applicable security, known as a lifetime cap.

     The following table summarizes the lifetime caps for our hybrid ARMs as of September 30, 2005:

Security Description	Maximum Lifetime Cap	Minimum Lifetime Cap

3/1 hybrid adjustable rate RMBS	10.9%	9.8%
5/1 hybrid adjustable rate RMBS	10.8	9.5
7/1 hybrid adjustable rate RMBS	10.2	9.7

   Bank Loans

     At September 30, 2005, we held $107.6 million in bank loans held for investment of which, $20.0 million was not settled. We funded $17.6 million directly and $70.6 million through a warehouse facility. The weighted average coupon spread over LIBOR was 3.69% and the weighted average maturity was 5.8 years.

     During July 2005, we entered into a warehouse agreement to fund the purchase of up to $400 million of loans by GSC Capital Corp. Loan Funding 2005-1, or CLO 2005-1, during the warehouse period. Upon review of the transaction, we determined that CLO 2005-1 was a VIE under FIN 46R and we were the primary beneficiary of the VIE. As a result, we consolidated CLO 2005-1 as of September 30, 2005. The $107.6 million of bank loans outstanding in CLO 2005-1 are included in bank loans held for investment. We accrued interest income based on the contractual terms of the CLO 2005-1 bank loans reflected in interest income and recognized the participation in the bank loans of LIBOR plus 0.45% as interest expense in the consolidated statement of operations.

Other Fixed Income Securities

     At September 30, 2005, we classified certain non-MBS as available for sale. These investments were reported at fair value.

Equity Securities

     Our investment policies allow us to acquire equity securities, including common and preferred shares issued by other real estate investment trusts. At September 30, 2005, our equity investment consisted of one common stock investment totaling approximately $3.1 million in fair value, or less than 1% of our total portfolio as of September 30, 2005.

     These investments above are classified as available for sale and thus carried at fair value on our balance sheet with changes in fair value recognized in accumulated other comprehensive income until realized.

Interest Receivable

     At September 30, 2005, our interest receivable of $9.3 million consisted of $8.5 million relating to RMBS, $0.7 million relating to bank loans, and $0.1 million relating to other investments.

Hedging Instruments

     There can be no assurance that our hedging activities will have the desired beneficial impact on our results of operations or financial condition. Moreover, no hedging activity can completely insulate us from the risks associated with changes in interest rates and prepayment rates. We generally intend to hedge as much of the interest rate risk as GSC Partners determines is in the best interest of our stockholders, after considering the cost of such hedging transactions and our desire to maintain our status as a REIT. Our policies do not contain specific requirements as to the percentages or amount of interest rate risk that our Manager is required to hedge.

     Interest rate hedging may fail to protect or could adversely affect us because, among other things:

•	interest rate hedging can be expensive, particularly during periods of rising and volatile interest rates;

•	available interest rate hedging may not correspond directly with the interest rate risk for which protection is sought;

•	the duration of the hedge may not match the duration of the related liability or asset;

•	the amount of income that a REIT may earn from hedging transactions to offset market losses related to movement in interest rates is limited by federal tax provisions governing REITs;

•	the credit quality of the party owing money on the hedge may be downgraded to such an extent that it impairs our ability to sell or assign our side of the hedging transaction; and

•	the party owing money in the hedging transaction may default on its obligation to pay.

     At September 30, 2005, derivatives with a net fair value of $2.1 million were included in derivative assets and derivative liabilities. The change in net unrealized gains of $1.1 million in 2005 for derivatives designated as cash flow hedges is separately disclosed in the statement of changes in shareholders’ equity and included in other comprehensive income. The change in fair value of derivatives not designated as hedges of $236,862 is included in unrealized gain on derivatives in 2005. Hedge ineffectiveness of $65,277 on cash flow hedges due to reset mismatch was recognized in unrealized gain on derivatives for the period from July 11, 2005 to September 30, 2005.

     Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on our variable-rate debt. The change in net unrealized gains/losses on cash flow hedges reflects a reclassification of $399,996 of net unrealized gains/losses from accumulated other comprehensive income to interest expense for the period from July 11, 2005 to September 30, 2005. During the next 12 months, we estimate that an additional $389,000 will be reclassified. We hedge our exposure to the variability in future cash flows for forecasted transactions over a maximum period of 12 months (excluding forecasted transactions related to the payment of variable interest on existing financial instruments).

Liabilities

     We have entered into repurchase agreements to finance some of our purchases of RMBS. These agreements are secured by our RMBS and bear interest rates that have historically moved in close relationship to LIBOR. As of September 30, 2005, we had established four borrowing relationships with various investment banking firms and other lenders. As of September 30, 2005 we had utilized all of those relationships.

     At September 30, 2005, we had outstanding $1.5 billion of liabilities pursuant to repurchase agreements with weighted average current borrowing rates of 3.77%, all of which have maturities of between 31 and 90 days. We intend to seek to renew these repurchase agreements as they mature under the then-applicable borrowing terms of the counterparties to the repurchase agreements. At September 30, 2005, the repurchase agreements had a weighted-average maturity of 39 days and were secured by RMBS with an estimated fair value of $1.6 billion. The net amount at risk, defined as fair value of securities sold, plus accrued interest income, minus repurchase agreement liabilities, plus accrued interest expense, with all counterparties was $84.2 million at September 30, 2005.

     During July 2005, we entered into warehouse and master participation agreements with Goldman Sachs Credit Partners L.P. (GSCP), providing that GSCP funds 80% of the purchase price of loans by GSC Capital Corp. Loan Funding 2005-1, our consolidated VIE, during the warehouse period in return for a participation interest in the interest earned on the loans of LIBOR plus 0.45% . In addition, the agreements provided for a guarantee by us to GSCP of the first $50 million in losses on the portfolio of bank loans. As a result of consolidating GSC Capital Corp. Loan Funding 2005-1, we had a warehouse participation liability of $84.0 million at September 30, 2005.

     We completed a private offering of the notes in July 2005, in which we raised gross proceeds of approximately $97.9 million. The notes pay interest semi-annually every January 15th and July 15th starting in 2006.

     At September 30, 2005, we had a liability for unsettled and unfunded bank loans of $22.0 million, including CLO 2005-1, and no unsettled mortgage securities purchases.

Stockholders’ Equity

     Our stockholders' equity at September 30, 2005 totaled $83.1 million. Included in our stockholders' equity as of September 30, 2005, is accumulated other comprehensive loss totaling $8.5 million.

Results of Operations

For the Period from July 11, 2005 to September 30, 2005

   Summary

     Our net loss for the quarter ended September 30, 2005 was $404,320, or $0.10 per weighted-average basic and diluted share outstanding. As a company that recently commenced operations, we have incurred significant operating expenses which contributed to our net loss. In addition, we have incurred significant non-cash costs relating to the amortization of deferred compensation. We expect to continue to incur these expenses and costs in 2006.

   Net Investment Income

     Net investment income for the quarter was $2.2 million. During this period, earnings on our investments, which were largely comprised of securities that pay a fixed rate of interest for at least a portion of their duration, were offset by increased financing costs, which are based on LIBOR, as a result of increasing short-term interest rates. Investment income of $15.3 million primarily consisted of $14.2 million in interest income on RMBS securities, $0.1 million in dividend income on short-term investments, $0.6 million interest income on bank loans and $0.4 million in interest income on corporate debt securities. Investment expenses consisted of interest expense of $12.4 million of which $10.1 million related to repurchase agreements, $1.5 million related to 7.25% convertible notes, $0.4 million related to interest rate swaps and $0.4 million related to bank loans. Other investment expenses of $0.8 million consisted of $0.2 million of amortization of deferred bond issuance costs and $0.5 million of other investment expenses.

   Net Investment Gains and Losses

     Net investment gains for the quarter of $0.3 million consisted of $0.2 million unrealized gain on a swaption not designated as part of our hedging strategy and $0.1 million unrealized gain on the ineffective portion of an interest rate swap designated as a hedge.

   Non-Investment Expenses

     Non-investment expenses for the quarter of $2.9 million consisted of $0.7 million of base management fees payable to GSC Partners in accordance with our management agreement and $0.4 million of deferred compensation related to the amortization of the restricted stock and stock options granted to GSC Partners. GSC Partners did not earn an incentive fee during the quarter. Amortization of organization costs was $0.6 million. Directors’ expenses and insurance premiums expense for directors and officers was $0.2 million. We incurred other general and administrative expenses, including legal and accounting fees, of $1.0 million.

Contractual Obligations and Commitments

     We entered into a management agreement with our Manager, effective upon the closing of our July 11, 2005 private offering. The initial term of the management agreement is through December 31, 2008, with automatic, one-year renewals at the end of each year. Pursuant to the management agreement, our Manager implements our business strategy on a day-to-day basis and performs certain services for us, subject to oversight by our board of directors. Our Manager is responsible for, among other duties, performing all of our day-to-day functions, determining investment criteria in conjunction with our board of directors, sourcing, analyzing and executing investments, asset sales and financings and performing asset management duties.

     Under the management agreement, our Manager is entitled to receive a base management fee, incentive compensation and reimbursement of certain expenses as described in the management agreement. Such fees and expenses do not have fixed and determinable payments. The base management fee is payable quarterly in arrears in an amount equal to one quarter (1/4) of our equity times 1.75% . Our Manager uses the proceeds from its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us.

     In addition to the base management fee, our Manager shall receive quarterly incentive compensation in an amount equal to the product of: (i) twenty-five percent (25%) of the dollar amount by which (A) our net income per share (determined in accordance with GAAP), which includes realized and unrealized gains and losses, and before non-cash equity compensation expense and before incentive compensation plus interest expense related to the notes and, to the extent not included in interest related to the notes, amortization of debt discount and issuance costs with respect to the notes, for the quarter per share (assuming full conversion of all outstanding notes into common shares at the beginning of the quarter at the then applicable conversion rate) exceeds (B) an amount equal to (1) the weighted average of the price per share of the common shares in the initial offering and any subsequent offerings of our common stock, including common shares issuable upon conversion of the notes assuming a conversion price of $25 per share, and the prices per common shares in any subsequent offerings by us, in each case at the time of issuance thereof, multiplied by (2) the greater of (a) 2.25% and (b) 0.75% plus one-fourth of the Ten Year Treasury Rate for such quarter, multiplied by (ii) the weighted average number of common shares outstanding during the quarter, further assuming full conversion of the notes into common shares at the beginning of the quarter at the then applicable conversion rate; provided, that for the purpose of determining the incentive compensation fee, the notes will include those issued in connection with the exercise of the option granted to the initial purchasers in the July

2005 private offering and provided, that the foregoing calculation of incentive compensation shall be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between our Manager and our independent directors and approval by our majority of our independent directors in the case of non-cash charges.

Off-Balance Sheet Arrangements

     As of September 30, 2005 we did not maintain any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance, or special purpose or variable interest entities, established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. Further, as of September 30, 2005 we had not guaranteed any obligations of unconsolidated entities or entered into any commitment or intent to provide additional funding to any such entities.

Liquidity and Capital Resources

     We held cash and cash equivalents of $7.4 million at September 30, 2005.

     Our operating activities used cash flows of $1.3 million during the period from July 11, 2005 to September 30, 2005 primarily through net income offset by interest income earned but not yet received.

     Our investing activities used cash flows of $1.8 billion during the period from July 11, 2005 to September 30, 2005 primarily for the purchase of available-for-sale securities and bank loans held-for-investment. We made purchases of bank loans held for investment during the quarter ended September 30, 2005 of $107.9 million. The bank loans were funded through a consolidated VIE, GSC Capital Loan Funding 2005-1. We provide the first loss in the amount of 20% of the purchase price of the securities (bonds and loans) with Goldman Sachs loaning the vehicle the remaining 80%.

     Our financing activities provided cash flows of $1.8 billion during the period from July 11, 2005 to September 30, 2005 primarily from net borrowings under repurchase agreements, the issuance of 7.25% senior convertible notes, and the CLO warehouse facility.

     Our source of funds, excluding our July 2005 private offering, as of September 30, 2005, consisted of net proceeds from repurchase agreements totaling $1.5 billion, with a weighted-average current borrowing rate of 3.8%, which we used to finance the acquisition of mortgage–related assets. We expect to continue to borrow funds in the form of repurchase agreements. As of September 30, 2005 we had established four borrowing arrangements with various investment banking firms and other lenders, all of which were in use on September 30, 2005. Increases in short-term interest rates could negatively impact the valuation of our mortgage-related assets, which could limit our borrowing ability or cause our lenders to initiate margin calls. Amounts due upon maturity of our repurchase agreements will be funded primarily through the rollover/reissuance of repurchase agreements and monthly principal and interest payments received on our mortgage-backed securities.

     The following table presents certain information regarding our risk exposure on our repurchase agreements as of September 30, 2005:

	Amount at Risk (1)	Weighted-Average Maturity of Repurchase Agreement in Days

	(In thousands)
Bear, Stearns & Co. Inc	$23,828	31
Lehman Brothers Inc	19,905	34
Greenwich Capital Markets	21,599	9
Deutsche Bank, NA	18,867	66

Total	$84,199
(1)	Equal to the fair value of securities sold, plus accrued interest income, minus repurchase agreement liabilities, plus accrued interest expense.

     Except as noted below, the repurchase agreements for our repurchase facilities do not include substantive provisions other than those contained in the standard master repurchase agreement as published by the Bond Market Association. The repurchase agreement for one repurchase facility includes provisions that (a) would require us to pay an exit fee upon any election to terminate a transaction prior to the termination date set forth in the relevant confirmation and (b) would cause us to be in default under the repurchase agreement upon any acceleration, liquidation, disaffirmation or repudiation of certain other agreements with the same counterparty and/or another financial institution. An event of default or termination event under the standard master repurchase agreement or additional provisions explained above would give our counterparty the option to terminate all repurchase transactions existing with us and make any amount due by us to the counterparty to be payable immediately.

     We intend to make regular quarterly distributions of all or substantially all of our REIT taxable income to holders of our common stock. In order to maintain our qualification as a REIT and to avoid corporate-level income tax on the income we distribute to our stockholders, we are required to distribute at least 90% of our REIT taxable income and short-term capital gains on an annual basis. This requirement can impact our liquidity and capital resources.

     For our short-term (one year or less) and long-term liquidity, we also rely on the cash flow from operations, primarily monthly principal and interest payments to be received on our mortgage-backed securities, as well as any primary securities offerings authorized by our board of directors and through our match-funded CDO strategy. Our CDO strategy is dependent upon our ability to place the match-funded debt we intend to create in the market at spreads that provide a positive arbitrage. If spreads for CDO liabilities widen or if demand for such liabilities ceases to exist, then our ability to execute the CDO strategy will be restricted.

     Based on our current portfolio, leverage rate and available borrowing arrangements, we believe that existing equity capital, combined with the cash flow from operations and the utilization of borrowings, will be sufficient to enable us to meet anticipated short-term (one year or less) liquidity requirements such as to fund our investment activities, pay fees under our management agreement, fund our distributions to stockholders and for general corporate expenses. However, an increase in prepayment rates substantially above our expectations could cause a temporary liquidity shortfall due to the timing of the necessary margin calls on the financing arrangements and the actual receipt of the cash related to principal paydowns. If our cash resources are at any time insufficient to satisfy our liquidity requirements, we may have to sell debt or additional equity securities. If required, the sale of MBS at prices lower than their carrying value would result in losses and reduced income. Although we have achieved a leverage rate within our targeted leverage range as of September 30, 2005, we have additional capacity to leverage our equity further should the need for additional short term (one year or less) liquidity arise.

     Our ability to meet our long-term (greater than one year) liquidity and capital resource requirements will be subject to obtaining additional debt financing and equity capital. We may increase our capital resources by making public offerings of equity securities, possibly including classes of preferred stock, common stock, commercial paper, medium-term notes, CDOs, collateralized mortgage obligations and senior or subordinated notes. Such financing will depend on market conditions for capital raises and for the investment of any proceeds. If we are unable to renew, replace or expand our sources of financing on substantially similar terms, it may have an adverse effect on our business and results of operations. Upon liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock.

We generally seek to borrow between eight and twelve times the sum of the amount of our equity plus the amount of proceeds received from the issuance of our 7.25% notes. The ratio of our total debt, excluding the amount of our convertible senior notes, to the sum of the amount of our equity plus the amount of proceeds received from the issuance of our notes is referred to in the following discussion as the “leverage ratio.” At September 30, 2005, our total debt was $1.6 billion (excluding debt relating to the notes), which represented a leverage ratio of approximately nine to one. If our leverage ratio at September 30, 2005 were twelve to one, our total debt would have been $2.2 billion, which represents an additional $0.6 billion in borrowing.

REIT Taxable Income (Loss)

     REIT taxable income (loss) is calculated according to the requirements of the Internal Revenue Code, rather than GAAP. The following table reconciles GAAP net loss to REIT taxable income (loss) for the period from July 11, 2005 through September 30, 2005:

Period from July 11, 2005 to September 30, 2005

GAAP net income (loss)	$(404,320)
Adjustments to GAAP net income (loss):
Net tax adjustments related to organization costs	726,583
Hedge ineffectiveness in the period	(65,277)
Net tax adjustments related to grant of restricted stock and options	(1,345,833)
Net unrealized (gain) loss	(236,862)
Net adjustments to GAAP net income (loss)	(921,389)

Estimated REIT taxable income (loss)	($1,325,709)

     Although we have incurred losses since we commenced operations, we believe that the presentation of our REIT taxable income (loss) is useful to investors because when we achieve profitability it would demonstrate to investors the minimum amount of distributions we must make in order to maintain our qualification as a REIT and not be obligated to pay federal and state income taxes. However, beyond our intent to distribute to our stockholders at least 90% of our REIT taxable income on an annual basis in order to maintain our REIT qualification, we do not expect that the amount of distributions we make will necessarily correlate to our REIT taxable income. Rather, we expect to determine the amount of distributions we make based on our cash flow and what we believe to be an appropriate and competitive dividend yield relative to other specialty finance companies and mortgage REITs. REIT taxable income will not necessarily bear any close relation to cash flow. Accordingly, we do not consider REIT taxable loss to be a reliable measure of our liquidity although the related distribution requirement can impact our liquidity and capital resources. Moreover, there are limitations associated with REIT taxable income (loss) as a measure of our financial performance over any period. As a result, REIT taxable income (loss) should not be considered as a substitute for our GAAP net income as a measure of our financial performance.

Recent Developments

     GSC ABS CDO 2005-1. On January 12, 2006, GSC Capital Corp. TRS Delaware Holdings, Inc. purchased $25.0 million in aggregate principal amount, or 100%, of the Subordinated Notes Due 2045 issued by GSC ABS CDO 2005-1, Ltd. and GSC ABS CDO 2005-1, Corp., as co-issuers. These notes are the lowest-ranking securities of a CDO transaction secured by a pool of synthetic mezzanine asset-backed obligations, including ABS, RMBS, CMBS and other CDO securities as reference obligations, managed by GSC Partners.

     GSC Capital Corp. Loan Funding 2005-1. On January 18, 2006, GSC Capital Corp. purchased $21.3 million in aggregate principal amount, or 100%, of the Class E Deferrable Floating Rate Notes Due 2020, and $16.2 million in aggregate principal amount, or 100%, of the Class F Deferrable Floating Rate Notes Due 2020, issued by GSC Capital Corp. Loan Funding 2005-1 and GSC Loan Funding 2005-1, Corp., as co-issuers. The Class E and Class F notes are the two lowest-ranking classes of notes of a CLO transaction secured by a pool of asset-backed loans and bonds, managed by GSC Partners. Simultaneously with GSC Capital Corp.’s purchase of the notes, GSC Capital Corp. TRS Delaware Holdings, Inc. purchased $24.0 million in aggregate amount, or 100%, of the Preferred Shares issued by GSC Capital Corp. Loan Funding 2005-1.

     GSC Capital Corp ABS Funding 2005-1. In August 2005, we formed an SPV, GSC Capital Corp ABS Funding 2005-1, to engage in a potential CDO transaction, which will be managed by GSC Partners. The CDO transaction is expected to be secured by fixed and floating rate asset-backed securities and derivative contracts, the reference obligations for which are fixed and floating rate asset-backed securities (collectively, “Securities”). Subject to regulatory and market considerations, this CDO transaction is proposed to close in the first quarter of

2006. Goldman, Sachs & Co. has agreed to provide structuring advice, and it is anticipated that it will act as exclusive placement agent of the notes to be issued. We anticipate investing in the unrated subordinated securities. Pursuant to a warehousing arrangement, Goldman Sachs Mortgage Company has agreed to lend 100% of the purchase price of the floating rate Securities that go into the facility up to $500 million. GSC Capital Corp posted $10 million of collateral to serve as security for up to $250 million of warehoused floating rate Securities and is required to post an additional $10 million if the warehoused floating rate Securities exceed $250 million. As of December 31, 2005, approximately $195.4 million of Securities were warehoused on behalf of GSC Capital Corp ABS Funding 2005-1. In the event that, as a result of market considerations or material adverse change, we do not close the CDO transaction, we would effect the sale of the warehoused floating rate Securities and bear any net realized loss up to $50 million, including the then posted collateral amount, and be entitled to any net realized gain. We would not have the benefit of, or be responsible for, any net gain or loss with respect to the acquisition of fixed rate Securities.

     We paid a quarterly distribution of $0.28 per share of our common stock on November 3, 2005. On December 27, 2005 we declared a quarterly distribution of $0.28 per share of our common stock, payable on January 17, 2006, to stockholders of record as of December 30, 2005.

     On January 3, 2006, the Board approved the Company's grant of an aggregate of 6,000 shares of common stock to the independent directors as of such date in respect of their board service in 2005.

     On January 10, 2006, the Company granted to the Manager 10,522 shares and options to purchase 15,783 shares of common stock at $25.00 per share in connection with the exercise of the option granted to the initial purchasers/placement agents in the July 2005 private offering.

     On January 23, 2006, the Board approved the Company's grant of an aggregate of 6,000 shares of common stock to the independent directors as of such date in respect of their board service in 2006.

Inflation

     Virtually all of our assets and liabilities are interest rate sensitive in nature. As a result, interest rates and other factors influence our performance far more so than does inflation. Changes in interest rates do not necessarily correlate with inflation rates or changes in inflation rates. Our financial statements are prepared in accordance with GAAP and our distributions are determined by our board of directors based primarily by our net income as calculated for tax purposes; in each case, our activities and balance sheet are measured with reference to historical cost and or fair market value without considering inflation.

Quantitative and Qualitative Disclosures About Market Risk

     As of September 30, 2005, the primary component of our market risk was interest rate risk, as described below. While we do not seek to avoid risk completely, we do believe the risk can be quantified from historical experience and seek to actively manage that risk, to earn sufficient compensation to justify taking those risks and to maintain capital levels consistent with the risks we undertake.

Interest Rate Risk

     We are subject to interest rate risk in connection with our investments in hybrid adjustable-rate RMBS and our related debt obligations, which are generally repurchase agreements of limited duration that are periodically refinanced at current market rates. We mitigate this risk through utilization of derivative contracts, primarily interest rate swap agreements.

Effect on Net Interest Income

     We fund our investments in long-term, hybrid adjustable-rate RMBS with short-term borrowings under repurchase agreements. During periods of rising interest rates, the borrowing costs associated with those hybrid-adjustable rate RMBS tend to increase while the income earned on such hybrid adjustable-rate RMBS (during the fixed-rate component of such securities) may remain substantially unchanged. This results in a narrowing of the net interest spread between the related assets and borrowings and may even result in losses.

     Through September 30, 2005, we entered into three contracts of swaps or swaptions. The following table summarizes the expiration dates of these contracts and their notional amounts (in thousands):

	Expiration Date	Notional Amount

Cash Flow Hedges
Interest rate swaps
Asset	July 2007	$300,000
Liability	September 2010	125,000
Free-standing derivative
Interest rate swaption	September 2008	200,000

     Hedging techniques are partly based on assumed levels of prepayments of our fixed-rate and hybrid adjustable-rate RMBS. If prepayments are slower or faster than assumed, the life of the RMBS will be longer or shorter, which would reduce the effectiveness of any hedging strategies we may use and may cause losses on such transactions. Hedging strategies involving the use of derivative securities are highly complex and may produce volatile returns.

Extension Risk

     We invest in hybrid adjustable-rate RMBS, which have interest rates that are fixed for the first few years of the loan (typically three, five or seven) and thereafter reset periodically on the same basis as adjustable-rate RMBS. We compute the projected weighted-average life of our hybrid adjustable-rate RMBS based on assumptions regarding the rate at which the borrowers will prepay the underlying mortgages. In general, when a fixed-rate or hybrid adjustable-rate residential mortgage-backed security is acquired with borrowings, we may, but are not required to, enter into an interest rate swap agreement or other hedging instrument that effectively fixes our borrowing costs for a period close to the anticipated average life of the fixed-rate portion of the related RMBS. This strategy is designed to protect us from rising interest rates because the borrowing costs are fixed for the duration of the fixed-rate portion of the related residential mortgage-backed security.

     However, if prepayment rates decrease in a rising interest rate environment, the life of the fixed-rate portion of the related RMBS could extend beyond the term of the swap agreement or other hedging instrument. This could have a negative impact on our results from operations, as borrowing costs would no longer be fixed after the end of the hedging instrument while the income earned on the hybrid adjustable-rate RMBS would remain fixed. This situation may also cause the market value of our hybrid adjustable-rate RMBS to decline, with little or no offsetting gain from the related hedging transactions. In extreme situations, we may be forced to sell assets to maintain adequate liquidity, which could cause us to incur losses.

Hybrid Adjustable-Rate RMBS Interest Rate Cap Risk

     We also invest in hybrid adjustable-rate RMBS which are based on mortgages that are typically subject to periodic and lifetime interest rate caps and floors, which limit the amount by which the security’s interest yield may change during any given period. However, our borrowing costs pursuant to our repurchase agreements will not be subject to similar restrictions. Therefore, in a period of increasing interest rates, interest rate costs on our borrowings could increase without limitation by caps, while the interest-rate yields on our hybrid adjustable-rate RMBS would effectively be limited by caps as low as 9.8%, 9.5%, and 9.7% for our 3/1, 5/1 and 7/1 ARMs, respectively. This problem will be magnified to the extent we acquire hybrid adjustable–rate RMBS that are not based on mortgages which are fully indexed. In addition, the underlying mortgages may be subject to periodic payment caps that result in some portion of the interest being deferred and added to the principal outstanding. This could result in our receipt of less cash income on our hybrid adjustable-rate RMBS than we need in order to pay the interest cost on our related borrowings. These factors could lower our net interest income or cause a net loss during periods of rising interest rates, which would harm our financial condition, cash flows and results of operations.

Interest Rate Mismatch Risk

     We intend to fund a substantial portion of our acquisitions of hybrid adjustable-rate RMBS with borrowings that, after the effect of hedging, have interest rates based on indices and repricing terms similar to, but of somewhat shorter maturities than, the interest rate indices and repricing terms of the RMBS. Thus, we anticipate that in most cases the interest rate indices and repricing terms of our mortgage assets and our funding sources will not be identical, thereby creating an interest rate mismatch between assets and liabilities. Therefore, our cost of funds would likely rise or fall more quickly than would our earnings rate on assets. During periods of changing interest rates, such interest rate mismatches could negatively impact our financial condition, cash flows and results of operations. To mitigate interest rate mismatches, we may utilize hedging strategies discussed above.

     Our analysis of risks is based on management’s experience, estimates, models and assumptions. These analyses rely on models which utilize estimates of fair value and interest rate sensitivity. Actual economic conditions or implementation of investment decisions by our management may produce results that differ significantly from the estimates and assumptions used in our models and the projected results shown in this prospectus.

   Prepayment Risk

     Prepayments are the full or partial repayment of principal prior to the original term to maturity of a mortgage loan and typically occur due to refinancing of mortgage loans. Prepayment rates for existing RMBS generally increase when prevailing interest rates fall below the market rate existing when the underlying mortgages were originated. In addition, prepayment rates on adjustable-rate and hybrid adjustable-rate RMBS generally increase when the difference between long-term and short-term interest rates declines or becomes negative. Prepayments of RMBS could harm our results of operations in several ways. Some adjustable-rate mortgages underlying our adjustable-rate RMBS may bear initial “teaser” interest rates that are lower than their “fully-indexed” rates, which refers to the applicable index rates plus a margin. In the event that such an adjustable-rate mortgage is prepaid prior to or soon after the time of adjustment to a fully-indexed rate, the holder of the related residential mortgage-backed security would have held such security while it was less profitable and lost the opportunity to receive interest at the fully-indexed rate over the expected life of the adjustable-rate residential mortgage-backed security. Although we currently do not own any adjustable-rate RMBS with “teaser” rates, we may obtain some in the future which would expose us to this prepayment risk. Additionally, we currently own RMBS that were purchased at a premium. The prepayment of such RMBS at a rate faster than anticipated would result in a write-off of any remaining capitalized premium amount and a consequent reduction of our net interest income by such amount. Finally, in the event that we are unable to acquire new RMBS to replace the prepaid RMBS, our financial condition, cash flow and results of operations could be negatively impacted.

   Effect on Fair Value

     Another component of interest rate risk is the effect changes in interest rates will have on the market value of our assets. We face the risk that the market value of our assets will increase or decrease at different rates than that of our liabilities, including our hedging instruments.

     We primarily assess our interest rate risk by estimating the duration of our assets and the duration of our liabilities. Duration essentially measures the market price volatility of financial instruments as interest rates change. We generally calculate duration using various financial models and empirical data. Different models and methodologies can produce different duration numbers for the same securities.

     The following sensitivity analysis table shows the estimated impact on the fair value of our interest rate–sensitive investments and repurchase agreement liabilities, at September 30, 2005, assuming rates instantaneously fall 50 basis points and rise 50 basis points:

	Interest Rates Fall 50 Basis Points	Interest Rates Unchanged	Interest Rates Rise of 50 Basis Points

		(in thousands)
Hybrid Adjustable Rate RMBS
Fair value	$ 1,568,656	$ 1,544,562	$ 1,521,063
Change in fair value	24,094		(23,499)
Change as a percent of fair value	1.6%		(1.5% )

Designated and undesignated derivatives
Fair value	(3,652)	2,116	8,129
Change in fair value	(5,768)		6,013
Change as a percent of fair value	(273% )		284%

     It is important to note that the impact of changing interest rates on fair value can change significantly when interest rates change beyond 100 basis points from current levels. Therefore, the volatility in the fair value of our assets could increase significantly when interest rates change beyond 100 basis points. In addition, other factors impact the fair value of our interest rate-sensitive investments and hedging instruments, such as the shape of the yield curve, market expectations as to future interest rate changes and other market conditions. Accordingly, in the event of changes in actual interest rates, the change in the fair value of our assets would likely differ from that shown above, and such difference might be material and adverse to our stockholders.

Risk Management

     To the extent consistent with maintaining our REIT status, we seek to manage our interest rate risk exposure to protect our portfolio of RMBS and other mortgage securities and related debt against the effects of major interest rate changes. We generally seek to manage our interest rate risk by:

•	monitoring and adjusting, if necessary, the reset index and interest rate related to our MBS and our borrowings;

•	attempting to structure our borrowing agreements to have a range of different maturities, terms, amortizations and interest rate adjustment periods;

•	using derivatives, financial futures, swaps, options, caps, floors and forward sales, to adjust the interest rate sensitivity of our MBS and our borrowings; and

•	actively managing, on an aggregate basis, the interest rate indices, interest rate adjustment periods, and gross reset margins of our MBS and the interest rate indices and adjustment periods of our borrowings.

BUSINESS

Our Company

     We are a specialty finance company, formed in May 2005, that invests in real estate-related securities and various other asset classes. We intend to elect and qualify to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Our objective is to provide attractive risk-adjusted returns to our investors through a combination of dividends and capital appreciation. We intend to achieve this objective by opportunistically investing in a broad class of financial assets to construct a diversified investment portfolio that is leveraged where appropriate to achieve attractive risk-adjusted returns and that is structured to comply with the various federal income tax requirements for REIT status and the requirements for exclusion from regulation under the 1940 Act.

     We invest or intend to invest primarily in the following asset classes, either directly or through derivatives which reference the following underlying assets:

  Real estate-related securities, principally private label and agency residential mortgage-backed securities (RMBS), as well as other real estate-related securities, including commercial mortgage-backed securities (CMBS);

  Whole loan mortgages sourced through primary originators, mortgage conduits and the secondary market;

  Middle market and broadly syndicated senior secured loans;

  Tranches of other asset-backed securities (ABS), including collateralized debt obligations, or CDOs, collateralized by residential or commercial mortgage loans or other financial assets; and

  Leveraged finance instruments, including, but not limited to, high yield corporate bonds, distressed debt securities and corporate mezzanine loans and other investments, including private and public equity investments.

     Because we intend to elect and qualify to be taxed as a REIT and to operate our business so as to be excluded from regulation as an investment company under the 1940 Act, we are required to invest a substantial majority of our assets in qualifying real estate assets and other real estate-related assets, such as certain types of RMBS, loans secured by mortgages on real estate and CMBS. Therefore, the percentage of our assets we may invest in ABS, bank loans, leveraged finance instruments and other types of instruments may be limited.

     As of September 30, 2005, we had a portfolio of approximately $1.8 billion consisting primarily of agency residential mortgage-backed securities and middle market senior secured loans, as shown in the following chart:

				Weighted Average

Security Description	Estimated Fair Value	Percent of Total Investments	S&P Equivalent Rating	Coupon	Months to Reset(1)	Yield to Maturity(2)	Constant Prepayment Rate(3)

	(In thousands)
Agency:
3/1 hybrid adjustable rate
RMBS	$388,651	21.5%	AAA	4.5%	32.8	4.8%	25.1%
5/1 hybrid adjustable rate
RMBS	607,296	33.7	AAA	4.8	56.6	4.9	14.1
7/1 hybrid adjustable rate
RMBS	548,614	30.4	AAA	5.0	80.9	5.1	10.3
Other RMBS	123,906	6.9	AA-	4.5	n/a	4.5	n/a
Senior Secured Loans	108,134	6.0	B	5.8	n/a	5.8	n/a
Corporate Bonds	24,130	1.3	B-	9.2	n/a	10.5	n/a
Equity Securities	3,142	0.2	n/a	n/a	n/a	n/a	n/a

Total	$1,803,873	100.0%

(1)	Represents number of months before conversion to floating rate.
(2)	Represents the yield to date of conversion to floating rate.
(3)	Represents the estimated percentage of principal that will prepay over the next 12 months based on historical principal paydowns.

Our Formation and Structure

     We were formed as a Maryland corporation in May 2005. We completed a private offering of our common stock and our 7.25% convertible senior notes due 2010 (which we refer to as the “notes”) in July 2005, in which we raised net proceeds of approximately $183.3 million, net of purchase and placement fees, legal costs and organizational costs. Deutsche Bank Securities Inc. served as representative of the other initial purchasers/placement agents, which was comprised of The Seidler Companies Incorporated and Stifel, Nicolaus & Company, Incorporated, in connection with the private offering of common stock, and Deutsche Bank Securities Inc. acted as sole initial purchaser/placement agent in connection with the private offering of the notes. GSC Secondary Interest Fund, LLC, an affiliate of our Manager, purchased 340,000 shares of our common stock and $8,500,000 aggregate principal amount of the notes in our July 2005 private offering. In addition, in connection with the completion of our July 2005 private offering, we granted to our Manager 78,522 shares of restricted stock (68,000 shares in July 2005 and 10,522 shares in January 2006) and options to purchase 117,783 shares of our common stock with an exercise price of $25.00 per share (options to purchase 102,000 shares were granted in July 2005 and options to purchase 15,783 shares were granted in January 2006), representing in the aggregate approximately 4.7% of the outstanding shares of our common stock as of the date of this prospectus, or 2.4% if the notes are fully converted into an additional 3,916,000 shares of common stock, assuming in each case all outstanding options are exercised. As of January 23, 2006, our Manager and its affiliates including our independent directors, collectively owned 429,022 shares of our common stock, representing 10.4% of our outstanding shares of common stock, and have options to purchase an additional 117,783 shares of our common stock representing an additional 2.8% of our outstanding shares of common stock, or representing 5.3% and 1.5% of our common stock, respectively, if the notes are fully converted, and in each case, assuming all outstanding options are exercised.

     The following chart shows our structure after giving effect to the transactions described in the immediately preceding paragraph:

__________
* GSC Partners is the “doing business as” name of several related entities, including GSCP (NJ), L.P., our Manager.
1 Includes shares held by GSC Secondary Interest Fund, LLC and GSCP (NJ), L.P., and assuming full conversion of the notes and exercise of the options, this figure would be 9.4%
2 Assuming full conversion of the notes and exercise of the options, this figure would be 90.6%

Our Manager

     We are externally managed and advised by GSCP (NJ), L.P., an SEC-registered investment advisor, which we refer to as our Manager. Our Manager, together with certain affiliates, does business as GSC Partners. GSC Partners started active investment management operations in 1994, and managed approximately $9.2 billion of assets, including our assets, as of September 30, 2005. Through our relationship with GSC Partners, we benefit from GSC Partners’ investment and operational expertise across all of our targeted asset classes, mature infrastructure, broad-based deal flow, extensive relationships in the financial community and financial and capital structuring skills. In particular, these resources provide us with a wide variety of investment opportunities and access to information that assist us in making investment decisions across our targeted asset classes, which we believe provide us with a competitive advantage.

     Our Manager is responsible for administering our business activities and day-to-day operations and uses the resources of GSC Partners to support our operations. GSC Partners has well-respected and established portfolio management resources for each of our targeted asset classes and a mature infrastructure supporting those resources, including a structured finance team formed in 2005 focusing on mortgage-backed and other asset-backed securities. GSC Partners’ 12 most senior investment professionals have an aggregate of over 300 years of investment experience. We also benefit from GSC Partners’ finance and administration function, which addresses legal, compliance, and operational matters, including portfolio management, trading allocation and execution, securities valuation, risk management and information technologies in connection with the performance of our Manager’s duties.

     GSC Partners has senior management and investment advisory teams with extensive experience in identifying, financing, hedging and managing RMBS, ABS, CMBS, mezzanine financing and other alternative investments. Mr. Joseph H. Wender, our chairman, is also a managing director of GSC Partners. Mr. Frederick H. Horton, our chief executive officer, is the head of the structured finance group at GSC Partners, Mr. Thomas V. Inglesby is the head of corporate credit at our company and GSC Partners, and Mr. Daniel I. Castro, Jr, our chief investment officer, is a managing director in the structured finance group at GSC Partners. Mr. Wender has 34 years, both Mr. Horton and Mr. Castro have over 22 years, and Mr. Inglesby has over 18 years, of related investment experience.

     Pursuant to our management agreement, our Manager has formed an investment committee to advise and consult with our Manager’s senior management team with respect to our investment policies, investment portfolio holdings, financing and leveraging strategies and investment guidelines. The members of the investment committee are Mr. Alfred C. Eckert III, chairman and chief executive officer of the general partner of our Manager, who also serves as chairman of the investment committee, Mr. Wender, our chairman, Mr. Horton, our chief executive officer, Mr. Inglesby, the head of corporate credit at our company and GSC Partners, and Mr. Castro, our chief investment officer.

Our Investment Strategy

     Our objective is to provide attractive returns to our investors through a combination of dividends and capital appreciation. We seek to achieve this objective by opportunistically investing in a diversified investment portfolio of real estate-related securities and real estate loans, as well as various other asset classes, subject to maintaining our REIT status and exclusion from regulation under the 1940 Act. We believe this strategy, combined with our Manager’s experience, will assist us in creating a diversified portfolio that will provide attractive returns to investors. Additionally, we utilize GSC Partners’ structuring expertise to create custom-tailored securities designed to enhance our returns.

     We rely on our Manager’s expertise in identifying assets within our target asset classes that we believe will have relatively limited price volatility and provide consistent stable margins over the long term. Our Manager makes investment decisions based on various factors, including modeled cash flows and expected yields over a range of scenarios, relative value, modeled prepayments, defaults and loss severities, current and modeled credit fundamentals and statistics, current and projected macroeconomic considerations, current and projected supply and demand, credit and market risk concentration limits, current and projected liquidity, available financing terms, as well as maintaining our REIT qualification and exclusion from regulation under the 1940 Act.

     Our targeted asset classes and the principal investments we have made or expect to make in each are as follows, either directly or through derivatives which reference the following underlying assets:

Asset Class	Principal Investments

Real Estate-Related Securities and Whole Loans	•	RMBS
	•	Real Estate Whole Loans
	•	CMBS

Bank Loans	•	Middle Market Senior Secured Loans
	•	Broadly Syndicated Senior Secured Loans

Other ABS	•	CDOs
	•	Consumer and non-Consumer ABS

Leveraged Finance Instruments and Other Instruments	•	High Yield Corporate Bonds
	•	Distressed Debt Securities
	•	Corporate Mezzanine Loans
	•	Private and Public Equity Investments

     Following our private offering in July 2005, we invested a substantial portion of the net proceeds in U.S. government agency and AAA-rated hybrid adjustable rate RMBS pending the full implementation of our diversified investment strategy. We have started to reallocate a portion of the net proceeds from those offerings into a more diversified, less correlated portfolio of investments. We expect to complete this process by mid-2006, subject to the availability of appropriate investment opportunities.

     Because we intend to elect and qualify to be taxed as a REIT and to operate our business so as to be excluded from regulation under the 1940 Act, we are required to invest a substantial majority of our assets in real estate-related assets, such as certain types of mortgage-backed securities, or MBS, and loans secured by mortgages on real estate. See “—Operating and Regulatory Structure.”

     Although we intend to continue to focus on the investments described above, our investment decisions will depend on prevailing market conditions. As a result, we cannot predict the percentage of our assets that will be invested in each asset class or whether we will invest in other classes of investments. We may change our investment strategy and policies without a vote of our stockholders.

     The following briefly discusses the principal types of investments that we have made or expect to make.

   Real Estate-Related Securities and Whole Loans

     We invest in pass-through RMBS, which are securities representing interests in mortgage loans secured by residential real property, in which payments of both principal and interest are generally made monthly, net of any fees paid to the issuer, servicer or guarantor of the securities. Those securities represent the entire ownership interest in pools of residential mortgage loans made by lenders such as savings and loan institutions, mortgage bankers and commercial banks. A significant amount of the RMBS we hold will, at times, consist of agency and private label AAA-rated hybrid adjustable-rate RMBS. Other private label RMBS include jumbo, Alt-A, residential B/C and high loan-to-value, or LTV, loans. Agency RMBS are backed by residential real property, and their principal and interest is guaranteed by federally chartered entities such as Fannie Mae and Freddie Mac and, in the case of Ginnie Mae, the U.S. Government. Private label RMBS are also backed by residential real property, but their principal and interest is not guaranteed by any federally chartered entity or the U.S. Government.

     Adjustable rate RMBS and loans, or ARMs, have interest rates that reset periodically, typically every six or 12 months. Because the interest rates on ARMs adjust periodically based on market conditions, ARMs tend to have interest rates that do not significantly deviate from current market rates. This in turn can cause ARMs to have less price sensitivity to interest rates.

     Hybrid ARMs have interest rates that have an initial fixed period (typically three, five or seven) and thereafter reset at regular intervals in a manner similar to traditional ARMs. Prior to the first interest rate reset date, hybrid ARMs have a price sensitivity to interest rates similar to that of a fixed-rate mortgage with a maturity equal to the period prior to the first reset date. After the first interest rate reset date occurs, the price sensitivity of a hybrid ARM resembles that of a non-hybrid ARM. However, because many hybrid ARMs are structured with a relatively short initial fixed interest rate period, during that limited fixed rate period, the hybrid ARMs, price sensitivity may be low.

     The investment characteristics of pass-through RMBS differ from those of traditional fixed-income securities. The major differences include the payment of interest and principal on the RMBS, as described above, and the possibility that principal may be prepaid on the RMBS at any time due to prepayments on the underlying mortgage loans. These differences can result in significantly greater price and yield volatility than is the case with traditional fixed-income securities. On the other hand, the guarantees on agency RMBS from Fannie Mae, Freddie Mac and, in the case of Ginnie Mae, the U.S. government, provide reasonable assurance that the investor will be ultimately repaid the principal face amount of the security.

     Mortgage prepayments are affected by factors including the level of interest rates, general economic conditions, the location and age of the mortgage, and other social and demographic conditions. Generally, prepayments on pass-through RMBS increase during periods of falling mortgage interest rates and decrease during periods of stable or rising mortgage interest rates. Reinvestment of prepayments may occur at higher or lower interest rates than the original investment, thus affecting the overall yield on our portfolio.

     We anticipate investing in real estate-related whole loans (mortgage loans secured by residential real property) through direct purchases from originators or banks and in the secondary market. We anticipate purchasing whole loans directly from originators or banks with whom we have relationships meeting our customized criteria and arranging for third party servicing. We believe that the resulting customized whole loan pools provide attractive risk-adjusted returns relative to currently available RMBS.

     We also invest in pass-through CMBS, which evidence ownership interests in a single commercial mortgage loan or a pool of mortgage loans secured by commercial properties. Besides pass-through RMBS, whole loans and pass-through CMBS, we invest in RMBS and CMBS that are secured by a pool of real property mortgage loans, but which are not pass-through interests. Such interests may consist of either equity or debt tranches in a vehicle that holds a pool of mortgage loans. These securities may be senior, subordinated, investment grade or non-investment grade. We invest in these types of securities in order to obtain current income and where we consider the return of principal to be likely.

     The yields on RMBS and CMBS depends on the timely payment of interest and principal due on the underlying mortgage loans and defaults by the borrowers on such loans may ultimately result in deficiencies and defaults on the RMBS or CMBS. In the event of a default, the trustee for the benefit of the holders of RMBS or CMBS has recourse only to the underlying pool of mortgage loans and, if a loan is in default, to the mortgaged property securing such mortgage loan. After the trustee has exercised all of the rights of a lender under a defaulted mortgage loan and the related mortgaged property has been liquidated, no further remedy will be available. However, holders of relatively senior classes of RMBS or CMBS will be protected to a certain degree by the structural features of the securitization transaction within which such securities were issued, such as the subordination of the relatively more junior classes of the RMBS or CMBS.

     In some cases, a debt interest in a non-pass-through pool of mortgage loans may not constitute a “real estate asset” for the purposes of certain REIT qualification tests under the Internal Revenue Code.

     As of September 30, 2005, we had approximately $1.7 billion in real estate-related securities with a weighted average annual coupon rate of 4.8%.

     We also invest in securities of other REITs, including equity, preferred stock and debt, and as of September 30, 2005, we had investments in public equity securities of other REITs totaling approximately $3.1 million.

   Bank Loans

     We invest in senior secured bank loans to middle market companies. We believe that lending to middle market companies provides attractive risk-adjusted returns because these companies generally have more limited access to capital markets than larger, more liquid issuers. Middle market loans generally have wider credit spreads than larger institutional loans, are part of more conservative capital structures and have more attractive security packages. These loans may also include revolving credit facilities. The loans generally have maturities of five to eight years and have limited amortization of principal. These loans generally include restrictive financial and operating covenants. The loans generally have a floating rate of interest tied to either the prime rate or LIBOR.

     We also invest in more broadly syndicated, larger leveraged loans. These broadly syndicated loans are typically publicly rated and have greater liquidity than middle market loans. These loans may also include revolving credit facilities. A significant number of these loans are secured by mortgages or liens on assets. The loans generally have maturities of five to eight years and have limited amortization of principal. These loans generally include certain restrictive financial and operating covenants. The loans generally have a floating rate of interest tied to either the prime rate or LIBOR.

     A significant number of our bank loans are made to below-investment grade issuers.

     As of September 30, 2005, we had invested approximately $107.9 million in bank loans consisting of middle market senior secured loans.

   Collateralized Debt Obligations

     We intend to invest in the debt and/or equity tranches of CDOs to gain exposure to bank loans, corporate bonds, ABS, ABS derivatives and other instruments and/or to secure better financing terms for us. Because of GSC Partners’ experience in structuring and managing CDOs, we believe we have a competitive advantage in analyzing investment opportunities in CDOs and developing new and innovative structures tailored to our objectives and constraints. To avoid any actual or perceived conflicts of interest with our Manager or GSC Partners, an investment in any CDO structured or managed by our Manager or GSC Partners must be approved by a majority of our outside board members in accordance with our conflict of interest policy.

     In general, CDO issuers are special purpose vehicles that hold a portfolio of income-producing assets financed through the issuance of rated debt securities of different seniority, and equity. The debt tranches are typically rated based on cash flow structure, portfolio quality, diversification and credit enhancement. The equity securities issued by the CDO vehicle are the “first loss” piece of the CDO vehicle’s capital structure, but they are also generally entitled to all residual amounts available for payment after the CDO vehicle’s senior obligations have been satisfied. Some CDO vehicles are “synthetic,” in which the financial characteristics of the collateral pool are transferred to the CDO vehicle by means of a credit derivative such as a credit default swap. CDOs generally represent attractive non-recourse financing to the holder of the residual tranche. CDO structures may create leverage that is higher than other financing techniques such as repurchase agreements or warehouse facilities, but the debt is typically non-recourse and does not have mark-to-market triggers for posting of additional collateral.

As of September 30, 2005, we had not invested in any CDO tranches.

   Other ABS

     We also intend to invest in consumer Asset Backed Securities, or ABS. These securities are generally securities for which the underlying collateral consists of assets such as home equity loans, credit card receivables and auto loans. We also invest in non-consumer ABS. These securities are generally secured by loans to businesses and consist of assets such as equipment loans, truck loans and agricultural equipment loans. Issuers of consumer and non-consumer ABS generally are special purpose entities owned or sponsored by banks and finance companies, captive finance subsidiaries of non-financial corporations or specialized originators such as credit card lenders.

     As of September 30, 2005, we had we had not invested in any consumer and non-consumer ABS.

   High Yield Corporate Bonds

     High yield corporate bonds are below investment grade debt obligations of corporations and other nongovernmental entities. To the extent we invest in these bonds, a significant portion is generally not secured by mortgages or liens on assets. A substantial portion may have an interest-only payment schedule, with the principal amount remaining outstanding until the bond’s maturity. High yield bonds are typically issued by companies with significant financial leverage.

     As of September 30, 2005, we had invested in high yield corporate bonds with a fair market value of $24.1 million.

   Distressed Debt Securities

     We intend to make investments in debt securities and other obligations of distressed companies. These securities may be performing or non-performing, and generally trade at substantial discounts to par. Our investments in these securities have one or more of the following characteristics:

  instruments that trade at a significant discount to the underlying asset value;

  instruments that trade at a low multiple of the average and expected cash flow generated by the issuer;

  instruments that trade at a high yield-to-maturity based on the expected events facing the issuer; and/or instruments that provide a significant amount of current income based on the coupon rate and expected continuation of interest payments, as well as other characteristics.

     In making investment decisions, we focus on credit fundamentals of the instrument rather than short-term trading characteristics. Certain of these securities may be converted to equity holdings through a balance sheet restructuring.

     We may own distressed debt securities through a TRS. As a result, income from such securities likely will be subject to United States corporate income tax, if the TRS is a domestic corporation.

     As of September 30, 2005, we had not invested in any distressed debt securities.

   Corporate Mezzanine Loans

     Corporate mezzanine loans usually rank subordinate in priority of payment to senior debt, such as senior bank debt, and are often unsecured. However, corporate mezzanine loans rank senior to common and preferred equity in a borrower’s capital structure. Corporate mezzanine loans often have elements of both debt and equity instruments, offering the fixed returns in the form of interest payments and principal payments associated with senior debt, while providing lenders an opportunity to participate in the capital appreciation of a borrower, if any, through an equity interest. This equity interest typically takes the form of warrants. Due to their higher risk profile, and often less restrictive covenants, as compared to senior loans, corporate mezzanine loans generally earn a higher return than senior secured loans.

     As of September 30, 2005, we had not invested in any corporate mezzanine loans.

   Other Investments

     We also invest opportunistically in other types of investments within our Manager’s core competencies, including those discussed below.

     Private & Public Equity Investments. To a lesser extent, subject to maintaining our qualification as a REIT, we also may invest from time to time in equity securities, which may or may not be related to real estate. We will follow a value-oriented investment approach and focus on the anticipated future cash flows generated by the underlying business, discounted by an appropriate rate to reflect both the risk of achieving those cash flows and the alternative uses for the capital to be invested. We will also consider other factors such as the strength of management, the liquidity of the investment, the underlying value of the assets owned by the issuer, and prices of similar or comparable securities.

     We may hold all or a portion of our private and public equity investments through a TRS. To the extent that we do so, the income from such investments will be subject to corporate income tax if the TRS is a domestic corporation.

     As of September 30, 2005, we had not invested in any private or public equity securities other than our investment in the securities of other REITs, totaling approximately $3.1 million, as described above under “—Real Estate-Related Securities and Whole Loans.”

     Investment Grade Corporate Bonds and Related Derivatives. Investment grade corporate bonds are debt obligations of corporations and other non-governmental entities rated Baa3 and BBB — or higher. To the extent we invest in these bonds, a material amount of the holdings will generally not be secured by mortgages or liens on assets. A substantial portion of the investment grade corporate bonds we may hold may have an interest-only payment schedule, with the principal amount staying outstanding and at risk until the bond’s maturity. As of September 30, 2005, we had not invested in any investment grade corporate bonds or related derivatives.

     Government Bonds and Related Derivatives. We may invest in bonds issued or guaranteed by the U.S. government or any instrumentality thereof, as well as bonds of major non-U.S. governments and their instrumentalities. We may invest in these bonds both for cash management purposes and as part of hedging and arbitrage strategies that involve the use of interest rate derivatives, such as swaps, options, caps, floors and futures. As of September 30, 2005, we had not invested in any government bonds or related derivatives.

     European Leveraged Securities. We may purchase bank loans and mezzanine securities of Western European issuers. A significant amount of these loans may be secured by mortgages or liens on assets. As of September 30, 2005, we had not invested in any bank loans or mezzanine securities of Western European corporations.

     Certain of these loans have an interest-only payment schedule, with the principal amount remaining outstanding and at risk until the maturity of the loan. These securities include restrictive financial and operating covenants.

     We may hold some of the foregoing investments through a TRS. To the extent that we do so through a domestic TRS, the income from such investments will be subject to corporate income tax.

Our Investments

     As of September 30, 2005, we had acquired the following investments:

     Real Estate-Related Securities and Whole Loans. As of September 30, 2005, we had invested $1.7 billion in real estate-related securities. Following is a summary of our investments in real estate-related securities as of September 30, 2005:

			Weighted

Security Description	Estimated Fair Value	Percent of Total Investments	Coupon	Months to Reset(1)	Yield to Maturity(2)	Constant Prepayment Rate(3)

	(In thousands)
3/1 hybrid adjustable rate RMBS	$388,651	21.5%	4.5%	32.8	4.8%	25.1%
5/1 hybrid adjustable rate RMBS	607,296	33.7	4.8	56.6	4.9	14.1
7/1 hybrid adjustable rate RMBS	548,614	30.4	5.0	80.9	5.1	10.3
Other RMBS	123,906	6.9	4.5	n/a	4.5	n/a
Other real estate related securities	3,142	0.2	n/a	n/a	n/a	n/a

Total	$1,671,609	92.7%

(1)	Represents number of months before conversion to floating rate.
(2)	Represents the yield to date of conversion to floating rate.
(3)	Represents the estimated percentage of principal that will prepay over the next 12 months based on historical principal paydowns.

     Middle Market Senior Secured Loans. As of September 30, 2005, we had invested approximately $107.9 million in middle market senior secured loans with a weighted average coupon rate of approximately 6.1% .

      Collateralized Debt Obligations. As of September 30, 2005, we had not invested in any CDO tranches.

      Other ABS. As of September 30, 2005, we had not invested in any consumer and non-consumer ABS.

     High Yield Corporate Bonds. As of September 30, 2005, we had invested in high yield corporate bonds with a fair market value of $24.1 million

      Distressed Debt Securities. As of September 30, 2005, we had not invested in any distressed debt securities.

     Corporate Mezzanine Loans. As of September 30, 2005, we had we had not invested in any corporate mezzanine loans.

     Private and Public Equity Investments. As of September 30, 2005, we had not invested in any private equity securities, and investments in public equity securities, including the securities of other REITs, totaled approximately $3.1 million.

     Repurchase Agreements. As of September 30, 2005, we had outstanding repurchase obligations under repurchase agreements with four counterparties totaling $1.5 billion with a weighted-average current borrowing rate of 3.8% .

Recent Developments

     GSC ABS CDO 2005-1. On January 12, 2006, GSC Capital Corp. TRS Delaware Holdings, Inc. purchased $25.0 million in aggregate principal amount, or 100%, of the Subordinated Notes Due 2045 issued by GSC ABS CDO 2005-1, Ltd. and GSC ABS CDO 2005-1, Corp., as co-issuers. These notes are the lowest-ranking securities of a CDO transaction secured by a pool of synthetic mezzanine asset-backed obligations, including ABS, RMBS, CMBS and other CDO securities as reference obligations, managed by GSC Partners.

     GSC Capital Corp. Loan Funding 2005-1. On January 18, 2006, GSC Capital Corp. purchased $21.3 million in aggregate principal amount, or 100%, of the Class E Deferrable Floating Rate Notes Due 2020, and $16.2 million in aggregate principal amount, or 100%, of the Class F Deferrable Floating Rate Notes Due 2020, issued by GSC Capital Corp. Loan Funding 2005-1 and GSC Loan Funding 2005-1, Corp., as co-issuers. The Class E and Class F notes are the two lowest-ranking classes of notes of a CLO transaction secured by a pool of asset-backed loans and bonds, managed by GSC Partners. Simultaneously with GSC Capital Corp.’s purchase of the notes, GSC Capital Corp. TRS Delaware Holdings, Inc. purchased $24.0 million in aggregate amount, or 100%, of the Preferred Shares issued by GSC Capital Corp. Loan Funding 2005-1.

     GSC Capital Corp ABS Funding 2005-1. In August 2005, we formed an SPV, GSC Capital Corp ABS Funding 2005-1, to engage in a potential CDO transaction, which will be managed by GSC Partners. The CDO transaction is expected to be secured by fixed and floating rate asset-backed securities and derivative contracts, the reference obligations for which are fixed and floating rate asset-backed securities (collectively, “Securities”). Subject to regulatory and market considerations, this CDO transaction is proposed to close in the first quarter of 2006. Goldman, Sachs & Co. has agreed to provide structuring advice, and it is anticipated that it will act as exclusive placement agent of the notes to be issued. We anticipate investing in the unrated subordinated securities. Pursuant to a warehousing arrangement, Goldman Sachs Mortgage Company has agreed to lend 100% of the purchase price of the floating rate Securities that go into the facility up to $500 million. GSC Capital Corp posted $10 million of collateral to serve as security for up to $250 million of warehoused floating rate Securities and is required to post an additional $10 million if the warehoused floating rate Securities exceed $250 million. As of December 31, 2005, approximately $195.4 million of Securities were warehoused on behalf of GSC Capital Corp ABS Funding 2005-1. In the event that, as a result of market considerations or material adverse change, we do not close the CDO transaction, we would effect the sale of the warehoused floating rate Securities and bear any net realized loss up to $50 million, including the then posted collateral amount, and be entitled to any net realized gain. We would not have the benefit of, or be responsible for, any net gain or loss with respect to the acquisition of fixed rate Securities.

     We paid a quarterly distribution of $0.28 per share of our common stock on November 3, 2005. On December 27, 2005 we declared a quarterly distribution of $0.28 per share of our common stock, payable on January 17, 2006, to stockholders of record as of December 30, 2005.

     On January 3, 2006, the Board approved the Company’s grant of an aggregate of 6,000 shares of common stock to the independent directors as of such date in respect of their board service in 2005.

     On January 10, 2006, the Company granted to the Manager 10,522 shares and options to purchase 15,783 shares of common stock at $25.00 per share in connection with the exercise of the option granted to the initial purchasers/placement agents in the July 2005 private offering.

     On January 23, 2006, the Board approved the Company’s grant of an aggregate of 6,000 shares of common stock to the independent directors as of such date in respect of their board service in 2006.

Our Business Strengths

   Leading Investment Advisor

     Our Manager has a long history of strong performance across a broad range of asset classes and sectors. The collective experience of the 12 most senior investment professionals of GSC Partners, which totals over 300 years, includes investing in corporate credit and distressed debt, mezzanine financing and private equity, structuring and marketing ABS, MBS, CDOs and other securitized assets. Because many of these investment strategies are used by us, we benefit from this varied expertise. GSC Partners leverages its expertise in CDO structures by customizing securities for us as well as by financing certain portions of the portfolio on a basis that attempts to match liabilities with assets. We believe that GSC Partners’ expertise across a broad array of asset classes differentiates it from its peers. We believe that its credit-based investment process, extensive experience in a broad array of asset classes, experience in structured finance and access to diverse origination and sourcing channels give it competitive advantages in the market from which we may benefit.

   Diversified Credit-Oriented Investment Strategy

     Through the use of GSC Partners' credit based investment approach which is based on rigorous quantitative and qualitative analysis, we seek to minimize principal loss while maximizing risk-adjusted returns. We believe that our affiliation with GSC Partners offers us an attractive opportunity to invest in these alternative assets and leverage its credit analysis expertise for the benefit of our stockholders. Our MBS portfolio is comprised of private label as well as agency RMBS and home equity securities diversified across rating tranches. Additionally, we will source customized pools of whole residential mortgage loans that are screened through our proprietary analytical models and then securitized to enable more efficient financing. We also seek to add further diversification and enhance the return of our core portfolio of real estate-related securities and loans by investing in alternative assets, including ABS, middle market leveraged loans, high yield bonds, distressed debt, mezzanine financing and private equity.

   Experienced Management Team

     We believe that the extensive experience of our management and GSC Partners’ asset management professionals provides us with investment opportunities and experience across all of our targeted asset classes. The structured finance group at GSC Partners is headed by Mr. Frederick H. Horton, our chief executive officer. He has over 22 years of experience as an innovator and leader in the MBS, ABS, CDO and other securitized financial asset markets, having structured and marketed 24 CDO transactions over the past 13 years totaling over $18 billion. Mr. Thomas V. Inglesby, a member of our investment committee, is the head of corporate credit at our company and GSC Partners. He has over 18 years of related experience. Mr. Daniel I. Castro, Jr., our chief investment officer, has over 22 years of experience in structured finance products and was, until 2004, on the Institutional Investor All-American Fixed Income Research Team every year since inception in 1992. Ms. April M. Spencer, our chief financial officer, secretary and treasurer, has over 6 years of fixed income products experience and until recently managed the finance and operational functions of GSC Partners’ control distressed debt business. Mr. Edward S. Steffelin, our president, has 9 years of structured finance experience and, since 2005, has managed GSC Partners’ structured credit hedge fund. GSC Partners has a very strong record of employee retention. Since early 1999, GSC Partners has had only two senior investment professionals depart the firm who completed their 90-day evaluation period (one vice president and one partner). This continuity of professionals has allowed for efficiency of operations and retention of valuable knowledge. GSC Partners has over 55 investment professionals who are available to support our investments.

   Experienced Investment Committee and Board of Directors

     Our Manager has formed an investment committee to advise and consult with our Manager’s senior management team with respect to our investment policies, investment portfolio holdings, financing and leveraging strategies and investment guidelines. The current members of the investment committee are Mr. Alfred C. Eckert III, chairman and chief executive officer of the general partner of our Manager, who also serves as chairman of the investment committee, Mr. Joseph H. Wender, our chairman, Mr. Frederick H. Horton, our chief executive officer, Mr. Thomas V. Inglesby, our head of corporate credit, and Mr. Daniel I. Castro, Jr., our chief investment officer. Mr. Eckert founded GSC Partners in 1994 and has over 30 years of related experience, including experience as the co-

head of the merchant bank and founding the leveraged buyout department at Goldman Sachs. Mr. Wender has 34 years of related experience, including over 10 years as the head of the financial institutions group at Goldman Sachs. The collective experience of the investment committee, which totals approximately 130 years, includes investing in corporate credit, structuring and marketing ABS, MBS, CDO and other securitized assets as well as investing in distressed debt, mezzanine loans and private equity. The primary focus of the investment committee is to review and approve our investment policies and to review and approve our investment portfolio holdings and related compliance with investment policies.

     Our board of directors currently consists of our chairman, Mr. Joseph H. Wender, our chief executive officer, Mr. Frederick H. Horton, Mr. Robert F. Cummings, Jr., a managing director of GSC Partners, and our independent directors, Ms. Stacy Cooper and Messrs. William K. Komperda, Richard T. Millard and Barry L. Zubrow. We believe our management team and our board of directors provide us with a competitive advantage through their experience, network of financial and real estate industry contacts and investment ideas.

   Access to GSC Partners’ Infrastructure

     We have access to GSC Partners’ finance and administration function which addresses legal, compliance, and operational matters and promulgates and administers comprehensive policies and procedures regarding important investment advisor matters, including portfolio management, trading allocation and execution, securities valuation, risk management and information technologies in connection with the performance of our Manager’s duties. We believe that the finance and administrative infrastructure established by GSC Partners is an important component of a complex investment vehicle such as a REIT. These systems support and are integrated with our portfolio management functions. GSC Partners has over 125 employees, including over 55 investment professionals, who are available to support our operations.

     We also have the benefit of the experience of GSC Partners’ senior professionals and members of its advisory board, many of whom have served on public and private company boards of directors and/or served in other senior management roles. We believe that this experience is also valuable to our Manager and to us.

   Extensive Relationships and Deal Flow

     We capitalize on the proprietary and diverse deal-sourcing opportunities that we believe GSC Partners brings to us as a result of its investment experience in our targeted asset classes as well as its extensive network of contacts in the financial community, including financial sponsors, merger and acquisition advisory firms, investment banks, capital markets desks, lenders, CDO investors and other financial intermediaries and sponsors. We also benefit from GSC Partners’ strong relationships with mortgage originators and specialists in structured and securitized products. In addition, through its other activities, GSC Partners is regularly in contact with portfolio company management teams that can help provide additional insights on a wide variety of companies and industries.

   Alignment of Interests between GSC Partners and Our Investors

     An affiliate of our Manager invested a total of $17 million in shares of our common stock and notes in our July 2005 private offering. In addition, our Manager has agreed to receive at least 10% of its incentive management fee under our management agreement in shares of our common stock, provided that our Manager may not receive payment of its incentive management fee in shares of our common stock if such payment would result in our Manager and its affiliates owning directly or indirectly more than 20% of our outstanding common stock. Our Manager and its affiliates have also generally agreed not to transfer those shares prior to one year after the date they are acquired. In addition, in connection with the completion of our July 2005 private offering, we granted to our Manager 78,522 shares of restricted stock and an option to purchase 117,783 shares of our common stock, with an exercise price of $25 per share, representing in the aggregate approximately 4.7% of the shares that are currently outstanding assuming all outstanding options are exercised. These shares and this option will vest or become exercisable in three equal annual installments beginning on the first anniversary of the closing date of our July 2005 private offering. In addition, we will automatically grant to our Manager, subject to certain exceptions, at the end of each fiscal quarter additional restricted stock and options in the same proportion as the initial grant to our Manager in an aggregate amount equal to 5% of any shares of common stock issued during that quarter in connection with the conversion of the notes. Our Manager does not currently intend to, but reserves the right in its discretion to, allocate these shares and these options or interests therein to its officers, employees and other individuals who provide services to us. We believe this investment and these arrangements provide an incentive for our Manager and GSC Partners to maximize returns to our stockholders and focus on the interests of our investors.

GSC Partners

     GSC Partners had approximately $9.2 billion of assets, including our assets, under management as of September 30, 2005. GSC Partners specializes in credit-based alternative investment strategies, including structured finance, corporate credit, control distressed debt investing, and mezzanine lending. GSC Partners is privately owned primarily by certain of the senior professionals who manage it, has more than 125 employees, including over 55 investment professionals, and has offices in New Jersey, New York, California and London.

     GSC Partners was founded in 1994 by Mr. Alfred C. Eckert III. Its senior officers and advisors are, in many cases, longtime colleagues who have worked together extensively at institutions including Goldman Sachs and The Blackstone Group. Through the combined experience of these individuals, GSC Partners identifies sectors of the credit markets that it believes to be attractive. GSC Partners generally invests its own capital alongside the capital of its clients. Over the years, GSC Partners’ senior professionals have developed an extensive international network of executives, financing sources, agencies, brokers and banks, all of which serve as sources of investment ideas and opportunities. In addition, GSC Partners sources a significant number of investment opportunities through firm activities including proactive screening and research.

   Structured Finance Team

     GSC Partners’ structured finance team was formed in March 2005 to invest in a full range of ABS, CMBS and RMBS securities. These investments may be made directly or through CDOs. GSC Partners seeks to add value through detailed fundamental and quantitative credit and prepayment analysis and modeling, issuer and servicer due diligence and comprehensive credit surveillance. The members of GSC Partners’ structured finance team have extensive experience with CDO structures and their broad relationships with CDO bankers, rating agencies and investors globally enable them to obtain attractive term financing for the CDOs. GSC Partners’ absolute return strategies focus on investments in CDO equity and debt, using carefully targeted short positions to reduce idiosyncratic risks, exploit mispricing and preserve capital. GSC Partners believes that CDOs are a relatively young, complex and rapidly evolving sector that offer access to unique, professionally sourced and monitored pools of assets, financed at attractive rates through the issuance of rated term debt. CDOs are designed to take advantage of the difference between the CDO’s investment grade borrowing costs and the higher yields on the underlying investments.

   Corporate Credit Group

     GSC Partners’ corporate credit group manages diversified portfolios of broadly syndicated and middle market loans and high yield corporate bonds primarily through CDO structures in both the United States and Europe. GSC Partners’ selective investment process is characterized by detailed business and financial analysis targeting securities which it believes to be attractively priced, hold relatively senior positions in the capital structure, and have low leverage through the purchased debt tranche. GSC Partners seeks to invest in securities issued by industry leaders with sustainable market shares in attractive sectors.

     GSC Partners’ control distressed debt investment strategy is to gain control by acquiring the distressed debt securities of operationally sound, but overleveraged, small to medium-sized companies. GSC Partners seeks to improve the companies’ balance sheets through bankruptcy or a consensual financial restructuring. The acquired debt securities are converted into new “restructured” equity at a cost basis that generally represents attractive acquisition valuations. GSC Partners’ control orientation to distressed debt investing differentiates GSC Partners from typical leveraged buy-out firms and has assisted GSC Partners in acquiring private equity holdings at generally attractive valuations.

     In addition, GSC Partners provides mezzanine capital in Europe in the form of subordinated debt and preferred equity to support financial sponsors, corporations and others seeking to finance leveraged buyouts, strategic acquisitions, growth strategies or recapitalizations.

     Some or all of these investment strategies of GSC Partners have been or are expected to be used by us and have been or are expected to be structured to comply with the various federal income tax requirements for REIT status and the requirements for exclusion from regulation under the 1940 Act.

   GSC Partners Portfolio Management

     GSC Partners has over 10 years of operational experience as an investment advisor, including over 4 years as a registered investment advisor. Over this time frame, GSC Partners has built significant portfolio management and infrastructure resources to support its investment funds. GSC Partners’ portfolio management resources and infrastructure are scalable to service our activities.

     Areas of specialization at GSC Partners include control distressed debt, middle market and broadly syndicated loans, high yield bonds, domestic and European mezzanine finance and structured finance securities (including ABS, RMBS, CMBS, and CDOs). Each of these areas employs a team of portfolio managers, analysts, traders and support staff to implement and execute its strategy. GSC Partners has over 125 employees including over 55 investment professionals.

     GSC Partners traditionally makes its buy, sell and hold decisions for each asset type by developing a consensus among the members of the relevant team. Team recommendations for acquisitions of securities by any GSC Partners investment group are typically presented to the relevant investment committee for approval. In the case of GSC Capital Corp., we will form an investment committee to advise and consult with our Manager’s senior management team with respect to our investment policies, investment portfolio holdings, financing and leveraging strategies and investment guidelines. Each team meets regularly to review trends and developments in its asset classes and make specific portfolio decisions. GSC Partners believes that this approach promotes decision-making discipline, reduces the reliance on any one individual, and brings more information flow to bear on particular securities and industries. Additionally, monthly and quarterly status reports documenting recent development and performance of the various business units, are disseminated to members of GSC Partners’ senior management in order to promote information flow and access the expertise and experience of the various subject matter experts throughout the firm.

   Portfolio Management Infrastructure

     We benefit from GSC Partners’ portfolio management infrastructure and experience in managing investment vehicles. We believe that successful portfolio management, particularly of complex vehicles such as a REIT, requires a robust infrastructure, and GSC Partners has built an administrative and operating infrastructure and resources that directly support its portfolio teams. GSC Partners currently employs more than 100 individuals, many of them professional level employees, in the following areas:

•	Accounting and finance

•	Operations

•	Technology systems

•	Legal and compliance

   Legal and Compliance

     GSC Partners’ compliance function is headed by our Manager’s chief compliance officer, who along with the chief financial officer and the vice president, compliance, comprise the compliance committee. Our Manager has also formed a risk and conflicts committee to address, among other things, conflicts of interest. The risk committee, comprised of the chief financial officer, outside legal counsel, the vice chairman of our Manager and a managing director of our Manager (who serves as chairman of the risk committee) work with the compliance committee in connection with the identification and monitoring of operating risks and conflicts of interests and the formulation and implementation of policies and procedures designed to mitigate such risks and conflicts of interest.

Investment Sourcing

     A key to our success is in sourcing attractively priced assets that are consistent with the applicable REIT tax rules and the 1940 Act. With GSC Partners’ over 10 years of operating history and a diversified alternative investment expertise, we believe we have access to attractive investment opportunities. Our board has four professionals, each of whom has more than 20 years of experience in the financial markets and they can leverage their extensive relationships to our benefit. Moreover, as GSC Partners has experience in many asset classes, the investment concentrations can shift proportionally to those areas where we believe value exists in assets that we can source.

Investment Process

     Our investment process benefits from the resources and professionals of our Manager and GSC Partners. The investment process is managed by an investment committee consisting of five senior members of GSC Partners and includes our chairman, chief executive officer, head of corporate credit and chief investment officer. The investment committee operates under investment guidelines and consults periodically to develop a set of preferences for sectors and sub-sectors, with a strong emphasis on credit performance characteristics. The primary focus of the investment committee is to review and approve our investment policies and to review and approve our investment portfolio holdings and related compliance with investment policies.

     Our Manager has a focused investment team for each of our targeted asset classes. Each investment team performs a qualitative and quantitative analysis to evaluate suitable opportunities based on the guidelines developed and maintained by the investment committee. Our investment process is tailored by sector and includes sourcing and screening of investment opportunities, credit and prepayment analysis, due diligence, legal structure review, servicer/originator review and investment structuring, as appropriate, to seek an attractive return commensurate with the risk we are bearing. Upon identification of an investment opportunity, the investment is screened and monitored to determine its impact on maintaining our REIT qualification and our exclusion from regulation under the 1940 Act. Finally, the members of the investment committee generally review and approve investments before commitment of capital, as may be required by the investment guidelines. We seek to make investments in sectors where our Manager has strong core competencies and where we believe credit risk and expected performance can be reasonably quantified. Our investment process generally includes several levels of review prior to approval of an investment as well as some or all of the following processes and tasks:

Process	Tasks
Initial investment screening	•	Determine investment sector preferences
	•	Form macroeconomic view
	•	Assess risk tolerance

Investment suitability	•	Issuer analysis
	•	Evaluation of structure
	•	Consider relative value
	•	Assess REIT status and 1940 Act exclusion suitability

Investment review	•	Review investment offering materials
	•	Rating review of single and split ratings

Process	Tasks
Deal analysis	•	Evaluate expected cash flows under a range of base case and stress scenarios
	•	Analyze collateral performance triggers and related collateral protections
	•	Review historical collateral performance and prepayment dynamics
	•	Review idiosyncratic collateral risk factors
	•	Review originator and servicer ratings and financial strength
	•	Perform breakeven analysis and stress testing under a range of scenarios
	•	Assess adequacy of credit enhancement

Compliance	•	Ensure REIT compliance
	•	Ensure exclusion from regulation under 1940 Act

Investment approval	•	Discuss investment’s creditworthiness
	•	Perform relative value analysis
	•	Determine commitment amount

Legal review	•	Review of legal agreements by counsel
	•	Consider ability to pledge investment
	•	Consider tax issues

Investment monitoring	•	Monitor investment performance
	•	Provide real feedback to investment committee and investment teams

Credit Analysis

     We benefit from GSC Partners’ experience in credit analysis. The credit analysis process is driven by extensive research that focuses on the following key areas:

Collateral Analysis	Default probability, loss severity, prepayment and refinancing dynamics.

Servicer Analysis	Track record, balance sheet support and access to capital.

Structural Analysis	Position in capital structure, covenant protection and board representation, triggers and related collateral protections.

Sector Analysis	Cyclicality and macro trends, market conditions, demographics, value chain and ratings stability.

Borrower/Company/Management Evaluation	Industry position, competitive analysis, size, diversification, cost structure and financial condition.

Resolution of Potential Conflicts of Interest; Equitable Allocation of Investment Opportunities

     Our Manager has agreed to offer us the right to participate in all investment opportunities that it determines are appropriate for us in view of our investment objectives, policies and strategies and other relevant factors, subject to the exception that, in accordance with GSC Partners’ conflict of interest policy, we might not participate in each such opportunity but will on an overall basis equitably participate with GSC Partners’ other clients. In certain limited cases, our Manager is limited in its ability to present a particular investment opportunity to us. For instance, in the case of European Mezzanine lending, our Manager has agreed to allocate to one of its investment vehicles certain minimum amounts pursuant to a specific formula with respect to investments in that asset class, and that no allocation to any other investment vehicle, including us, may be made unless and until such minimum allocation has been met. This provision limits our Manager’s ability to allocate such investment opportunities to us. We do not expect these limited cases to materially adversely impact our Manager’s ability to present investment opportunities to us and our Manager has agreed that any other investment vehicle created or managed by it or by its affiliates shall not have any contractual right to receive priority in allocation of investments in ABS, MBS, CDO equity and non-distressed middle market loans.

     Our Manager has historically managed investment vehicles with similar or overlapping investment strategies and has a conflict-resolution policy in place so that we may generally share equitably with other GSC Partners investment vehicles in investment opportunities, particularly those involving a security with limited supply, that may be suitable for us and such other investment vehicles. The policy permits departure from such equitable allocation only if the allocation would result in an inefficiently small amount of the security being purchased for an account.

     Our Manager’s allocation procedures seek to allocate investment opportunities among the investment vehicles of GSC Partners in the fairest possible way. Past performance of particular investment vehicles will not be considered in determining trade allocations. If two or more investment vehicles with overlapping investment strategies are still in their investment periods, an available investment opportunity will generally be allocated based on the provisions governing allocations of investment opportunities in the relevant organizational documents. In the absence of such provisions, the portfolio manager will determine the allocation by considering, among other things, the following factors and the weight that should be given with respect thereto: (1) the investment guidelines and/or restrictions set forth in the applicable organizational documents; (2) the risk and return profile of the investment vehicle; (3) the suitability/priority of a particular investment for the investment vehicle; (4) if applicable, the target position size of the investment for the investment vehicle; and (5) the level of available cash for investment with respect to the particular investment vehicle.

     Our Manager has designed a compliance program to monitor its conflict-resolution policies and procedures and regularly evaluates the effectiveness of such policies and procedures.

     The policies of our Manager that apply to the management of our portfolio include controls for:

     Order-Aggregation — Orders for the same security entered on behalf of more than one investment vehicle are generally aggregated (i.e., blocked or bunched), subject to the aggregation being in the best interests of all participating investment vehicles. As a rule, all funds participating in each aggregated order receive the average price and pay a pro-rata portion of commissions.

     Best-Execution — GSC Partners evaluates the quality and cost of services received from broker-dealers on a periodic and systematic basis. As part of the evaluations, our Manager considers the quality and cost of services available from alternative broker-dealers, market makers and/or market centers, as applicable.

     Cross-Trades — As a general rule, our Manager does not engage in cross-trades and in some cases, cross-trades may be prohibited by the organizational documents of one of GSC Partners’ investment vehicles or other applicable law. Notwithstanding the foregoing, in limited cases, our Manager may utilize cross-trades to address account funding issues and when it specifically deems the practice to be advantageous for each participating investment vehicle. In such cases, the portfolio manager responsible for the cross-trade will notify the chief compliance officer of GSC Partners in advance of the trade and will follow procedures set forth in the GSC Partners’ compliance manual.

     Principal trades — GSC Partners has a policy prohibiting transactions between client accounts and any proprietary account of GSC Partners or its principals or affiliates.

     To avoid any actual or perceived conflicts of interest with our Manager or GSC Partners, an investment in any CDO structured or managed by our Manager or GSC Partners is approved by a majority of outside board members consistent with our conflict of interest policy.

     Our Manager has engaged outside legal counsel, and such counsel has engaged an outside consultant, to assist with the formulation, implementation, monitoring and periodic testing of its compliance policies and procedures.

Contingency and Disaster Recovery Plan

     Our Manager has developed a Contingency and Disaster Recovery Plan (the “CDRP”) in order to provide uninterrupted service and to minimize the downtime should a system or vendor failure occur. The CDRP has been developed to meet the following objectives:

•	Provide for immediate, accurate and measured response to emergency situations;

•	Minimize the impact upon the safety and well being of our personnel;

•	Protect against the loss or damage to organizational assets; and

•	Provide alternative site processing with a minimum amount of inconvenience.

     The CDRP should help to ensure all data processing systems, data communication facilities, information, data and business functions can be restored in a secure manner in the event of a disaster.

Our Financing Strategy

     We use substantial leverage in order to increase potential returns to our stockholders. As of September 30, 2005, we had total indebtedness of $1.72 billion, including $97.9 million from the issuance of the notes in our July 2005 private offering. We utilize or intend to utilize a variety of financing techniques to finance our investments, including the following:

•	Repurchase Agreements. We finance certain of our RMBS through the use of repurchase agreements. Repurchase agreements are one of the primary vehicles we use to achieve our desired amount of leverage for our residential real estate assets. We maintain formal relationships with multiple counterparties for the purpose of obtaining financing on favorable terms. As of September 30, 2005, outstanding borrowings under repurchase agreements totaled approximately $1.5 billion.

•	Warehouse Facilities. In addition to repurchase agreements, we rely on credit facilities for capital needed to fund our other investments. We maintain formal relationships with multiple counterparties for the purpose of maintaining warehouse lines on favorable terms. As of September 30, 2005, outstanding borrowings under warehouse facilities totaled approximately $84.0 million.

•	Term Financing CDOs. We intend to finance certain of our assets using term financing strategies, including CDOs and other match-funded financing structures. As of September 30, 2005, we had no outstanding borrowings using these financing strategies. CDOs are multiple class debt securities, or bonds, secured by pools of assets, such as mortgage-backed securities and corporate debt. Like typical securitization structures, in a CDO:

	•	the assets are pledged to a trustee for the benefit of the holders of the bonds;

	•	one or more classes of the bonds are rated by one or more rating agencies; and

	•	one or more classes of the bonds are marketed to a wide variety of fixed income investors, which enables the CDO sponsor to achieve a relatively low cost of long-term financing.

     Unlike typical securitization structures, the underlying assets may be sold, subject to certain limitations, without a corresponding pay-down of the CDO, provided the proceeds are reinvested in qualifying assets. As a result, CDOs enable the CDO’s sponsor to actively manage, subject to certain limitations, the pool of assets. We believe CDO financing structures may be an appropriate financing vehicle for our target asset classes because they enable us to obtain relatively low, long-term cost of funds and minimize the risk that we may have to refinance our liabilities prior to the maturities of our investments, while giving us the flexibility to manage credit risk and, subject to certain limitations, to take advantage of profit opportunities.

     GSC Partners has broad experience in using leverage to enhance portfolio returns, including through the use of leveraged vehicles to manage CDOs, investment in highly-leveraged instruments utilizing established credit lines with major broker dealers, investing in inherently leveraged instruments (such as non-investment grade bank loans) and the use of control distressed debt investment strategies that often involve complex capital restructurings.

Our Interest Rate Hedging and Risk Management Strategy

     We utilize derivative financial instruments from time to time to hedge all or a portion of the interest rate risk associated with our borrowings. Under the federal income tax laws applicable to REITs, we generally are able to enter into certain transactions to hedge indebtedness that we incur, or plan to incur, to acquire or carry real estate assets, although our total gross income from such hedges and other non-qualifying sources must not exceed 25% of our gross income.

     We engage in a variety of interest rate management techniques that seek to mitigate changes in interest rates or other potential influences on the values of our assets. For example, we finance certain of our bank loan assets using total return swaps, which are not qualifying assets and do not produce qualifying income for purposes of the REIT asset and income tests. See “Material Federal Income Tax Considerations.” Because of the federal income tax rules applicable to REITs, we may be required to implement certain of these techniques through a taxable REIT subsidiary, or TRS, which would be subject to corporate income tax if established as a domestic corporation. Our interest rate management techniques may include:

•	puts and calls on securities or indices of securities;

•	Eurodollar futures contracts and options on such contracts;

•	interest rate caps, swaps and/or swaptions;

•	treasuries and options on treasuries; and

•	other similar transactions.

     These techniques may also be used in an attempt to protect us against declines in the market value of our assets that result from general trends in debt markets.

     We enter into interest rate swap agreements to offset the potential adverse effects of rising interest rates under certain short-term repurchase agreements. The interest rate swap agreements have historically been structured such that we receive payments based on a variable interest rate and make payments based on a fixed interest rate. The variable interest rate on which payments are received is calculated based on various reset mechanisms for LIBOR. The repurchase agreements generally have maturities of one to 90 days and carry interest rates that correspond to LIBOR rates for those same periods. The swap agreements effectively fix our borrowing cost and are not held for speculative or trading purposes.

     Interest rate management techniques do not eliminate risk but seek to mitigate interest rate risk. For example, if both long-term and short-term interest rates were to increase significantly, it could be expected that:

•	the weighted average life of the RMBS would be extended because prepayments of the underlying mortgage loans would decrease; and

•	the market value of any fixed rate RMBS would decline as long-term interest rates increased.

     As of September 30, 2005, we had hedged $625.0 million of our liabilities by entering into two interest rate swaps and one swaption. The total notional value of the interest rate swaps and the swaption was approximately $625.0 million.

Policies with Respect to Certain Other Activities

     If our board of directors determines that additional funding is required, we may raise such funds through additional offerings of equity or debt securities or the retention of cash flow (subject to provisions in the Internal Revenue Code concerning distribution requirements and the taxability of undistributed REIT taxable income) or a combination of these methods. In the event that our board of directors determines to raise additional equity capital, it has the authority, without stockholder approval, to issue additional common stock or preferred stock in any manner and on such terms and for such consideration as it deems appropriate, at any time.

     We have not in the past but may in the future offer equity or debt securities in exchange for property and to repurchase or otherwise reacquire our shares and may engage in such activities in the future.

     We have in the past and may in the future, subject to gross income and asset tests necessary for REIT qualification, invest in securities of other REITs, other entities engaged in real estate activities or securities of other issuers, for the purpose of exercising control over such entities.

     We engage in the purchase and sale of investments. We have in the past and may in the future make loans to third parties in the ordinary course of business for investment purposes. We will not underwrite the securities of other issuers.

     We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent certified public accountants and with quarterly reports containing unaudited consolidated financial statements for each of the first three quarters of each fiscal year.

     Our board of directors may change any of these policies without prior notice to you or a vote of our stockholders.

Operating and Regulatory Structure

   REIT Qualification

     We intend to elect to be treated as a REIT under Sections 856 through 859 of the Internal Revenue Code commencing with our taxable year ended December 31, 2005. Our qualification as a REIT will depend upon our ability to meet on a continuing basis, through actual investment and operating results, various complex requirements under the Internal Revenue Code relating to, among other things, the sources of our gross income, the composition and values of our assets, our distribution levels and the diversity of ownership of our shares. We believe that we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code, and that our intended manner of operation will enable us to meet the requirements for qualification and taxation as a REIT.

     Because we intend to elect and qualify to be taxed as a REIT and to operate our business so as to be excluded from regulation under the 1940 Act, we are required to invest a substantial majority of our assets in real estate-related assets, such as certain types of MBS and loans secured by mortgages on real estate. Therefore, the percentage of our assets we may invest in ABS, bank loans, leveraged finance instruments and other types of instruments may be limited.

     As a REIT, we generally will not be subject to federal income tax on our REIT taxable income we distribute currently to our stockholders. If we fail to qualify as a REIT in any taxable year, we will be subject to federal income tax at regular corporate rates. Even if we qualify for taxation as a REIT, we may be subject to some federal, state and local taxes on our income or property.

     We generally make and hold our investments and conduct our other operations directly or through a qualified REIT subsidiary, or QRS, although certain of our investments and activities may be conducted through a TRS, which will generally be subject to federal, state and local income tax on its income if such TRS is a domestic corporation.

     Our investment activities are managed by our Manager and supervised by our investment committee and board of directors. Under our management agreement, we pay our Manager an annual base management fee determined by our equity (including the notes) as well as an incentive fee based on our performance. See “Management —Management Agreement.”

   Exclusion from Regulation under the 1940 Act

     We expect that we will satisfy the requirements for exclusion from regulation under the 1940 Act provided by Section 3(c)(5)(C) of the 1940 Act and we will monitor our portfolio periodically and prior to each acquisition to confirm that we continue to qualify for the exemption. We make investments so that at least 55% of our portfolio is comprised of qualifying real estate assets, thereby allowing us to be excluded from regulation as an investment company under Section 3(c)(5)(C) of the 1940 Act. In addition, in order to satisfy the requirements for exclusion from regulation under Section 3(c)(5)(C), we make investments so that at least 80% of our portfolio is comprised of real estate-related assets. As a result, we are limited in our ability to make investments. For purposes of measuring our assets for the 55% test and the 80% test, we must consider not only assets that we own directly, but also assets that we own through majority-owned subsidiaries, to the extent that those subsidiaries are consolidated for GAAP purposes.

     We generally expect that our investments in RMBS, real estate whole loans and CMBS will be considered real estate-related assets under Section 3(c)(5)(C) of the 1940 Act. In addition, we expect that certain of our investments in RMBS and real estate whole loans will be considered qualifying real estate assets under Section 3(c)(5)(C) of the 1940 Act. The treatment of these assets as real estate-related assets or qualifying real estate assets will be based on the characteristics of the underlying collateral and the particular type of loan, including whether we have foreclosure rights with respect to the underlying real estate collateral. At present, we do not generally expect that our investments in bank loans, CDOs, consumer and non-consumer ABS, high yield corporate bonds, distressed debt securities, corporate mezzanine financing or private equity will constitute qualifying real estate assets or real estate-related assets.

     The SEC has not promulgated rules to address what assets constitute qualifying real estate assets or real estate-related assets for purposes of the 55% test and the 80% test. Accordingly, to determine what assets constitute qualifying real estate assets for purposes of the 55% test under the 1940 Act, we have looked to a series of no-action letters issued by the Division of Investment Management of the SEC (the “Division”). No-action letters issued by the Division are not binding except as they relate to the companies to whom they are addressed, so investors should be aware that the Division may change its position regarding what assets might constitute qualifying real estate assets at any time. If the Division were to change its position, we might be required to change our investment strategy to comply with any new guidance provided by the Division. We cannot predict whether such a change would be adverse to us.

     Based on the no-action letters issued by the Division, we classify our investment in real estate-related whole loans as qualifying real estate assets as long as the loans are “fully secured” by an interest in real estate. That is, if the loan-to-value ratio of the loan is equal to or less than 100%, then we consider the loan a qualifying real estate asset. We do not consider loans with loan-to-value ratios in excess of 100% to be qualifying real estate assets for the 55% test, but only real estate-related assets for the 80% test.

     We also consider whole pool agency RMBS to be qualifying real estate assets. A whole pool agency RMBS is a certificate that represents the entire beneficial interest in the underlying pool of mortgage loans. By contrast, a partial pool agency RMBS represents less than the entire beneficial interest in the underlying mortgage loans and, therefore, is most often not considered to constitute a qualifying real estate asset for purposes of the 55% test. In addition, most private label RMBS and private label CMBS do not constitute qualifying real estate assets for purposes of the 55% test, because they represent less than the entire beneficial interest in the related pool of mortgage loans.

     The Division, however, has indicated in a series of no-action letters that in certain circumstances a company’s investment in RMBS and CMBS is the “functional equivalent” of owning the underlying mortgage loans and, therefore, we could classify our investment as qualifying real estate assets for purposes of the 55% test. Based on these no-action letters, we may consider our ownership of certain controlled tranches of partial pool RMBS to be qualifying real estate assets if we own 100% of the tranche and the controlled tranche is the “directing class” with respect to any loan foreclosure rights, until the point that our economic interest is reduced to zero. We also intend to treat certain tranches of partial pool RMBS as qualifying real estate assets for the 55% test if those tranches are sequentially contiguous with the controlled tranche that is also the “directing class” and if we own 100% of each such sequentially contiguous tranche.

     To the extent that our investments in RMBS and CMBS do not constitute qualifying real estate assets for the 55% test, they will be classified as real estate-related assets for purposes of the 80% test. For example, we would classify any tranches of a partial pool RMBS which do not have control rights and which are not related to the “directing class” (and which are not otherwise sequentially contiguous as described above) as real estate-related assets for purposes of the 80% test.

     Although it should not be difficult to maintain at least 80% of our assets in real estate-related assets, the requirement that at least 55% of our assets constitute qualifying real estate assets is more limiting. For example, our ability to invest in private label RMBS and private label CMBS for which we do not obtain the right to foreclose on the related mortgage loans is limited because these securities do not constitute qualifying real estate assets for the 55% test, even if they are treated more favorably under the REIT tax rules. Thus, satisfying the requirements for exclusion from regulation under the 1940 Act limits our ability to make certain investments.

     We have not received, nor have we sought, a no-action letter from the Division regarding how our investment strategy fits within the exclusion from regulation under the 1940 Act that we are using. To the extent that the Division provides more specific or different guidance regarding the treatment of assets as qualifying real estate assets or real estate-related assets, we may be required to adjust our investment strategy accordingly. Any additional guidance from the Division could provide additional flexibility to us, or it could further inhibit our ability to pursue the investment strategy we have chosen.

     Satisfying the requirements for exclusion from regulation limits our ability to make certain investments.

Competition

     Our net income depends, in large part, on our ability to acquire assets at favorable spreads over our borrowing costs. In acquiring real estate-related assets, we compete with other mortgage REITs, specialty finance companies, savings and loan associations, banks, mortgage bankers, insurance companies, mutual funds, institutional investors, investment banking firms, financial institutions, governmental bodies and other entities. In addition, there are numerous mortgage REITs with similar asset acquisition objectives, including a number that have been recently formed, and others may be organized in the future. These other REITs increase competition for the available supply of mortgage assets suitable for purchase. Many of our anticipated competitors are significantly larger than us, have access to greater capital and other resources and may have other advantages over us. In addition, some of our competitors may have higher risk tolerances or different risk assessments, which could allow them to consider a wider variety of investments and establish more relationships than us. The increase in such companies may increase the competition for equity capital and thereby adversely affect the market price of our common stock.

     In the face of this competition, we have access to our Manager’s and GSC Partners’ professionals and their industry expertise, which we believe provides us with a competitive advantage and helps us assess investment risks and determine appropriate pricing for certain potential investments. In addition, we believe these relationships enable us to compete more effectively for attractive investment opportunities. However, we may not be able to achieve our business goals or expectations due to the competitive risks that we face. For additional information concerning these competitive risks, see “Risk Factors—Risks Related To Our Business—We operate in a highly competitive market for investment opportunities.”

Staffing

     We are managed by our Manager pursuant to the management agreement between our Manager and us. All of our executive officers are employees of our Manager or one or more of its affiliates. Our Manager has additional investment professionals who are dedicated full time to its operations. See “Management—Management Agreement.”

Legal Proceedings

     Neither we nor GSC Partners is currently subject to any legal proceedings which it considers to be material.

Our Properties

     Our leased offices are located at 500 Campus Drive, Suite 220, Florham Park, NJ 07932 and 12 East 49th Street, Suite 3200, New York, NY 10017. We believe that our office facilities are suitable and adequate for our business as it is contemplated to be conducted.

MANAGEMENT

Directors and Executive Officers

     Our board of directors currently consists of seven directors, four of whom have been determined by our board of directors to be independent in accordance with the general independence standards of the New York Stock Exchange.

     Each member of our board of directors will serve for a one-year term expiring at the annual meeting of stockholders to be held in 2006.

     All of our executive officers are employees of our Manager or one or more of its affiliates. Prior to the effective date of any registration statement registering a class or series of our securities under the Securities Act, our Manager will provide us with a chief financial officer who will be exclusively dedicated to the operations of our company.

     Our directors and executive officers, their ages and titles, as well as their positions with our Manager or GSC Partners, as of September 30, 2005, are as follows:

Name	Age	Title	Position with our Manager or GSC Partners

Joseph H. Wender	60	Chairman of the Board of Directors	Managing Director, GSC Partners

Frederick H. Horton	47	Chief Executive Officer and	Managing Director and Head of
		Director	Structured Finance Group, GSC Partners

Thomas V. Inglesby	48	Managing Director and Head of	Managing Director and Head of
		Corporate Credit	Corporate Credit Group, GSC Partners

Daniel I. Castro, Jr	47	Chief Investment Officer	Managing Director, Structured
			Finance Group, GSC Partners

April M. Spencer	38	Chief Financial Officer, Secretary	Vice President, Finance Group,
		and Treasurer	GSC Partners

Edward S. Steffelin	36	President	Vice President, Structured Finance
			Group, GSC Partners

David L. Goret	42	General Counsel	Managing Director, General
			Counsel and Chief Compliance Officer

Stacy Cooper	46	Director	—

Robert F. Cummings, Jr	56	Director	Managing Director, GSC Partners

William K. Komperda	46	Director	—

Richard T. Millard	53	Director	—

Barry L. Zubrow	52	Director	—

Biographical Information

     Information for each of our independent directors, Messrs. Cummings, Steffelin and Goret and Ms. Spencer is set forth below. For biographical information on Messrs. Wender, Horton, Castro and Inglesby, see “Investment Committee” below.

     Stacy Cooper. Ms. Cooper was a managing director and co-head of global syndicated finance at Bank of America in New York until 2001. In this role, she managed over 200 people and had responsibility for over $400 billion in underwritings annually. She was also responsible for secondary loan sales and trading. Ms. Cooper was with Bank of America (Nationsbank) from 1991 to 2001. Prior to Bank of America, Ms. Cooper worked in the syndicate desk at CIBC from 1990-1991. Prior to that she was with the Bank of New York as a loan officer from 1983 to 1990. She holds an M.B.A. from New York University and a B.S. in Economics from the University of Pennsylvania.

     Robert F. Cummings, Jr. Mr. Cummings joined GSC Partners in 2002 and is a former member of GSC Partners’ advisory board. For the prior 28 years, Mr. Cummings was with Goldman, Sachs & Co., where he was a member of the corporate finance department, advising corporate clients on financing, mergers and acquisitions, and strategic financial issues. Mr. Cummings was named a partner of Goldman Sachs in 1986. He retired in 1998 and was retained as an advisory director by Goldman Sachs to work with certain clients on a variety of banking matters.

     Mr. Cummings is a director of ATSI Holdings, Precision Partners Inc., RR Donnelley & Sons Company and Viasystems Group Inc. Mr. Cummings graduated from Union College with a B.A. degree and from the University of Chicago with an M.B.A.

     David L. Goret. Mr. Goret joined GSC Partners in 2004 as General Counsel and manages legal, human resources and certain administrative functions at GSC Partners and is its chief compliance officer. Mr. Goret has served as general counsel for several private and public companies over the last 15 years, and has significant expertise in a wide range of legal matters. Mr. Goret graduated Magna Cum Laude from Duke University with a B.A. in religion and political science, and graduated from the University of Michigan in Ann Arbor with a J.D. degree.

     William K. Komperda. Mr. Komperda has over 20 years of experience in the mortgage-and asset-backed securitization market and is currently the chairman and chief executive officer, as well as a founding member of CBA Commercial, LLC, a small balance commercial mortgage conduit. In addition, Mr. Komperda is co-founder, chief executive officer and president of CBA Receivables, LLC, a specialty investment banking firm, as well as a founding member and board member of ResMAE Financial Corporation, a residential subprime mortgage banking company. From May 1997 through May 2000, Mr. Komperda was executive vice president and managing director of capital markets and strategic planning for Long Beach Financial Corporation, a publicly traded company, and for its wholly owned operating subsidiary, Long Beach Mortgage Company, a residential subprime mortgage banking company. Prior to joining Long Beach in 1997, Mr. Komperda spent over 10 years with Greenwich Capital Markets, Inc., where he was senior vice president and co-founder of the mortgage- and asset-backed finance/securitization group. Mr. Komperda also managed Greenwich’s structured finance group. Mr. Komperda is a graduate of Southern Illinois University at Edwardsville where he received his B.S. in accountancy in 1982. Mr. Komperda is a member of the American Institute of Certified Public Accountants, the Illinois CPA Society, and the Institute of Management Accountants.

     Richard T. Millard. Mr. Millard served as senior vice president of UBS Wealth Management from 2000 to 2004 where he was director of structured finance, specializing in the structuring of CDOs and their distribution to high net worth private individuals. Prior responsibilities at UBS Wealth Management included director of money markets with a primary focus on structured transactions funded in the commercial paper market, director of syndicate, director of the transaction management group and membership on the commitment committee. Mr. Millard served as a board member of the Westways I-V CDO transactions. From 1991 to 1999, Mr. Millard was senior vice president of PaineWebber Inc., directing money market origination and trading within the taxable fixed income group. Mr. Millard’s 25 years of experience in investment banking and the money markets include working at Kidder, Peabody & Co., Drexel Burnham Lambert and Chemical Bank. Mr. Millard holds an A.B. from Brown University and an M.B.A. in finance from The Wharton School, University of Pennsylvania.

     April M. Spencer. Ms. Spencer joined GSC Partners in 2001 and has until recently overseen the finance and operational functions of GSC Partners’ control distressed debt business which currently has $1.2 billion of assets under management. She has more than six years of fixed income products accounting experience. From 1998 to 2001, Ms. Spencer was a senior assurance associate at PricewaterhouseCoopers L.L.P. in the capital markets division and spent one year in the research division in the National Office of PricewaterhouseCoopers. Additionally, she has five years of experience in retail banking. Ms. Spencer graduated with Honors from Rutgers University with a B.S. degree in accounting. Ms. Spencer is a licensed certified public accountant in the State of New York.

     Edward S. Steffelin. Mr. Steffelin has nine years of structured products investment experience and joined GSC Partners in 2005 to focus on structured credit with an emphasis on CDO equity funds. Prior to this Mr. Steffelin worked at the Trust Company of the West creating and managing CDO equity funds as a senior vice president. Prior to TCW, he was a principal at Allianz Risk Transfer, Inc. (New York), a wholly owned subsidiary of Allianz AG from 2001 to 2004. Mr. Steffelin has also held positions at XL Financial Solutions, CGA Investment Management, and CapMAC. Mr. Steffelin graduated Phi Beta Kappa and with Honors from Occidental College with a B.A. degree in economics and graduated from Dartmouth College with an M.B.A. degree.

     Barry L. Zubrow. Mr. Zubrow has over 26 years of corporate finance experience. From 1977 to 2003, Mr. Zubrow held a variety of positions at Goldman, Sachs & Co. including chief administrative officer and head of the operations and administration division. As the firm's first chief administrative officer, he was responsible for overseeing a 4,500 plus person group of departments in charge of financial reporting, credit and risk functions, operations and trade processing, facilities, security and corporate services. Prior to that, Mr. Zubrow was elected the firm's first chief credit officer, with responsibility for overseeing the entire firm's global credit exposures. Throughout his career Mr. Zubrow has provided corporate finance and strategic advice for a wide range of investment banking clients including major Fortune 100 companies. He is currently president of ITB LLC, a private investment management company. He is also vice chairman of the Nuvelo, Inc. board of directors and chairman of the audit committee, and is an active board member for a number of non-profit organizations. Mr. Zubrow received his B.A. from Haverford College, and his J.D. and M.B.A. from the University of Chicago.

Investment Committee

     The role of our investment committee is to review and approve our investment policies, and review and approve our investment portfolio holdings and related compliance with our investment policies. The investment committee meets as frequently as necessary in order for us to achieve our investment objectives.

     Our investment committee consists of Messrs. Eckert, who also serves as the chairman of the investment committee, Wender, Horton, Inglesby and Castro. Each investment committee member’s positions with our Manager or GSC Partners is summarized in the following table.

Name	Positions with our Manager or GSC Partners

Alfred C. Eckert III	Founder, Chairman and CEO, GSC Partners
Joseph H. Wender	Managing Director, GSC Partners
Frederick H. Horton	Managing Director and Head of Structured Finance Group, GSC Partners
Thomas V. Inglesby	Managing Director and Head of Corporate Credit Group, GSC Partners
Daniel I. Castro, Jr	Managing Director, Structured Finance Group, GSC Partners

     Biographical information regarding members of our investment committee is as follows:

     Alfred C. Eckert III. Mr. Eckert founded GSC Partners in 1994. Mr. Eckert was with Goldman, Sachs & Co. from 1973 to 1991, where he was elected as a partner in 1984. Mr. Eckert founded Goldman Sachs’ leveraged buyout department in 1983 and had senior management responsibility for it until 1991. He was chairman of the commitments and credit committees from 1990 to 1991 and co-head of the merchant bank from 1989 to 1991. He was also the co-chairman of Goldman Sachs’ investment committee from its inception in 1986 until 1991. Mr. Eckert graduated from Northwestern University with a B.S. degree in Engineering in 1971 and graduated with Highest Distinction as a Baker Scholar from the Harvard Graduate School of Business Administration with an M.B.A. degree in 1973.

     Joseph H. Wender. Mr. Wender has been a managing director of GSC Partners since June, 2005. Prior to that, he was a member of GSC Partners’ advisory board since March 2005. He joined Goldman, Sachs & Co. in 1971 and became a general partner of that firm in 1982, where he headed the financial institutions group for over a decade. Mr. Wender is currently an advisory director at Goldman Sachs. In addition, he sits on the board of Isis Pharmaceuticals, First Coastal Bancshares, Affinity Financial, Neurome and Wright Line, LLC.

     Frederick H. Horton. Mr. Horton joined GSC Partners as a partner in 2005 to head its structured finance business. Prior to that, Mr. Horton was at the Trust Company of the West and from 2000 to 2005 was a senior member of their structured credit products business which was primarily asset backed and mortgage backed securities. He was involved in creating, marketing and closing 24 CDOs. Before the ABS CDO business, Mr. Horton held various portfolio management roles in fixed income, primarily involving mortgage products.

     Prior to joining TCW in 1993, Mr. Horton held senior portfolio management positions at Dewey Square Investors and the Putman Companies in Boston, and headed the mortgage portfolio strategies research group at Drexel Burnham Lambert in New York. Mr. Horton began his career with brief periods of employment at State Street Bank and Chase Investors. He has a B.A. in environmental studies from Brown University and an M.B.A. in finance from Boston University.

     Thomas V. Inglesby. Mr. Inglesby joined GSC Partners in 1997 and became a managing director in 2000. He currently manages the day-to-day activities of the corporate credit group. From 1994 to 1997, Mr. Inglesby was a managing director with Harbour Group in St. Louis, Missouri, an investment firm specializing in the acquisition of manufacturing companies in fragmented industries. In 1986, he joined PaineWebber and was a vice president in the merchant banking department from 1989 to 1990.

     Mr. Inglesby graduated with Honors from the University of Maryland with a B.S. degree in accounting, from the University of Virginia School of Law with a J.D. degree, and from the Darden Graduate School of Business Administration with an M.B.A. degree.

     Daniel I. Castro, Jr. Mr. Castro joined the structured finance group of GSC Partners in 2005. Mr. Castro has over 22 years of experience in structured finance products. From 1991 to 2004, he was employed by Merrill Lynch in various capacities, most recently as managing director, structured finance research. Prior to Merrill Lynch, he was a senior analyst, structured transactions at Moody’s Investor’s Service. Mr. Castro also spent more than three years with Citigroup in various capacities. He was, until 2004, a member every year since its inception in 1992 of the Institutional Investor All-American Fixed Income Research Team. Mr. Castro also ranked on the first team for ABS Strategy twice.

     Mr. Castro graduated from Notre Dame University with a B.A. degree in government/ international relations and from Washington University with an M.B.A. degree.

GSC Management and Advisory Board

     We have access to the following senior executives and advisor board members of GSC Partners through our management relationship with our Manager.

   GSC Management

     Richard M. Hayden, Vice Chairman and CEO of GSC Europe. Mr. Hayden joined GSC Partners in 2000 and is the vice chairman and CEO of GSC Europe Ltd. He is also a former member of the GSC Partners advisory board. Mr. Hayden was previously with Goldman Sachs from 1969 until 1999 and was elected a partner in 1980. Mr. Hayden transferred to London in 1992, where he was a managing director and the deputy chairman of Goldman, Sachs & Co. International Ltd., responsible for all European investment banking activities. He was also chairman of the credit committee from 1991 to 1996, a member of the commitment committee from 1990 to 1995, partnership committee from 1997 to 1998 and Goldman Sachs international executive committee from 1995 to 1998. In 1998, Mr. Hayden retired from Goldman Sachs and was retained as an advisory director to consult in the principal investment area.

     Mr. Hayden is an advisory director of Perry Capital, a non-executive director of COFRA Holdings, AG and a member of the Policy Holder Review Committee for the Abbey National Life Insurance companies. He is also a member of The Wharton Business School International Advisory Board. Mr. Hayden graduated Magna Cum Laude and Phi Beta Kappa from Georgetown University, with a B.A. degree in economics, and graduated from The Wharton School with an M.B.A. degree.

     Carl J. Crosetto, Managing Director. Mr. Crosetto joined GSC Partners in 2004 as a managing director in the investment placement group and is a former member of the GSC Partners advisory board. Mr. Crosetto was formerly the president of Bowne & Co., Inc., an information technology provider and the world’s largest financial printer.

During his thirty-one years with Bowne & Co. Inc. he held a number of sales and marketing positions. Additionally, Mr. Crosetto started Bowne International in 1989.

     He is a director of Bowne & Co. Inc., Day International Group, Inc. and Speedflex Asia Ltd. Mr. Crosetto graduated from Rutgers College with a B.A. in economics.

     Peter R. Frank, Managing Director and Senior Operating Executive. Mr. Frank joined GSC Partners in 2001 as a senior operating executive and is a former member of the advisory board. Mr. Frank was appointed chairman of Atlantic Express, Inc. in 2003 and served as its chief restructuring officer from 2002 to 2003. Prior to that, Mr. Frank was the CEO of Ten Hoeve Bros., Inc. and was an investment banker at Goldman, Sachs & Co.

     He is chairman of the board of Atlantic Express, Inc., Scovill Fasteners, Inc., Worldtex, Inc., and a director of K-R Automation and North Star Media. Mr. Frank graduated from the University of Michigan with a BS.E.E. degree, and from the Harvard Graduate School of Business Administration with an M.B.A. degree.

     Robert A. Hamwee, Managing Director, Control Distressed Debt. Mr. Hamwee joined GSC Partners at its inception in 1994 and became a managing director in 2000. Mr. Hamwee currently manages the day-to-day activities of the control distressed debt securities group. Mr. Hamwee was previously with The Blackstone Group from 1992 to 1994, where he worked on a wide range of assignments in the restructuring and merchant banking departments. Mr. Hamwee is chairman of the Board of Axiohm Transaction Solutions, Inc. and International Wire Group, Inc., and a director of APW Ltd., Burke Industries, Inc., Dukes Place Holdings Limited, iWire, Precision Partners, Scovill Fasteners, Inc., Seaton Insurance Co., Stonewall Insurance Co. and Viasystems Group, Inc. He graduated Phi Beta Kappa from the University of Michigan with a B.B.A. Degree in finance and accounting.

     Matthew C. Kaufman, Managing Director, Equity Portfolio. Mr. Kaufman joined GSC Partners in 1997 and became a managing director in 2000. He currently has day-to-day responsibility for the management of GSC Partners’ portfolio of controlled companies and selected equity investments. Additionally, he structures and oversees the provision of cross portfolio initiatives and services. Mr. Kaufman was previously director of corporate finance with NextWave Telecom, Inc. From 1994 to 1996, Mr. Kaufman was with The Blackstone Group, in the merchant banking and mergers and acquisitions departments, and from 1993 to 1994 was with Bear Stearns working primarily in the mergers & acquisitions department.

     Mr. Kaufman is chairman of the Board of Pacific Aerospace & Electronics, Inc., and a director of Atlantic Express Transportation Group, Burke Industries, Inc., Day International Group, Inc., Dukes Place Holdings Limited, etalk Corporation, Safety-Kleen Corp., Waddington North America, Inc., and Worldtex, Inc. He graduated from the University of Michigan, with a B.B.A. degree and a M.A.C.C. degree.

     Thomas J. Libassi, Managing Director. Mr. Libassi joined GSC Partners in 2000. Mr. Libassi specializes in the sourcing, evaluating and execution of distressed debt transactions. Prior to that, Mr. Libassi was senior vice president and portfolio manager at Mitchell Hutchins, a subsidiary of PaineWebber Inc. where he was responsible for managing approximately $1.2 billion of high yield assets for the Paine Webber Mutual Funds. In 1998, Mr. Libassi developed and launched the approximate $550 million Managed High Yield Plus Fund, a leveraged closed-end fund that was ranked number one by Lipper in its category in 1999. From 1986 to 1994, Mr. Libassi was a vice president and portfolio manager at Keystone Custodian Funds, Inc., with portfolio management responsibilities for three diverse institutional high yield accounts with $250 million in assets.

     Mr. Libassi is a director of DTN Holding Company, LLC, Outsourcing Services Group and Scovill Fasteners, Inc. Mr. Libassi graduated from Connecticut College, with a B.A. degree in economics and government, and from The Wharton School with an M.B.A. degree.

     Christine K. Vanden Beukel, Managing Director, European Structured Products. Ms. Vanden Beukel joined GSC Partners at its inception in 1994 and became a managing director in 2000. It was then that Ms. Vanden Beukel moved to London and now manages the day-to-day operations of the GSC’s European investment activities. Prior to joining GSC, Ms. Vanden Beukel was with Smith Barney Inc., from 1992 to 1994 as an analyst in the restructuring and mergers and acquisitions groups, where she worked on a variety of advisory and financing transactions.

     Ms. Vanden Beukel graduated Cum Laude from Dartmouth College, with an A.B. degree in government and economics.

     Andrew J. Wagner, Managing Director and Chief Financial Officer. Mr. Wagner joined GSC Partners in 2000 and oversees the finance and administration departments. From 1995 to 2000, Mr. Wagner was a general partner and chief financial officer of RFE Investment Partners, a private equity investment firm located in Connecticut. In addition to being responsible for the financial reporting of the RFE funds, Mr. Wagner was a director of several RFE portfolio companies. Before joining RFE, Mr. Wagner was the partner in charge of the Arthur Andersen LLP tax practice in Stamford, Connecticut.

     Mr. Wagner graduated from the University of Connecticut, with a B.S. degree in accounting.

   GSC Advisory Board

     H. Frederick Krimendahl II. Mr. Krimendahl is the chairman of GSC Partners’ advisory board. He is also chairman of the investment firm Petrus Partners Ltd., which he founded in 1992, and a senior director of Goldman, Sachs & Co. He was previously a partner and member of the management committee at Goldman, Sachs & Co., and was successively head of the corporate finance department, co-head of the investment banking division and chief administrative partner. In addition he held directorships at ten public corporations.

     Derek C. Bonham. Mr. Bonham is a member of GSC Partners’ advisory board. He is also the chairman of CamAxys Group plc and Imperial Tobacco Group plc and former chairman of Cadbury Schweppes plc. He held the position of CEO and deputy chairman at Hanson and on the demerger became chairman of Imperial Tobacco Group plc in 1996 and The Energy Group plc in 1997. Following this he was elected a director of TXU. In addition, he is a past member of the Financial Accounting Standards Advisory Council (US) and The Accounting Standards Committee (UK).

     John D. Bryan. Mr. Bryan is a member of GSC Partners’ advisory board. He recently retired as a director of Georgia Gulf Corporation, a position that he held since the company was founded in 1985. He has held positions at Conoco and Georgia Pacific before joining Georgia Gulf Corporation, from which he retired in 1989.

     William C. Ferguson. Mr. Ferguson is a member of GSC Partners’ advisory board. His forty years of telecommunications experience included serving as president and CEO of New York Telephone and executive vice president and chief operating officer of Michigan Bell Telephone. Mr. Ferguson retired as chairman & CEO of the NYNEX Corp. in April 1995, after holding that post for six years. Recent past corporate directorships include Best Foods, Eircom, Corn Products, General Re and Viacom. He is Chairman of the board of Day International, a GSC Partners’ portfolio company.

     Michael R. Lynch. Mr. Lynch is a member of a GSC Partners’ advisory board. He was until recently a managing director of Goldman, Sachs, & Co. and a member of that firm’s investment banking division. Mr. Lynch joined Goldman, Sachs & Co. in 1976 and became a general partner in 1986. He is a member of the board of directors of Williams Sonoma, Inc.

     Clarence Vaughn Nalley III. Mr. Nalley is a member of GSC Partners’ advisory board. He is the chairman of Asbury Automotive Atlanta, a division of the publicly-traded automotive retailer Asbury Automotive. Mr. Nalley is also a member of the board of directors of Russell Corporation.

     Fred A.R. Packard. Mr. Packard is a member of GSC Partners’ advisory board. He was a partner of Garantia Bank, a leading Brazilian investment bank, from 1974 until its sale to the Credit Suisse Group in 1998. He is currently a director of Sun Interbrew Limited and the Latin American Investment Trust plc. He also sits on the advisory boards of Spencer Stuart and Blakeney Investments.

     David Svendsen II. Mr. Svendsen is a member of GSC Partners’ advisory board. He retired as chairman of Microsoft Ltd (UK) and VP of Microsoft EMIA in February 2000, after 16 years with the company. Mr. Svendsen is currently chairman of Triyoga UK Ltd, Sveno Media Ltd and ElementX Ltd and non-executive director with eTechnology VCT plc. He was previously advisor to West Private Equity and eTEC Ventures Ltd and Trustee to eLearning Foundation.

Board Committees

     Our board of directors has established three committees consisting solely of independent directors, the principal functions of which are briefly described below. Matters put to a vote at any one of our three committees must be approved by a majority of the directors on the committee who are present at a meeting at which there is a quorum or by unanimous written consent of the directors on that committee.

Audit Committee

     Our board of directors has established an audit committee to be composed of three independent directors. We expect that the chair of our audit committee will be determined by our board of directors to be an "audit committee financial expert" as that term is defined by the Securities and Exchange Commission. The committee will assist the board in overseeing:

•	our accounting and financial reporting processes;

•	the integrity and audits of our consolidated financial statements;

•	our compliance with legal and regulatory requirements;

•	the qualifications and independence of our independent auditors; and

•	the performance of our independent auditors and any internal auditors.

     The committee will also be responsible for engaging independent public accountants, reviewing with the independent public accountants the plans and results of the audit engagement, approving professional services provided by the independent public accountants, reviewing the independence of the independent public accountants, considering the range of audit and non-audit fees and reviewing the adequacy of our internal accounting controls.

Compensation Committee

     Our board of directors has established a compensation committee to be composed of three independent directors. The principal functions of the committee will be to:

•	evaluate the performance of our officers;

•	review the compensation payable to our officers;

•	evaluate the performance of our manager;

•	review the compensation and fees payable to our manager under our management agreement; and

•	administer the issuance of any stock issued to our employees or the employees of our manager who provide services to us.

Nominating and Corporate Governance Committee

     Our board of directors has established a nominating and corporate governance committee to be composed of three independent directors. The committee will be responsible for seeking, considering and recommending to the full board of directors qualified candidates for election as directors and recommending a slate of nominees for election as directors at the annual meeting of stockholders. It will also periodically prepare and submit to the board for adoption the committee's selection criteria for director nominees. It will review and make recommendations on matters involving general operation of the board and our corporate governance, and will annually recommend to the board nominees for each committee of the board. In addition, the committee will annually facilitate the assessment of the board of directors' performance as a whole and of the individual directors and reports thereon to the board.

Code of Business Conduct and Ethics

     Our board of directors has established a code of business conduct and ethics that applies to our officers and directors and to our Manager’s officers, directors and employees when such individuals are acting for or on our behalf. Among other matters, our code of business conduct and ethics is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our Securities and Exchange Commission reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•	accountability for adherence to the code.

     Any waiver of the code of business conduct and ethics for our executive officers or directors may be made only by our board of directors or one of our board committees and will be promptly disclosed as required by law or stock exchange regulations.

Corporate Governance Guidelines

     Our board of directors has adopted corporate governance guidelines that comply with the requirements of the New York Stock Exchange and the regulations of the SEC.

Director Compensation

     Any member of our board of directors who is also an employee of ours, our Manager or GSC Partners or is an excluded director, will not receive additional compensation for serving on our board of directors. Each non-excluded director will receive an annual retainer of $40,000 and a fee of $1,000 for each full board meeting attended in person or telephonically. We will also reimburse our directors for their travel expenses incurred in connection with their attendance at full board and committee meetings.

     Our non-excluded directors will also be eligible to receive restricted stock, option and other stock-based awards under our stock incentive plan. Our non-excluded directors each received an award of 1,500 shares of restricted stock on January 3, 2006, and an additional 1,500 shares on January 23, 2006, which shares vested on the date of grant, and will receive subsequent awards of 1,500 shares on an annual basis, subject to formal grant by the compensation committee of our board of directors.

Executive Compensation

     We have not paid, and we do not intend to pay, any annual cash compensation to our executive officers for their services as executive officers. We pay fees, based on hourly rates, to GSC Partners for services rendered to us by David L. Goret, and we reimburse our Manager for the annual compensation it pays to April M. Spencer, our chief financial officer. In addition, our executive officers are compensated by our Manager from the income our Manager receives under the management agreement between our Manager and us.

Equity Compensation

     We believe it is important that our Manager, as well as our executive officers and the other employees of our Manager who provide services to us indirectly in their capacity as employees of our Manager, be appropriately compensated and incentivized to enhance value for our shareholders. As described below, our 2005 Stock Incentive Plan enables us to issue various equity based awards for this purpose.

     In connection with the completion of our July 2005 private offering, we granted to our Manager 78,522 shares of restricted stock (68,000 shares in July 2005 and 10,522 shares in January 2006) and options to purchase 117,783 shares of our common stock with our exercise price of $25.00 per share (options to purchase 102,000 shares were granted in July 2005 and options to purchase 15,783 shares were granted in January 2006) under the Stock Incentive Plan, as described more fully below. Our Manager has retained these shares and options, but intends to pass the economic benefits of these awards to its employees who provide services to us, including our executive officers, through appropriately designed compensation programs of our Manager. In addition, our Manager is permitted to transfer the awards to its employees; however, it does not currently intend to do so.

2005 Stock Incentive Plan

     In connection with our formation as a REIT, we established the 2005 Stock Incentive Plan for the purpose of rewarding and incentivizing those who provide services to us, including our directors, our Manager and our Manager’s executive officers, employees, directors and other persons and entities that provide services to us through our Manager. The stock incentive plan authorizes the issuance of options to purchase common stock and the grant of stock awards, restricted stock, restricted stock units, performance shares and stock appreciation rights and performance-based awards.

     Administration of the stock incentive plan is carried out by the compensation committee of the board of directors. The compensation committee may delegate its authority under the stock incentive plan to one or more officers but it may not delegate its authority with respect to awards to individuals subject to Section 16 of the Exchange Act. As used in this summary, the term “administrator” means the compensation committee and its delegate.

     Our officers and employees and those of our affiliates are eligible to participate in the stock incentive plan. Our directors and other persons and entities that provide services to us are also eligible to participate in the stock incentive plan. At the present time, however, as noted above, we intend to make awards only to our Manager and to our directors.

     The stock incentive plan provided for the issuance in the 2005 calendar year of up to ten percent (10%) of the number of shares of our common stock outstanding after the completion of our July 2005 private offering, or approximately 400,000 shares (subject to automatic quarterly and annual adjustment, subject to certain limitations, in 2005 and subsequent calendar years in the event that any of the notes, including the notes issued in connection with the exercise of the option granted to the initial purchaser in the July 2005 private offering, are converted into shares of our common stock). In subsequent calendar years, the maximum limit on the number of shares shall increase by an amount equal to ten percent (10%) of the difference, if any (but not less than zero and after subtracting any increase in the number of shares as a result of the automatic quarterly adjustments described in the preceding sentence) between the number of shares of our common stock that were outstanding as of the last day of the immediately preceding calendar year and the number of shares of our common stock that were outstanding as of the last day of the calendar year preceding such year, except that for purposes of the foregoing calculation, the last day of the calendar year preceding the calendar year ended December 31, 2005, shall be July 11, 2005, the closing date of the July 2005 private offering. In no event shall the number of shares of our common stock issued pursuant to the stock incentive plan exceed 10,000,000. In connection with the July 2005 offering, 170,000 shares were issued or reserved for issuance in connection with restricted stock awards and options granted to our Manager. The shares of our common stock subject to any award that expires, or is forfeited, cancelled or otherwise terminates without the issuance of shares, will again be available for subsequent awards, except as prohibited by law. In addition, shares that we withhold in satisfaction of the holder’s obligation to remit exercise price or withholding taxes will be available for future awards.

     The stock incentive plan authorizes the grant of (i) options intended to qualify as incentive stock options under Section 422 of the Code and (ii) options that are not intended to so qualify. The principal difference between incentive stock options and other options (called “non-qualified” options”) is that a participant generally will not recognize ordinary income at the time an incentive stock option is granted or exercised, but rather at the time the participant disposes of the shares acquired under the incentive stock option. In contrast, the exercise of a non-qualified option generally is a taxable event that requires the participant to recognize ordinary income equal to the difference between the shares’ fair market value and the option price. The employer will not be entitled to a federal income tax deduction with respect to incentive stock options except in the case of certain dispositions of shares acquired under the options. The employer may claim a federal income tax deduction on account of the exercise of a non-qualified option equal to the amount of ordinary income recognized by the participant.

     The administrator selects the participants who are granted options and, consistent with the terms of the stock incentive plan, prescribes the terms of each option. The option price cannot be less than the shares’ fair market value on the date the option is granted. Except for adjustments on account of stock dividends, stock splits and other similar events, the option price of an outstanding option cannot be reduced without the approval of our shareholders. The option price may be paid in cash or, with the administrator’s consent, by surrendering shares of common stock, or a combination of cash and common stock. The maximum period in which an option may be exercised is fixed by the administrator but cannot exceed ten years. Options generally are nontransferable except in the event of the participant’s death but the administrator may allow the transfer of options to members of the participant’s immediate family, a family trust or a family partnership. No participant may be granted incentive stock options that are first exercisable in a calendar year for common stock having a total fair market value (determined as of the option grant), exceeding $100,000. Also, neither the directors nor our Manager are eligible to receive incentive stock options.

     The administrator also selects the participants who are granted stock awards and, consistent with the terms of the stock incentive plan, establishes the terms of each stock award. A stock award may be subject to vesting requirements or transfer restrictions or both as determined by the administrator. Those conditions may include, for example, a requirement that the participant complete a specified period of service or that certain objectives be achieved. The objectives may be based on performance goals that are stated with reference to funds from operations or funds from operations per share, return on equity, total earnings, earnings per share, earnings growth, return on capital, fair market value of the common stock, appreciation in value of the common stock, peer shareholder returns or other financial or operational measures that the administrator may designate. Holders of stock awards generally receive dividends declared and paid on the shares we award.

     The stock incentive plan also authorizes the grant of restricted stock units (“RSU”) and performance shares awards. Each of these types of award represents the right to receive a future payment, based on the value of the common stock, if certain conditions are met. The administrator will select the participants who are granted RSU’s or performance share awards and will establish the terms of each award. The conditions established for earning an RSU or performance share award may include, for example, a requirement that the participant complete a specified period of service (typical for RSU awards) or that certain objectives be achieved (typical for performance share awards). The objectives may be based on performance goals that are stated with reference to funds from operations or funds from operations per share, return on equity, total earnings, earnings per share, earnings growth, return on capital, fair market value of the common stock, appreciation in value of the common stock, peer shareholder returns or other financial or operational measures that the administrator may designate. To the extent that an RSU or performance share award is earned, it may be settled in cash, by the issuance of common stock or a combination of cash and common stock. Unless otherwise provided in an award agreement, recipients of performance share awards and RSUs will be entitled to cash payments equal to the amount of the dividends that would be payable if the shares underlying the awards were outstanding.

     The administrator also selects the participants who receive stock appreciation rights under the stock incentive plan. A stock appreciation right entitles the participant to receive a payment of up to the amount by which the fair market value of a share of common stock on the date of exercise exceeds the fair market value of a share of common stock on the date the stock appreciation right was granted. A stock appreciation right will be exercisable at such times and subject to such conditions as may be established by the administrator. The amount payable upon the exercise of a stock appreciation right may be settled in cash, by the issuance of common stock or a combination of cash and common stock.

     If an award agreement does not provide for earlier payment of dividends, whenever shares of our common stock are released pursuant to these awards, the participant will be entitled to receive additional shares of our common stock that reflect any stock dividends that our stockholders received between the date of the award and issuance or release of the shares of our common stock. Likewise, a participant will be entitled to receive a cash payment reflecting cash dividends paid to our stockholders during the same period. Such cash dividends will accrue interest, at 5% per annum, from their payment date to our stockholders until paid in cash when the shares of our common stock to which they relate are either released from restrictions in the case of restricted stock or issued in the case of restricted stock units.

     The stock incentive plan provides that all outstanding awards will be exercisable, vested and earned, as applicable, upon a change in control (as defined in the stock incentive plan). The stock incentive plan also provides that the benefits or amounts payable under awards will be reduced to avoid the parachute payment excise tax unless the participant will receive greater after-tax benefits by receiving all of his awards and paying the excise tax. The preceding limitation will not apply, however, if the award agreement or other agreement provides that we will indemnify the participant from any excise tax liability.

     No awards may be granted under the stock incentive plan after the 10th anniversary of the closing of the July 2005 private offering, which occurred on July 11, 2005. The board of directors may amend or terminate the stock incentive plan at any time, but an amendment will not become effective without the approval of our shareholders if it increases the number of shares of common stock that may be issued under the stock incentive plan (other than changes to reflect certain corporate transactions and changes in capitalization as described above). No amendment or termination of the stock incentive plan will affect a participant’s rights under outstanding awards without the participant’s consent.

     In connection with the completion of our July 2005 private offering, we granted to our Manager 78,522 shares of restricted stock (68,000 shares in July 2005 and 10,522 shares in January 2006) and options to purchase 117,783 shares of our common stock with an exercise price of $25.00 per share (options to purchase 102,000 shares were granted in July 2005 and options to purchase 15,783 shares were granted in January 2006), representing in the aggregate approximately 4.7% of the shares that were outstanding following the completion of the July 2005 private offering after giving effect to the exercise of our Manager’s option in full. These shares and options will vest or become exercisable in three equal annual installments beginning on the first anniversary of the closing date of the July 2005 private offering, which occurred on July 11, 2005. In addition, we will automatically grant to our Manager, subject to certain exceptions, at the end of each fiscal quarter additional restricted stock and options under the plan in the same proportion as the initial grant to our Manager in an aggregate amount equal to 5% of any shares of common stock issued during that quarter in connection with the conversion of notes. We did not grant any restricted stock or options for the fiscal quarter ended September 30, 2005.

Equity Compensation Plan Information

     The following table presents information as of September 30, 2005 with respect to compensation plans under which shares of our common stock are authorized for issuance.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Available for Future Issuance under Equity Compensation Plans(1)(2)

Equity Compensation Plans Approved by
Shareholders	0	0	0
Equity Compensation Plans Not Approved by
Shareholders(3)	102,000	$25.00	324,610

Total	102,000	$25.00	324,610

      (1) The amount includes 102,000 shares to be issues upon exercise of options outstanding as of September 30, 2005.

      (2) The amount reflects 68,000 shares issued to our Manager and does not reflect (i) an additional 10,522 restricted shares of our common stock issued and options to purchase 15,783 shares of our common stock granted to our Manager on January 10, 2006 under our stock incentive plan or (ii) restricted stock issued to our independent directors under our stock incentive plan of an aggregate of 6,000 shares on January 3, 2006 and an aggregate of 6,000 shares on January 23, 2006.

     (3) Equity Compensation Plans approved by the Board of Directors.

Indemnification and Limitation on Liability; Insurance

     Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

•	actual receipt of an improper benefit or profit in money, property or services; or

•	active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

     Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

     Our charter also authorizes our company, to the maximum extent permitted by Maryland law, to obligate our company to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

     Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit our company to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

     Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in such capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

•	the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty,

•	the director or officer actually received an improper personal benefit in money, property or services, or

•	in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

     A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

     However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

•	a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and

•	a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

     We have obtained a policy of insurance under which our directors and officers are insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers, including certain liabilities under the Securities Act. We have also entered into indemnification agreements with each of our executive officers and directors that obligate us to indemnify them to the maximum extent permitted by Maryland law. In addition, officers and directors of GSC Partners are indemnified by GSC Partners pursuant to GSC Partners’ organizational documents and directors and officers liability insurance relating thereto. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Management Agreement

     In connection with our July 2005 private offering, we entered into a management agreement with GSCP (NJ), L.P., our Manager, which provides for the day-to-day management of our operations.

     The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. Our Manager’s role as manager is under the supervision and direction of our board of directors. Our Manager is responsible for (i) the selection, purchase and sale of our portfolio investments, (ii) our financing activities, and (iii) providing us with investment advisory services. Our Manager is responsible for our day-to-day operations and performs (or causes to be performed) such services and activities relating to our assets and operations as may be appropriate, which may include, without limitation, the following:

(i)	serving as our consultant with respect to the periodic review of the investment criteria and parameters for our investments, borrowings and operations for the approval of our board of directors;

(ii)	investigating, analyzing and selecting possible investment opportunities and originating, acquiring, financing, retaining, selling, negotiation for prepayment, restructuring or disposing of company Investments consistent with the Investment Guidelines;

(iii)	with respect to any prospective investment by us and any sale, exchange or other disposition of any investment by us, conducting negotiations on our behalf with sellers and purchasers and their respective agents, representatives and investment bankers;

(iv)	engaging and supervising, on our behalf and at our expense, independent contractors who provide investment banking, mortgage brokerage, securities brokerage and other financial services and such other services as may be required relating to our investments;

(v)	coordinating and managing operations of any joint venture or co-investment interests held by us and conducting all matters with any joint venture or co-investment partners;

(vi)	providing executive and administrative personnel, office space and office services required in rendering services to us;

(vii)	administering our day-to-day operations and performing and supervising the performance of such other administrative functions necessary to our management as may be agreed upon by our Manager and our board of directors, including the collection of revenues and the payment of our debts and obligations and maintenance of appropriate computer services to perform such administrative functions;

(viii)	communicating on our behalf with the holders of any of our equity or debt securities as required to satisfy the reporting and other requirements of any governmental bodies or agencies or trading markets and to maintain effective relations with such holders;

(ix)	counseling us in connection with policy decisions to be made by our board of directors;

(x)	evaluating and recommending to our board of directors hedging strategies and engaging in hedging activities on our behalf, consistent with our qualification as a REIT and with the investment guidelines;

(xi)	counseling us regarding our qualification as a REIT and the maintenance of such status, monitoring compliance with the various REIT qualification tests and other rules set out in the Internal Revenue Code and Treasury Regulations thereunder and using commercially reasonable efforts to cause us to qualify for taxation as a REIT;

(xii)	counseling us regarding the maintenance of our exclusion from status as an investment company under the 1940 Act, monitoring compliance with the requirements for maintaining such exclusion and using commercially reasonable efforts to cause us to maintain such exclusion from status as an investment company under the 1940 Act;

(xiii)	assisting us in developing criteria for asset purchase commitments that are specifically tailored to our investment objectives and making available to us its knowledge and experience with respect to mortgage loans, real estate, real estate-related securities, other real estate-related assets and non-real estate related assets;

(xiv)	furnishing reports and statistical and economic research to us regarding our activities and services performed for us by our Manager;

(xv)	monitoring the operating performance of our investments and providing periodic reports with respect thereto to our board of directors, including comparative information with respect to such operating performance and budgeted or projected operating results;

(xvi)	investing or reinvesting any money or securities of ours (including investing in short term investments pending investment in other investments, payment of fees, costs and expenses, or payments of dividends or distributions to our stockholders and partners), and advising us as to our capital structure and capital raising;

(xvii)	causing us to retain qualified accountants and legal counsel, as applicable, to assist in developing appropriate accounting procedures, compliance procedures and testing systems with respect to financial reporting obligations and compliance with the provisions of the Internal Revenue Code applicable to REITs and to conduct quarterly compliance reviews with respect thereto;

(xviii)	causing us to qualify to do business in all applicable jurisdictions and to obtain and maintain all appropriate licenses;

(xix)	assisting us in complying with all regulatory requirements applicable to us in respect of our business activities, including preparing or causing to be prepared all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act;

(xx)	taking all necessary actions to enable us to make required tax filings and reports, including soliciting stockholders for required information to the extent provided by the provisions of the Internal Revenue Code and Treasury Regulations applicable to REITs;

(xxi)	handling and resolving all claims, disputes or controversies (including all litigation, arbitration, settlement or other proceedings or negotiations) in which we may be involved or to which we may be subject arising out of our day-to-day operations, subject to such limitations or parameters as may be imposed from time to time by our board of directors;

(xxii)	using commercially reasonable efforts to cause expenses incurred by or on behalf of us to be commercially reasonable or commercially customary and within any budgeted parameters or expense guidelines set by our board of directors from time to time;

(xxiii)	advising us with respect to obtaining appropriate warehouse or other financings for its assets;

(xxiv)	advising us with respect to and structuring long-term financing vehicles for our portfolio of assets, and offering and selling securities publicly or privately in connection with any such structured financing;

(xxv)	performing such other services as may be required from time to time for management and other activities relating to our assets as our board of directors shall reasonably request or our Manager shall deem appropriate under the particular circumstances; and

(xxvi)	using commercially reasonable efforts to cause us to comply with all applicable laws.

     Pursuant to the management agreement, our Manager does not assume any responsibility other than to render the services called for thereunder and is not responsible for any action of our board of directors in following or declining to follow its advice or recommendations. Our Manager, its members, officers, managers and employees will not be liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders or partners for acts or omissions performed in accordance with and pursuant to the management agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the management agreement, as determined by a final non-appealable order of a court of competent jurisdiction. We have agreed to indemnify our Manager, its members and its officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of duties, performed in good faith in accordance with and pursuant to the management agreement. Our Manager has agreed to indemnify us, our directors and officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our Manager constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the management agreement or any claims by our Manager’s employees relating to the terms and conditions of their employment by our Manager. For the avoidance of doubt, our Manager will not be liable for trade errors that may result from ordinary negligence, such as errors in the investment-decision making process (e.g., a transaction was effected in violation of our investment guidelines) or in the trade process (e.g., a buy order was entered instead of a sell order, or the wrong security was purchased or sold, or a security was purchased or sold in an amount or at a price other than the correct amount or price). Notwithstanding the foregoing, our Manager will carry errors and omissions and other customary insurance upon the completion of the offering.

     Pursuant to the terms of the management agreement, our Manager is required to provide us with our management team, including a chief executive officer and president, along with appropriate support personnel, to provide the management services to be provided by our Manager to us. However, as required pursuant to the terms of the management agreement, we have hired a chief financial officer who is exclusively dedicated to the operations of our company, and we pay the salary of such chief financial officer.

     The management agreement may be amended or modified by agreement between us and our Manager. The initial term of the management agreement expires on December 31, 2008 and will be automatically renewed for a one year term each anniversary date thereafter. The management agreement may be terminated at any time for any reason after the affirmative vote of the holders of at least 75% of our then outstanding common stock (other than those shares held by our Manager or its affiliates) and the authorization of a majority of our independent directors. We will also have to provide 180 days’ prior notice of any such termination.

     We may also terminate the management agreement with 30 days’ prior written notice from our board of directors for cause, which is defined as:

•	Our Manager’s continued material breach of any provision of the management agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if our Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

•	Our Manager’s fraud, misappropriation of funds, or embezzlement against us;

•	Our Manager’s gross negligence of duties under the management agreement;

•	the occurrence of certain events with respect to the bankruptcy or insolvency of our Manager, including an order for relief in an involuntary bankruptcy case or our Manager authorizing or filing a voluntary bankruptcy petition;

•	the dissolution of our Manager; and

•	change of control of our Manager.

     We may not assign our rights or responsibilities under the management agreement without the prior written consent of our Manager, except in the case of an assignment to another REIT or other organization which is our successor, in which case such organization shall be bound by the terms of such assignment in the same manner as we are bound under the management agreement. Our Manager may generally only assign the management agreement with the written approval of a majority of our independent directors. However, our Manager may assign the management agreement to any of its affiliates without the approval of our independent directors if such assignment does not require our approval under the Investment Advisers Act of 1940.

     The management agreement shall terminate at the option of our Manager in the event we become required to register as an investment company under the 1940 Act, with such termination deemed to occur immediately prior to such event.

Management Fees and Incentive Compensation

     We do not maintain an office or employ personnel. Instead we rely on the facilities and resources of our Manager to conduct our operations. Expense reimbursements to our Manager are made in cash within 75 days after each fiscal quarter.

     Base Management Fee. We pay our Manager a base management fee quarterly in arrears in an amount equal to one quarter (1/4) of our equity times 1.75% . Our Manager uses the proceeds from its management fee in part to pay compensation to its officers and employees who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us.

     For purposes of calculating the base management fee, our equity means, for any quarter, the sum of the net proceeds from any issuance of our equity securities and the notes issued in the July 2005 private offering, but excluding the issuance of securities upon conversion of the notes, after deducting any underwriting discount placement fee, commissions and other expenses and costs relating to the issuance, plus or minus our retained earnings (or deficit) at the end of such quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), which amount shall be reduced by any amount that we pay for repurchases of our common stock and repurchases, redemption or payment of principal of the notes issued in the July 2005 private offering, including the notes issued upon the exercise of the option related to the offering of the notes. The foregoing calculation of the base management fee will be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between our Manager and our independent directors and approval by a majority of our independent directors in the case of non-cash charges. In the event that we invest in any collateralized debt obligation or investment fund managed by our Manager or any of its affiliates then the annual base management fee payable by us to our Manager will be reduced by an amount equal to the base management fee allocable to the equity supporting our investment in such collateralized debt obligation or investment fund except in cases where our Manager or any of its affiliates do not receive a fee in connection with the management of such collateralized debt obligation or investment fund.

     Our Manager’s base management fee shall be calculated by our Manager within 30 days after the end of each quarter and such calculation shall be promptly delivered to us. We are obligated to pay the base management fee in cash within five business days after delivery to us of our Manager’s written statement setting forth the computation of the base management fee for such quarter.

     Reimbursement of Expenses. Because our Manager’s employees perform certain legal, accounting, due diligence tasks and other services that outside professionals or outside consultants otherwise would perform, our Manager is paid or reimbursed for the documented cost of performing such tasks, provided that such costs and reimbursements are in amounts which are no greater than those which would be payable to outside professionals or consultants engaged to perform such services pursuant to agreements negotiated on an arm’s length basis.

     We also pay all operating expenses, except those specifically required to be borne by our Manager under the management agreement. Our Manager is responsible for all costs incident to the performance of its duties under the management agreement, including compensation of our Manager’s employees and other related expenses. The expenses required to be paid by us include, but are not limited to:

•	issuance and transaction costs incident to the acquisition, disposition and financing of our investments;

•	legal, tax, accounting, consulting, auditing and administrative fees and expenses;

•	the compensation and expenses of our directors and the cost of liability insurance to indemnify our directors and officers;

•	the costs and compensation of our CFO;

•	the costs associated with the establishment and maintenance of any credit facilities and other indebtedness of ours (including commitment fees, accounting fees, legal fees, closing costs, etc.);

•	expenses connected with communications to holders of our securities and in complying with the continuous reporting and other requirements of the SEC and other governmental bodies;

•	costs associated with any computer software or hardware, electronic equipment, or purchased information technology services from third party vendors that is used solely for us;

•	costs incurred by employees of our Manager for travel on our behalf and other out-of-pocket expenses;

•	the costs and expenses incurred with respect to market information systems and publications, research publications and materials;

•	settlement, clearing, and custodial fees and expenses;

•	the costs of maintaining compliance with all federal, state and local rules and regulations or any other regulatory agency, all taxes and license fees and all insurance costs incurred on our behalf; and

•	expenses relating to any office or office facilities, including disaster backup recovery sites and facilities maintained for us or separate from offices of our Manager.

     In addition, we are required to pay our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of our Manager and its affiliates required for our operations.

     Incentive Compensation. In addition to the base management fee, our Manager shall receive quarterly incentive compensation in an amount equal to the product of: (i) twenty-five percent (25%) of the dollar amount by which (A) our net income per share (determined in accordance with GAAP), which includes realized and unrealized gains and losses, and before non-cash equity compensation expense and before incentive compensation plus interest expense related to the notes and, to the extent not included in interest related to the notes, amortization of debt discount and issuance costs with respect to the notes, for the quarter (assuming full conversion of all outstanding notes into common shares at the beginning of the quarter at the then applicable conversion rate) exceeds (B) an amount equal to (1) the weighted average of the price per share of the common shares in the initial offering and any subsequent offerings of our common stock, including common shares issuable upon conversion of the notes assuming a conversion price of $25 per share, and the prices per common shares in any subsequent offerings by us, in each case at the time of issuance thereof, multiplied by (2) the greater of (a) 2.25% and (b) 0.75% plus one-fourth of the Ten

Year Treasury Rate for such quarter, multiplied by (ii) the weighted average number of common shares outstanding during the quarter, further assuming full conversion of the notes into common shares at the beginning of the quarter at the then applicable conversion rate; provided, that for the purpose of determining the incentive compensation fee, the notes will include those issued in connection with the exercise of the option granted to the initial purchasers in the July 2005 private offering and provided, that the foregoing calculation of incentive compensation shall be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between our Manager and our independent directors and approval by our majority of our independent directors in the case of non-cash charges.

     Our ability to achieve returns in excess of the thresholds noted above in order for our Manager to earn the incentive compensation described in the proceeding paragraph is dependent upon the level and volatility of interest rates, our ability to react to changes in interest rates and to utilize successfully the operating strategies described herein, and other factors, many of which are not within our control.

     Our Manager computes the quarterly incentive compensation within 30 days after the end of each fiscal quarter, and we pay the quarterly incentive compensation with respect to each fiscal quarter within five business days following the delivery to us of our Manager’s written statement setting forth the computation of the incentive fee for such quarter. The management agreement provides that 10% of our Manager’s incentive compensation is to be paid in shares of our common stock (provided that under our management agreement, our Manager may not receive payment of its incentive fee in shares of our common stock if such payment would result in our Manager owning directly or indirectly through one or more subsidiaries more than 20% of our common stock) and the balance in cash. Our Manager may, in its sole discretion, elect to receive a greater percentage of its incentive compensation in the form of our common stock. Under our management agreement, our Manager agrees that it may not elect to receive shares of our common stock as payment of its incentive compensation, except in accordance with all applicable securities exchange rules and securities laws (including prohibitions on insider trading).

     The number of shares to be received by our Manager will be based on the fair market value of these shares. Shares of our common stock delivered as payment of the incentive fee will be immediately vested or exercisable, provided that our Manager has agreed not to sell the shares prior to one year after the date they are paid. Our Manager’s transfer restriction will lapse if the management agreement is terminated. Our Manager has the right in its discretion to allocate these shares to its officers, employees and other individuals who provide services to us.

     Fee reduction for certain CDOs. With respect to investments made by us in CDOs managed by our Manager (Manager CDOs), the base management fee we pay on an annual basis with respect to Manager CDO’s will be reduced on a dollar-for-dollar basis by the amount of the fees paid by the Manager CDO to the Manager during such period but such reduction will not exceed the amount of the management fee for such period with respect to Manager CDO’s. This arrangement goes beyond what is required by the terms of the management agreement described under "—Base Management Fee" above, and our Manager reserves the right to change this policy at any time.

Restricted Stock and Option Grant

     In connection with the completion of our July 2005 private offering, we granted to our Manager 78,522 shares of restricted stock and options to purchase 117,783 shares of our common stock under the 2005 Stock Incentive Plan with an exercise price of $25 per share, representing in the aggregate approximately 4.7% of the shares currently outstanding after giving effect to the exercise of our Manager’s option in full. These shares and these options will vest or become exercisable in three equal annual installments beginning on the first anniversary of the closing date of the July 2005 private offering, which occurred on July 11, 2005. In addition, we will automatically grant to our Manager, subject to certain exceptions, at the end of each fiscal quarter, additional restricted stock and options under the plan in the same proportion as the initial grant to our Manager in an aggregate amount equal to 5% of any shares of common stock issued during that quarter in connection with the conversion of notes. Our Manager does not currently intend to, but has the right in its discretion to, allocate these shares and these options to its officers, employees and other individuals who provide services to us.

Conflicts of Interest in Our Relationship with our Manager

     Our chairman, chief executive officer, president and chief investment officer also serve as officers and/or directors of our Manager. In addition, certain of our other directors are directors and/or officers of our Manager and GSC Partners. As a result, our management agreement with our Manager was negotiated between related parties and its terms, including fees payable, may not reflect market terms and conditions.

     If our Manager engages in additional management or investment opportunities that have overlapping objectives with us, our Manager has a conflict-resolution system in place so that our company may share equitably with other client accounts of our Manager in all investment opportunities — particularly those involving a security with limited supply — that may be suitable for our account and such other accounts. This system also includes other controls designed to prevent any client account from receiving favorable treatment over any other client account and past performance of an account is not permitted to be a factor in determining investment allocations. See “Business —Resolution of Potential Conflicts of Interest; Equitable Allocation of Investment Opportunities.”

     The ability of our Manager and its officers and employees to engage in other business activities may reduce the time our Manager spends managing us.

     Pursuant to our management agreement, we are not permitted to enter into any investment opportunity in which our Manager or GSC Partners has an interest other than those approved by the board of directors and by a majority of the independent directors. In the event that any such investment opportunity is made available to us in the future, the transaction will require the approval of a majority of our independent directors.

     The management compensation structure that we have agreed to with our Manager may cause our Manager to invest in high risk investments. In addition to its management fee, our Manager may receive incentive compensation based in part upon our achievement of targeted levels of net income. In evaluating investments and other management strategies, the opportunity to earn incentive compensation based on net income may lead our Manager to place undue emphasis on the maximization of net income at the expense of other criteria, such as preservation of capital, in order to achieve a higher incentive return. Investments with higher yield potential are generally riskier or more speculative. This could result in increased risk to the value of our invested portfolio.

     Termination of the management agreement with our Manager without cause is difficult. The management agreement provides that it may only be terminated without cause after an affirmative vote of 75% of our then outstanding common stock (other than those shares held by our Manager or its affiliates) and the authorization of a majority of our independent directors. We will also be required to provide our Manager with 180 days’ prior notice of any such termination. These provisions may adversely affect our ability to terminate our Manager without cause.

     Our Manager is authorized to follow very broad investment guidelines. Our directors periodically review our investment guidelines and our investment portfolio. However, our board of directors does not review all of our proposed investments. In addition, in conducting periodic reviews, the directors rely primarily on information provided to them by our Manager. Furthermore, our Manager may use complex strategies and transactions entered into by our Manager may be difficult or impossible to unwind by the time they are reviewed by the directors. Our Manager has great latitude within the broad guidelines of the investment guidelines in determining the types of assets it may decide are proper investments for us.

     At the discretion of our Manager and us, our Manager may enter into a separate management agreement with the TRS so long as the overall economic terms of the management arrangements described herein do not change.

License Agreement

     We have entered into a license agreement with our Manager, pursuant to which our Manager has granted us a non-exclusive, royalty-free license to use the name “GSC”. Under this agreement, we have a right to use the “GSC” name, for so long as our Manager or one of its affiliates remains our manager and our Manager remains an affiliate of GSC Partners. Other than with respect to this limited license, we have no legal right to the “GSC” name. GSC Partners has the right to terminate the license agreement if its affiliate is no longer acting as our manager. In the event the management agreement is terminated, we would be required to change our name to eliminate the use of the acronym “GSC”.

PRINCIPAL STOCKHOLDERS AND NOTEHOLDERS

     The following table sets forth, as of January 23, 2005, certain ownership information with respect to our common stock for those persons known to us who directly or indirectly own, control or hold with the power to vote, 5% or more of our common stock, and all executive officers and directors, individually and as a group. The calculations in the table reflect (a) the number of shares currently outstanding and (b) the number of shares that would be outstanding if the notes were fully converted into 3,916,000 shares of common stock. In accordance with SEC rules, each listed person's beneficial ownership includes:

•	all shares the investor actually owns beneficially or of record;

•	all shares over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and

•	all shares the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

Name and Address(3)	Shares of Common Stock Owned	Aggregate Principal Amount of Notes Owned	Percentage of Total Outstanding Common Stock (no conversion)(1)	Percentage of Total Outstanding Common Stock (assuming full conversion)(2)

GSC Secondary Interest Fund, LLC(4)
	340,000	8,500,000	8.5%	8.6%
GSCP (NJ) L.P.(5)
	78,522	-	2.0	1.0
Glenview Capital Management, LLC(6)
	400,000	10,000,000	10.0	10.1
Tetral SA(7)
	400,000	-	10.0	5.0
Moore Capital Management, LLC(8)
	320,000	-	8.0	4.0
TIAA-CREF Investment Management(9)
	226,180	-	5.6	2.9
Hall Phoenix Inwood, L.P.(10)
	200,000	-	5.0	2.5
Deutsche Bank Securities Inc	-	25,400,000	-	12.8
Dimaio Ahmad Capital LLC	-	10,000,000	-	5.0
Basso Asset Management (AKA DKR Oasis)	-	10,000,000	-	5.0
JD Capital Management LLC	-	10,000,000	-	5.0
DeShaw LP	-	10,000,000	-	5.0
Joseph H. Wender	-	-	-	-
Frederick H. Horton	-	-	-	-
Thomas V. Inglesby	-	-	-	-
Daniel I. Castro, Jr	-	-	-	-
April M. Spencer	-	-	-	-
Edward S. Steffelin	-	-	-	-
Stacy Cooper	3,000	-	*	*
Robert F. Cummings, Jr	-	-	-	-
William K. Komperda	3,000	-	*	*
Richard T. Millard	3,000	-	*	*
Barry L. Zubrow	1,500	-	*	*
All executive officers and directors as a group(2)
(10 persons)	10,500	-	*	*

*	Less than 1%

	(1)	Based on 4,016,622 shares of our common stock outstanding as of January 23, 2006. Does not reflect 117,783 options reserved for issuance upon exercise of options granted to our Manager upon the completion of our July 2005 private offering or 184,305 shares of common stock (subject to automatic quarterly and annual adjustment, subject to certain limitations, in 2005 and subsequent calendar years in the event that any of the notes are converted into shares of our common stock) available for future grant under our stock incentive plan.

	(2)	As in (1), above, but gives effect to an additional 3,916,000 shares issuable on conversion of the notes.

	(3)	The address for all executive officers and directors is c/o GSC Capital Corp., 12 East 49th Street, Suite 3200, New York, NY 10017.

	(4)	The address for GSC Secondary Interest Fund, LLC is 12 East 49th Street, Suite 3200, New York, NY 10017. GSC Secondary Interest Fund, LLC is an affiliate of GSCP (NJ), L.P., our Manager. The sole member of GSC Secondary Interest Fund, LLC is GSCP (NJ), Holdings L.P., and the general partner of GSCP (NJ), Holdings L.P. is GSCP (NJ), Inc. Accordingly, GSCP (NJ), Holdings L.P. and GSCP (NJ), Inc. may be deemed to beneficially own shares owned by GSC Secondary Interest Fund, LLC. GSCP (NJ), Holdings L.P. and GSCP (NJ), Inc. disclaim beneficial ownership of these shares.

	(5)	Represents restricted stock granted to our Manager upon the completion of the July 2005 private offering under the 2005 Stock Incentive Plan. Does not include an option to purchase 117,783 shares of our common stock be granted to our Manager upon the completion of the July 2005 private offering. The address for GSCP (NJ), L.P. is 500 Campus Drive, Suite 220, Florham Park, NJ 07932. GSCP (NJ), L.P. is an affiliate of GSC Secondary Interest Fund, LLC. The general partner of GSCP (NJ), L.P. is GSCP (NJ), Inc. Accordingly, GSCP (NJ), Inc. may be deemed to beneficially own shares owned by GSCP (NJ), L.P. GSCP (NJ), Inc. disclaims beneficial ownership of these shares.

	(6)	The address for Glenview Capital Management, LLC is 399 Park Avenue, 39th Floor, New York, NY 10022.

	(7)	The address for Tetral SA is Rte de Lavaux 36, PO Box 266, CH-1095 Putry, Switzerland.

	(8)	The address of Moore Capital Management, LLC is 1251 Avenue of the Americas, New York, NY 10020.

	(9)	The address of TIAA-CREF Investment Management is 730 Third Avenue, New York, NY 10017.

	(10)	The address of Hall Phoenix Inwood, L.P. is 6801 Gaylord Parkway, Suite 100, Frisco, TX 75034.

	(11)	The address of Deutsche Bank Securities Inc. is 60 Wall Street New York, NY 10005.

	(12)	The address of Dimaio Ahmad Capital LLC is 245 Park Ave, New York, NY 10167.

	(13)	The address of Basso Asset Management (AKA DKR Oasis) is 1266 East Main Street, Stamford, CT 06902.

	(14)	The address of JD Capital Management LLC is Two Greenwich Plaza, Greenwich, CT 06830.

	(15)	The address of DeShaw Securities LP is 120 West 45th Street, 39th Floor Tower 45, New York, NY 10036.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Prior to the completion of the July 2005 private offering, we entered into a management agreement with our Manager, pursuant to which our Manager provides for the day-to-day management of our operations. The management agreement requires our Manager to manage our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our board of directors. Our chairman, chief executive officer, president, chief investment officer, general counsel and head of corporate credit also serve as officers and/or directors of our Manager. In addition, certain of our other directors are directors and/or officers of our Manager or GSC Partners. As a result, the management agreement between us and our Manager was negotiated between related parties, and the terms, including fees payable, may not be as favorable to us as if it had been negotiated with an unaffiliated third party. See “Management — Conflicts of Interest in Our Relationship with our Manager,” “Risk Factors — Risks Related To Our Business — The management agreement with our Manager was not negotiated on an arm’s length basis and may be difficult to terminate.”

     We have entered into a license agreement with GSC Partners, pursuant to which GSC Partners has granted us a non-exclusive, royalty-free license to use the “GSC” name. See “Management — License Agreement.”

     GSC Secondary Interest Fund, LLC, an affiliate of our Manager, purchased 340,000 shares of our common stock and $8,500,000 aggregate principal amount of the notes in our July 2005 private offering. Our Manager has also agreed to receive at least 10% of its incentive fee under our management agreement in shares of our common stock, subject to certain limitations in our management agreement, and generally not to transfer those shares prior to one year after the date they are paid. In addition, in connection with the completion of our July 2005 private offering, we granted to our Manager 78,522 shares of restricted stock (68,000 shares in July 2005 and 10,522 shares in January 2006) and options to purchase 117,783 shares of our common stock with an exercise price of $25.00 per share (options to purchase 102,000 shares were granted in July 2005 and options to purchase 15,783 shares were granted in January 2006). These shares and this option will vest or become exercisable in three equal annual installments beginning on the first anniversary of the closing date of our July 2005 private offering. In addition, we will automatically grant to our Manager, subject to certain exceptions, at the end of each fiscal quarter additional restricted stock and options in the same proportion as the initial grant to our Manager in an aggregate amount equal to 5% of any shares of common stock issued during that quarter in connection with the conversion of notes. Our Manager does not currently intend to, but reserves the right in its discretion to, allocate these shares and these options or interests therein to its officers, employees and other individuals who provide services to us.

     The base management fee for the quarter ended September 30, 2005 was approximately $717,059. Amortization for the period of approximately $354,167 related to the restricted stock and option granted to our Manager was included in deferred compensation in our consolidated statement of operations. See Note 12 to our Consolidated Financial Statements for additional information regarding the grant to our Manager. No incentive fee had been earned by our Manager as of September 30, 2005.

     GSC Secondary Interest Fund, LLC, an affiliate of our Manager, purchased 340,000 shares of our common stock and $8,500,000 aggregate principal amount of the notes in our July 2005 private offering for an aggregate cost of $17,000,000, representing an ownership interest of 8.51% as of September 30, 2005 in the Company.

SELLING STOCKHOLDERS AND NOTEHOLDERS

     The selling stockholders and noteholders may, from time to time, offer and sell pursuant to this prospectus any or all of the shares of our common stock or notes held by them. When we refer to the “selling stockholders” and “selling noteholders” in this prospectus, we mean those persons specifically designated in the tables below, as well as their respective permitted transferees, pledgees, donees, assignees, successors and others who later come to hold any of the selling stockholders’ or noteholders’ interests other than through a public sale.

     Because the selling stockholders and noteholders may offer all, some or none of the shares of the common stock or notes pursuant to this prospectus, and because there currently are no agreements, arrangements or understandings with respect to the sale of any of these shares or notes, no definitive estimate can be given as to the amount of shares or notes that will be held by the selling stockholders or noteholders after completion of this offering. We cannot advise you as to whether the selling stockholders or noteholders will in fact sell any or all of their shares of our common stock or notes. In addition, the selling stockholders and noteholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the shares of our common stock or notes in transactions exempt from the registration requirements of the Securities Act after the date on which they provided the information set forth in the table below. This prospectus also covers the possible resale of the notes and common stock issued upon conversion thereof by other currently unknown persons who may become beneficial owners of these securities as a result of a transfer by a selling stockholder or noteholder. Information concerning the selling stockholders and noteholders may change from time to time, and any changed information will be set forth in prospectus supplements or post-effective amendments, as may be appropriate.

     To our knowledge, other than their ownership of the securities described below, none of the selling stockholders or noteholders has, or has had within the past three years, any position, office or other material relationship with us or any of our predecessors or affiliates.

     The following tables set forth information, as of               , with respect to (i) the selling stockholders and shares of our common stock beneficially owned by the selling stockholders and (ii) the selling noteholders and principal amount of the notes beneficially owned by them, that the selling stockholders or noteholders may, from time to time, offer and sell pursuant to this prospectus. In accordance with SEC rules, each listed person's beneficial ownership includes:

•	all securities the investor actually owns beneficially or of record;
•	all securities over which the investor has or shares voting or dispositive control (such as in the capacity as a general partner of an investment fund); and
•	all securities the investor has the right to acquire within 60 days (such as upon exercise of options that are currently vested or which are scheduled to vest within 60 days).

Name of Selling Stockholder (1)	Shares of Common Stock Beneficially Owned that may be sold hereby	Percentage of Shares outstanding

* Holdings represent less than 1% of all shares outstanding.

Name of Selling Noteholder	Principal Amount of Notes Beneficially Owned That May Be Sold Hereby	Percentage of Notes Outstanding	Number of Shares of Common Stock That May Be Sold Hereby(1)	Percentage of Common Stock Outstanding (2)

     (1) Assumes conversion of all of the holder’s notes at the initial conversion rate of 40 shares of common stock per $1,000 principal amount of notes. The initial conversion rate is subject to adjustment as described under “Description of the Notes — Conversion Rights — Conversion Price Adjustments.” As a result, the number of shares of our common stock issuable upon conversion of the notes may increase or decrease in the future. As provided in the indenture, we will not issue fractional shares of our common stock upon conversion of the notes.

     (2) Calculated in accordance with Rule 13d-3(d)(1)(i) of the Securities Exchange Act of 1934, as amended, using           shares of common stock outstanding as of          . In calculating this amount for each holder, we did not assume conversion of any other holder’s notes.

Lock-up

     The holders of our common stock and notes that are beneficiaries of the registration rights agreements and that include any of their shares (including shares issuable upon conversion of the notes) in our initial public offering of our common stock will not be able to offer to sell, sell or otherwise dispose of any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock or our other capital stock for a lock-up period of up to 180 days from the date of the initial public offering of our common stock, (and in the case of any subsequent underwritten offering in which a holder’s shares are included, any remaining shares not included in the underwritten offering for a lock-up period of up to 60 days), as determined between us and the underwriters in the initial public offering.

DESCRIPTION OF CAPITAL STOCK

     The following summary description of our capital stock does not purport to be complete and is subject to and qualified in its entirety by reference to the MGCL and our charter and our bylaws, copies of which have been filed as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

General

     Our charter provides that we may issue up to 250,000,000 shares of common stock and 100,000,000 shares of preferred stock, both having par value $0.001 per share. As of January 23, 2006, 4,016,622 shares of common stock were issued and outstanding, assuming full conversion of the notes, and no shares of preferred stock were issued and outstanding. Our board of directors, with the approval of a majority of the entire board and without any action on the part of our stockholders, may amend our charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that we have authority to issue. Under Maryland law, our stockholders generally are not personally liable for our debts and obligations solely as a result of their status as stockholders.

Common Stock

     All shares of our common stock have equal rights as to earnings, assets, dividends and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Distributions may be paid to the holders of our common stock if, as and when authorized by our board of directors and declared by us out of funds legally available therefor. Shares of our common stock generally have no preemptive, appraisal, preferential exchange, conversion or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in our charter. In the event of our liquidation, dissolution or winding up, each share of our common stock would be entitled to share ratably in all of our assets that are legally available for distribution after payment of or adequate provision for all of our known debts and other liabilities and subject to any preferential rights of holders of our preferred stock, if any preferred stock is outstanding at such time. Subject to our charter restrictions on the transfer and ownership of our stock and except as may otherwise be specified in the terms of any class or series of common stock, each share of our common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.

Power to Reclassify Shares of Our Stock

     Our charter authorizes our board of directors to reclassify any unissued shares of common stock, classify any unissued shares of preferred stock or reclassify any previously classified but unissued shares of any series of preferred stock previously authorized by our board of directors. Prior to issuance of shares of each class or series, the board of directors is required by Maryland law and by our charter to set, subject to our charter restrictions on the transfer and ownership of our stock, the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each class or series. Thus, the board of directors could authorize the issuance of shares of common stock or preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control that might involve a premium price for holders of our common stock or otherwise be in their best interests. No shares of our preferred stock are presently outstanding and we have no present plans to issue any preferred stock.

Power to Issue Additional Shares of Common Stock and Preferred Stock

     We believe that the power of our board of directors to amend the charter without stockholder approval to increase the total number of authorized shares of our stock or any class or series of our stock, to issue additional authorized but unissued shares of our common stock or preferred stock and to classify or reclassify unissued shares of our common stock or preferred stock and thereafter to cause us to issue such classified or reclassified shares of stock will provide us with increased flexibility in structuring possible future financings and acquisitions and in meeting other needs which might arise. The additional classes or series, as well as our common stock, will be available for issuance without further action by our stockholders, unless stockholder action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded. Although our board of directors has no intention at the present time of doing so, it could authorize us to issue a class or series that could, depending upon the terms of such class or series, delay, defer or prevent a transaction or a change in control of us that might involve a premium price for holders of our common stock or otherwise be in their best interests.

Restrictions on Ownership and Transfer

     In order to qualify as a REIT under the Internal Revenue Code for each taxable year beginning after December 31, 2005, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, for our taxable years beginning after December 31, 2005, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Internal Revenue Code to include certain entities) during the second half of any calendar year.

     Our charter, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and may prohibit certain entities from owning our shares. Our charter provides that (subject to certain exceptions described below) no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 9.5% in value or in number of shares, whichever is more restrictive, of any class or series of our capital stock. For this purpose, the value and number of our outstanding shares of capital stock is determined both by disregarding the notes and treating the notes as stock on a fully converted basis. GSC Partners is subject to an ownership limit that provides that it may not own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code, more than 20% in value or in number of shares, whichever is more restrictive, of our outstanding shares of common stock, determined by disregarding the notes and by treating the notes as stock on a fully converted basis. Our board of directors has the discretion to decrease the ownership limits for GSC Partners and to increase the ownership limits for our other stockholders if GSC Partners owns less than 20% (calculated in accordance with the attribution provisions of the Internal Revenue Code) of our common stock at any time. Our board of directors has increased the ownership limit for each of Tetral SA and Glenview Capital Management, LLC, each of whom owns approximately 10% of our common stock.

     Our charter also prohibits any person from (i) beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Internal Revenue Code or otherwise cause us to fail to qualify as a REIT and (ii) transferring shares of our capital stock if such transfer would result in our capital stock being owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our stock which are transferred to the trust (as described below), will be required to give notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our status as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

     Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such representations, covenants and undertakings as our board of directors may deem appropriate in order to conclude that granting the exemption will not cause us to lose our status as a REIT. Our board of directors may also require a ruling from the Internal Revenue Service or an opinion of counsel in order to determine or ensure our status as a REIT.

     Any attempted transfer of our securities which, if effective, would result in a violation of the foregoing restrictions will cause the number of securities causing the violation (rounded to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such securities. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our charter) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur, our charter provides that the purported transfer in violation of the restrictions will be void ab initio. Shares of our stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any securities held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland law, the trustee will have the authority (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

     Within 20 days of receiving notice from us that the securities have been transferred to the trust, the trustee will sell the securities to a person designated by the trustee, whose ownership of the securities will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the securities sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the securities or, if the proposed transferee did not give value for the securities in connection with the event causing the securities to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our charter) of the securities on the day of the event causing the securities to be held in the trust and (ii) the price received by the trustee from the sale or other disposition of the securities. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that the securities have been transferred to the trust, the securities are sold by the proposed transferee, then (i) the securities shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the securities that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.

     In addition, the securities held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the securities. Upon a sale to us, the interest of the charitable beneficiary in the securities sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

     All certificates representing the securities will bear a legend referring to the restrictions described above.

     Every owner of more than 5% (or such lower percentage as required by the Internal Revenue Code or the regulations promulgated thereunder) of all classes or series of our stock, including shares of common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our stock which the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request in order to determine the effect, if any, of the beneficial ownership on our status as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall upon demand be required to provide to us such information as we may request, in good faith, in order to determine our status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

     These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for the common stock or might otherwise be in the best interests of our stockholders.

Transfer Agent and Registrar

     The transfer agent and registrar for our shares of common stock is American Stock Transfer & Trust Company.

Registration Rights

     Pursuant to (i) a registration rights agreement between us and Deutsche Bank Securities Inc. and the other initial purchasers/placement agents for the benefit of the initial purchasers/placement agents and certain holders of our common stock, and (ii) a registration rights agreement between us and Deutsche Bank Securities Inc., as initial purchaser, for the benefit of the initial purchaser and certain holders of our notes, each entered into on July 11, 2005 in connection with our July 2005 private offering, which we refer to collectively as the registration rights agreements, we are required, among other things, to (A) file with the Commission (1) by February 6, 2006, a registration statement providing for the resale of the registrable shares and (2) concurrently with the filing of any registration statement relating to an initial public offering, a registration statement providing for the resale of the registrable securities, (B) use our commercially reasonable efforts to cause the registration statement to become effective under the Securities Act as soon as practicable after the filing and (C) to maintain the registration statement’s effectiveness under the Securities Act until there are no “registrable shares” or “registrable securities” outstanding. The registration rights agreements define “registrable shares” as all shares of our common stock sold in the July 2005 private offering and shares issued pursuant to our management agreement and “registrable securities” as all notes sold in the July 2005 private offering and the shares of common stock underlying such notes, until, in the case of each such share or note, the earliest to occur of:

     (i) the date on which such shares or notes have been sold pursuant to a registration statement or distributed to the public pursuant to Rule 144;

     (ii) the date on which, in the opinion of our counsel, such shares or notes not held by our affiliates are sellable pursuant to subparagraph (k) of Rule 144; or

     (iii) the date on which such shares or notes are sold to us or any of our subsidiaries.

     The holders of our common stock and notes that are beneficiaries of the registration rights agreements and that include any of their shares, including shares issuable upon conversion of the notes, in our initial public offering will not be able to sell any remaining securities not included in the initial public offering for a lock-up period of up to 180 days from the date of the initial public offering of our common stock (and in the case of any subsequent underwritten offering in which a holder’s shares are included, any remaining shares not included in the underwritten offering for a lock-up period of up to 60 days) as determined between us and the underwriters of the initial public offering. Notwithstanding the foregoing, we will be permitted to suspend the use, from time to time, of the prospectus that is part of the registration statement (and therefore suspend sales under the registration statement) for certain periods, referred to as “blackout periods,” if:

•	the lead underwriter in any underwritten public offering by us of our common stock advises us that an offer or sale of shares or notes covered by the registration statement would have a material adverse effect on our offering;

•	our board of directors determines in good faith that the sale of registrable shares or registrable securities covered by the registration statement would materially impede, delay or interfere with any proposed financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction involving our company; or

•	our board of directors determines in good faith that it is in our best interests or it is required by law that we supplement the registration statement or file a post-effective amendment to the registration statement in order to ensure that the prospectus included in the registration statement contains the financial information required under Section 10(a)(3) of the Securities Act, discloses any fundamental change in the information included in the prospectus or discloses any material information with respect to the plan of distribution that was not disclosed in the registration statement or any material change to that information, and we provide the stockholders and noteholders notice of the suspension. The cumulative blackout periods in any 12- month period commencing on the closing of the offering may not exceed an aggregate of 90 days and furthermore may not exceed 45 consecutive days, except as a result of a refusal by the SEC to declare any post-effective amendment to the registration statement as effective after we have used all commercially reasonable efforts to cause the post-effective amendment to be declared effective, in which case, we must terminate the blackout period immediately following the effective date of the post-effective amendment.

     On January 27, 2006, we filed (i) a registration statement (File number 333-        ) relating to our initial public offering of our common stock and (ii) a resale shelf registration statement (of which this prospectus is a part) with respect to all registrable shares and registrable securities.

     The registration rights agreement provides that, prior to our becoming subject to the reporting requirements of the Exchange Act, we will provide to each holder of our common stock and notes audited annual financial statements within 90 days of the end of our fiscal year and unaudited quarterly financial statements within 45 days of the end of each of our first three fiscal quarters.

     A holder that sells our common stock or notes pursuant to a registration statement or as a selling stockholder pursuant to an underwritten public offering generally will be required to be named as a selling stockholder in the related prospectus and to deliver a prospectus to purchasers, will be subject to certain of the civil liability provisions under the Securities Act in connection with such sales and will be bound by the provisions of the registration rights agreements that are applicable to such holder (including certain indemnification rights and obligations). In addition, each holder of our common stock or notes may be required to deliver information to be used in connection with the registration statement in order to have such holder’s common stock or notes included in the registration statement and to benefit from the provisions of the next paragraph.

     Each common stock certificate or note issued to existing holders of our common stock or notes may contain a legend to the effect that the holder thereof, by its acceptance thereof, will be deemed to have agreed to be bound by the provisions of the applicable registration rights agreements. In that regard, each holder will be deemed to have agreed that, upon receipt of notice of the occurrence of any event which makes a statement in the prospectus which is part of the registration statement untrue in any material respect or which requires the making of any changes in such prospectus in order to make the statements therein not misleading, or of certain other events specified in the applicable registration rights agreement, such holder will suspend the sale of our common stock or notes, as the case may be, pursuant to such prospectus until we have amended or supplemented such prospectus to correct such misstatement or omission and have furnished copies of such amended or supplemented prospectus to such holder or we have given notice that the sale of the common stock or notes may be resumed.

     The summary herein of certain provisions of the registration rights agreements does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the registration rights agreements filed with Securities and Exchange Commission as an exhibit to the registration statement of which this prospectus forms a part.

DESCRIPTION OF THE NOTES

     We issued the notes under an indenture between us and Wachovia Bank, National Association, as trustee. The notes and the shares of our common stock issuable upon conversion of the notes are covered by a registration rights agreement. You may request a copy of the indenture and the registration rights agreement from the trustee.

     The following description is only a summary of the material provisions of the notes, the related indenture and the registration rights agreement. We urge you to read the indenture, the notes and the registration rights agreement in their entirety because they, and not this description, define your rights as holders of the notes. You may request copies of these documents at our address shown under the caption “Where You Can Find More Information.” The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as amended. For purposes of this section, references to “we,” “us,” “our” and “the Company” include only GSC Capital Corp. and not its subsidiaries.

General

     We issued the notes in an aggregate principal amount of $97,900,000 in our July 2005 private offering. The notes are our senior unsecured obligations and will mature on July 15, 2010, unless earlier converted at a holder’s option as described under “—Conversion Rights,” redeemed at our option as described under “—Optional Redemption of the Notes,” repurchased by us at a holder’s option and upon the conditions as described under “Repurchase of Notes at the Option of the Holder,” or repurchased by us at a holder’s option upon a Change of Control as described under “—Right to Require Repurchase of Notes Upon a Change of Control.”

Interest

     The notes bear interest at a rate of 7.25% per annum. Interest is payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2006. Interest on the notes accrued from July 11, 2005 or, if interest has already been paid, from the date on which it was most recently paid. We make each interest payment to persons who are holders of record of the notes at the close of business on the immediately preceding January 1 and July 1, whether or not this day is a business day. Interest payable upon redemption or repurchase will be paid to the holders of record unless the redemption or repurchase date is between the close of business on any record date for the payment of interest and the opening of business on the related interest payment date. In this instance, we will pay accrued interest on the notes being redeemed or repurchased up to, but not including, the redemption or repurchase date to the same person to whom we will pay the redemption or repurchase price of the notes. Interest on the notes is computed on the basis of a 360-day year comprised of twelve 30-day months. We will pay the principal of, and interest on, the notes at the office or agency maintained by us with the trustee in the Borough of Manhattan in New York City. We reserve the right to pay interest to holders of any notes in certificated form by check mailed to the holders at their registered addresses. However, a holder of such notes with an aggregate principal amount in excess of $1,000,000 may request payment by wire transfer in immediately available funds to an account in North America.

     The term “business day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York City.

Conversion Rights

   General

     Subject to the restrictions described under “—Conversion Rights,” a holder may convert any outstanding notes into shares of our common stock (and cash for any fractional shares) at an initial “Conversion Price” per share of $25.00 in accordance with the conversion mechanism described below. This represents an initial “Conversion Rate” of 40 shares of our common stock per $1,000 principal amount of the notes. The Conversion Price and resulting Conversion Rate are, however, subject to adjustment as described below under “—Conversion Price Adjustments” and with respect to certain conversions occurring in connection with certain specified corporate transactions as described below under “—Conversion Upon Specified Corporate Transactions.” A holder may convert notes only in denominations of $1,000 and integral multiples of $1,000.

     Holders may surrender notes for conversion into shares of our common stock on or prior to the maturity date only in the following circumstances:

•	immediately prior to the consummation of an IPO; provided that any shares issued upon such conversion are offered in the IPO, and provided further that holders that have elected to convert their notes will not be required to pay underwriters’ fees, discounts and commissions in excess of 4% of the public offering price of our common stock in a Qualifying IPO;

•	at any time following the date which is 60 days after the consummation of an IPO;

•	if we have called the notes for redemption and the redemption has not yet occurred; or

•	upon the occurrence of specified corporate transactions.

     Subject to certain exceptions described below under “Conversion Upon Specified Corporate Transactions,” once notes are tendered for conversion, holders tendering the notes will be entitled to receive, per $1,000 principal amount of notes, such number of shares of common stock equal to the Conversion Rate then in effect.

     You may surrender notes for conversion on or prior to the close of business on the business day prior to the stated maturity only under the following circumstances:

   Conversion Prior to an IPO

     If we contemplate an IPO, we will give written notice to all holders of the notes (an “IPO Notice”) within five (5) business days following the day we file a registration statement with the Commission relating to such IPO. Each holder may, at any time following receipt of the IPO Notice and no later than 20 business days prior to the intended time for consummation of such IPO (which date shall be specified in the IPO Notice), surrender for conversion all or any part of such holder’s notes; provided that any shares issued upon such conversion will be offered in the IPO; and provided further that holders that have elected to convert their notes will not be required to pay underwriters’ fees, discounts and commissions in excess of 4% of the public offering price of our common stock in a Qualifying IPO. See “—Registration Rights.” Such notice may be withdrawn by the holder at any time until one business day prior to the pricing of the IPO. On January 27, 2006, we filed a registration statement relating to an IPO.

   Conversion 60 days following an IPO

     A holder may surrender for conversion all or any portion of such holder’s notes at any time and from time to time following such date which is 60 days following the consummation of an IPO.

   Conversion Upon Notice of Redemption

     A holder may surrender for conversion any note called for redemption as described under “—Optional Redemption of the Notes” at any time prior to the close of business on the day that is two business days prior to the redemption date, even if the notes are not otherwise convertible at such time.

   Conversion Upon Specified Corporate Transactions

     If we are a party to a consolidation, merger, share exchange, sale of all or substantially all of our properties and assets or other similar transaction, in each case pursuant to which the shares of our common stock would be converted into cash, securities or other property, a holder may surrender its notes for conversion at any time from the time that is 60 days prior to the anticipated effective date of such transaction or such earlier date as may be required to allow the holders to vote the shares to be received upon conversion in a shareholder meeting convened for the purpose of voting on the approval of such transaction or any related matters and after the effective date of such transaction until and including the date that is 30 days after the effective date of such transaction.

   Conversion Procedures

     If you wish to exercise your conversion right, you must deliver an irrevocable conversion notice in accordance with the provisions of the indenture (provided, however that, in the case of a conversion prior to an IPO, such notice shall be contingent on the consummation of the IPO, and may be withdrawn prior to such time of consummation) together, if the notes are in certificated form, with the certificated security, to the trustee who will, on your behalf, convert the notes into shares of our common stock. You may obtain copies of the required form of the conversion notice from the trustee. If a holder of a note has delivered notice of its election to have such note repurchased at the option of such holder, such note may be converted only if the notice of election is withdrawn as described under “Repurchase of the Notes at the Option of the Holder” or “—Right to Require Repurchase of Notes Upon a Change of Control.”

     Upon conversion of a note, a holder will not receive any cash payment of interest. Our delivery to the holder of shares of our common stock will be deemed to satisfy our obligation to pay the principal amount of the note, and accrued but unpaid interest attributable to the period from the most recent interest payment date to the conversion date. As a result, accrued but unpaid interest, if any, to the conversion date is deemed to be paid in full rather than cancelled, extinguished or forfeited.

   Conversion Price Adjustments

     We will adjust the Conversion Price if (without duplication):

      (1) we issue shares of our common stock to all holders of shares of our common stock as a dividend or distribution on our common stock;

     (2) we subdivide or combine our outstanding common stock;

     (3) we declare, in any fiscal quarter, a cash dividend on our common stock, in an aggregate amount (the “Threshold Amount”) exceeding $0.5625 per share (subject to adjustment for stock splits, stock dividends and reclassifications or recombination of our common stock) (which represents an annual rate of 9.00% based on a price of $25 per share)

     In such case the Conversion Price will be decreased and will be equal to the price determined by dividing the Conversion Price immediately prior to the record date of such dividends or distributions by the following fraction:

X / (X — Y)

Where:

X = Pre-dividend share price, which shall be equal to (i) at such times as the common stock is not listed on a national stock exchange or quoted on Nasdaq, the Conversion Price then in effect, and (ii) at such times as the common stock is listed on a national stock exchange or quoted on Nasdaq, the average last sale or closing bid price, as applicable, for the last three (3) trading days prior to such distribution, and

Y= excess dividend over the Threshold Amount;

     (4) we issue to all holders of our common stock rights, warrants or options entitling them to subscribe for or purchase, for a period expiring not more than 60 days after the date of distribution, shares of our common stock at less than (i) at such times as the common stock is not listed on a national stock exchange or quoted on Nasdaq, the Conversion Price then in effect, and (ii) at such times as the common stock is listed on a national stock exchange or quoted on Nasdaq, the average closing price of our shares of common stock on the fifteen (15) consecutive trading days immediately preceding the date that such distribution was first publicly announced; provided that no adjustment will be made if holders of the notes are entitled to participate in the distribution on substantially the same terms as holders of our common stock as if such noteholders had converted their notes solely into common stock immediately prior to such distribution at the then applicable Conversion Price;

     (5) we distribute to all holders of our common stock evidences of our indebtedness, shares of our capital stock (other than shares of our common stock), other securities or other assets, or rights, warrants or options, excluding: (a) those rights, warrants or options referred to in clause (4) above; (b) any dividend or distribution paid in cash referred to in clause (3) above; and (c) those dividends and distributions referred to in clause (1) above; provided that no adjustment will be made if holders of the notes are entitled to participate in the distribution on substantially the same terms as holders of our common stock as if such noteholders had converted their notes solely into common stock immediately prior to such distribution at the then applicable Conversion Price; or

     (6) we or one of our subsidiaries makes a payment in respect of a tender offer or exchange offer, other than an odd-lot offer, for our common stock to the extent that the offer involves aggregate consideration that, together with any cash and the fair market value of any other consideration in respect of any tender or exchange offer by us or any of our subsidiaries for shares of our common stock consummated within the preceding 12 months not triggering a Conversion Price adjustment, exceeds an amount equal to 12.5% of the market capitalization of our common stock on the expiration date of the tender offer.

     If we distribute capital stock of, or similar equity interests in, a subsidiary or other business unit of ours, then the Conversion Price will be adjusted based on the market value of the securities so distributed relative to the market value of our common stock, in each case based on the average closing price of those securities (where such closing sale prices are available) for the fifteen (15) trading days commencing on and including the fifth trading day after the “ex-dividend date” for such distribution on the New York Stock Exchange or such other national or regional exchange or market on which the securities are listed or quoted, or, if not available, as determined by our Board of Directors.

     If we reclassify our common stock or we are a party to a consolidation, merger, share exchange, sale of all or substantially all of our properties and assets or other similar transaction, in each case pursuant to which the shares of our common stock are converted into cash, securities, or other property, then at the effective time of the transaction, a holder’s right to convert its notes into shares of our common stock will be changed into a right to convert such notes into the kind and amount of cash, securities and other property that such holder would have received if such holder had converted such notes solely into shares of our common stock at the then applicable Conversion Price immediately prior to the effective date of such transaction.

     To the extent that any future rights plan adopted by us is in effect upon conversion of the notes into shares of our common stock, you will receive, in addition to such shares of our common stock, the rights under the rights plan, whether or not the rights have separated from our common stock at the time of conversion, and no adjustment of the Conversion Price will be made in connection with any distribution of rights thereunder.

     The Conversion Price will not be adjusted for the issuance of our common stock (or securities convertible into or exchangeable for our common stock), except as described above. For example, the Conversion Price will not be adjusted upon the issuance of shares of our common stock:

•	under any present or future employee benefit plan or program of ours; or

•	pursuant to the exercise of any option, warrant or right to purchase our common stock, the exchange of any exchangeable security for our common stock or the conversion of any convertible security into our common stock, in each case so long as such option, warrant, right to purchase, exchangeable security or convertible security is outstanding as of the date the notes are first issued.

     We will not issue fractional shares of common stock to a holder who converts a note. In lieu of issuing fractional shares, we will pay cash based on the average closing price of our shares of common stock on the fifteen (15) consecutive common stock price for the fifteen trading days immediately preceding the date that the notes are tendered form conversion.

     We will not be required to make an adjustment in the Conversion Price unless the adjustment would require a change of at least 1% in the Conversion Price. However, any adjustments that are less that 1% of the Conversion Price will be taken into account in any subsequent adjustment.

Ranking

     The notes are our senior unsecured obligations and rank equally in right of payment with our existing and future senior indebtedness and senior to any existing and future subordinated indebtedness. The notes effectively rank junior in right of payment to all of our existing and future secured indebtedness to the extent of the value of the assets securing such indebtedness. In addition, our right to receive assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization (and the consequent right of the holders of the notes to participate in those assets) is effectively subordinated to the claims of that subsidiary’s creditors. Consequently, the notes are effectively subordinate to all liabilities, including trade payables, lease obligations and the liquidation preference on any preferred stock, whether or not secured, of any of our subsidiaries and any subsidiaries that we may in the future acquire or establish.

Optional Redemption of the Notes

     Beginning on January 20, 2008 and provided that a Qualifying IPO has been consummated, we may redeem the notes, in whole at any time, or in part from time to time, for cash at a price equal to 100% of the principal amount of the notes plus accrued and unpaid interest up to but not including the date of redemption provided that the last sale or closing bid price, as applicable, of our common stock exceeds $31.25 (subject to adjustment for stock splits, stock dividends and reclassifications or recombination of our common stock) for at least 20 trading days during the 30 trading-day period immediately prior to the date of the redemption notice. We will give not less than 30 days’ nor more than 60 days’ notice of redemption by mail to holders of the notes.

     If we redeem less than all of the notes at any time, the trustee will select or cause to be selected the notes to be redeemed by any method that it deems fair and appropriate. In the event of a partial redemption, the trustee may select for redemption portions of the principal amount of any note in principal amounts of $1,000 and integral multiples thereof.

     For a discussion of the tax treatment to a holder of the notes upon optional redemption by us, see “Material Federal Income Tax Considerations.”

Repurchase of Notes at the Option of the Holder

     If a Qualifying IPO is not consummated prior to January 15, 2008, each holder shall have the right to require us to repurchase all or a portion of its notes on the twenty-third (23rd) business day following January 15, 2008 (the “Date of Repurchase”) for an amount in cash equal to 100% of the principal amount of the notes on the Date of Repurchase, plus accrued and unpaid interest up to but not including the Date of Repurchase by delivering to us a written notice (the “Repurchase Notice”) no later than the end of business on the date which is twenty (20) business days following January 15, 2008.

     For a discussion of the tax treatment of a holder exercising the right to require us to repurchase notes, see “Material Federal Income Tax Considerations.”

     The Repurchase Notice given by a holder electing to require us to repurchase its notes may be withdrawn by the holder by a written notice of withdrawal delivered to the paying agent prior to the close of business on the date which is twenty (20) business days following January 15, 2008.

     Payment of the repurchase price for the notes will be made promptly following the later of the Date of Repurchase and the time of delivery of the notes.

     In addition, if we do not consummate a Qualifying IPO on or prior to January 15, 2008, we will pay on January 17, 2008 to holders of record of the notes on January 15, 2008 (including holders that elected to require us to repurchase their notes) a cash payment (the “IPO Default Payment”) equal to 4% of the principal amount of the notes.

     If the paying agent holds money sufficient to pay the repurchase price of the note on the business day following the Date of Repurchase in accordance with the terms of the indenture, then, immediately after the Date of Repurchase, the note will cease to be outstanding, whether or not the note is delivered to the paying agent.

Thereafter, all other rights of the holder shall terminate, other than the right to receive the repurchase price upon delivery of the note and any outstanding amount on account of the IPO Default Payment, if any.

     Our ability to repurchase notes may be limited by the terms of our then existing indebtedness or financing agreements. If we are obligated to repurchase the notes, we cannot assure you that we will be able to obtain all required consents under our then existing indebtedness or have available funds sufficient to repay indebtedness, if any, that restricts the repurchase of the notes and to pay the repurchase price for all the notes we may be required to repurchase. Our ability to pay cash to holders electing to require us to repurchase the notes also may be limited by our then existing financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. We would need to seek third-party financing to the extent we do not have available funds to meet our repurchase obligations. However, there can be no assurance that we would be able to obtain any such financing on acceptable terms or at all. See “Risk Factors—Risks Relating the Notes.”

Qualifying IPO Makewhole

     If a Qualifying IPO is consummated at a gross price to the public (the “IPO price”) of less than $25 per share of common stock (subject to adjustment for stock splits, stock dividends and reclassifications or recombination of our common stock), each holder of notes (whether or not such holder has elected to convert all or a portion of its notes) will be entitled to receive an amount (the “IPO Makewhole Amount”), per $1,000 principal amount of notes, equal to the difference between (i) $1,000 and (ii) the IPO Price multiplied by 40 (subject to adjustment for stock splits, stock dividends and reclassifications or recombination of our common stock).

     Payment of the IPO Makewhole amount shall be made in cash., and such payment shall be made upon the consummation of the Qualifying IPO.

Certain Covenants

     The indenture contains, among others, the following covenants; provided that covenants described under “Limitation on Incurrence of Additional Indebtedness,” “—Limitation on Restricted Payments” and “—Limitation on Liens “will be in effect until the consummation of a Qualifying IPO.

     Limitation on Incurrence of Additional Indebtedness. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume, guarantee, become liable, contingently or otherwise, with respect to, or otherwise become responsible for payment of (collectively, “incur”) any Indebtedness other than Permitted Indebtedness.

     Notwithstanding the foregoing, if no Default or Event of Default shall have occurred and be continuing at the time of or as a consequence of the incurrence of any such Indebtedness, the Company or any of its Subsidiaries may incur Indebtedness, in each case if on the date of the incurrence of such Indebtedness, after giving effect to the incurrence thereof and the use of proceeds thereof the Consolidated Tangible Net Worth Ratio is not less than 1.5 to 1.0.

     Limitation on Restricted Payments. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly:

     (1) declare or pay any dividend or make any distribution (other than dividends or distributions payable in Qualified Capital Stock of the Company) on or in respect of shares of the Company’s Capital Stock to holders of such Capital Stock;

     (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or any warrants, rights or options to purchase or acquire shares of any class of such Capital Stock or Subordinated Debt; or

     (3) make any principal payment on, purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value, prior to any scheduled final maturity, scheduled repayment or scheduled sinking fund payment, any Indebtedness of the Company that is subordinate or junior in right of payment to the notes, if at the time of such action (each, a “Restricted Payment”) or immediately after giving effect thereto,

(i)	a Default or an Event of Default shall have occurred and be continuing; or

(ii)	the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to July 11, 2005 will exceed the sum of:

(v)	100% of the Company’s Taxable Net Income for the period (taken as one accounting period) beginning on the Measurement Date and ending on the last day of the Company’s most recently ended fiscal quarter; plus

(w)	100% of the aggregate net cash proceeds received by the Company from any Person (other than a Subsidiary of the Company) from the issuance and sale during such period of Capital Stock and Subordinated Debt of the Company; plus

(x)	without duplication of any amounts included in clause (ii)(w) above, 100% of the aggregate net cash proceeds of any equity contribution received by the Company from a holder of the Company’s Capital Stock subsequent to July 11, 2005.

     Limitation on Liens. The Company will not, and will not cause or permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit or suffer to exist any Liens (other than Permitted Liens) of any kind of the assets of the Company or any of its Subsidiaries securing Indebtedness of the Company or any of its Subsidiaries unless, in the case of Liens securing Indebtedness of the Company that is expressly subordinate or junior in right of payment to the notes, the notes are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens.

Mandatory Redemption

     Except as described in this offering memorandum under “—Right to Require Repurchase of Notes Upon a Change of Control” and “—Repurchase of Notes at the Option of the Holder,” we are not required to repurchase or redeem the notes.

      There are no sinking fund payments.

Right to Require Repurchase of Notes Upon a Change of Control

     If a Change of Control (as defined below) occurs, each holder of notes may require that we repurchase the holder’s notes on the date fixed by us (the “Repurchase Date”) that is not less than 30 days nor more than 45 days after we give notice of the Change of Control. We will repurchase the notes for an amount in cash equal to 110% of the principal amount of the notes, plus accrued and unpaid interest to but not including the Repurchase Date.

     The definition of “Change of Control” includes a phrase relating to the sale, lease, exchange or other transfer of “all or substantially all” of our properties and assets. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase such notes as a result of a sale, lease, exchange or other transfer of less than all of our properties and assets to another person or Group may be uncertain.

     On or prior to the Repurchase Date, we will deposit with a paying agent an amount of money sufficient to pay the aggregate repurchase price of the notes which is to be paid on the Repurchase Date. Payment of the repurchase price for the notes will be made promptly following the later of the Repurchase Date and the time of delivery of the notes.

     If the paying agent holds money sufficient to pay the repurchase price of the notes on the business day following the Repurchase Date in accordance with the terms of the indenture, then, immediately after the Repurchase Date, the notes will cease to be outstanding, whether or not the notes are delivered to the paying agent. Thereafter, all other rights of the holder shall terminate, other than the right to receive the repurchase price upon delivery of the notes.

     For a discussion of the tax treatment of a holder exercising the right to require us to repurchase notes, see “Certain U.S. Federal Income Tax Consequences.”

     On or before the 30th day after the Change of Control, we must mail to the trustee and all holders of the notes a notice of the occurrence of the Change of Control offer, stating:

  the Repurchase Date;

  the date by which the repurchase right must be exercised;

  the repurchase price for the notes; and

  the procedures which a holder of notes must follow to exercise the repurchase right.

     To exercise the repurchase right, the holder of a note must deliver, on or before the third business day before the Repurchase Date, a written notice to us and the trustee of the holder’s exercise of the repurchase right. This notice must be accompanied by certificates evidencing the note or notes with respect to which the right is being exercised, duly endorsed for transfer. This notice of exercise may be withdrawn by the holder by a written notice of withdrawal delivered to the paying agent at any time on or before the close of business on the business day preceding the Repurchase Date. The notice of withdrawal must state:

  the principal amount of notes being withdrawn;

  the principal amount, if any, of notes not being withdrawn; and

  if certificated notes have been issued, the certificate numbers of the notes being withdrawn.

     The effect of these provisions granting the holders the right to require us to repurchase the notes upon the occurrence of a Change of Control may make it more difficult for any person or Group to acquire control of us or to effect a business combination with us. Our ability to pay cash to holders of notes following the occurrence of a Change of Control may be limited by our then existing indebtedness, financing agreements or financial resources. We cannot assure you that sufficient funds will be available when necessary to make any required repurchases. We may not have the funds necessary to repurchase your notes as required under the indenture upon a Change of Control at the option of the holder or pay you cash upon conversion of the notes.

     Our obligation to make a repurchase in the event of a Change of Control will be satisfied if a third party makes the Change of Control offer in the manner and at the times and otherwise in compliance in all material respects with the requirements applicable to a Change of Control offer made by us and purchases all notes properly tendered and not withdrawn under the Change of Control offer.

     If a Change of Control occurs and the holders exercise their rights to require us to repurchase notes, we intend to comply with applicable tender offer rules under the Exchange Act with respect to any repurchase.

     The term “beneficial owner” will be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the SEC under the Exchange Act, or any successor provision, except that (i) a person shall be deemed to have “beneficial ownership” of all shares of our common stock that the person has the right to acquire, whether exercisable immediately or only after the passage of time and (ii) any percentage of beneficial ownership shall be determined using the definition in clause (i) in both the numerator and the denominator.

Consolidation, Merger and Sale of Assets

     We may, without the consent of the holders of any of the notes, consolidate with or merge with or into any other person or sell, lease, exchange or otherwise transfer (in one transaction or a series of related transactions) all or substantially all of our properties and assets to any other person, if:

  we are the resulting or surviving corporation, or the successor, transferee or lessee, if other than us, is a corporation, limited partnership, limited liability company or other business entity organized and validly existing under the laws of any U.S. jurisdiction and expressly assumes our obligations under the indenture and the notes by means of a supplemental indenture entered into with the trustee;

  immediately after giving effect to the transaction, no event of default and no event that, with notice or lapse of time, or both, would constitute an event of default, shall have occurred and be continuing; and

  prior to the consummation of a Qualifying IPO, our Consolidated Tangible Net Worth Ratio is not less than 1.5 to 1.0.

     Under any consolidation, merger or any sale, lease, exchange or other transfer of our properties and assets as described in the preceding paragraph, the successor company will be our successor and shall succeed to, and be substituted for, and may exercise every right and power of, GSC Capital under the indenture. Thereafter, GSC Capital will be released from its obligations and covenants under the indenture and the notes, except in the case of a lease of all or substantially all of our properties and assets.

Modification and Waiver

     We and the trustee may enter into one or more supplemental indentures that add, change or eliminate provisions of the indenture or modify the rights of the holders of the notes with the consent of the holders of at least a majority in principal amount of the notes then outstanding. However, without the consent of each affected holder of an outstanding note, no supplemental indenture may, among other things:

  change the stated maturity of the principal of, or payment date of any installment of interest on, any note;

  reduce the principal amount or redemption price of, or the rate of interest on, any note, whether upon acceleration, redemption or otherwise, or alter the manner of calculation of interest or the rate of accrual thereof on any note;

  change the currency in which the principal of any note or interest is payable;

  impair the right to institute suit for the enforcement of any payment of any amount with respect to any note when due;

  adversely affect the rights provided in the indenture to convert any note;

  adversely modify the provisions of the indenture relating to our requirement to repurchase notes:

  upon a Change of Control after the occurrence thereof; or

  if no Qualifying IPO is consummated prior to January 15, 2008;

  reduce the percentage of principal amount of the outstanding notes necessary to modify or amend the indenture or to consent to any waiver provided for in the indenture;

  waive a default in the payment of any amount or shares of common stock due in connection with any note; or

  make changes to certain sections of the indenture relating to the waiver of past defaults, the holders’ right to convert and amendments to the indenture that require consent of each holder.

     The holders of a majority in principal amount of the outstanding notes may, on behalf of the holders of all notes:

  waive compliance by us with restrictive provisions of the indenture other than as provided in the preceding paragraph; and

  waive any past default under the indenture and its consequences, except a default in the payment of the principal of, or redemption or purchase price of, or any interest on, any note or in respect of a provision that under the indenture cannot be modified or amended without the consent of the holder of each outstanding note affected.

     Without the consent of any holders of notes, we and the trustee may enter into one or more supplemental indentures for any of the following purposes:

  to cure any ambiguity, omission, defect or inconsistency in the indenture;

  to evidence a successor to us and the assumption by the successor of our obligations under the indenture and the notes;

  to make any change that does not adversely affect the rights of any holder of the notes in any material respect, provided that any change to the indenture to conform it to this offering memorandum shall be deemed not to adversely affect the rights of any holder of the notes;

  to comply with the provisions of the Trust Indenture Act, or with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act;

  to evidence and provide for the acceptance of appointment under the indenture by a successor trustee with respect to the notes; or

  to make provisions with respect to the conversion right of the holders pursuant to the requirements of the indenture.

Events of Default

      Each of the following is an event of default under the indenture:

     (1) failure to pay interest on any note when it becomes due and payable and continuation of such default for a period of 30 days, whether or not such failure shall be due to compliance with agreements with respect to any other indebtedness or any other cause;

     (2) failure to pay the principal of any note, when it becomes due and payable, at the stated maturity, upon acceleration, upon redemption or otherwise (including the failure to make a payment to repurchase notes tendered pursuant to a Change of Control offer or the failure to repurchase notes at your option), whether or not such failure shall be due to compliance with agreements with respect to any other indebtedness or any other cause;

     (3) failure by us to comply with the provisions described under the captions “—Repurchase of Notes at the Option of the Holder ,” “—Qualifying IPO Makewhole,” or “—Merger, Consolidation or Sale of Assets;”

     (4) failure to provide notice of the occurrence of a change of control;

     (5) default in the observance or performance of any other covenant or agreement contained in the indenture that continues for a period of 60 days after we have received written notice specifying the default (and demanding that such default be remedied) from the trustee or the beneficial holders of at least 25% of the outstanding principal amount of the notes (except in the case of a default with respect to the “—Consolidation, Merger and Sale of Assets” covenant, which will constitute an event of default with such notice requirement but without such passage of time requirement);

     (6) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Recourse Indebtedness, if that default (i) is caused by a failure to pay principal of, or interest or premium on, if any, such Recourse Indebtedness within five (5) days following the expiration of the grace period provided in such Recourse Indebtedness on the date of such default (a “Payment Default”), or (ii) results in the acceleration of such Recourse Indebtedness prior to its express maturity; and, in each case, the principal amount of any such Recourse Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25 million or more; provided, that if any such default is cured or waived or any such acceleration rescinded, or such indebtedness is repaid, within a period of 45 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such event of default and any consequential acceleration of the notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree. “Recourse Indebtedness” means Indebtedness which provides that upon a payment or other default thereunder, the lender may seek repayment of such Indebtedness from any assets of us or any of our subsidiaries other than the collateral securing such Indebtedness;

     (7) one or more judgments in an uninsured aggregate amount in excess of $10.0 million shall have been rendered against us or any of our subsidiaries and remain undischarged, unpaid or unstayed for a period of 60 days after such judgment or judgments become final and nonappealable; and

      (8) certain events of bankruptcy affecting us or any of our Significant Subsidiaries.

     If an event of default (other than an event of default specified in clause (8) above) shall occur and be continuing, the trustee may, and at the written request of the holders of at least 25% in principal amount of outstanding notes shall, declare the principal of and accrued interest on all the notes to be due and payable by written notice to us, and such notice shall specify the respective event of default and that it is a “notice of acceleration”. Upon delivery of such notice, the principal of and accrued and unpaid interest (including contingent interest and liquidated damages, if any) on all the notes shall become immediately due and payable.

     If an event of default specified in clause (8) above occurs and is continuing, then all unpaid principal of, and premium, if any, and accrued and unpaid interest (including contingent interest and liquidated damages, if any) on all of the outstanding notes shall become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

     At any time after a declaration of acceleration with respect to the notes, the holders of a majority in aggregate principal amount of the notes may rescind and cancel such declaration and its consequences:

  if the rescission would not conflict with any judgment or decree;

  if all existing events of default have been cured or waived except nonpayment of principal or interest that has become due solely because of such acceleration;

  if interest on overdue installments of interest (to the extent the payment of such interest is lawful) and on overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

  if we have paid the trustee its reasonable compensation and reimbursed the trustee for its expenses, disbursements and advances; and

  in the event of the cure or waiver of an event of default of the type described in clause (5) of the description above of events of default, the trustee has received an officers’ certificate and an opinion of counsel that such event of default has been cured or waived.

      No such rescission shall affect any subsequent default or impair any rights arising from a subsequent default.

     The holders of a majority in aggregate principal amount of the notes at the time outstanding may waive any existing event of default under the indenture, and its consequences, except an event of default in the payment of the principal of or interest on any notes, an event of default in respect of a provision that cannot be amended without the consent of each holder of notes affected, or an event of default which constitutes a failure to convert any note in accordance with the terms of the indenture.

     The holders of the notes may not enforce the indenture or the notes except as provided in the indenture and under the Trust Indenture Act. Subject to the provisions of the indenture relating to the duties of the trustee, the trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the holders. Subject to all provisions of the indenture and applicable law, the holders of a majority in aggregate principal amount of the then outstanding notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

     We are required to provide an officers’ certificate to the trustee promptly upon our obtaining knowledge of any default or event of default under the indenture, describing such default or event of default and what action we are taking or propose to take with respect thereto. In addition, we must provide to the trustee an annual certification as to the existence of defaults and events of default under the indenture.

Payment and Paying Agents

     Payments on the notes will be made in U.S. dollars at the place of the trustee. At our option, however, we may make payments by check mailed to the holder’s registered address or, with respect to global notes, by wire transfer. We will make interest payments to the person in whose name the notes are registered at the close of business on the regular record date for the interest payment. The trustee will be designated as our paying agent for payments on notes. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the place through which any paying agent acts.

     Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent shall pay to us upon written request any money held by them for payments on the notes that remain unclaimed for two years after the date upon which that payment has become due. After payment to us, holders entitled to the money must look to us for payment. In that case, all liability of the trustee or paying agent with respect to that money will cease.

Notices

     Except as otherwise described in this offering memorandum, notice to registered holders of the notes will be given by mail to the holders at the addresses as they appear in the security register. Notices will be deemed to have been given on the date of such mailing.

Discharge of the Indenture

     We may satisfy and discharge our obligations under the indenture by delivering to the trustee for cancellation all outstanding notes or by depositing with the trustee, the paying agent or the conversion agent, if applicable, after the notes have become due and payable, whether at stated maturity or any redemption date, or any Repurchase Date, or upon conversion or otherwise, shares of our common stock (as applicable under the terms of the indenture) sufficient to pay all of the outstanding notes and paying all other sums payable under the indenture.

Form, Denomination and Registration

   Denomination and Registration

     The notes were issued in fully registered form, without coupons, in denominations of $1,000 principal amount and integral multiples thereof.

   Global Notes

     The notes are evidenced by two global notes deposited with the trustee as custodian for DTC, and registered in the name of Cede & Co. as DTC’s nominee.

     Record ownership of the global notes may be transferred, in whole or in part, only to another nominee of DTC or to a successor of DTC or its nominee, except as set forth below. You may hold your interests in the global notes directly through DTC if you are a participant in DTC, or indirectly through organizations which are direct DTC participants if you are not a participant in DTC. Transfers between direct DTC participants will be effected in the ordinary way in accordance with DTC’s rules and will be settled in same-day funds. You may also beneficially own interests in the global notes held by DTC through certain banks, brokers, dealers, trust companies and other parties that clear through or maintain a custodial relationship with a direct DTC participant, either directly or indirectly.

     So long as Cede & Co., as nominee of DTC, is the registered owner of the global notes, Cede & Co. for all purposes will be considered the sole holder of the global notes. Except as provided below, owners of beneficial interests in the global notes:

  will not be entitled to have certificates registered in their names;

  will not receive or be entitled to receive physical delivery of certificates in definitive form; and

  will not be considered holders of the global notes.

     The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability of an owner of a beneficial interest in a global security to transfer the beneficial interest in the global security to such persons may be limited.

     We will wire, through the facilities of the trustee, payments of principal and interest on the global notes to Cede & Co., the nominee of DTC, as the registered owner of the global notes. None of the Company, the trustee and any paying agent will have any responsibility or be liable for paying amounts due on the global notes to owners of beneficial interests in the global notes.

     It is DTC’s current practice, upon receipt of any payment of principal, interest or liquidated damages, if any, on the global notes, to credit participants’ accounts on the payment date in amounts proportionate to their respective beneficial interests in the notes represented by the global notes, as shown on the records of DTC. Payments by DTC participants to owners of beneficial interests in notes represented by the global notes held through DTC participants will be the responsibility of DTC participants, as is now the case with securities held for the accounts of customers registered in “street name.”

     If you would like to convert notes pursuant to the terms of the notes, you should contact your broker or other direct or indirect DTC participant to obtain information on the procedures, including proper forms and cut-off times, for submitting those requests and effecting delivery of such notes on DTC’s records.

     Because DTC can only act on behalf of DTC participants, who in turn act on behalf of indirect DTC participants and other banks, the ability of a holder to pledge its interest in the notes represented by global notes to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate.

     Neither the Company nor the trustee (nor any registrar, paying agent or conversion agent under the indenture) will have any responsibility for the performance by DTC or direct or indirect DTC participants of their obligations under the rules and procedures governing their operations. DTC has advised us that it will take any action permitted to be taken by a holder of notes, including, without limitation, the presentation of notes for conversion as described below, only at the direction of one or more direct DTC participants to whose account with DTC interests in the global notes are credited and only for the principal amount of the notes for which directions have been given.

     DTC has advised us as follows: DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act, as amended. DTC holds securities for DTC participants and facilitates the clearance and settlement of securities transactions between DTC participants through electronic computerized book-entry transfers and pledges between the accounts of its participants. This eliminates the need for physical movement of securities certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations, and may include the initial purchaser of the notes. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC, in turn, is owned by a number of DTC’s participants or their representatives, together with other entities. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with, a participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

     Although the description of the foregoing procedures is based upon information obtained from DTC, it is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. If (i) DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, (ii) an event of default has occurred or is continuing and a holder of a beneficial interest in a global Debenture requests to exchange such beneficial interest for certificated notes or (iii) at any time we, in our sole discretion, determine not to have the notes represented by global notes, we will cause notes to be issued in definitive form in exchange for the global notes. In such case, beneficial interests in a global note may be exchanged for definitive certificated notes in accordance with DTC’s customary procedures. None of the Company, the trustee or any of their respective agents will have any responsibility for the performance by DTC or direct or indirect DTC participants of their obligations under the rules and procedures governing their operations, including maintaining, supervising or reviewing the records relating to, or payments made on account of beneficial ownership interests in global notes.

     According to DTC, the foregoing information with respect to DTC has been provided to its participants and other members of the financial community for information purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

   Restrictions on Transfer; Legends

     The notes will be subject to certain restrictions on transfer set forth on the notes and in the indenture, and certificates evidencing the notes will bear the legend regarding such transfer restrictions set forth under “Notice to Investors; Transfer Restrictions.”

Replacement of Notes

     We will replace any notes that become mutilated, destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the mutilated notes or evidence of the loss, theft or destruction satisfactory to us and the trustee. In the case of lost, stolen or destroyed notes, indemnity satisfactory to the trustee and us may be required at the expense of the holder of the notes before a replacement note will be issued.

Registration Rights

     Holders of the notes will have the right to require us to include in any registered public offering all or any portion of their shares of our common stock that are registrable securities. We will give a notice to each holder of notes within five (5) business days following the filing of the registration statement relating to a public offering and, in the case of the IPO, allow each such holder to elect to convert such holder’s notes for the purpose of including the shares issuable upon such conversion in the IPO. On January 27, 2006, we filed a registration statement relating to an IPO. See “Description of Capital Stock — Registration Rights”.

     In addition, we have filed with the Commission a shelf registration statement (of which this prospectus is a part) for the purpose of registering for resale, from time to time, all registrable securities that are not sold in our initial public offering. We have agreed to keep this shelf registration statement open, subject to certain exceptions, until such time as there are no registrable securities outstanding. “Registrable securities” mean any notes or shares of our common stock issued upon conversion of notes or any IPO Makewhole Amounts until the earlier to occur of: (i) the sale of such registrable securities pursuant/to an effective registration statement or (ii) such time when all such securities held by non-affiliates are eligible for resale without volume or manner of sale restrictions pursuant to Rule 144(k) under the Securities Act.

     We have agreed to pay all the expenses relating to such registration statement other than underwriters’ discounts and commissions which will be paid by the holders; provided however that no holder will be required to pay underwriters discount and commission in excess of 4% of the public offering price of our common stock in the Qualifying IPO in connection with the resale by such holder of shares of common stock (issued upon conversion of notes) in a Qualifying IPO.

Trustee, Paying Agent and Conversion Agent

     Wachovia Bank, National Association acts as trustee, paying agent and conversion agent for the notes. The indenture contains limitations on the rights of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest (as defined in the Trust Indenture Act) after a default has occurred and is continuing, it must eliminate such conflict within 90 days or apply to the SEC for permission to continue or resign.

     The holders of a majority in principal amount of the then outstanding notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee, subject to certain exceptions. If an event of default under the indenture occurs (which is not cured), the trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any holder of notes, unless such holder has offered to the trustee security or indemnity satisfactory to it against any loss, liability or expense.

Payment of Stamp and Other Taxes

     We will pay all stamp and other duties, if any, which may be imposed by the United States or any political subdivision thereof or taxing authority thereof or therein with respect to the issuance of the notes. We will not be required to make any payment with respect to any other tax, assessment or governmental charge imposed by any government or any political subdivision thereof or taxing authority thereof or therein.

Governing Law

     The indenture and the notes are governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws.

Certain Definitions

     Set forth below is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

     “Board of Directors” means, as to any Person, the board of directors (or similar governing body) of such Person or any duly authorized committee thereof.

     “Board Resolution” means, with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification.

      “Capital Stock” means:

(1)	with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of Common Stock and Preferred Stock of such Person; and

(2)	with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

      “Change of Control” means the occurrence of one or more of the following events:

  any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of our properties and assets, to any person or group of related persons, as defined in Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Group”);

  the approval by the holders of our capital stock of any plan or proposal for our liquidation or dissolution, whether or not otherwise in compliance with the provisions of the indenture; or

  any person or Group, other than our Manager or any of its affiliates, becomes the beneficial owner, directly or indirectly, of shares of our voting stock representing more than 50% of the aggregate ordinary voting power represented by our issued and outstanding voting shares.

      “Commission” means the Securities and Exchange Commission.

     “Common Stock” of any Person means any and all shares, interests or other participations in, and other equivalents (however designated and whether voting or non-voting) of such Person’s common stock, whether outstanding on the Measurement Date or issued after the Measurement Date, and includes, without limitation, all series and classes of such common stock.

     “Consolidated Tangible Net Worth Ratio” of any Person means the ratio of (x) consolidated tangible assets minus liabilities, excluding the notes, to (y) the outstanding principal amount of the notes, in each case as determined in accordance with GAAP.

     “Default” means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

     “Disqualified Capital Stock” means that portion of any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder thereof), or upon the happening of any event (other than an event which would constitute a Change of Control), matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or prior to the final maturity date of the notes.

     “fair market value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value shall be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a Board Resolution of the Board of Directors of the Company delivered to the Trustee.

     “Funding Indebtedness” means any Permitted Warehouse/Repurchase Facility Indebtedness and any Permitted Securitization Indebtedness of the Company or any of its Subsidiaries incurred to acquire assets including mortgage loans, bank loans, high yield debt securities, distressed debt securities and other securities purchased in the ordinary course of the Company’s business (“Receivables”) which are secured by such assets; provided, however, that to the extent any such Permitted Warehouse/Repurchase Facility Indebtedness of the Company or a Subsidiary ceases to constitute Permitted Warehouse/Repurchase Facility Indebtedness, the portion of such Indebtedness in excess of the Realizable Value of the assets securing such Indebtedness shall be deemed to be incurred by the Company or such Subsidiary, as the case may be, 15 days thereafter unless by such time such Realizable Value at least equals the amount of such Indebtedness.

     “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Measurement Date.

     “Indebtedness” means, without duplication, any contractual obligation for the payment of money (however evidenced) and any guaranty of any such obligations owed by another person.

     “IPO” means the Company’s initial public offering of shares of common stock, registered under the Securities Act, which (for the avoidance of doubt) may be a Qualified IPO.

     “Lien” means any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

      “Measurement Date” means July 11, 2005.

     “Permitted Indebtedness” means Indebtedness that is (i) Funding Indebtedness, (ii) Subordinated Debt, (iii) encumbering acquired property and was pre-existing at the time such property is acquired (“Acquired Indebtedness”), (iv) owed by the Company to a subsidiary, (v) consisting of obligations owed under derivative contracts designated as interest rate hedges (“Hedging Indebtedness”), (vi) Permitted Refinancing Indebtedness, and (vii) other senior debt in an aggregate amount not to exceed $25 million.

      “Permitted Liens” means, without duplication, each of the following:

(1)	Liens securing Funding Indebtedness or Hedging Indebtedness;

(2)	Liens securing Acquired Indebtedness; provided that (a) such Liens secured such Acquired Indebtedness at the time of and prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company and were not granted in connection with, or in anticipation of, the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company; and (b) such Liens do not extend to or cover any property or assets of the Company or of any of its Subsidiaries other than the property or assets that secured the Acquired Indebtedness prior to the time such Indebtedness became Acquired Indebtedness of the Company or a Subsidiary of the Company and are no more favorable to the lienholders than those securing the Acquired Indebtedness prior to the incurrence of such Acquired Indebtedness by the Company or a Subsidiary of the Company; and

(3)	other Liens incurred during the ordinary course of business encumbering assets not to exceed $5.0 million.

     “Permitted Refinancing Indebtedness” means any Refinancing by the Company or any Subsidiary of the Company of Indebtedness, in each case that does not:

(1)	result in an increase in the aggregate principal amount of Indebtedness of such Person as of the date of such proposed Refinancing (plus the amount of any premium required to be paid under the terms of the instrument governing such Indebtedness being Refinanced and plus the amount of reasonable expenses incurred by the Company in connection with such Refinancing); or

(2)	create Indebtedness with (a) a weighted average life to maturity that is less than the weighted average life to maturity of the Indebtedness being Refinanced; or (b) a final maturity earlier than the final maturity of the Indebtedness being Refinanced; provided that (i) if such Indebtedness being Refinanced is Indebtedness of the Company, then such Refinancing Indebtedness shall be Indebtedness solely of the Company, and (ii) if such Indebtedness being Refinanced is subordinate or junior to the Notes, then such Refinancing Indebtedness shall be subordinate to the Notes, as the case may be, at least to the same extent and in the same manner as the Indebtedness being Refinanced.

     “Permitted Securitization Indebtedness” means Indebtedness of the Company or any of its Subsidiaries incurred pursuant to on-balance sheet Securitizations treated as financings; Securitization means a public or private transfer or financing of Receivables in the ordinary course of business by which the Company or any of its Subsidiaries directly or indirectly securitizes a pool of specified Receivables on a non-recourse basis.

     “Permitted Warehouse/Repurchase Facility Indebtedness” means debt incurred under a warehouse, repurchase or other secured financing facility, whether in cash, or synthetic form (“Warehouse Indebtedness”); provided, however, that (ii) the excess, if any, of (x) the amount of any such Warehouse Indebtedness for which the holder thereof has contractual recourse to the Company or its Subsidiaries to satisfy claims with respect to such Warehouse Indebtedness over (y) the aggregate (without duplication of amounts) /Realizable Value of the assets which secure such Warehouse Indebtedness at the time of incurrence shall not be Permitted Warehouse / Repurchase Facility Indebtedness.

     “Person” means an individual, partnership, corporation, unincorporated organization, trust or joint venture, or a governmental agency or political subdivision thereof.

     “Preferred Stock” of any Person means any Capital Stock of such Person that has preferential rights to any other Capital Stock of such Person with respect to dividends or redemptions or upon liquidation.

      “Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

     “Qualifying IPO” means a public offering of shares of our common stock, registered under the Securities Act, in which the gross proceeds received by us and/or by the selling stockholders exceed $125 million.

     “Realizable Value” of an asset means (i) with respect to any REO Asset, the value realizable upon the disposition of such asset as determined by the Company in its reasonable discretion and consistent with customary industry practice and (ii) with respect to any other asset, the lesser of (x) the face value of such asset and (y) the market value of such asset as determined in accordance with the agreement governing the applicable Warehouse Indebtedness or Permitted Securitization Indebtedness (without giving effect to any margin maintenance requirements contained in any such agreement, except to the extent any deadline for payment under any such margin maintenance requirements has expired); provided, however, that the realizable value of any asset described in clause (i) or (ii) above which an unaffiliated third party has a binding contractual commitment to purchase from the Company or any of its Subsidiaries shall be the minimum price payable to the Company or such Subsidiary for such asset pursuant to such contractual commitment.

     “Receivables” means loans purchased or originated by the Company or any Subsidiary of the Company in the ordinary course of business; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

     “Refinance” means, in respect of any security or Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue a security or Indebtedness in exchange or replacement for, such security or Indebtedness in whole or in part. “Refinanced” and “Refinancing” shall have correlative meanings.

      “REIT” means any entity that qualifies as a “real estate investment trust” under Section 856(a) of the Code.

     “REO Asset” of a Person means a real estate asset owned by such Person and acquired as a result of the foreclosure or other enforcement of a lien on such asset securing a Receivable.

      “Securities Act” means the Securities Act of 1933, as amended, or any successor statute or statutes thereto.

     “Significant Subsidiary,” with respect to any Person at any time of determination, means any Subsidiary of such Person that satisfies at such time of determination the criteria for a “significant subsidiary” set forth in Rule 1.02(w) of Regulation S-X under the Exchange Act; provided that none of our Securitization Subsidiaries shall be deemed a “Significant Subsidiary.” “Securitization Subsidiary” means a wholly owned Subsidiary of the Company that engages in no activities other than in connection with the financing of receivables, loans, leases or equipment and that is designated by the Board of Directors of the Company (as provided below) as a Securitization Subsidiary.

     “Subordinated Debt” means all of the Company’s and its Subsidiaries’ Indebtedness that expressly provides that such Indebtedness shall be subordinated in right of payment to any other Indebtedness and matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise, or is redeemable at the sole option of the holder thereof (except, in each case, upon the occurrence of a Change of Control) on or after the final maturity date of the Notes.

      “Subsidiary,” with respect to any Person at any time of determination, means:

(1)	any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors under ordinary circumstances is, at such time of determination, owned, directly or indirectly, by such Person; or

(2)	any other Person of which at least a majority of the voting interest under ordinary circumstances is at the time, directly or indirectly, owned by such Person.

     “Taxable Net Income” shall mean the “real estate investment trust taxable income” as such term is defined in Section 857(b)(2) of the Code, as determined without regard to the deduction for dividends paid, as defined in Section 561 of the Code; provided that the amount of the Company’s Taxable Net Income for any fiscal quarter shall be determined by the Board of Directors in good faith, so long as the Company’s Taxable Net Income for any fiscal year shall not exceed the Company’s Taxable Net Income, as reported by the Company in its tax returns.

SHARES ELIGIBLE FOR FUTURE SALE

     Prior to the effectiveness of the registration statement of which this prospectus is a part, there has been no public market for our common stock. We cannot predict the effect, if any, that sales of shares or the availability of shares for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock in the public market, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock.

     As of January 23, 2006, we had 4,016,622 shares of our common stock outstanding, or 7,932,622 shares assuming full conversion of the notes. Upon the completion of this offering, we will have outstanding an aggregate of approximately          shares of our common stock. The shares of common stock sold in this offering will be freely tradeable without restriction or further registration under the Securities Act unless the shares are held by any of our "affiliates," as that term is defined in Rule 144 under the Securities Act. As defined in Rule 144, an "affiliate" of an issuer is a person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the issuer. The shares of common stock issued in connection with our July 2005 private offering and not sold in this offering and all shares of our common stock held by our affiliates, including our officers and directors, are restricted securities as that term is defined in Rule 144 under the Securities Act. Restricted securities may be sold in the public market only if registered under the securities laws or if they qualify for an exemption from registration under Rule 144, as described below.

Rule 144

     In general, under Rule 144, a person who owns shares of our common stock that are restricted securities and that were acquired from us or any of our affiliates at least one year prior to the proposed sale is entitled to sell, within any three-month period beginning 90 days after the date of this prospectus, a number of shares that does not exceed the greater of:

  1% of the total number of shares of our common stock then outstanding; or

  the average weekly trading volume of our common stock during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

     Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about us (which will require us to file periodic reports under the Exchange Act). If two years have elapsed since the date of acquisition of restricted stock from us or any of our affiliates and the holder is not one of our affiliates at any time during the three months preceding the proposed sale, such person can sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

     No assurance can be given as to (i) the likelihood that an active market for our common stock will develop, (ii) the liquidity of any such market, (iii) the ability of the stockholders to sell the securities or (iv) the prices that stockholders may obtain for any of the securities. No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of common stock, or the perception that such sales could occur, may affect adversely prevailing market prices of the common stock. See “Risk Factors—Risks Related To Our Common Stock.”

Lock-up Agreements

     Subject to certain exceptions, we, our directors and officers, members of our Investment Committee, our Manager and GSC Partners have agreed to be bound by lock-up agreements that prohibit us from selling, pledging, transferring or otherwise disposing of any of our common stock or securities convertible into our common stock for 180 days after the date of our initial public offering of our common stock. On January 27, 2006, we filed a registration statement relating to our initial public offering.

     In addition, the holders of our common stock and notes that are beneficiaries of the registration rights agreements and that include any of their shares (including shares issuable upon conversion of the notes) in our initial public offering of our common stock will not be able to sell any remaining securities not included in such offering for a lock-up period of up to 180 days from the date of the initial public offering of our common stock, (and in the case of any subsequent underwritten offering in which a holder’s shares are included, any remaining shares not included in the underwritten offering for a lock-up period of up to 60 days), as determined between us and the underwriters.

     Notwithstanding the foregoing, if (1) during the last 17 days of the 180-day period, we release earnings results or material news or a material event relating to us occurs, or (2) prior to the expiration of the 180-day period, we announce that we will release earnings results during the 16-day period following the last day of the 180-day period, then in each case the 180-day period will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to us, as the case may be, unless the representative of the underwriters waives, in writing, such extension.

Registration Rights

     In connection with our July 2005 private offering, we entered into two registration rights agreements with Deutsche Bank Securities Inc. on behalf of the holders of common stock and notes issued in such private offering. Pursuant to those agreements, we have included in the registration statement of which this prospectus is a part shares of common stock and $97,900,000 aggregate principal amount of the notes proposed to be offered by certain selling stockholders and noteholders who purchased securities originally issued and sold in the July 2005 private offering. Pursuant to the registration rights agreements, we agreed to cause the registration statement of which this prospectus is a part to remain effective until the first to occur of (a) the disposition of all registrable shares and registrable securities sold in the private offering under a registration statement or pursuant to Rule 144, (b) the date on which, in the opinion of our counsel, the registrable shares and registrable securities sold in the private offering are saleable pursuant to subparagraph (k) of Rule 144 or (c) the date on which such securities are sold to us or any of our subsidiaries.

LIMITATION ON LIABILITY OF DIRECTORS AND OFFICERS;
INDEMNIFICATION AND ADVANCE OF EXPENSES

     Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (i) actual receipt of an improper benefit or profit in money, property or services or (ii) active and deliberate dishonesty established by a final judgment and which is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

     Our charter also authorizes our company, to the maximum extent permitted by Maryland law, to obligate our company to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

     Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in any such capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit our company to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

     Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or are threatened to be made, a party by reason of their service in those or other capacities unless it is established that (i) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (ii) the director or officer actually received an improper personal benefit in money, property or services or (iii) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

     A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification, and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (i) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (ii) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

CERTAIN PROVISIONS OF THE MARYLAND GENERAL CORPORATION LAW AND OUR CHARTER AND BYLAWS

     THE FOLLOWING DESCRIPTION OF THE TERMS OF OUR STOCK AND OF CERTAIN PROVISIONS OF MARYLAND LAW IS ONLY A SUMMARY. FOR A COMPLETE DESCRIPTION, WE REFER YOU TO THE MGCL, OUR CHARTER AND OUR BYLAWS, COPIES OF WHICH ARE FILED AS EXHIBITS TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS FORMS A PART. SEE “WHERE YOU CAN FIND MORE INFORMATION.”

     The MGCL and our charter and bylaws contain provisions that could make it more difficult for a potential acquiror to acquire us by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Board of Directors

     Pursuant to our charter, our directors will be elected for one-year terms upon the expiration of their current terms and every year all of our directors will be elected by our stockholders. Holders of shares of our common stock will not have the right to cumulative voting in the election of directors. Consequently, at each annual meeting of stockholders, the holders of a majority of the shares of our common stock entitled to vote will be able to elect all of the successors of the directors whose terms expire at the meeting.

Number of Directors; Vacancies; Removal

     Our charter provides that the number of directors will be set only by the board of directors in accordance with our bylaws. Our bylaws provide that a majority of our entire board of directors may at any time increase or decrease the number of directors. However, unless our bylaws are amended, the number of directors may never be less than the minimum number required by the MGCL, nor more than fifteen (15). Except as may be provided by the board of directors in setting the terms of any class or series of stock, any and all vacancies on the board of directors may be filled only by the affirmative vote of a majority of the remaining directors in office, even if the remaining directors do not constitute a quorum, and any director elected to fill a vacancy will serve for the remainder of the full term of the directorship in which the vacancy occurred and until a successor is duly elected and qualifies.

     Our charter provides that a director may be removed only for cause, as defined in our charter, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of directors.

Action by Stockholders

     Under the MGCL, stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting (unless the charter provides for a lesser percentage, which our charter does not). These provisions, combined with the requirements of our bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

     Our bylaws provide that with respect to an annual meeting of stockholders, nominations of individuals for election to the board of directors and the proposal of business to be considered by stockholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of stockholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of individuals for election to the board of directors at a special meeting may be made only (i) pursuant to our notice of the meeting, (ii) by the board of directors or (iii) provided that the board of directors has determined that directors will he elected at the meeting, by a stockholder who was a stockholder of record both at the time of giving of notice by such stockholder as provided for in our bylaws and at the time of the annual meeting and who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

     The purpose of requiring stockholders to give us advance notice of nominations and other business is to afford our board of directors a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by our board of directors, to inform stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of stockholders. Although our bylaws do not give our board of directors any power to disapprove stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of stockholder proposals if proper procedures are not followed and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to us and our stockholders.

Calling of Special Meetings of Stockholders

     Our bylaws provide that special meetings of stockholders may be called by our board of directors and certain of our officers. Additionally, our bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the stockholders requesting the meeting, a special meeting of stockholders shall be called by the secretary of the corporation upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

     Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, sell all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business, unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Our charter, with certain exceptions, generally provides for approval of charter amendments and extraordinary transactions, which have been first declared advisable by our board of directors, by the stockholders entitled to cast at least a majority of the votes entitled to be cast on the matter.

     Our bylaws provide that the board of directors will have the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

No Appraisal Rights

     As permitted by the MGCL, our charter provides that stockholders will not be entitled to exercise appraisal rights unless a majority of our board of directors determines that such rights will apply.

Control Share Acquisitions

     The Maryland Control Share Acquisition Act provides that control shares of a Maryland corporation acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by directors who are employees of the corporation are excluded from shares entitled to vote on the matter. Control shares are voting shares of stock which, if aggregated with all other shares of stock owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing directors within one of the following ranges of voting power:

  one-tenth or more but less than one-third;

  one-third or more but less than a majority; or

  a majority or more of all voting power.

     Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained stockholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition may compel the board of directors of the corporation to call a special meeting of stockholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the corporation may itself present the question at any stockholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the corporation may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the corporation to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of stockholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a stockholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other stockholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

     The Control Share Acquisition Act does not apply (a) to shares acquired in a merger, consolidation or share exchange if the corporation is a party to the transaction or (b) to acquisitions approved or exempted by the charter or bylaws of the corporation.

     Our bylaws contain a provision exempting from the Control Share Acquisition Act any and all acquisitions by any person of our shares of stock. There can be no assurance that such provision will not be amended or eliminated at any time in the future. However, we will amend our bylaws to be subject to the Control Share Acquisition Act only if the board of directors determines that it would be in our best interests.

Certain Restrictions on Ownership and Transfer of Our Capital Stock

     To attempt to prevent our assets from being treated as plan assets under ERISA, our charter generally limits equity participation in any class of our capital stock by benefit plan investors to less than 25% in the aggregate, disregarding for such purposes any stock held by persons or their affiliates who have discretionary authority or control over our assets or who provide investment advice for a fee with respect to our assets. In this regard, our charter provides that we will have the power, in our sole discretion, to take certain actions to avoid having our assets characterized as “plan assets” under the Plan Assets Regulation, including the right, without limitation, to cause an investor that is a benefit plan investor to withdraw a portion or all of their investment in our stock. In addition, our charter also contains other restrictions, including a restriction on the transfer or assignment of any interest in our common stock to any “benefit plan investor” or “controlling person” (each term as described under the Plan Assets Regulation. This restriction will lapse if and when this Registration Statement with respect to our common stock becomes effective. In addition, our charter contains various other restrictions on the ownership and transfer of our capital stock. See “Description of Capital Stock — Restrictions on Ownership and Transfer.”

Business Combinations

     Under Maryland law, “business combinations” between a Maryland corporation and an interested stockholder or an affiliate of an interested stockholder are prohibited for five years after the most recent date on which the interested stockholder becomes an interested stockholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested stockholder is defined as:

  any person who beneficially owns 10% or more of the voting power of the corporation’s shares; or

  an affiliate or associate of the corporation who, at any time within the two-year period prior to the date in question, was the beneficial owner of 10% or more of the voting power of the then outstanding voting stock of the corporation.

     A person is not an interested stockholder under the statute if the board of directors approved in advance the transaction by which he or she otherwise would have become an interested stockholder. However, in approving a transaction, the board of directors may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

     After the five-year prohibition, any business combination between the corporation and an interested stockholder generally must be recommended by the board of directors of the corporation and approved by the affirmative vote of at least:

  80% of the votes entitled to be cast by holders of outstanding shares of voting stock of the corporation; and

  two-thirds of the votes entitled to be cast by holders of voting stock of the corporation other than shares held by the interested stockholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested stockholder.

     These super-majority vote requirements do not apply if the corporation’s common stockholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested stockholder for its shares.

     The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of directors before the time that the interested stockholder becomes an interested stockholder. Our board of directors has adopted a resolution which provides that any business combination between us and any other person is exempted from the provisions of the Business Combination Act, provided that the business combination is first approved by the board of directors. This resolution, however, may be altered or repealed in whole or in part at any time. If this resolution is repealed, or the board of directors does not otherwise approve a business combination, the statute may discourage others from trying to acquire control of us and increase the difficulty of consummating any offer.

Subtitle 8

     Subtitle 8 of Title 3 of the MGCL permits a Maryland corporation with a class of equity securities registered under the Exchange Act and at least three independent directors to elect to be subject, by provision in its charter or bylaws or a resolution of its board of directors and notwithstanding any contrary provision in the charter or bylaws, to any or all of five provisions:

  a classified board;

  a two-thirds stockholder vote requirement for removing a director;

  a requirement that the number of directors be fixed only by vote of the directors;

  a requirement that a vacancy on the board be filled only by the remaining directors and for the remainder of the full term of the class of directors in which the vacancy occurred; and

  a majority requirement for the calling of a special meeting of stockholders.

     Through provisions in our charter and bylaws unrelated to Subtitle 8, we already (a) require a two-thirds stockholder vote for the removal of any director from the board, as well as require such removal be for cause (as defined in our charter), (b) unless called by our chairman of the board, our president, our chief executive officer or the board, require the request of holders of a majority of outstanding shares to call a special meeting and (c) vest in the board of exclusive power to fix the number of directorships. Pursuant to Subtitle 8, our charter provides that, our board will have the exclusive power to fill vacancies on the board, by a vote of the remaining directors, and that such vacancies will be filled for the remainder of the full term of the directoship in which the vacancy occurred.

MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of certain material United States federal income tax consequences relating to the ownership and disposition of notes and our common stock into which the notes may be converted is for general information only and is not tax advice. For purposes of this section, the terms “GSC Capital Corp.,” “we,” “us,” and “our” refer only to GSC Capital Corp. and not to its subsidiaries, except as otherwise indicated. This discussion only applies to holders who hold the notes or our common stock as capital assets (generally property held for investment).

     This discussion does not describe all of the tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules, such as:

  certain financial institutions;

  insurance companies;

  regulated investment companies;

  dealers or certain traders in securities;

  persons holding notes or our common stock as part of a straddle, hedge or other integrated transaction;

  U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

  partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

  persons subject to the alternative minimum tax;

      and, except to the extent discussed below,

  tax-exempt organizations; and

  foreign corporations and persons who are not citizens or residents of the United States.

     This summary is based on the Internal Revenue Code of 1986, as amended to the date hereof, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury Regulations, changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein.

THIS SUMMARY IS LIMITED TO THE FEDERAL TAX ISSUES ADDRESSED HEREIN. ADDITIONAL ISSUES MAY EXIST THAT ARE NOT ADDRESSED IN THIS DISCUSSION AND THAT COULD AFFECT THE FEDERAL TAX TREATMENT OF US, OUR STOCKHOLDERS OR NOTEHOLDERS. PROSPECTIVE INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE NOTES OR OUR COMMON STOCK AND OF OUR ELECTION TO BE TAXED AS A REAL ESTATE INVESTMENT TRUST, INCLUDING THE FEDERAL, STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF SUCH OWNERSHIP, DISPOSITION AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

     See “— Taxation of GSC Capital Corp” and “— Taxation of Stockholders” below for a discussion of the tax considerations associated with our election to be taxed as a REIT and the United States federal income tax consequences of the ownership and disposition of our common stock.

Taxation of the Notes

Classification of the Notes

     The notes will be treated as indebtedness for U.S. federal income tax purposes. Although the correct treatment of the notes is uncertain, because of the contingencies relating to a holder’s potential receipt of (i) the IPO Makewhole Amount, (ii) the Change in Control repurchase price, or (iii) the IPO Default Payment, we are treating the notes as indebtedness subject to the Treasury regulations governing contingent payment debt instruments (the “contingent debt regulations”), as described below. Moreover, under the indenture governing the notes, we have agreed, and by acceptance of a beneficial interest in a note each holder of a note will be deemed to have agreed (in the absence of an administrative pronouncement or judicial ruling to the contrary), for U.S. federal income tax purposes, to treat the notes as debt instruments that are subject to the contingent debt regulations and to be bound by our application of the contingent debt regulations to the notes, including our determination of the rate at which interest will be deemed to accrue on the notes and the related “projected payment schedule” determined by us as described below, and our treatment of the fair market value of any common stock received upon conversion of a note as a contingent payment.

     Although we are treating the notes as indebtedness for U.S. federal income tax purposes, certain aspects of the application of the contingent debt regulations are uncertain and holders should be aware that a different treatment from that described below could affect the amount, timing, source and character of income, gain or loss with respect to an investment in the notes. For example, a holder may be required to accrue interest income at a higher or lower rate, may not recognize income, gain or loss upon conversion of a note into common stock, and may recognize capital gain or loss upon a taxable disposition of a note.

      The remainder of this discussion assumes the treatment set forth above.

      Tax Consequences to U.S. Holders

     As used herein, the term “U.S. Holder” means a beneficial owner of a note that is, for U.S. federal income tax purposes:

  a citizen or resident of the United States;

  a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States or of any political subdivision thereof; or

  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

      The term “U.S. Holder” also includes certain former citizens and residents of the United States.

     Interest Accruals on the Notes. Pursuant to the contingent debt regulations, U.S. Holders of the notes will be required to accrue interest income on the notes on a constant-yield basis, based on a comparable yield to maturity as described below, regardless of whether such holders use the cash or accrual method of accounting for U.S. federal income tax purposes. As such, U.S. Holders generally will be required to include interest in income each year in excess of any stated interest payments actually received in that year.

     The contingent debt regulations provide that a U.S. Holder must accrue an amount of ordinary interest income, as original issue discount for U.S. federal income tax purposes, for each accrual period prior to and including the maturity date of the notes that equals:

     • the product of (a) the adjusted issue price (as defined below) of the notes as of the beginning of the accrual period and (b) the comparable yield to maturity (as defined below) of the notes, adjusted for the length of the accrual period;

      • divided by the number of days in the accrual period; and

      • multiplied by the number of days during the accrual period that the U.S. Holder held the notes.

     The “issue price” of the notes is the first price at which a substantial amount of the notes is sold for money to the public, excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The “adjusted issue price” of a note is its issue price increased by any interest income previously accrued, determined without regard to any adjustments to interest accruals described below, and decreased by the projected amount of any payments (in accordance with the projected payment schedule described below) previously made with respect to the notes.

     The term “comparable yield to maturity” as used in the contingent debt regulations means the annual yield we would pay, as of the issue date, on a fixed-rate, nonconvertible debt instrument with no contingent payments, but with terms and conditions otherwise comparable to those of the notes. We have determined that the comparable yield for the notes is 7.85%, compounded semi-annually. The precise manner of calculating the comparable yield is not entirely clear. If our determination of the comparable yield were successfully challenged by the Internal Revenue Service (the “IRS”), the redetermined yield could be materially greater or less than the comparable yield determined by us.

     The contingent debt regulations require that we provide to U.S. Holders, solely for U.S. federal income tax purposes, a schedule of the projected amounts of payments (the “projected payment schedule”) on the notes. This schedule must produce a yield to maturity that equals the comparable yield to maturity. The projected payment schedule includes an estimate for a payment at maturity taking into account the conversion feature. In this regard, the fair market value of any common stock (and the amount of any cash) received by a U.S. Holder upon conversion will be treated as a contingent payment. U.S. Holders may obtain the projected payment schedule by submitting a written request for such information to us addressed to our general counsel at 12 East 49th Street, Suite 3200, New York, NY 10017.

     The comparable yield and the projected payment schedule are not used for any purpose other than to determine a U.S. Holder’s interest accruals and adjustments thereto in respect of the notes for U.S. federal income tax purposes. They do not constitute a projection or representation by us regarding the actual amounts that will be paid on the notes, or the value at any time of the common stock into which the notes may be converted.

     Adjustments to Interest Accruals on the Notes. If, during any taxable year, a U.S. Holder of notes receives actual payments with respect to such notes that, in the aggregate, exceed the total amount of projected payments for that taxable year, the U.S. Holder will incur a “net positive adjustment” under the contingent debt regulations equal to the amount of such excess. The U.S. Holder will treat a net positive adjustment as additional interest income in that taxable year.

     If a U.S. Holder receives in a taxable year actual payments with respect to the notes that, in the aggregate, are less than the amount of projected payments for that taxable year, the U.S. Holder will incur a “net negative adjustment” under the contingent debt regulations equal to the amount of such deficit. This net negative adjustment will (a) reduce the U.S. Holder’s interest income on the notes for that taxable year, and (b) to the extent of any excess after the application of (a), give rise to an ordinary loss to the extent of the U.S. Holder’s interest income on the notes during prior taxable years, reduced to the extent such interest was offset by prior net negative adjustments. Any net negative adjustment in excess of the amounts described in (a) and (b) will be carried forward as a negative adjustment to offset future interest income with respect to the notes or to reduce the amount realized on a sale, exchange, conversion, redemption or repurchase of the notes. A net negative adjustment is not subject to the two percent floor limitation on miscellaneous itemized deductions.

     If a U.S. Holder purchases a note for an amount that differs from its adjusted issue price, such holder will be required to make a reasonable allocation of such difference to daily portions of original issue discount over the remaining term of the notes, which will result in an adjustment to the amount of original issue discount that will be accrued on the notes in the relevant period. Adjustments will cause, as the case may be, an increase (an “OID increase”) or a decrease (an “OID decrease”) to such U.S. Holder’s original issue discount inclusion. If the purchase price of a note is less than its adjusted issue price, an OID increase will result for each accrual period, and if the purchase price is more than the adjusted issue price of a note, an OID decrease will result for each accrual period.

     Assuming a U.S. Holder follows the method for accounting for adjustment described above, the net effect of the foregoing is that the U.S. Holder will accrue interest on a note for United States federal income tax purposes in a manner that generally reflects the yield to maturity of the note. In other words, a U.S. Holder will recognize net interest income on the notes in an amount that should approximate the economic accrual of income on the notes to such holder.

     Sale, Exchange, Conversion, Redemption or Repurchase of Notes. Generally the sale, exchange, conversion, redemption or repurchase of a note will result in taxable gain or loss to a U.S. Holder. The amount of gain or loss on a sale, exchange, conversion, redemption or repurchase of a note will be equal to the difference between (a) the amount of cash plus the fair market value of any other property received by the U.S. Holder, including the fair market value of any common stock received, and (b) the U.S. Holder’s adjusted tax basis in the note. As discussed above, to the extent that a U.S. Holder has any net negative adjustment carryforward, the U.S. Holder may use such net negative adjustment from a previous year to reduce the amount realized on the sale, exchange, conversion, redemption or repurchase of the notes.

     A U.S. Holder’s adjusted tax basis in a note generally will be equal to the U.S. Holder’s original purchase price for the note, increased by the aggregate amount of income previously accrued by the U.S. Holder, taking into account the projected payment schedule and such U.S. Holder’s OID increases or decreases (described above), but disregarding any “net positive adjustment” and any “net negative adjustment” described above, and decreased by the amount of any projected payments on the notes that previously have been scheduled to be made under the projected payment schedule (without regard to the amounts that have actually been paid).

     Gain recognized by a U.S. Holder upon a sale, exchange, conversion, redemption or repurchase of a note generally will be treated as ordinary interest income. Any loss will be ordinary loss to the extent of the excess of previous interest inclusions over the total net negative adjustments previously taken into account as ordinary losses in respect of the note, and thereafter capital loss (which will be long-term if the note has been held for more than one year). The deductibility of capital losses is subject to limitations. A U.S. Holder who sells the notes at a loss that meets certain thresholds may be required to file a disclosure statement with the IRS.

     A U.S. Holder’s adjusted tax basis in common stock received upon conversion of a note will equal the then current fair market value of such common stock. The U.S. Holder’s holding period for the common stock received will commence on the day immediately following the date of conversion.

     Constructive Dividends. The Conversion Price of the notes is subject to adjustment under certain circumstances as described under “Description of the Notes — Conversion Rights.” Certain adjustments to (or the failure to make such adjustments to) the Conversion Price of the notes that increase a holder’s proportionate interest in our assets or earnings and profits may result in a taxable constructive distribution to such holder, regardless of whether the holder ever converts the notes into our common stock. For example, a decrease in the Conversion Price as a result of the payment of a cash dividend to our shareholders will result in a constructive distribution to a holder. This constructive distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the rules under the Code governing corporate distributions.

Tax Consequences to Non-U.S. Holders

     As used herein, the term “Non-U.S. Holder” means a beneficial owner of a note or common stock that is, for U.S. federal income tax purposes:

  a nonresident alien for U.S. federal income tax purposes;

  a foreign corporation; or

  a foreign estate or trust.

     “Non-U.S. Holder” does not include a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition of the notes and who is not otherwise a resident of the United States for U.S. federal income tax purposes. Such a holder is urged to consult his or her own tax advisor regarding the U.S. federal income tax consequences of the sale, exchange or other disposition of the notes.

     Payments on the Notes. Subject to the discussion below concerning backup withholding, generally all payments of principal, interest (including original issue discount) and repurchase premium made on the notes to any Non-U.S. Holder, including a payment in our common stock pursuant to a conversion of the notes, will not be subject to U.S. federal withholding tax, provided that, in the case of interest, the holder does not own, actually or constructively, 10% or more of the total combined voting power of all classes of our stock entitled to vote and is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership; and

  the certification requirement described below has been fulfilled with respect to the Non-U.S. Holder.

     Certification Requirement. Interest, original issue discount and repurchase premium on a note will not be exempt from withholding tax unless the beneficial owner of that note certifies on IRS Form W-8BEN, under penalties of perjury, that it is not a U.S. person.

     If a Non-U.S. Holder of a note is engaged in a trade or business in the United States, and if interest (including original issue discount) on the note is effectively connected with the conduct of this trade or business, the Non-U.S. Holder, although exempt from the withholding tax discussed in the preceding paragraph, will generally be taxed in the same manner as a U.S. Holder (see “— Tax Consequences to U.S. Holders” above), subject to an applicable income tax treaty providing otherwise, except that the holder will be required to provide a properly executed IRS Form W-8ECI in order to claim an exemption from withholding tax. These holders should consult their own tax advisors with respect to other U.S. tax consequences of the ownership and disposition of notes including the possible imposition of a 30% branch profits tax.

     Sale, Exchange or Other Disposition of Notes. Subject to the discussion below concerning backup withholding, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on gain realized on a sale or other disposition of notes, unless:

  the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States, subject to an applicable income tax treaty providing otherwise, or the notes constitute a U.S. real property interest (“USRPI”) within the meaning of the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”).

     A “USRPI” includes interests in real property located in the United States and stock and certain other interests in domestic corporations at least 50% of whose assets consist of interests in real property located in the United States. USRPIs generally do not include mortgage loans and mortgage backed securities. As a result, we do not expect that the notes will constitute USRPIs. Moreover, the notes will not constitute USRPIs if we are a domestically controlled REIT. A “domestically controlled REIT” is a REIT that, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Holders. Even if we do not constitute a domestically controlled REIT, a Non-U.S. Holder’s sale or disposition of the notes would still not be subject to tax under FIRPTA provided that (i) our stock is “regularly traded” (as defined by applicable Treasury regulations) on an established securities market, and (ii) the selling Non-U.S. Holder held no more than 5% of the notes or, actually or constructively (pursuant to the conversion feature or otherwise), no more than 5% of our common stock. We anticipate that our common stock will be treated as being regularly traded on an established securities market following the consummation of our IPO.

     Constructive Dividends. If a Non-U.S. Holder were deemed to have received a constructive dividend (see “Consequences to U.S. Holders,” “— Constructive Dividends” above), such Non-U.S. Holder generally would be subject to withholding tax at a 30% rate, subject to reduction by an applicable tax treaty, on the taxable amount of the dividend. In the case of any constructive dividend, it is possible that the United States federal tax on this constructive dividend would be withheld from interest, shares of common stock or sales proceeds subsequently paid or credited to the Non-U.S. Holder. A Non-U.S. Holder who is subject to withholding tax under such circumstances should consult its own tax advisor as to whether it can obtain a refund for all or a portion of the withholding tax.

     Backup Withholding and Information Reporting. Information returns will be filed with the IRS in connection with payments on the notes. Unless the Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person, information returns may be filed with the IRS in connection with the proceeds from a sale or other disposition of the notes and the Non-U.S. Holder may be subject to U.S. backup withholding tax on payments on the notes or on the proceeds from a sale or other disposition of the notes. The certification procedures required to claim the exemption from withholding tax on interest and original issue discount described above will satisfy the certification requirements necessary to avoid the backup withholding tax as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is furnished to the IRS.

Taxation of GSC Capital Corp.

     The REIT provisions of the Code are highly technical and complex. The following discussion sets forth the material aspects of the provisions of the Code that govern the federal income tax treatment of a REIT and its stockholders. This summary is qualified in its entirety by the applicable Code provisions, rules and regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change and which changes may apply retroactively.

     We intend to elect to be taxed as a REIT under the Code, effective for our taxable year ended December 31, 2005 upon filing our federal tax return. We believe that, commencing with that short taxable year, we will be organized and will operate in such a manner as to qualify for taxation as a REIT under the Code, and we intend to continue to operate in such a manner. However, no assurance can be given that we will qualify or remain qualified as a REIT.

     In connection with the filing of this registration statement, Davis Polk & Wardwell will render an opinion to the effect that, commencing with our short taxable year ended December 31, 2005, we will be organized in conformity with the requirements for qualification and taxation as a REIT under the Code, and that our current and proposed method of operation will enable us to meet the requirements for qualification and taxation as a REIT under the Code. It must be emphasized that this opinion will be based and conditioned upon certain assumptions and representations made by us as to factual matters, including the factual representations made by us in this prospectus concerning our business, investments, organization and structure. This opinion will be expressed as of the date issued, and Davis Polk & Wardwell has no obligation to advise holders of our common stock of any subsequent change in the matters stated, represented or assumed or any subsequent change in the applicable law. Qualification and taxation as a REIT depends upon our ability to meet on a continuing basis, through actual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed upon REITs under the Code as discussed below, the results of which will not be reviewed by Davis Polk & Wardwell. Qualification as a REIT also requires the satisfaction of certain asset tests, some of which depend upon the fair market value of assets we directly or indirectly own. Such values may not be susceptible to a precise determination. Accordingly, no assurance can be given that our actual results of operations for any one taxable year will satisfy such tests. See “Failure to Qualify” below. An opinion of counsel is not binding on the Internal Revenue Service (the “IRS”), and no assurance can be given that the IRS will not challenge GSC Capital Corp.’s eligibility for taxation as a REIT.

     If we qualify for taxation as a REIT, we generally will not be subject to federal corporate income tax on our net income that is currently distributed to stockholders. This treatment substantially eliminates the “double taxation” (at the corporate and stockholder levels) that generally results from investment in a corporation. However, if we qualify as a REIT, we will nevertheless be subject to federal income tax as follows:

  We will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains.

  Under certain circumstances, we may be subject to the “alternative minimum tax” on items of tax preference.

  If we have net income from prohibited transactions (which are, in general, certain sales or other dispositions of property held primarily for sale to customers in the ordinary course of business other than foreclosure property), such income will be subject to a 100% tax. See “— Prohibited Transactions,” and “— Foreclosure Property,” below. If we elect, however, to treat property that we acquire in connection with a foreclosure of a mortgage loan or certain leasehold terminations as “foreclosure property,” we may thereby avoid the 100% tax on gain from a resale of that property (if the sale would otherwise constitute a prohibited transaction), but the income from the sale or operation of the property may be subject to corporate income tax at the highest applicable rate (currently 35%).

  If we fail to satisfy the 75% gross income test or the 95% gross income test (as described below under “— Gross Income Tests”), but nonetheless maintain our qualification as a REIT because certain other requirements have been met, we will be subject to a 100% tax on an amount equal to (a) the gross income attributable to the greater of the amount by which we fail the 75% gross income test or 95% gross income test, as the case may be, multiplied by (b) a fraction intended to reflect our profitability.

  If we fail to distribute during each calendar year at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a nondeductible 4% excise tax on the excess of such required distribution over the sum of (i) the amounts actually distributed, plus (ii) retained amounts on which corporate income tax has been paid.

  Pursuant to provisions in recently enacted legislation that take effect in 2005, in the event of a more than de minimis failure of the asset tests, as described below under “— Asset Tests,” as long as the failure was due to reasonable cause and not to willful neglect, we file with the IRS a schedule describing the assets that caused the failure, and we dispose of the assets or otherwise comply with such asset tests within six months after the last day of the relevant quarter, we may elect to pay a tax equal to the greater of $50,000 per failure or an amount equal to the product of the highest corporate income tax rate (currently 35%) and the net income from the nonqualifying assets during the period in which we failed to satisfy such asset tests.

  We may be required to pay monetary penalties to the IRS in certain circumstances, including if we fail to meet record keeping requirements intended to monitor our compliance with rules relating to the composition of our stockholders, as described below in “—Requirements for Qualification.”

  We will be subject to a 100% tax on transactions between us and a taxable REIT subsidiary (“TRS”) that are not conducted on an arm’s-length basis.

  If we acquire assets from a C corporation, or a corporation that generally is subject to full corporate-level tax, in a transaction in which we acquire a basis in the asset that is determined by reference either to the C corporation’s basis in the asset or to another asset, we may be subject to tax at the highest regular corporate rate applicable (currently 35%) if we recognize gain on the sale or disposition of the asset during the 10-year period after we acquire the asset (assuming that the C corporation will not elect in lieu of this treatment to be subject to an immediate tax when the asset is acquired).

  If we own a residual interest in a real estate mortgage investment conduit (“REMIC”), we could be taxable at the highest corporate federal income tax rate on the portion of any excess inclusion income that we derive from the REMIC residual interest equal to the percentage of our stock that is held by certain “disqualified organizations.” Although the law is unclear, similar rules may apply if we own an equity interest in a taxable mortgage pool (“TMP”). To the extent that we own a REMIC residual interest or a TMP through a TRS, we will not be subject to this tax. For a discussion of “excess inclusion income,” see “— Taxable Mortgage Pools.”

     In addition, we may be subject to a variety of taxes, including payroll taxes and state, local and foreign income, property and other taxes on our assets and operations. As further described below, any domestic TRS in which we own an interest will be subject to federal corporate income tax on its taxable income. We could also be subject to tax in certain situations and on transactions not presently contemplated.

Requirements for Qualification

     To qualify as a REIT, we must elect to be treated as a REIT and we must meet the organizational requirements described below as well as certain (i) annual gross income requirements, (ii) quarterly asset tests, and (iii) annual distribution requirements.

The Code defines a REIT as a corporation, trust or association:

(1)	that is managed by one or more trustees or directors;

(2)	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

(3)	which would be taxable as a domestic corporation, but for the special Code provisions applicable to REITs;

(4)	that is neither a financial institution nor an insurance company subject to certain provisions of the Code;

(5)	the beneficial ownership of which is held by 100 or more persons;

(6)	in which, during the last half of each taxable year, not more than 50% in value of the outstanding stock is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities); and

(7)	which meets certain other tests described below (including with respect to the nature of its income and assets).

     The Code provides that conditions (1) to (4), inclusive, must be met during the entire taxable year, and that condition (5) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (5) and (6) will apply to us beginning with our 2006 taxable year.

     We believe that we are issuing sufficient common stock with sufficient diversity of ownership to satisfy the share ownership requirements described in conditions (5) and (6). Our charter restricts the ownership and transfer of our common stock in a manner designed to assure our continued satisfaction of these requirements. These transfer restrictions are described in “Description of Common Stock — Restrictions on Ownership and Transfer.”

     To monitor compliance with the share ownership requirements, we are generally required to maintain records regarding the actual ownership of our shares. To do so, we must demand written statements each year from the record holders of certain percentages of our stock in which the record holders are to disclose the actual owners of the shares (i.e., the persons required to include in gross income the dividends paid by us). A list of those persons failing or refusing to comply with this demand must be maintained as part of our records. A stockholder who fails or refuses to comply with the demand must submit a statement with its tax return disclosing the actual ownership of the shares and certain other information.

     We must satisfy all relevant filing and other administrative requirements established by the IRS that must be met to elect and maintain REIT status, use a calendar year for federal income tax purposes, and comply with the record keeping requirements of the Code and regulations promulgated thereunder.

Ownership of Subsidiary Entities

     Ownership of Partnership Interests. In the case of a REIT that is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the partnership’s assets and to earn its proportionate share of the partnership’s income. The assets and gross income of the partnership retain the same character in the hands of the REIT for purposes of the gross income and asset tests applicable to REITs as described below. Thus, our proportionate share of the assets, liabilities and items of income, deduction and credit of any partnership, entity or other arrangement that is treated as a partnership for federal income tax purposes, in which we acquire an interest, will be treated as our assets, liabilities and items of income, deduction and credit for purposes of applying the various REIT qualification requirements.

     Qualified REIT Subsidiaries and Other Disregarded Entities. If a REIT owns a corporate subsidiary that is a “qualified REIT subsidiary,” that subsidiary generally is disregarded for federal income tax purposes, and all assets, liabilities and items of income, deduction and credit of the qualified REIT subsidiary are treated as assets, liabilities and items of income, deduction and credit of the REIT itself, including for purposes of the gross income and asset tests applicable to REITs as summarized below. A qualified REIT subsidiary is any corporation, other than a “taxable REIT subsidiary” as described below, that is wholly-owned by a REIT, or by other disregarded subsidiaries, or by a combination of the two. Other entities wholly-owned by us, including single member limited liability companies, are also generally disregarded as separate entities for federal income tax purposes, including for purposes of the gross income and asset tests.

     Taxable REIT Subsidiaries. A REIT is permitted to own up to 100% of the stock of one or more “taxable REIT subsidiaries.” A TRS is a fully taxable corporation that may earn income that would not qualify for purposes of the gross income tests if earned directly by the parent REIT. The subsidiary and the REIT must jointly elect to treat the subsidiary as a TRS. A corporation of which a TRS directly or indirectly owns more than 35% of the voting power or value of the stock will automatically be treated as a TRS. However, an entity will not qualify as a TRS if it directly or indirectly operates or manages a lodging or health care facility or, generally, provides to another person, under a franchise, license or otherwise, rights to any brand name under which any lodging facility or health care facility is operated. Overall, no more than 20% of the value of a REIT’s assets may consist of stock or securities of one or more TRSs.

     We may establish one or more TRSs. We have elected to treat GSC Capital Corp. TRS Delaware Holdings, Inc. as a TRS as of January 1, 2006. Any domestic TRS that we establish will be subject to federal income tax, and state and local income tax where applicable, on its taxable income. To the extent that a TRS is required to pay taxes, it will have less cash available for distribution to us. If we receive dividends from a domestic TRS, then a corresponding amount of the dividends we pay to our stockholders that are taxed as individuals, will generally be eligible to be taxed at the reduced 15% rate currently applicable to qualified dividend income. See “—Taxation of Stockholders—Taxation of Taxable Domestic Stockholders.”

     We may be required to include in our income, on an annual basis, the earnings of any TRS not incorporated in the United States (including CDO issuers), regardless of whether those earnings are actually distributed to us. In addition, any such inclusions will not constitute qualifying income for the purposes of the 75% gross income test described below and may not constitute qualifying income for the purposes of the 95% gross income test described below. See “—Gross Income Tests.”

     We may elect in the future to treat one or more of the REIT’s investments in CDO issuers as TRSs. There is a specific exemption from federal income tax for non-U.S. corporations that restrict their activities in the United States to trading stock and securities (or any activity closely related thereto) for their own account whether such trading (or such other activity) is conducted by the corporation or its employees through a resident broker, commission agent, custodian or other agent. We intend that any of the CDO issuers that are non-U.S. TRSs will rely on that exemption or otherwise operate in a manner so that they will not be subject to federal income tax on their net income at the entity level. If the IRS were to succeed in challenging that tax treatment, it could greatly reduce the amount that those CDO issuers would have available to distribute to us and to pay to their creditors.

Gross Income Tests

     We must satisfy two gross income tests annually to maintain qualification as a REIT. First, in general, at least 75% of our gross income for each taxable year must consist of defined types of income that we derive from investments relating to real property or mortgages on real property, or from qualified temporary investments. Qualifying income for purposes of the 75% gross income test generally includes:

  rents from real property;

  interest on debt secured by a mortgage on real property or on interests in real property;

  dividends or other distributions on, and gain from the sale of, shares in other REITs;

  gain from the sale of real estate assets;

  income derived from a REMIC in proportion to the real estate assets held by the REMIC, unless at least 95% of the REMIC’s assets are real estate assets, in which case all of the income derived from the REMIC; and

  income derived from certain temporary investments.

     Second, in general, at least 95% of our gross income for each taxable year must consist of income that is qualifying income for purposes of the 75% gross income test, other types of interest and dividends, gain from the sale or disposition of stock or securities (provided that such stock or securities are not inventory property, i.e., property held primarily for sale to customers in the ordinary course of business) or any combination of these.

     We intend to monitor the amount of our non-qualifying income and manage our investment portfolio to comply at all times with the gross income tests.

     Interest. The term “interest,” as defined for purposes of both gross income tests, generally excludes any amount that is based in whole or in part on the income or profits of any person. However, interest generally includes the following: (i) an amount that is based on a fixed percentage or percentages of gross receipts or sales, and (ii) an amount that is based on the income or profits of a borrower, where the borrower derives substantially all of its income from the real property securing the debt by leasing substantially all of its interest in the property, but only to the extent that the amounts received by the borrower would be qualifying “rents from real property” if received directly by a REIT.

     If a loan contains a provision that entitles a REIT to a percentage of the borrower’s gain upon the sale of the real property securing the loan or a percentage of the appreciation in the property’s value as of a specific date, income attributable to that loan provision will be treated as gain from the sale of the property securing the loan, which generally is qualifying income for purposes of both gross income tests.

     Interest on debt secured by a mortgage on real property or on interests in real property is generally qualifying income for purposes of the 75% gross income test. However, if the highest principal amount of a loan outstanding during a taxable year exceeds the fair market value of the real property securing the loan as of the date the REIT agreed to originate or acquire the loan, a portion of the interest income from such loan will not be qualifying income for purposes of the 75% gross income test, but will be qualifying income for purposes of the 95% gross income test. The portion of the interest income that will not be qualifying income for purposes of the 75% gross income test will be equal to the portion of the principal amount of the loan that is not secured by real property (i.e., the amount by which the loan exceeds the value of the real estate that is security for the loan).

     The interest income that we receive from our real estate related investments generally will be qualifying income for purposes of both gross income tests. However, many of our investments will not be secured by mortgages on real property or interests in real property. Our interest income from those investments will be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. In addition, as discussed above, if the fair market value of the real estate securing any of our investments is less than the principal amount of the underlying loan, a portion of the income from that investment will be qualifying income for purposes of the 95% gross income test but not the 75% gross income test.

     Fee Income. We may receive various fees in connection with our operations. The fees will be qualifying income for purposes of both the 75% gross income and 95% gross income tests if they are received in consideration for entering into an agreement to make a loan secured by real property and the fees are not determined by income and profits. Other fees are not qualifying income for purposes of either gross income test. Any fees earned by our TRS will not be included for purposes of the gross income tests.

     Dividends. Our share of any dividends received from any corporation (including any TRS, but excluding any REIT and any qualified REIT subsidiary) in which we own an equity interest will qualify for purposes of the 95%

gross income test but not for purposes of the 75% gross income test. Our share of any dividends received from any other REIT in which we own an equity interest will be qualifying income for purposes of both gross income tests.

     Rents from Real Property. We currently do not intend to acquire real property but we may acquire real property or an interest therein in the future. To the extent that we acquire real property or an interest therein, rental income that we receive will qualify as “rents from real property” in satisfying the gross income requirements for a REIT described above only if several requirements are met, including the following. If rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as “rents from real property.” Also, rental income will qualify as rents from real property only to the extent that we do not, directly or constructively, hold a 10% or greater interest at any time during the taxable year, as measured by vote or value, in the lessee’s equity. Moreover, for rents received to qualify as “rents from real property,” the REIT generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an “independent contractor” from which the REIT derives no revenue. However, we are permitted to perform services that are “usually or customarily rendered” in connection with the rental of space for occupancy only and are not otherwise considered rendered to the occupant of the property.

     Hedging Transactions. We may, from time to time, enter into hedging transactions with respect to the interest rate risk associated with our borrowings. To the extent that we enter into a contract to hedge interest rate risk on indebtedness incurred to acquire or carry real estate assets, any income and gain from such hedging transaction will be excluded from gross income for purposes of the 95% gross income test but will be treated as nonqualifying income for purposes of the 75% gross income test. To the extent that we hedge for other purposes, the resultant income or gain will be treated as income that does not qualify under the 95% gross income or 75% gross income test unless certain requirements are met. We intend to structure any hedging transaction in a manner that does not jeopardize our status as a REIT. We may conduct some or all of our hedging activities through a TRS, the income from which may be subject to federal income tax if such TRS is established as a domestic corporation, rather than participating in the arrangements directly or through a partnership, qualified REIT subsidiary or other disregarded subsidiary. No assurance can be given, however, that our hedging activities will not give rise to income that does not qualify for purposes of either or both of the REIT gross income tests, and will not adversely affect our ability to satisfy the REIT qualification requirements.

     Other Transactions. We may, from time to time, enter into derivative, swap, repurchase or other transactions in connection with out investment activities. We intend to structure such transactions in a way that does not jeopardize our status as a REIT. The character of some such transactions for federal income tax purposes may be subject to uncertainty, however. No assurances can be given that such transactions will not give rise to income or assets that do not qualify for purposes of one or more of the REIT qualification requirements.

     Failure to Satisfy Gross Income Tests. If we fail to satisfy one or both of the gross income tests for any taxable year, we may nevertheless qualify as a REIT for such year if we qualify for relief under certain provisions of the Code. These relief provisions will be generally available if (i) our failure to meet such tests was due to reasonable cause and not due to willful neglect, and (ii) we file with the IRS a schedule describing the sources of our gross income in accordance with Treasury regulations. We cannot predict, however, whether in all circumstances, we would qualify for the benefit of these relief provisions. In addition, as discussed above under “— Taxation of GSC Capital Corp.,” even if the relief provisions apply, a tax would be imposed upon the amount by which we fail to satisfy the particular gross income test.

Asset Tests

     To qualify as a REIT, we also must satisfy the following asset tests at the end of each quarter of each taxable year. First, at least 75% of the value of our total assets must consist of some combination of “real estate assets,” cash, cash items, government securities, and, under some circumstances, stock or debt instruments purchased with new capital. For this purpose, the term “real estate assets” includes interests in real property (including leaseholds and options to acquire real property and leaseholds), stock of other corporations that qualify as REITs and interests in mortgage loans secured by real property (including certain types of mortgage backed securities). Assets that do not qualify for purposes of the 75% test are subject to the additional asset tests described below.

     Second, the value of our interest in any one issuer’s securities may not exceed 5% of the value of our total assets. Third, we may not own more than 10% of the voting power or 10% of the value of any one issuer’s outstanding securities. Fourth, no more than 20% of the value of our total assets may consist of the securities of one or more TRSs. For purposes of the second and third asset tests, the term “securities” does not include securities of TRSs, and, for purposes of the 10% value test, does not include certain “straight debt” securities.

     Notwithstanding the general rule that, for purposes of the gross income and asset tests, a REIT is treated as owning its proportionate share of the underlying assets of a partnership in which it holds a partnership interest, if a REIT holds indebtedness issued by a partnership, the indebtedness will be subject to, and may cause a violation of the asset tests, unless it is a qualifying mortgage asset or otherwise satisfies the rules for “straight debt.” Similarly, although stock of another REIT qualifies as a real estate asset for purposes of the REIT asset tests, non-mortgage debt issued by another REIT may not so qualify.

     Any interests that we hold in a REMIC will generally qualify as real estate assets and the income derived from such interests will generally be treated as qualifying income for purposes of the gross income tests. However, if less than 95% of the assets of a REMIC consist of assets that qualify as real estate assets, then we will be treated as holding directly our proportionate share of the assets of such REMIC, and its income derived from such interest, for purposes of the asset and income tests.

     If a REIT holds a “residual interest” in a REMIC from which it derives “excess inclusion income,” the REIT is generally required either to distribute the excess inclusion income or to pay tax on it (or a combination of the two), even though the income may not be received in cash by the REIT. To the extent that distributed excess inclusion income is allocable to a particular stockholder, the income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction of any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. Moreover, any excess inclusion income received by a REIT that is allocable to specified categories of tax-exempt investors which are not subject to unrelated business income tax, such as government entities, may be subject to corporate-level income tax in the REIT’s hands, whether or not it is distributed. See “—Taxable Mortgage Pools.”

     We expect to hold certain participation interests in mortgage loans. Such interests in an underlying loan are created by virtue of a participation or similar agreement, to which the originator of the loan is a party, along with one or more participants. The borrower on the underlying loan is typically not a party to the participation agreement. The performance of the participants’ investment depends upon the performance of the underlying loan, and if the underlying borrower defaults, the participants typically have no recourse against the originator of the loan. The originator often retains a senior positioning on the underlying loan, and grants junior participations which absorb losses first in the event of a default by the borrower. We believe that the participation interests that we expect to hold will qualify as real estate assets for purposes of the REIT asset tests described above, and that interest derived from such investments will be treated as qualifying mortgage interest for purposes of the 75% gross income test. The appropriate treatment of participation interests for federal income tax purposes is not entirely certain, however, and no assurance can be given that the IRS will not challenge our treatment of these participation interests. In the event of a determination that such participation interests do not to qualify as real estate assets, or that income therefrom does not qualify as mortgage interest, for purposes of the REIT asset and income tests, we could be subject to a penalty tax, or could fail to qualify as a REIT. See “— Taxation of GSC Capital Corp.,” “— Gross Income Tests,” — Asset Tests,” and “— Failure to Qualify.”

     We believe that most of the real estate-related securities that we expect to hold will be qualifying assets for purposes of the 75% asset test. However, our investment in other asset-backed securities, bank loans and other instruments that are not secured by mortgages on real property will not be qualifying assets for purposes of the 75% asset test.

     We will monitor the status of our assets for purposes of the various asset tests and will seek to manage our portfolio to comply at all times with such tests. There can be no assurance, however, that we will be successful in this effort. In this regard, to determine our compliance with these requirements, we will need to estimate the value of our assets to ensure compliance with the asset tests. Although we will seek to be prudent in making these estimates, there can be no assurance that the IRS will not disagree with these determinations and assert that a different value is applicable, in which case we might not satisfy the 75% asset test and the other asset tests and would fail to qualify as a REIT.

     Failure to Satisfy Asset Tests. If we fail to satisfy the asset tests as the end of a quarter, we will not lose our REIT qualification if:

  we satisfied the asset tests at the end of the preceding calendar quarter; and

  the discrepancy between the value of our assets and the asset test requirements arose from changes in the market values of our assets and was not wholly or partly caused by the acquisition of one or more non- qualifying assets.

     If we did not satisfy the condition described in the second item, above, we still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the calendar quarter in which it arose.

     In the event that we violate the second or third asset tests described above at the end of any calendar quarter, we will not lose our REIT qualification if (i) the failure is de minimis (up to the lesser of 1% of our total assets or $10 million), and (ii) we dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter. In the event of a more than de minimis failure of any of the asset tests, as long as the failure was due to reasonable cause and not to willful neglect, we will not lose our REIT qualification if we (i) file with the IRS a schedule describing the assets that caused the failure, (ii) dispose of these assets or otherwise comply with the asset tests within six months after the last day of the quarter, and (iii) pay a tax equal to the greater of $50,000 per failure or an amount equal to the product of the highest corporate income tax rate (currently 35%) and the net income from the nonqualifying assets during the period in which we failed to satisfy the asset tests.

     To avoid an inadvertent violation of the second or third asset tests described above, we have formed a trust the sole beneficiary of which will be a wholly owned TRS. Upon an uncured violation of the second or third asset tests described above, the asset or assets causing the violation will be deemed automatically to have been transferred to the trust prior to the occurrence of the violation. Once a deemed transfer occurs, we would have no further ownership interest in the assets transferred, and all income subsequently accruing with respect to the transferred assets would be reported on the TRS’s tax returns. Similar trusts are currently under review by the IRS and there can be no assurances that the IRS would respect the deemed transfer of assets to the trust.

     We believe that the real estate-related securities and other investments that we hold satisfy the foregoing asset test requirements. We will monitor our future acquisitions of assets in order to comply with the asset test requirements. However, no independent appraisals will be obtained to support our conclusions as to the value of our assets and securities. Moreover, the values of some assets may not be susceptible to a precise determination. As a result, there can be no assurance that the IRS will not contend that our ownership of securities and other assets violates one or more of the asset tests applicable to REITs.

Annual Distribution Requirements

     In order to qualify as a REIT, we are required to distribute dividends (other than capital gain dividends) to our stockholders in an amount at least equal to:

      (A)the sum of

(i)	90% of our “REIT taxable income” (computed without regard to the dividends paid deduction and our net capital gains), and

(ii)	90% of the net income (after tax), if any, from foreclosure property (as described below), minus

      (B)the sum of certain items of non-cash income.

     Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if either (i) we declare the distribution before we file a timely federal income tax return for the year and pay the distribution with or before the first regular dividend payment after such declaration, or (ii) we declare the distribution in October, November or December of the taxable year, payable to stockholders of record on a specified day in any such month, and we actually pay the dividends before the end of January of the following year. The distributions under clause (i) are taxable to the stockholders in the year in which paid, and the distributions in clause (ii) are treated as paid on December 31 of the prior taxable year. In both instances, these distributions relate to our prior taxable year for purposes of the 90% distribution requirement.

     We will pay federal income tax at corporate tax rates on our taxable income, including net capital gain, that we do not distribute to stockholders. Furthermore, if we fail to distribute during each calendar year, or by the end of January following the calendar year in the case of distributions with declaration and record dates falling in the last three months of the calendar year, at least the sum of (i) 85% of our REIT ordinary income for such year, (ii) 95% of our REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, we will be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. We generally intend to make timely distributions sufficient to satisfy the annual distribution requirements and to avoid corporate income tax and the 4% nondeductible excise tax.

     We may elect to retain, rather than distribute, our net capital gain and pay tax on such gains. In this case, we could elect to have our stockholders include their proportionate share of such undistributed capital gains in income and to receive a corresponding credit or refund as the case may be, for their share of the tax paid by us. Stockholders would then increase the adjusted basis of their stock by the difference between the designated amounts of capital gains from us that they include in their taxable income, and the tax paid on their behalf by us with respect to that income.

     To the extent that a REIT has available net operating losses carried forward from prior tax years, such losses may reduce the amount of distributions that it must make in order to comply with the REIT distribution requirements. Such losses, however, will generally not affect the character, in the hands of stockholders, of any distributions that are actually made by the REIT, which are generally taxable to stockholders to the extent that the REIT has current or accumulated earnings and profits. See “— Taxation of Stockholders, — Taxation of Taxable Domestic Stockholders.”

     It is possible that, from time to time, we may not have sufficient cash or other liquid assets to meet the distribution requirements due to timing differences between (i) the actual receipt of income (including the receipt of distributions from our subsidiaries) and actual payment of deductible expenses, and (ii) the inclusion of such income and deduction of such expenses in arriving at our REIT taxable income. See, for example, the discussion below of excess inclusion income under “— Taxable Mortgage Pools.” In addition, we may recognize non-cash taxable income or “phantom” income from investments in (i) REMICs, (ii) mortgage or other asset-backed securities issued with original issue discount and which require the accrual of taxable economic interest in advance of its receipt in cash, and (iii) distressed loans on which we may be required to accrue taxable interest income even though the borrower is unable to make current servicing payments in cash. In the event that such timing differences occur, in order to meet the annual REIT distribution requirements, we may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends or in-kind distributions of property.

     Under certain circumstances, we may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to stockholders in a later year, which may be included in our deduction for dividends paid for the earlier year. Thus, we may be able to avoid being taxed on amounts distributed as deficiency dividends; however, we will be required to pay interest and a penalty to the IRS based on the amount of any deduction taken for deficiency dividends.

Failure to Qualify

     If we fail to satisfy one or more requirements for REIT qualification, other than the gross income tests and the asset tests, we could avoid disqualification if our failure is due to reasonable cause and not to willful neglect and we pay a penalty of $50,000 for each such failure. In addition, there are relief provisions for a failure of the gross income tests and asset tests, as described in “— Gross Income Tests” and “— Asset Tests.”

     If we fail to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, we will be subject to tax (including any applicable alternative minimum tax) on our taxable income at regular corporate rates. Distributions to stockholders in any year in which we fail to qualify will not be deductible by us nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to stockholders will be taxable as ordinary income, and, subject to certain limitations of the Code, corporate stockholders may be eligible for the dividends received deduction, and individual stockholders and other non-corporate stockholders may be eligible to be taxed at the reduced 15% rate currently applicable to qualified dividend income (through 2008). Unless entitled to relief under specific statutory provisions, we will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. We cannot predict whether in all circumstances we would be entitled to such statutory relief.

Prohibited Transactions

     Net income derived by a REIT from a prohibited transaction is subject to a 100% tax. The term “prohibited transaction” generally includes a sale or other disposition of property (other than foreclosure property) that is held “primarily for sale to customers in the ordinary course of a trade or business.” Although we do not expect that our assets will be held primarily for sale to customers or that a sale of any of our assets will be in the ordinary course of our business, these terms are dependent upon the particular facts and circumstances, and we cannot assure you that we will never be subject to this tax. The 100% tax does not apply to gains from the sale of property that is held through a TRS or other taxable corporation, although such income will be subject to tax in the hands of the corporation at regular corporate rates.

Foreclosure Property

     A REIT is subject to tax at the maximum corporate rate (currently 35%) on any income from foreclosure property, including gain from the disposition of such foreclosure property, other than income that otherwise would be qualifying income for purposes of the 75% gross income test. Foreclosure property is real property and any personal property incident to such real property (i) that is acquired by a REIT as result of the REIT having bid on such property at foreclosure, or having otherwise reduced the property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or a mortgage loan held by the REIT and secured by the property, (ii) for which the related loan or lease was acquired by the REIT at a time when default was not imminent or anticipated, and (iii) for which such REIT makes a proper election to treat the property as foreclosure property. Any gain from the sale of property for which a foreclosure election has been made will not be subject to the 100% tax on gains from prohibited transactions described above, even if the property would otherwise constitute inventory or dealer property in the hands of the selling REIT. We do not expect to receive income from foreclosure property that is not qualifying income for purposes of the 75% gross income test. However, if we do receive any such income, we intend to make an election to treat the related property as foreclosure property.

Taxable Mortgage Pools

     An entity, or a portion of an entity, may be classified as a TMP under the Code if (i) substantially all of its assets consist of debt obligations or interests in debt obligations, (ii) more than 50% of those debt obligations are real estate mortgage loans, interests in real estate mortgage loans or interests in REMICs as of specified testing dates, (iii) the entity has issued debt obligations that have two or more maturities, and (iv) the payments required to be made by the entity on its debt obligations “bear a relationship” to the payments to be received by the entity on the debt obligations that it holds as assets. Under Treasury regulations, if less than 80% of the assets of an entity (or a portion of an entity) consist of debt obligations, these debt obligations are considered not to comprise “substantially all” of its assets, and therefore the entity would not be treated as a TMP.

     We expect to make investments or enter into financing and securitization transactions that will give rise to our being considered to own an interest in one or more TMPs. Where an entity, or a portion of an entity, is classified as a TMP, it is generally treated as a taxable corporation for federal income tax purposes. However, special rules apply to a REIT, a portion of a REIT, or a qualified REIT subsidiary that is a TMP. The portion of the REIT’s assets, held directly or through a qualified REIT subsidiary that qualifies as a TMP is treated as a qualified REIT subsidiary that is not subject to corporate income tax, and the TMP classification does not affect the tax status of the REIT. Instead, the consequences of the TMP classification would generally, except as described below, be limited to the REIT’s stockholders under regulations prescribed the Treasury Department. The Treasury Department has yet to issue regulations governing the tax treatment of the stockholders of a REIT that owns an interest in a TMP.

     A portion of our income from a TMP arrangement, which might be non-cash accrued income, or “phantom” taxable income, could be treated as “excess inclusion income.” Excess inclusion income is an amount with respect to any calendar quarter, equal to the excess, if any, of (i) income allocable to the holder of the TMP interest (or REMIC residual interest), over (ii) the sum of an amount for each day in the calendar quarter equal to the product of (a) the adjusted issue price of the TMP interest (or REMIC residual interest) at the beginning of the quarter multiplied by (b) 120% of the long-term federal rate (determined on the basis of compounding at the close of each calendar quarter and properly adjusted for the length of such quarter). This non-cash or “phantom” income would be subject to the distribution requirements that apply to us and could therefore adversely affect our liquidity. See “— Annual Distribution Requirements.”

     Any excess inclusion income that we derive will be allocated among our stockholders. A stockholder’s share of excess inclusion income (i) would not be allowed to be offset by any net operating losses otherwise available to the stockholder, (ii) would be subject to tax as unrelated business taxable income (“UBTI”) in the hands of most types of stockholders that are otherwise generally exempt from federal income tax, and (iii) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction for any otherwise applicable income tax treaty, to the extent allocable to most types of foreign stockholders. See “— Taxation of Stockholders.” The manner in which such income is to be reported to stockholders is not clear under current law. Prospective tax-exempt investors, foreign investors and taxpayers with net operating losses should carefully consider the tax consequences described above and are urged to consult with their tax advisors.

     If we own a residual interest in a REMIC, we will be taxable at the highest corporate rate on the portion of any excess inclusion income that we derive from the REMIC residual interest equal to the percentage of our stock that is held by disqualified organizations. “Disqualified organizations” include domestic and foreign governments and governmental agencies, as well as other organizations that are exempt from the federal income tax and not subject to the UBTI rules. Because this tax would be imposed on us, all of our investors, including investors that are not disqualified organizations, may bear a portion of such tax cost. Although the law is unclear, similar rules may apply if we own an equity interest in a TMP. In addition, we may reduce the amount of our distributions to a disqualified organization whose stock ownership gave rise to the corporate tax. To the extent that we own a REMIC residual interest or an equity interest in a TMP through a TRS, we will not be subject to this tax.

     If we own less than 100% of the ownership interests in a subsidiary that is a TMP, the foregoing rules would not apply. Rather the entity would be treated as a corporation for federal income tax purposes, and would potentially be subject to corporate income tax. This could adversely affect our compliance with the REIT gross income and asset tests described above. We currently do not have, and currently do not intend to acquire, any subsidiary in which we own some, but less than all, of the ownership interests that are or will become TMPs, and we intend to monitor the structure of any TMPs in which we have an interest to ensure that they will not adversely affect our status as a REIT.

Taxation of Stockholders

   Taxation of Taxable Domestic Stockholders

     Distributions. As long as we qualify as a REIT, distributions made to our taxable domestic stockholders out of current or accumulated earnings and profits (and not designated as capital gain dividends) will be taken into account by them as ordinary income. A corporate stockholder will not be eligible for the dividends received deduction with respect to such distributions. In addition, distributions made to individual stockholders and other non-corporate stockholders generally will not be eligible for the 15% reduced rate of tax currently in effect for “qualified dividend income.” However, provided certain holding period and other requirements are met, an individual stockholder and other non-corporate stockholders will be eligible for the 15% reduced rate with respect to (i) distributions attributable to dividends received by us from certain non-REIT corporations, such from any TRS we may establish, and (ii) distributions attributable to income upon which we have paid corporate income tax.

     Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent that they do not exceed our actual net capital gain for the taxable year) without regard to the period for which the stockholder has held its stock. However, corporate stockholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. Long-term capital gains are generally taxable at maximum federal rates of 15% (through 2008) in the case of stockholders who are individuals, trusts and estates, and 35% in the case of stockholders that are corporations. Capital gains attributable to the sale of depreciable real property held for more than 12 months are subject to a 25% maximum federal income tax rate for taxpayers who are taxed as individuals, to the extent of previously claimed depreciation deductions.

     Distributions in excess of our current and accumulated earnings and profits will not be taxable to a stockholder to the extent that they do not exceed the adjusted tax basis of the stockholder’s shares, but rather will reduce the adjusted tax basis of such shares. To the extent that such distributions exceed the adjusted tax basis of a stockholder’s shares, they will be included in income as long-term capital gain (or short-term capital gain if the shares have been held for one year or less). In addition, any distribution declared by us in October, November or December of any year and payable to a stockholder of record on a specified date in any such month shall be treated as both paid by us and received by the stockholder on December 31 of such year, provided that we actually pay the distribution during January of the following calendar year.

     To the extent that a REIT has available net operating losses and capital losses carried forward from prior tax years, such losses may reduce the amount of distributions that must be made in order to comply with the REIT distribution requirements. See “Taxation of GSC Capital Corp.—Annual Distribution Requirements.” Such losses, however, are not passed through to stockholders and do not offset income of stockholders from other sources, nor would they affect the character of any distributions that are actually made by a REIT, which are generally subject to tax in the hands of stockholders to the extent that a REIT has current or accumulated earnings and profits.

     If excess inclusion income from a taxable mortgage pool or REMIC residual interest is allocated to any stockholder, that income will be taxable to the stockholder, including tax-exempt stockholders, as ordinary income and will not be offset by any operating losses of the stockholder that would otherwise be available. A tax-exempt stockholder’s allocable share of any excess inclusion income that we recognize also will be subject to tax as UBTI. See “— Taxable Mortgage Pools.”

     Dispositions of Our Stock. Gain or loss realized by a stockholder upon the sale or other disposition of shares of our common stock will generally be capital gain or loss for federal income tax purposes, and will be long-term capital gain or loss if the stockholder held the common stock for more than one year. In addition, any loss realized upon a sale or exchange of shares by a stockholder who has held such shares for six months or less (after applying certain holding period rules) will generally be treated as a long-term capital loss to the extent of distributions received from us that are required to be treated by such stockholder as long-term capital gain.

     If an investor recognizes a loss upon a subsequent disposition of our stock or other securities in an amount that exceeds a prescribed threshold, it is possible that the provisions of recently adopted Treasury regulations involving “reportable transactions” could apply, with a resulting requirement to separately disclose the loss generating transaction to the IRS. While these regulations are directed towards “tax shelters,” they are written quite broadly, and apply to transactions that would not typically be considered tax shelters. In addition, recently enacted legislation imposes significant penalties for failure to comply with these requirements. You should consult your tax advisors concerning any possible disclosure obligation with respect to the receipt or disposition of our stock or securities, or transactions that might be undertaken directly or indirectly by us. Moreover, you should be aware that we and other participants in the transactions involving us (including our advisors) may be subject to disclosure or other requirements pursuant to these regulations.

     Information Reporting and Backup Withholding. We will report to our stockholders and to the IRS the amount of distributions we pay during each calendar year, and the amount of tax we withhold, if any. Under the backup withholding rules, a stockholder may be subject to backup withholding at a current rate of 28% with respect to distributions unless the holder:

  is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact; or

  provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

     Any amount paid as backup withholding will be creditable against the stockholder’s income tax liability. For a discussion of the backup withholding rules as applied to foreign stockholders, see “— Taxation of Foreign Stockholders.”

   Taxation of Tax-Exempt Stockholders

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts, generally are exempt from federal income taxation. However, they are subject to taxation on their UBTI. Provided that (i) a tax-exempt stockholder has not held its shares of our common stock as “debt financed property” within the meaning of the Code, and (ii) our common stock is not otherwise used by the tax-exempt entity in an unrelated trade or business, amounts that we distribute to tax-exempt stockholders generally should not constitute UBTI. However, a tax-exempt stockholder’s allocable share of any excess inclusion income that we recognize will be subject to tax as UBTI. See “— Taxable Mortgage Pools.”

     To the extent, however, that we (or a part of us, or one of our disregarded subsidiaries) are a TMP, or if we hold residual interests in a REMIC, a portion of the dividends paid to a tax-exempt stockholder that is allocable to excess inclusion income may be subject to tax as UBTI. If, however, excess inclusion income is allocable to a stockholder that is a “disqualified organization”, we may be subject to corporate level tax on such income. Because this tax would be imposed on us, all of our investors, including investors that are not disqualified organizations, may bear a portion of such tax cost. In addition, we may reduce the amount of distributions to such disqualified organizations. See “—Taxable Mortgage Pools.”

     Tax-exempt stockholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts and qualified group legal services plans, exempt from taxation under special provisions of the federal income tax laws, are subject to different UBTI rules, which generally will require them to characterize distributions that they receive from us as UBTI.

     In certain circumstances, a qualified employee pension trust or profit sharing trust that owns more than 10% of our stock could be required to treat a percentage of the dividends that it receives from us as UBTI if we are a “pension-held REIT.” We will not be a pension-held REIT unless either (a) one pension trust owns more than 25% of the value of our stock, or (b) a group of pension trusts individually holding more than 10% of our stock collectively owns more than 50% of the value of our stock. However, the restrictions on ownership and transfer of our stock, as described under “Description of Capital Stock — Restrictions on Ownership and Transfer” are designed among other things to prevent a tax-exempt entity from owning more than 10% of the value of our stock thus making unlikely that we will become a pension-held REIT.

   Taxation of Foreign Stockholders

     The following is a summary of certain U.S. federal income and estate tax consequences of the ownership and disposition of our common stock applicable to Non-U.S. Holders of such stock.

     If a partnership, including for this purpose any entity that is treated as a partnership for U.S. federal income tax purposes, holds our common stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. An investor that is a partnership having Non-U.S. Holders as partners should consult its tax advisors about the U.S. federal income tax consequences of the acquisition, ownership and disposition of our common stock.

     The discussion is based on current law and is for general information only. The discussion addresses only certain and not all aspects of U.S. federal income and estate taxation.

     Ordinary Dividend Distributions. The portion of dividends received by Non-U.S. Holders payable out of our current and accumulated earnings and profits that are not attributable to our capital gains and that are not effectively connected with a U.S. trade or business of the Non-U.S. Holder will be subject to U.S. withholding tax at the rate of 30% (unless reduced by an applicable tax treaty). In general, a Non-U.S. Holder will not be considered engaged in a

U.S. trade or business solely as a result of its ownership of our common stock. In cases where the dividend income from a Non-U.S. Holder’s investment in our common stock is (or is treated as) effectively connected with the Non-U.S. Holder’s conduct of a U.S. trade or business, the Non-U.S. Holder generally will be subject to U.S. tax at graduated rates, in the same manner as U.S. stockholders are taxed with respect to such dividends (and may also be subject to the 30% branch profits tax in the case of a Non-U.S. Holder that is a foreign corporation). We plan to withhold U.S. income tax at the rate of 30% on the gross amount of any distribution paid to a Non-U.S. Holder unless:

  a lower treaty rate applies and the Non-U.S. Holder provides us with an IRS Form W-8BEN evidencing eligibility for that reduced rate; or

  the Non-U.S. Holder provides us with an IRS Form W-8ECI certifying that the distribution is effectively connected income.

     Reduced treaty rates are not available to the extent that income is excess inclusion income allocated to a Non-U.S. Holder. See “— Taxable Mortgage Pools.”

     Non-Dividend Distributions. Distributions made by us that are not dividends out of our earnings and profits will not be subject to U.S. income or withholding tax. If it cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the distribution will be subject to withholding at the rate applicable to dividends. However, the Non-U.S. Holder may seek a refund of such amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of current and accumulated earnings and profits. Notwithstanding the foregoing, if our stock constitutes a USPRI, as described below, distributions in excess of our current and accumulated earnings and profits will be subject to 10% withholding and may also be subject to tax under the FIRPTA.

     Capital Gain Dividends. Under FIRPTA, a distribution made by us to a Non-U.S. Holder, to the extent attributable to gains from dispositions of USRPIs beneficially owned by us (“USRPI Disposition Gains”), will be considered effectively connected with a U.S. trade or business of the Non-U.S. holder and subject to U.S. income tax at the rate applicable to U.S. individuals and corporations, without regard to whether such distribution is designated as a capital gain dividend. In addition, we will be required to withhold tax equal to 35% of the amount of such USRPI Disposition Gains to the extent they constitute capital gains dividends. Distributions subject to FIRPTA may also be subject to a 30% branch profits tax in the hands of a Non-U.S. Holder that is a foreign corporation. A “USRPI” includes interests in real property located in the United States and stock of domestic corporations at least 50% of whose assets consist of interests in real property located in the United States. USPRIs generally do not include mortgage loans and mortgage-backed securities. As a result, we do not expect to generate material amounts of gain that would be subject to tax under FIRPTA. Moreover, a distribution made by us to a Non-U.S. Holder that is attributable to USRPI Disposition Gains, will not be subject to tax under FIRPTA if (i) our stock is “regularly traded” (as defined by applicable Treasury regulations) on an established securities market, and (ii) during the taxable year in which the distribution is received, the Non-U.S. Holder held (actually or constructively) no more than 5% of our outstanding stock. We anticipate that our common stock will be treated as being regularly traded on an established securities market following this offering. Instead, the distribution will be taxed as described above under “— Ordinary Dividend Distributions.”

     Dispositions of Our Stock. Unless our stock constitutes a USRPI, a sale of such stock by a Non-U.S. Holder generally will not be subject to U.S. taxation under FIRPTA. We do not expect that our stock will constitute a USRPI. Our stock will not constitute a USRPI if less than 50% of our assets throughout a prescribed testing period consist of interests in real property located within the United States, excluding, for this purpose, interest in real property solely in the capacity as a creditor. Even if the foregoing test is not met, our stock will not constitute a USRPI if we are a domestically controlled REIT. A “domestically controlled REIT” is a REIT in which, at all times during a specified testing period, less than 50% in value of its shares is held directly or indirectly by Non-U.S. Holders. We anticipate that our common stock will be treated as being regularly traded on an established securities market following this offering.

     Even if we do not constitute a domestically controlled REIT, a Non-U.S. Holder’s sale of stock generally will still not be subject to tax under FIRPTA as a sale of a USRPI provided that (i) our stock is “regularly traded” (as defined by applicable Treasury regulations) on an established securities market, and (ii) the selling Non-U.S. Holder held (actually or constructively) 5% or less of our outstanding stock at all times during a specified testing period.

     If gain on the sale of our stock were subject to taxation under FIRPTA, the Non-U.S. Holder would generally be subject to the same treatment as a U.S. stockholder with respect to such gain (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals) and the purchaser of the stock could be required to withhold 10% of the purchase price and remit such amount to the IRS.

     Capital gains not subject to FIRPTA will nonetheless be taxable in the United States to a Non-U.S. Holder in two cases. First, if the Non-U.S. Holder’s investment in our stock is effectively connected with a U.S. trade or business conducted by such Non-U.S. Holder, the Non-U.S. Holder will generally be subject to the same treatment as a U.S. stockholder with respect to such gain. Second, if the Non-U.S. Holder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a “tax home” in the United States, the nonresident alien individual will be subject to a 30% tax on the individual’s capital gain.

     Estate Tax. Shares of our stock owned or treated as owned by an individual who is not a citizen or resident (as specially defined for U.S. federal estate tax purposes) of the United States at the time of death will be includible in the individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise. Such individual’s estate may be subject to U.S. federal estate tax on the property includible in the estate for U.S. federal estate tax purposes.

Other Tax Consequences

     Possible Legislative or Other Actions Affecting Tax Consequences. Prospective investors should recognize that the present federal income tax treatment of an investment in our common stock may be modified by legislative, judicial or administrative action at any time, and that any such action may affect investments and commitments previously made. The rules dealing with federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and Treasury Department, resulting in revisions of regulations and revised interpretations of established concepts as well as statutory changes. Revisions in federal tax laws and interpretations thereof could adversely affect the tax consequences of an investment in our common stock.

     State and Local Taxes. We and our stockholders may be subject to state or local taxation in various state or local jurisdictions, including those in which we or they transact business or reside. The state and local tax treatment may not conform to the federal income tax consequences discussed above. Consequently, prospective investors should consult their own tax advisors regarding the effect of state and local tax laws on an investment in our common stock.

PLAN OF DISTRIBUTION

     We are registering the resale from time to time of the shares of common stock, including shares issuable upon conversion of the notes, and the notes offered by this prospectus in accordance with the terms of the registration rights agreements that we entered into with the selling stockholders and noteholders in connection with our July 2005 private offering and the terms of our management agreement with GSCP (NJ), L.P. The registration of these shares and notes, however, does not necessarily mean that any of the shares or notes will be offered or sold by the selling stockholders or noteholders or their respective donees, pledgees or other transferees or successors in interest. We will not receive any proceeds from the sale of the common stock or notes offered by this prospectus.

     The sale of the shares of common stock and notes by any selling stockholder or noteholder, including any donee, pledgee or other transferee who receives shares or notes from a selling stockholder or noteholder, may be effected from time to time by selling them directly to purchasers or to or through broker-dealers. In connection with any sale, a broker-dealer may act as agent for the selling stockholder or noteholder or may purchase from the selling stockholder or noteholder all or a portion of the shares or notes as principal. These sales may be made on the New York Stock Exchange or other exchanges on which our common stock is then traded, in the over-the-counter market or in private transactions.

The shares of common stock and notes may be sold in one or more transactions at:

  fixed prices;

  prevailing market prices at the time of sale;

  prices related to the prevailing market prices; or

  otherwise negotiated prices.

      The shares of common stock and notes may be sold in one or more of the following transactions:

  ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

  block trades (which may involve crosses or transactions in which the same broker acts as an agent on both sides of the trade) in which a broker-dealer may sell all or a portion of such shares or notes as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;

  purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;

  a special offering, an exchange distribution or a secondary distribution in accordance with applicable rules promulgated by the National Association of Securities Dealers, Inc. or stock exchange rules;

  sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise;

  sales in other ways not involving market makers or established trading markets,

  including privately-negotiated direct sales to purchasers;

  any other legal method; and

  any combination of these methods.

     In effecting sales, broker-dealers engaged by a selling stockholder or noteholder may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or other compensation from the selling stockholder or noteholder in the form of commissions, discounts or concessions. Broker-dealers may also receive compensation from purchasers of the shares and notes for whom they act as agents or to whom they sell as principals or both.

Compensation as to a particular broker-dealer may be in excess of customary commissions and will be in amounts to be negotiated.

     The distribution of the shares of common stock and notes also may be effected from time to time in one or more underwritten transactions. Any underwritten offering may be on a "best efforts" or a "firm commitment" basis. In connection with any underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or noteholders, or from purchasers of the shares or notes. Underwriters may sell the shares and notes to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

     The selling stockholders and noteholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their securities, nor is there any underwriter or coordinating broker-dealer acting in connection with any proposed sale of securities by the selling stockholders or noteholders. We will file a supplement to this prospectus, if required, under Rule 424(b) under the Securities Act upon being notified by the selling stockholders or noteholders that any material arrangement has been entered into with a broker-dealer for the sale of shares or notes through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. This supplement will disclose:

  the name of the selling stockholders or noteholders and of participating brokers and dealers;

  the number of shares or aggregate principal amount of notes involved;

  the price at which the shares or notes are to be sold;

  the commissions paid or the discounts or concessions allowed to the broker-dealers, where applicable;

  that the broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus; and

  other facts material to the transaction.

     The selling stockholders or noteholders and any underwriters, or brokers-dealers or agents that participate in the distribution of the shares or notes may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of the shares or notes by them and any discounts, commissions or concessions received by any underwriters, dealers, or agents may be deemed to be underwriting compensation under the Securities Act. Because the selling stockholders and noteholders may be deemed to be "underwriters" under the Securities Act, the selling stockholders and noteholders will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders and noteholders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and its rules and regulations. For example, the anti-manipulative provisions of Regulation M may limit the ability of the selling stockholders and noteholders or others to engage in stabilizing and other market making activities.

     From time to time, the selling stockholders and noteholders may pledge their shares of common stock and notes pursuant to the margin provisions of their customer agreements with their brokers. Upon default by a selling stockholder or noteholder, the broker may offer and sell such pledged shares or notes from time to time. Upon a sale of the shares or notes, the selling stockholders and noteholders intend to comply with the prospectus delivery requirements under the Securities Act by delivering a prospectus to each purchaser in the transaction. We intend to file any amendments or other necessary documents in compliance with the Securities Act that may be required in the event the selling stockholders or noteholders default under any customer agreement with brokers.

     In addition, any securities registered and offered pursuant to this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A of the Securities Act may be sold under Rule 144 or Rule 144A rather than pursuant to this prospectus.

     In order to comply with the securities laws of certain states, if applicable, the shares of common stock and notes may be sold only through registered or licensed broker-dealers. We have agreed to pay all expenses incident to the offering and sale of the shares and notes, other than commissions, discounts and fees of underwriters, broker-dealers or agents. We have agreed to indemnify the selling stockholders and noteholders against certain losses, claims, damages, actions, liabilities, costs and expenses, including liabilities under the Securities Act.

      The selling stockholders and noteholders have agreed to indemnify us, our officers and directors and each person who controls (within the meaning of the Securities Act) or is controlled by us, against any losses, claims, damages, liabilities and expenses arising under the securities laws in connection with the sale or transfer of shares of our common stock or notes offered hereby with respect to written information furnished to us by the selling stockholders or noteholders.

LEGAL MATTERS

     Certain legal matters in connection with this offering will be passed upon for us by Davis Polk & Wardwell. Venable LLP will pass upon the validity of the securities being offered hereby and certain other matters under Maryland law.

EXPERTS

     The consolidated financial statements as of September 30, 2005 and for the period from July 11, 2005 (commencement) to September 30, 2005 included in this prospectus have been audited by Ernst & Young LLP, an independent registered public accounting firm, as stated in their report appearing herein (which report expresses an unqualified opinion), and have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

     We have filed with the SEC a registration statement on Form S-11, including exhibits and schedules filed with the registration statement of which this prospectus is a part, under the Securities Act with respect to the shares of common stock and notes offered by the selling stockholders and noteholders, from time to time, pursuant to the registration statement of which this prospectus is a part. This prospectus does not contain all of the information set forth in the registration statement and exhibits and schedules to the registration statement. For further information with respect to our company and the shares of common stock and notes to be offered by the selling stockholders and noteholders, from time to time, pursuant to the registration statement of which this prospectus is a part, reference is made to the registration statement, including the exhibits and schedules to the registration statement. Copies of the registration statement, including the exhibits and schedules to the registration statement, may be examined without charge at the public reference room of the SEC, 100 F Street, N.E., Room 1580, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0300. Copies of all or a portion of the registration statement may be obtained from the public reference room of the Securities and Exchange Commission upon payment of prescribed fees. Our SEC filings, including our registration statement, are also available to you, free of charge, on the SEC's website at www.sec.gov.

     As a result of this offering, we will become subject to the information and reporting requirements of the Securities Exchange Act, and will file periodic reports, proxy statements and will make available to our stockholders annual reports containing audited financial information for each year and quarterly reports for the first three quarters of each fiscal year containing unaudited interim financial information.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

GSC Capital Corp. and Subsidiaries

For the period from July 11, 2005
(commencement of operations) to September 30, 2005

Report of Independent Registered Public Accounting Firm

To the Board of Directors of GSC Capital Corp.:

     We have audited the accompanying consolidated balance sheet of GSC Capital Corp. and Subsidiaries (the “Company”) as of September 30, 2005, and the related consolidated statement of operations, changes in shareholders’ equity, and cash flows for the period from July 11, 2005 (commencement of operations) to September 30, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of GSC Capital Corp. and Subsidiaries at September 30, 2005, and the consolidated results of their operations and their cash flows for the period from July 11, 2005 (commencement of operations) to September 30, 2005, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young LLP

New York, New York
December 15, 2005
Except for Note 13 as to which the date is January 24, 2006

GSC Capital Corp. and Subsidiaries
Consolidated Balance Sheet

September 30, 2005

Assets
Cash and cash equivalents	$7,361,245
Restricted cash and cash equivalents	2,124,316
Securities available-for-sale, at fair value	85,775,525
Securities available-for-sale, pledged as collateral, at fair value	1,609,963,826
Loans held for investment, at amortized cost	107,640,108
Derivative assets, at fair value	2,777,140
Interest receivable	9,314,063
Deferred bond issuance costs, net	5,410,966
Other assets	650,422
Due from broker	250,000
Receivable from related party	51,752

Total assets	$1,831,319,363

Liabilities and stockholders’ equity
Liabilities
Borrowings:
Repurchase agreements	$1,534,698,000
CLO warehouse facility	84,028,358
7.25% convertible senior notes due 2010	97,900,000

Total borrowings	1,716,626,358

Derivative liabilities, at fair value	661,539
Accounts payable, accrued expenses and other liabilities	1,129,844
Accrued interest payable	6,731,854
Payable to manager	1,022,715
Due to broker	22,040,718

Total liabilities	$1,748,213,028

Stockholders’ equity
Preferred stock, $.001 par value, 100,000,000 shares authorized and none outstanding at
September 30, 2005	—
Common stock, $.001 par value, 250,000,000 shares authorized and 3,994,100 shares
issued and outstanding at September 30, 2005	3,994
Additional paid-in-capital	91,627,102
Deferred management fee	354,167
Accumulated other comprehensive loss	(8,474,608)
Accumulated deficit	(404,320)

Total stockholders’ equity	83,106,335

Total liabilities and stockholders’ equity	$1,831,319,363

The notes to consolidated financial statements are an integral part of these statements.

GSC Capital Corp. and Subsidiaries
Consolidated Statement of Operations

For the period from July 11, 2005
(commencement of operations) to September 30, 2005

Net investment income:
Securities interest income	$14,557,730
Loan interest income	623,984
Dividend income	108,736

Total investment income	15,290,450

Interest expense	12,353,740
Amortization of deferred bond issuance costs	233,322
Other investment expenses	544,168

Net investment income	2,159,220

Other income:
Net realized gain on investments	227
Net unrealized gain on derivatives	302,139

Total other income	302,366

Non-investment expenses:
Management fee	717,059
Deferred management fee	354,167
Organization costs	559,168
Professional fees	654,803
Insurance expense	148,884
Directors expense	40,000
Other general and administrative expenses	391,825

Total non-investment expenses	2,865,906

Net loss	$(404,320)

Net loss per common share:
Basic	$(0.10)

Weighted-average number of common shares outstanding:
Basic	3,926,100

The notes to consolidated financial statements are an integral part of these statements.

GSC Capital Corp. and Subsidiaries
Consolidated Statement of Changes in Stockholders’ Equity

For the period from July 11, 2005
(commencement of operations) to September 30, 2005

	Shares of Common Stock	Common Stock at Par Value	Additional Paid-In Capital	Deferred Management Fee	Accumulated Other Comprehensive Income (Loss)	Accumulated Deficit	Comprehensive Loss	Total Stockholders’ Equity

Balance at July 11, 2005		$—	$—	$—	$—	$—	$—	$—
Net loss						(404,320)	(404,320)	(404,320)
Net change in unrealized
gain on cash flow hedges					1,073,461		1,073,461	1,073,461
Net change in unrealized
loss on securities
available-for-sale					(9,548,069)		(9,548,069	(9,548,069)

Comprehensive loss							(8,878,927

Issuance of common stock,
net of expenses	3,994,100	3,994	91,627,102					91,631,096
Amortization of restricted
stock options				212,500				212,500
Amortization of restricted
common stock				141,667				141,667

Balance at September 30,
2005	3,994,100	$3,994	$91,627,102	$354,167	$(8,474,608)	$(404,320)		$83,106,335

The notes to consolidated financial statements are an integral part of these statements.

GSC Capital Corp. and Subsidiaries
Consolidated Statement of Cash Flows

For the period from July 11, 2005
(commencement of operations) to September 30, 2005

Cash Flows from operating activities:
Net loss	$(404,320)
Adjustments to reconcile net loss to cash provided by operating activities:
Unrealized gain on derivatives	(302,139)
Deferred compensation	354,167
Amortization of premium on loans and securities, net	208,433
Amortization of deferred bond issuance costs	233,322
Gain on principal payments on loans, net	(227)
Changes in assets and liabilities:
Interest receivable	(9,314,063)
Other assets	(650,422)
Receivable from related party	(51,752)
Due from broker	(250,000)
Accounts payable, accrued expenses and other liabilities	1,129,844
Accrued interest expense	6,731,854
Payable to manager	1,022,715

Net cash used in operating activities	(1,292,588)
Cash Flows from investing activities:
Due to broker	22,040,718
Purchase of securities available-for-sale	(1,733,085,312)
Principal payments on securities available-for-sale	27,589,672
Purchase of loans	(107,938,660)
Principal payments on loans	298,564
Net additions to restricted cash and cash equivalents	(2,124,316)

Net cash used in investing activities	(1,793,219,334)
Cash Flows from financing activities:
Net proceeds from issuance of common shares	91,631,096
Proceeds from borrowings:
Repurchase agreements	4,112,310,341
CLO credit facility	84,332,791
Convertible debt	97,900,000
Repayments of borrowings:
Repurchase agreements	(2,577,612,341)
CLO credit facility	(304,433)
Payment of deferred bond issuance costs	(5,644,287)
Purchase of derivatives	(740,000)

Net cash provided by financing activities	1,801,873,167
Net increase in cash and cash equivalents	7,361,245
Cash and cash equivalents at beginning of period	—

Cash and cash equivalents at end of period	$7,361,245

Supplemental cash flow information:
Cash paid for interest	$5,621,886

The notes to consolidated financial statements are an integral part of these statements.

For the period from July 11, 2005
(commencement of operations) to September 30, 2005

Note 1. Organization

     GSC Capital Corp. (the “Company” or “GSCCC”) is a specialty finance company that invests in multiple asset classes and uses leverage to generate competitive leveraged risk-adjusted returns. The Company currently invests in the following asset classes: (i) residential mortgage loans and mortgage-backed securities; (ii) corporate loans and debt securities; (iii) asset-backed securities; and (iv) equity securities. The Company also makes opportunistic investments in other asset classes from time to time.

     The Company was organized as a Maryland corporation on May 19, 2005, and commenced operations on July 11, 2005 (“Inception”). GSCP (NJ), L.P. (the “Manager”) manages the company pursuant to a management agreement (the “Management Agreement”). GSCP (NJ), L.P., is an SEC-registered investment advisor and together with certain affiliates, does business as GSC Partners. The Company intends to be taxed as a real estate investment trust (“REIT”) and to comply with the provisions of the Internal Revenue Code of 1986 (the “Code”), as amended with respect thereto.

     On July 11, 2005, the Company completed its private offering of 3,926,100 shares of common stock and $97,900,000 aggregate principal of 7.25% convertible senior notes due 2010 (the “notes”) in which it raised gross proceeds in the amount of $98,152,500 and $97,900,000, respectively. Issuance costs for the common stock and the notes, which consisted primarily of placement fees and legal costs, totaled approximately $6.5 million and $5.6 million, respectively.

     All shares of the company’s common stock have equal rights as to earnings, assets, dividends and voting. Shares of common stock have no preemptive, appraisal, preferential exchange, conversion, or redemption rights and are freely transferable, except where their transfer is restricted by federal and state securities laws, by contract or by the restrictions in the company’s charter. Subject to charter restrictions on the transfer and ownership of our stock, each share of common stock entitles the holder to one vote on all matters submitted to a vote of stockholders, including the election of directors. The holders of common stock will possess exclusive voting power. There is no cumulative voting in the election of directors, which means that holders of a majority of the outstanding shares of common stock can elect all of our directors, and holders of less than a majority of such shares will be unable to elect any director.

     The Company has the authority to issue 100,000,000 shares of preferred stock. As of September 30, 2005, there were no shares of preferred stock issued and outstanding.

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

     The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States (“GAAP”). The consolidated financial statements include the accounts of the Company and its qualified REIT subsidiaries: GSC Capital Corp. TRS Holdings, Inc. (“GSCCC TRS”) and GSC Capital Corp. Loan Funding 2005-1 (“CLO 2005-1”). GSCCC TRS was formed to make, from time to time, certain investments that would not be REIT qualifying investments if made directly by the Company, and to earn income that would not be REIT qualifying income if earned directly by the Company. CLO 2005-1 is an entity established to complete collateralized loan obligation (“CLO”) secured financing transactions. As of September 30, 2005, CLO 2005-1 was in the warehousing stage.

     The term “Company” refers to these entities collectively, unless otherwise noted. The entities consolidated by the Company are either wholly owned subsidiaries or entities established to complete secured financing transactions that are considered to be variable interest entities and for which the Company is the primary beneficiary. For additional information, see “Consolidation” below.

Consolidation

     The Company consolidates all entities in which it holds a greater than 50 percent voting interest or ownership and has control over significant operating, financial and investing decisions of the entity. The Company also consolidates all variable interest entities (“VIEs”) for which it is considered to be the primary beneficiary pursuant to Financial Accounting Standards Board Interpretation No. 46R, Consolidation of Variable Interest Entities-an interpretation of ARB No. 51, as revised (“FIN 46R”). In general, FIN 46R requires an enterprise to consolidate a VIE when the enterprise holds a variable interest in the VIE and is deemed to be the primary beneficiary of the VIE. An enterprise is the primary beneficiary if is absorbs a majority of the VIE’s expected losses, receives a majority of the VIE’s expected residual returns, or both.

All inter-company balances and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

     Cash and cash equivalents include cash on hand, cash held in banks and highly liquid investments with original maturities of three months or less. Interest income earned on cash and cash equivalents is recorded in interest income.

     Cash equivalents consisting of money market instruments are held with three major financial institutions to which the Company is exposed to credit risk. Cash equivalents are carried at cost, which approximates market value.

Restricted Cash and Cash Equivalents

     Restricted cash and cash equivalents represent amounts that are held by third parties under certain of the Company’s debt obligations and derivative transactions.

     Cash equivalents consisting of money market instruments are held with one major financial institution to which the Company is exposed to credit risk. Restricted cash equivalents are carried at cost, which approximates market value.

Securities Available-for-Sale

     The Company classifies its investments in securities as available-for-sale as the Company may sell them prior to maturity and does not hold them principally for the purpose of selling them in the near term. These investments are carried at estimated fair value, with unrealized gains and losses reported in accumulated other comprehensive income (loss). Estimated fair values are based on quoted market prices, when available, or on estimates provided by independent pricing sources or dealers who make markets in certain securities. Upon the sale of a security, the realized net gain or loss is included in income on a specific identification basis.

     The Company monitors its available-for-sale investment portfolio for impairments. A loss is recognized when it is determined that a decline in the estimated fair value of a security below its amortized cost is other-than-temporary. The Company considers many factors in determining whether the impairment of a security is deemed to be other-than-temporary, including but not limited to the length of time the security has had a decline in estimated fair value below its amortized cost, the amount of the unrealized loss, the intent and ability of the Company to hold the security for a period of time sufficient for a recovery in value, recent events specific to the issuer or industry, external credit ratings and recent downgrades in such ratings.

Securities Interest Income Recognition

     Interest income on securities is accrued as earned using the effective yield method, which includes the accretion of purchase discounts or amortization of purchase premiums and the stated coupon interest payments. Actual prepayment and credit loss experience is reviewed monthly and effective yields are recalculated when differences arise between prepayments and credit losses originally anticipated compared to amounts actually received plus anticipated future prepayments.

Loans Held for Investment

     The Company purchases participations in corporate leveraged loans in the secondary market. Loans are held for investment and the Company initially records loans at their purchase prices. The Company subsequently accounts for loans based on their outstanding principal plus or minus unaccreted purchase discounts and unamortized purchase premiums. In certain instances, where the credit fundamentals underlying a particular loan have materially changed in such a manner that the Company’s expected return on investment may decrease, the Company may elect to sell a loan held for investment due to adverse changes in credit fundamentals. Once the determination has been made by the Company that it will no longer hold the loan for investment, the Company accounts for the loan at the lower of amortized cost or estimated fair value.

Borrowings

     The Company finances the acquisition of its investments, including loans and securities available-for-sale, primarily through the use of secured borrowings in the form of repurchase agreements, securitization transactions structured as secured financings, warehouse facilities, and other secured and unsecured borrowings, and these borrowings are carried at their contractual amounts. Accrued interest payable is recorded as a separate line item on the consolidated balance sheet.

Manager Compensation

     The Company’s Management Agreement provides for the payment of a base management fee to the Manager, as well as an incentive fee if the Company’s financial performance exceeds certain benchmarks. See Note 12 for further discussion of the specific terms of the computation and payment of the incentive fee. The base management fee and the incentive fee are accrued and expensed during the period for which they are earned by the Manager.

Share-Based Payments

     The Company accounts for share-based compensation issued to its Manager using the fair value based methodology prescribed by SFAS No. 123(R), Share-Based Payment (“SFAS No. 123(R)”). Compensation cost related to restricted common stock and common stock options issued to the Manager is initially measured at estimated fair value at the grant date, and is re-measured on subsequent dates to the extent the awards are unvested. To amortize compensation expense for the restricted common shares and common stock options granted to the Manager, the Company is using the graded vesting attribution method pursuant to SFAS No. 123(R). The company classifies the share based compensation cost as deferred management fee in the financial statements as it is issued to the manager.

Income Taxes

     GSC Capital Corp. intends to elect to be taxed as a REIT and to comply with the provisions of the Code with respect thereto. Accordingly, the Company is not subject to federal income tax to the extent that its distributions to stockholders satisfy the REIT requirements and certain asset, income and ownership tests, and recordkeeping requirements are fulfilled. Even if the Company qualifies for federal taxation as a REIT, it may be subject to some amount of federal, state and local taxes based on the Company’s taxable income. The Company may make an election to treat GSCCC TRS as a taxable REIT subsidiary. If such an election is made, GSCCC TRS will be subject to federal, state and local income taxes based upon its taxable income.

Earnings per Share

     In accordance with SFAS No. 128, “Earnings per Share,” the Company presents both basic and diluted earnings (loss) per share (“EPS”) in its consolidated financial statements and footnotes thereto. Basic earnings (loss) per share (“Basic EPS”) excludes dilution and is computed by dividing net income or loss allocable to common stockholders by the weighted average number of shares, including vested restricted common shares, outstanding for the period. Diluted earnings per share (“Diluted EPS”) reflect the potential dilution of common stock options and unvested restricted common stock, if they are not anti-dilutive. See Note 3 for earnings per share computation.

Use of Estimates

     In preparing the consolidated financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the balance sheet dates and revenues and expenses for the periods presented in the statement of operations. Actual results could differ from these estimates and assumptions and could be material. Significant estimates in the consolidated financial statements include interest income recognition from investments in securities and loans, valuation of securities and loans, derivative instruments, share-based payments, and prepayment rates for certain securities and loans.

Recent Accounting Pronouncements

     In June 2004, the Financial Accounting Standards Board, or FASB, issued Emerging Issues Task Force Abstract 03-1, “The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments,” (“EITF 03-1”). EITF 03-1 provides authoritative guidance regarding determining when an investment is considered impaired and the impairment is other-than-temporary. EITF 03-1 requires that we evaluate whether an impairment is other-than-temporary, and, if the impairment is other-than-temporary, recognize an impairment loss equal to the excess of the amortized cost over the estimated fair value of the investment. EITF 03-1 also provides guidance regarding accounting considerations subsequent to the recognition of an other-than-temporary impairment and guidance on the disclosure regarding unrealized losses that have not been recognized as other-than-temporary impairments. EITF 03-1 was originally effective for reporting periods beginning after June 15, 2004. In September 2004 the FASB proposed additional guidance related to debt securities that are impaired because of interest rate and/or credit spread increases and delayed the effective date for the implementation of certain provisions of EITF 03-1. On July 5, 2005, the FASB decided not to provide additional guidance on the meaning of other-than-temporary impairment and stated that the proposed FASB Staff Position (“FSP”) EITF Issue No. 03-1-a, “Implementation Guidance for the Application of Paragraph 16 of EITF Issue No. 03-1,” will be issued as final. The final FSP will supersede EITF 03-1. We do not expect the adoption of the FSP, as contained in its current draft form, to have a material effect on our consolidated financial condition, consolidated results of operations, or liquidity because our current method of accounting for impairments is in accordance with EITF 03-1 and the FSP.

Note 3. Earnings per Share (“EPS”)

     The Company calculates basic net income per share by dividing net income for the period by the weighted-average shares of its common stock outstanding for the period. Diluted net income per share takes into account the effect of dilutive instruments, such as convertible notes, common stock options and unvested restricted common stock, but uses the average share price for the period in determining the number of incremental shares that are to be added to the weighted-average number of shares outstanding. For the period from Inception through September 30, 2005, the Company reported a net loss of $0.10 per share. Inclusion of converted stock, unvested common stock options and unvested restricted common stock in the diluted loss per share calculation would reduce the net loss per share amount and, is therefore, considered anti-dilutive. As a result, the Company’s diluted loss per share is equivalent to its basic loss per share for such period.

For the Period from July 11, 2005 (commencement of operations) to Sept 30, 2005

Basic:
Net loss	$(404,320)
Weighted-average number of shares outstanding	3,926,100)

Basic net loss per share	$(0.10)

Note 4. Securities Available-for-Sale

     The following table summarizes the Company’s securities classified as available-for-sale as of September 30, 2005, which are carried at estimated fair value:

			Gross Unrealized			Weighted Average

	Current Face Amount	Amortized Cost Basis	Gains	Losses	Carrying Value	Coupon	Actual Maturity (Years)

	(in thousands)
Agency 3/1 hybrid adjustable rate RMBS	$390,448	$390,812	$—	$(2,161)	$388,651	4.5%	29.7
Agency 5/1 hybrid adjustable rate RMBS	608,118	610,154	63	(2,921)	607,296	4.8%	29.7
Agency 7/1 hybrid adjustable rate RMBS	550,140	553,282	—	(4,668)	548,614	5.0%	29.7
Other RMBS	123,864	123,864	154	(112)	123,906	4.5%	30.9
High-Yield securities	25,600	24,066	381	(317)	24,130	9.2%	5.9
Common stock	n/a	3,109	33	—	3,142	n/a	n/a

Total	$1,698,170	$1,705,287	$631	$(10,179)	$1,695,739

     Actual maturities of RMBS are generally shorter than stated contractual maturities, as they are affected by the contractual lives of the underlying mortgages, periodic payments of principal, and prepayments of principal. The stated contractual final maturity of the mortgage loans underlying our portfolio of RMBS ranges up to 30 years, but the expected maturity is subject to change based on the prepayments of the underlying loans. As of September 30, 2005, the average final contractual maturity of the mortgage portfolio is 2035.

     The Company commenced operations in July 2005; therefore, all securities in an unrealized loss position at September 30, 2005 have been in an unrealized loss position for less than one year. The Company’s review of such securities indicates that the decrease in estimated fair value was not due to permanent changes in the underlying credit fundamentals or in the amount of principal and interest expected to be received. In addition, the Company has the financial capacity and the intention to hold the securities for a period of time sufficient for a recovery in the estimated fair value. Therefore, management does not believe any of the securities held are other-than-temporarily impaired at September 30, 2005.

Note 5. Fair Value of Financial Instruments

     For certain financial instruments that the Company owns, fair values are not readily available since there are no active trading markets as characterized by current exchanges between willing parties. Accordingly, fair values can only be derived or estimated for these instruments using various valuation techniques, such as computing the present value of estimated future cash flows using discount rates commensurate with the risks involved. However, the determination of estimated future cash flows is inherently subjective and imprecise. It should be noted that minor changes in assumptions or estimation methodologies can have a material effect on these derived or estimated fair values, and that the fair values reflected below are indicative of the interest rate and credit spread environments as of September 30, 2005 and do not take into consideration the effects of subsequent interest rate or credit spread fluctuations.

     The carrying values and estimated fair values of the company’s financial instruments at September 30, 2005 were as follows:

	Carrying Value September 30, 2005	Principal Balance or Notional Amount September 30, 2005	Estimated Fair Value September 30, 2005

		(in thousands)
Assets:
Real Estate Securities, available for sale	$1,671,609	$1,672,570	$1,671,609
Other securities, available for sale	24,130	25,600	24,130
Interest rate swap, treated as a hedge	1,800	300,000	1,800
Interest rate swaption, treated as a free-standing derivative	977	200,000	977
Middle Market senior secured loans	107,640	107,662	108,134

Liabilities:
Repurchase agreements	1,534,698	1,534,698	1,534,698
7.25% Convertible Senior notes due 2010	97,900	97,900	97,900
CLO warehouse facility	84,028	84,028	84,028

	Carrying Value September 30, 2005	Principal Balance or Notional Amount September 30, 2005	Estimated Fair Value September 30, 2005

		(in thousands)
Interest rate swap, treated as hedges	662	125,000	662

Note 6. Loans Held for Investment

     The following is a summary of the Company’s loans held for investment as of September 30, 2005 (amounts in thousands):

			Gross Unrealized			Weighted Average

Asset Type	Current Principal Amount	Amortized Cost Basis	Gains	Losses	Estimated Fair Value	Yield	Maturity (Years)

	(in thousands)
Middle Market Senior Secured Loans	$107,662	$107,640	$509	$(15)	$108,134	9.4%	5.8

     At September 30, 2005, corporate loans with an estimated fair value of $108.1 million (amortized cost of $107.6 million) were owned by CLO 2005-1.

     As of September 30, 2005 the Company had not recorded an allowance for loan losses. In reviewing the Company’s portfolio of loans and the observable secondary market prices, the Company did not identify any loans that exhibit characteristics indicating that impairment had occurred.

Note 7. Credit Risk

     The Company limits its exposure to credit losses on its investment portfolio by investing in a diversified portfolio of public and private real-estate related securities and whole loans, corporate loans, asset backed securities (“ABS”) and corporate bonds generally consistent with the Company’s target asset allocations. At September 30, 2005, 84.8% of the Company’s assets consisted of Agency MBS and related receivables. 4.6% and 2.2% of the Company’s assets were non-Agency MBS and related receivables with an average Standard & Poor’s rating of AA and A, respectively. Standard & Poor’s Corporation is a nationally recognized rating agency. 5.9% of the Company’s assets were invested in middle market corporate loans with an average rating of B and 1.3% of the assets were invested in corporate bonds with an average rating of B-. Cash and cash equivalents, including restricted cash, was 0.5% of the Company’s total assets. Combined these assets comprised 99.3% of the Company’s total assets.

Note 8. Borrowings

     The Company leverages its portfolio of securities and loans through the use of repurchase agreements & warehouse facilities. Each of the borrowing vehicles used by the Company bear interest at floating rates based on a spread above the London InterBank Offered Rate (“LIBOR”).

     Certain information with respect to the Company’s borrowings as of September 30, 2005 is summarized in the following table (amounts in thousands):

	Repurchase Agreements(2)	Warehouse Facility(2)	Senior Notes(1)	Total

Outstanding borrowings	$1,534,698	$84,028	$92,489	$1,711,215
Weighted-average borrowing rate	3.77%	4.17%	7.25%
Weighted-average remaining maturity	39 days	210 days	4.88 years
Fair value of collateral	1,609,964	125,077	n/a	1,735,041

(1)	Amount represents principal outstanding of $97.9 million less unamortized issuance costs of $5.4 million.
(2)	Each of the borrowings listed is contractually due in one year or less.

       A summary of the repurchase agreements held by the Company is disclosed in the following table:

Type	Counterparty	Fair Value of collateral	Principal Balance	Weighted Average Interest Rate

RMBS	Bear Stearns	$369,231,934	$348,128,000	3.79%
RMBS	Lehman	304,881,099	287,729,000	3.78
RMBS	Greenwich Capital Markets	378,124,409	359,987,000	3.69
RMBS	Deutsche Bank	551,480,790	538,854,000	3.81

     During July 2005 the Company formed CLO 2005-1 and began borrowing from a warehouse facility, in the form of a repurchase agreement, to purchase middle market senior secured loans and certain other loans and securities. The repurchase facility bears interest at a spread of 45 basis points over 30-day LIBOR and had an outstanding balance of $84.0 million as of September 30, 2005.

     The notes are semiannual 144A Senior Convertible Notes with a coupon of 7.25%, due July 15, 2010, with a conversion price of $25. Upon the occurrence of the circumstances described below, holders may convert any outstanding notes into shares of our common stock at an initial “Conversion Price” per share of $25.00, which represents an initial “Conversion Rate” of 40 shares of common stock per $1,000 principal amount of notes. Holders of the notes may surrender their notes for conversion into shares of our common stock prior to the maturity date:

  immediately prior to the consummation of our initial public offering (“IPO”), provided that any shares issued upon such conversion are offered in the IPO;

  at any time following the date which is sixty (60) days after consummation of an IPO;

  if we give notice of redemption, at any time prior to redemption;

  upon the occurrence of specified corporate transactions including certain mergers, consolidations and sale of substantially all of our assets.

Note 9. Derivative Financial Instruments

     Statement of Financial Accounting Standards No. 133, Accounting for Derivative Instruments and Hedging Activities (SFAS 133), as amended and interpreted, establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. As required by SFAS 133, we record all derivatives on the balance sheet at fair value. The accounting for changes in the fair value of derivatives depends on the intended use of the derivative and the resulting designation. Derivatives used to hedge the exposure to changes in the fair value of an asset, liability, or firm commitment attributable to a particular risk, such as interest rate risk, are considered fair value hedges. Derivatives used to hedge the exposure to variability in expected future cash flows, or other types of forecasted transactions, are considered cash flow hedges.

     For derivatives designated as fair value hedges, changes in the fair value of the derivative and the hedged item related to the hedged risk are recognized in earnings. For derivatives designated as cash flow hedges, the effective portion of changes in the fair value of the derivative is initially reported in other comprehensive income (outside of earnings) and subsequently reclassified to earnings when the hedged transaction affects earnings, and the ineffective portion of changes in the fair value of the derivative is recognized directly in earnings. We assess the effectiveness of each hedging relationship by comparing the changes in fair value or cash flows of the derivative hedging instrument with the changes in fair value or cash flows of the designated hedged item or transaction. For derivatives not designated as hedges, changes in fair value are recognized in earnings.

     Our policies permit us to enter into derivative contracts. Our objective in using derivatives is to add stability to interest expense and to manage its exposure to interest rate movements or other identified risks. To accomplish this objective, we primarily use interest rate swaps and swaptions as part of its cash flow hedging strategy. Interest rate swaps designated as cash flow hedges involve the receipt of variable-rate amounts in exchange for fixed-rate payments over the life of the agreements without exchange of the underlying principal amount. During 2005, such derivatives were used to hedge the variable cash flows associated with existing variable-rate debt, or existing lines of credit, or forecasted issuances of debt.

     As of September 30, 2005, no derivatives were designated as fair value hedges or hedges of net investments in foreign operations. Additionally, we do not use derivatives for trading or speculative purposes. Derivatives not designated as hedges or “free standing derivatives” are not speculative and are used to manage our exposure to interest rate movements and other identified risks. As of September 30, 2005 we had one swaption designated as a “free standing derivative” which did not meet the strict hedge accounting requirements of SFAS 133.

     At September 30, 2005, derivatives with a net fair value of $2.1 million were included in derivative assets and derivative liabilities. The change in net unrealized gains of $1.1 million in 2005 for derivatives designated as cash flow hedges is separately disclosed in the statement of changes in shareholders’ equity and included in other comprehensive income. The change in fair value of derivatives not designated as hedges of $236,862 is included in unrealized gain on derivatives in 2005. Hedge ineffectiveness of $65,277 on cash flow hedges due to reset mismatch was recognized in unrealized gain on derivatives during 2005.

     Amounts reported in accumulated other comprehensive income related to derivatives will be reclassified to interest expense as interest payments are made on our variable-rate debt. The change in net unrealized gains/losses on cash flow hedges reflects a reclassification of $399,996 of net unrealized gains/losses from accumulated other comprehensive income to interest expense during 2005. During the next 12 months, we estimate that an additional $389,000 will be reclassified. We are hedging our exposure to the variability in future cash flows for forecasted transactions over a maximum period of 12 months (excluding forecasted transactions related to the payment of variable interest on existing financial instruments).

     The following table summarizes the estimated net fair value of the derivative instruments held at September 30, 2005 (amounts in thousands):

	Notional	Fair Value

Cash Flow Hedges:
Interest rate swaps:
Assets	$300,000	$1,800
Liabilities	125,000	(662)
Free-Standing Derivatives:
Interest rate swaption	200,000	977

Net fair value		$2,115

Note 10. Accumulated Other Comprehensive Income (Loss)

      The components of accumulated other comprehensive loss were as follows (amounts in thousands):

As of September 30, 2005

Net unrealized losses on available-for-sale securities	$(9,548)
Net unrealized gains on cash flow hedges	1,073

Accumulated other comprehensive loss	$(8,475)

Note 11. Stock Options and Restricted Stock

     The Company has adopted a stock incentive plan (the “2005 Stock Incentive Plan”). The Board of Directors administers the plan. Stock options may be granted to the Manager, directors, and any key employees of the Manager and to any other individual or entity performing services for the Company.

     The exercise price for any stock option granted under the 2005 Stock Incentive Plan may not be less than 100% of the fair market value of the shares of common stock at the time the common stock option is granted. Each option must terminate no more than ten years from the date it is granted. The 2005 Stock Incentive Plan authorizes that a total of 10,000,000 shares may be used to satisfy awards under the plan. The Company made its initial grants under the 2005 Stock Incentive Plan on July 11, 2005, the date that the Company closed its initial private placement of common stock.

      The following table summarizes restricted common stock transactions:

Manager

Unvested shares as of July 11, 2005	68,000
Issued	—
Vested	—
Forfeited	—
Unvested shares as of September 30, 2005	68,000

     The shares of restricted common stock granted to the manager were valued using the fair market value at the time of grant, $25.00 per share. Pursuant to SFAS No. 123(R), the Company is required to value any unvested shares of restricted common stock granted to the Manager at the current market price. The Company valued the unvested restricted common stock at $25.00 per share at September 30, 2005.

      The following table summarizes common stock option transactions:

	Number of Options	Weighted Average Exercise Price

Outstanding as of July 11, 2005	102,000	$25.00
Granted	—	—
Exercised	—	—
Forfeited	—	—
Outstanding as of September 30, 2005	102,000	25.00

     None of the common stock options outstanding were exercisable at September 30, 2005. The common stock options were valued using the Black-Scholes model and had an estimated fair value of $3.56 each at September 30, 2005.

     For the period July 11, 2005 (commencement of operations) through September 30, 2005, the components of share-based compensation expense classified as Deferred Management Fee on the Consolidated Statement of Operations are as follows:

For the Period from July 11, 2005 (commencement of operations) to September 30, 2005

Common stock options granted to Manager	$212,500

Restricted shares granted to Manager	141,667

Total	$354,167

Note 12. Management Agreement and Related Party Transactions

     The Manager manages the Company’s day-to-day operations, subject to the direction and oversight of the Company’s Board of Directors. The Management Agreement was entered into on July 11, 2005. The initial term expires on December 31, 2008 and shall be automatically renewed for a one-year term through each anniversary date thereafter. Following the initial term, the Management Agreement may be terminated upon the affirmative vote of at least two-thirds of the Company’s independent directors, or by a vote of the holders of a majority of the outstanding shares of the Company’s common stock.

     The Management Agreement provides, among other things, that the Company pays to the Manager, in exchange for managing the day-to-day operations of the Company, certain fees and reimbursements, consisting of a base management fee, an incentive compensation fee, and reimbursement for out-of-pocket and certain other costs incurred by the Manager and related directly to the Company. All rent incurred by the Manager is paid by the Company as a component of the reimbursement of expenses.

     The Management Agreement contains certain provisions requiring the Company to indemnify the Manager with respect to all losses or damages arising from acts not constituting bad faith, willful misconduct, or gross negligence. The Company has evaluated the impact of these guarantees on its consolidated financial statements and determined that they are immaterial.

     For the period from July 11, 2005 (commencement of operations) to September 30, 2005, the Company incurred $717,059 in base management fees and the Company recognized share-based compensation expense, related to common stock options and restricted common stock granted to the Manager, of $354,167 (see Note 11). A payable to the manager in the amount of $1,022,715 was outstanding on September 30, 2005. This is comprised of $717,059 in management fees, and $305,656 in expense reimbursement. A base management fee calculated in an amount equal to ¼ of the equity multiplied by 1.75% is paid quarterly in arrears. The Company established a stock incentive plan for the purpose of rewarding and incentivizing those who provide service to the Company, including the directors, the Manager, and the Manager’s executive officers. Base management fees incurred and share-based compensation expense relating to common stock options and restricted common stock granted to the Manager are included in “Management fee” and “Deferred management fee”, respectively, on the consolidated statement of operations. Expenses incurred by the Manager and reimbursed by the Company are reflected in the respective consolidated statement of operations non-investment expense category based on the nature of the expense.

     No incentive compensation was earned or paid to the Manager during the period from July 11, 2005 to September 30, 2005. Our Manager shall receive quarterly incentive compensation in an amount equal to the product of: (i) twenty-five percent (25%) of the dollar amount by which (A) our net income (determined in accordance with GAAP), which includes realized and unrealized gains and losses, and before non-cash equity compensation expense and before incentive compensation plus interest expense related to the notes and, to the extent not included in interest related to the notes, amortization of debt discount and issuance costs with respect to the notes, for the quarter per share (assuming full conversion of all outstanding notes into common shares at the beginning of the quarter at the then applicable conversion rate) exceeds (B) an amount equal to (1) the weighted average of the price per share of the common shares in the initial offering and any subsequent offerings of our common stock, including common shares issuable upon conversion of the notes assuming a conversion price of $25 per share, and the prices per common shares in any subsequent offerings by us, in each case at the time of issuance thereof, multiplied by (2) the greater of (a) 2.25% and (b) 0.75% plus one-fourth of the Ten Year Treasury Rate for such quarter, multiplied by (ii) the weighted average number of common shares outstanding during the quarter, further assuming full conversion of the notes into common shares at the beginning of the quarter at the then applicable conversion rate; provided, that for the purpose of determining the incentive compensation fee, the notes will include those issued in connection with the exercise of the option granted to the initial purchasers in the July 2005 private offering and provided, that the foregoing calculation of incentive compensation shall be adjusted to exclude one-time events pursuant to changes in GAAP, as well as non-cash charges after discussion between our Manager and our independent directors and approval by our majority of our independent directors in the case of non-cash charges.

     Each independent director will receive an annual retainer of $40,000. The Company will also reimburse the directors for their travel expenses incurred in connection with their attendance at full board and committee meetings.

     In the ordinary course of its business, the Company may enter into contract or agreements that contain indemnifications warranties. Future events could occur that lead to the execution of these provisions against the Company. Based on its history and experience, management feels that the likelihood of such an event is remote.

Note 13. Subsequent Events

     GSC ABS CDO 2005-1. On January 12, 2006, GSC Capital Corp. TRS Delaware Holdings, Inc. purchased $25.0 million in aggregate principal amount, or 100%, of the Subordinated Notes Due 2045 issued by GSC ABS CDO 2005-1, Ltd. and GSC ABS CDO 2005-1, Corp., as co-issuers. These notes are the lowest-ranking securities of a CDO transaction secured by a pool of synthetic mezzanine asset-backed obligations, including ABS, RMBS, CMBS and other CDO securities as reference obligations, managed by GSC Partners.

     GSC Capital Corp. Loan Funding 2005-1. On January 18, 2006, GSC Capital Corp. purchased $21.3 million in aggregate principal amount, or 100%, of the Class E Deferrable Floating Rate Notes Due 2020, and $16.2 million in aggregate principal amount, or 100%, of the Class F Deferrable Floating Rate Notes Due 2020, issued by GSC

Capital Corp. Loan Funding 2005-1 and GSC Loan Funding 2005-1, Corp., as co-issuers. The Class E and Class F notes are the two lowest-ranking classes of notes of a CLO transaction secured by a pool of asset-backed loans and bonds, managed by GSC Partners. Simultaneously with GSC Capital Corp.’s purchase of the notes, GSC Capital Corp. TRS Delaware Holdings, Inc. purchased $24.0 million in aggregate amount, or 100%, of the Preferred Shares issued by GSC Capital Corp. Loan Funding 2005-1.

     GSC Capital Corp ABS Funding 2005-1. In August 2005, we formed an SPV, GSC Capital Corp ABS Funding 2005-1, to engage in a potential CDO transaction, which will be managed by GSC Partners. The CDO transaction is expected to be secured by fixed and floating rate asset-backed securities and derivative contracts, the reference obligations for which are fixed and floating rate asset-backed securities (collectively, “Securities”). Subject to regulatory and market considerations, this CDO transaction is proposed to close in the first quarter of 2006. Goldman, Sachs & Co. has agreed to provide structuring advice, and it is anticipated that it will act as exclusive placement agent of the notes to be issued. We anticipate investing in the unrated subordinated securities. Pursuant to a warehousing arrangement, Goldman Sachs Mortgage Company has agreed to lend 100% of the purchase price of the floating rate Securities that go into the facility up to $500 million. GSC Capital Corp posted $10 million of collateral to serve as security for up to $250 million of warehoused floating rate Securities and is required to post an additional $10 million if the warehoused floating rate Securities exceed $250 million. As of December 31, 2005, approximately $195.4 million of Securities were warehoused on behalf of GSC Capital Corp ABS Funding 2005-1. In the event that, as a result of market considerations or material adverse change, we do not close the CDO transaction, we would effect the sale of the warehoused floating rate Securities and bear any net realized loss up to $50 million, including the then posted collateral amount, and be entitled to any net realized gain. We would not have the benefit of, or be responsible for, any net gain or loss with respect to the acquisition of fixed rate Securities.

     We paid a quarterly distribution of $0.28 per share of our common stock on November 3, 2005. On December 27, 2005 we declared a quarterly distribution of $0.28 per share of our common stock, payable on January 17, 2006, to stockholders of record as of December 30, 2005.

     On January 3, 2006, the Board approved the Company's grant of an aggregate 6,000 shares of common stock to the independent directors as of such date in respect of their board service in 2005.

     On January 10, 2006, the Company granted to the Manager 10,522 shares and options to purchase 15,783 shares of common stock at $25.00 per share in connection with the exercise of the option granted to the initial purchasers/placement agents in the July 2005 private offering.

     On January 23, 2006, the Board approved the Company's grant of an aggregate 6,000 shares of common stock to the independent directors as of such date in respect of their board service in 2006.

GSC Capital Corp.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 31. Other Expenses of Issuance and Distribution.

     The following table sets forth the costs and expenses of the sale and distribution of the securities being registered, all of which are being borne by the Registrant.

Amount
To Be Paid
Securities and Exchange Commission Registration fee	$ 21,221
NYSE listing fee	*
Transfer agent’s fees	*
Printing and engraving expenses	*
Legal fees and expenses	*
Accounting fees and expenses	*
Blue Sky fees and expenses	*
Miscellaneous	*

Total	$ * $

* to be filed by amendment.

     Each of the amounts set forth above, other than the Securities and Exchange Commission Registration fee, the NYSE listing fee and the NASD filing fee, is an estimate.

Item 32. Sales to Special Parties

      See the response to Item 33 below.

Item 33. Recent Sales of Unregistered Securities.

     On July 11, 2005, the company sold 1,298,480 shares of its Common Stock to a group of initial purchasers for which Deutsche Bank Securities Inc. served as representative (the "Initial Purchasers"). The company issued these shares of Common Stock to the Initial Purchasers in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act. The Initial Purchasers paid the company a purchase price of $23.25 per share for these shares of Common Stock, for total proceeds to the company of $30,189,660. The Initial Purchasers resold all of these shares of Common Stock to (i) Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act and (ii) investors outside the United States in reliance on the exemption from the registration requirements of the Securities Act provided by Regulation S under the Securities Act. The offering price per share of Common Stock to Qualified Institutional Buyers under Rule 144A and non-United States persons under Regulation S was $25.00 per share for gross proceeds of $32,462,000 and the aggregate initial purchasers' discount was $2,272,340.

     On July 11, 2005, the company sold 2,101,520 shares of its Common Stock in a concurrent private offering to "accredited investors" (as defined in Rule 501 under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D under the Securities Act, with the Initial Purchasers acting as placement agents. 1,761,520 of these shares were sold for a purchase price of $23.25 per share and 340,000 of these shares were sold for a purchase price of $25.00 per share. The placement agents received a commission of $1.75 per share with respect to 1,761,520 of these shares of Common Stock and no commission with respect to 340,000 of these shares of Common Stock. The total proceeds to the company from the private offering of these shares was $49,455,340 and total commissions paid to the placement agents was $3,082,660.

     On July 11, 2005, the company sold $76,500,000 aggregate principal amount of 7.25% convertible senior notes due 2010 (“notes”) to Deutsche Bank Securities Inc. The company issued these notes to Deutsche Bank Securities

Inc. in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act. Deutsche Bank Securities Inc. paid the company a purchase price of 94% of the principal amount thereof, for total proceeds to the company of $71,910,000. Deutsche Bank Securities Inc. resold all of these notes to Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act. The offering price to Qualified Institutional Buyers under Rule 144A was 100% of the principal amount thereof for gross proceeds of $76,500,000 and the aggregate initial purchasers' discount was $4,590,000.

     On July 11, 2005, the company sold $8,500,000 principal amount of notes in a concurrent private offering to "accredited investors" (as defined in Rule 501 under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D under the Securities Act, with Deutsche Bank Securities Inc. as placement agent. Deutsche Bank Securities Inc. paid the company a purchase price of 100% of the principal amount thereof, for total proceeds to the company of $8,500,000.

     On July 11, 2005, the company granted a total of 68,000 restricted shares of Common Stock and options to purchase 102,000 shares of our common stock with an exercise price of $25.00 per share to GSCP (NJ), LP, as manager of the company, pursuant to the 2005 Stock Incentive Plan of the company (the "Incentive Plan"). Such grants were exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof. For a more detailed description of the Incentive Plan, see "Management--Incentive Plan" in this Registration Statement.

     On July 22, 2005, the company sold 419,700 shares of its Common Stock to the Initial Purchasers. The company issued these shares of Common Stock to the Initial Purchasers in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act. The Initial Purchasers paid the company a purchase price of $23.25 per share for these shares of Common Stock, for total proceeds to the company of $9,758,025. The Initial Purchasers resold all of these shares of Common Stock to (i) Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act and (ii) investors outside the United States in reliance on the exemption from the registration requirements of the Securities Act provided by Regulation S under the Securities Act. The offering price per share of Common Stock to Qualified Institutional Buyers under Rule 144A and non-United States persons under Regulation S was $25.00 per share for gross proceeds of $10,492,500 and the aggregate initial purchasers' discount was $734,475.

     On July 22, 2005, the company sold 96,000 shares of its Common Stock to "accredited investors" (as defined in Rule 501 under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D under the Securities Act, with the Initial Purchasers acting as placement agents. The placement agents received a commission of $1.75 per share. The total proceeds to the company from the private offering of these shares was $2,400,000 and total commissions paid to the placement agents was $168,000.

     On July 22, 2005, the company sold $12,900,000 aggregate principal amount of notes to Deutsche Bank Securities Inc. The company issued these notes to Deutsche Bank Securities Inc. in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(2) of the Securities Act. Deutsche Bank Securities Inc. paid the company a purchase price of 94% of the principal amount thereof, for total proceeds to the company of $12,126,000. Deutsche Bank Securities Inc. resold all of these notes to Qualified Institutional Buyers (as defined in Rule 144A under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 144A under the Securities Act. The offering price to Qualified Institutional Buyers under Rule 144A was 100% of the principal amount thereof for gross proceeds of $12,900,000 and the aggregate initial purchasers' discount was $774,000.

     On July 27, 2005, the company sold 10,400 shares of its Common Stock to "accredited investors" (as defined in Rule 501 under the Securities Act) in reliance on the exemption from the registration requirements of the Securities Act provided by Rule 506 of Regulation D under the Securities Act, with the Initial Purchasers acting as placement agents. The placement agents received a commission of $1.75 per share. The total proceeds to the company from the private offering of these shares was $260,000 and total commissions paid to the placement agents was $18,200.

     On January 3, 2006, the Board approved and the Company granted 6,000 shares of common stock to the independent directors.

     On January 10, 2006, the Company granted to the Manager 10,522 shares of common stock and options to purchase 15,783 shares of our common stock with an exercise price of $25.00 per share in connection with the exercise of the option granted to the initial purchasers/placement agents in the July 2005 private offering.

     On January 23, 2006, the Board approved and the Company granted 6,000 shares of common stock to the independent directors.

Item 34. Indemnification of Directors and Officers.

     Maryland law permits a Maryland corporation to include in its charter a provision limiting the liability of its directors and officers to the corporation and its stockholders for money damages, except for liability resulting from:

  actual receipt of an improper benefit or profit in money, property or services; or

  active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

     Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law.

     Our charter also authorizes our company, to the maximum extent permitted by Maryland law, to obligate our company to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee, from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding.

     Our bylaws obligate us, to the maximum extent permitted by Maryland law, to indemnify any present or former director or officer or any individual who, while a director or officer of our company and at the request of our company, serves or has served another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise as a director, officer, partner or trustee and who is made, or threatened to be made, a party to the proceeding by reason of his or her service in that capacity from and against any claim or liability to which that individual may become subject or which that individual may incur by reason of his or her service in any such capacity and to pay or reimburse his or her reasonable expenses in advance of final disposition of a proceeding. Our charter and bylaws also permit our company to indemnify and advance expenses to any individual who served a predecessor of our company in any of the capacities described above and any employee or agent of our company or a predecessor of our company.

     Maryland law requires a corporation (unless its charter provides otherwise, which our charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or are threatened to be made, a party by reason of his or her service in such capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made, or threatened to be made, a party by reason of their service in those or other capacities unless it is established that:

  the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, or the director or officer actually received an improper personal benefit in money, property or services,

  in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful.

     A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received.

     However, under Maryland law, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of:

  a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

     We have obtained a policy of insurance under which our directors and officers are insured, subject to the limits of the policy, against certain losses arising from claims made against such directors and officers by reason of any acts or omissions covered under such policy in their respective capacities as directors or officers, including certain liabilities under the Securities Act. We have also entered into indemnification agreements with each of our executive officers and directors that obligate us to indemnify them to the maximum extent permitted by Maryland law. In addition, officers and directors of GSC Partners are indemnified by GSC Partners pursuant to GSC Partners’ organizational documents and directors and officers liability insurance relating thereto. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

     The proposed form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provide for indemnification of directors and officers of the Registrant by the underwriters against certain liabilities.

Item 35. Treatment of Proceeds from Stock Being Registered

      None of the proceeds will be credited to an account other than the appropriate capital share account.

Item 36. Financial Statements and Exhibits

      (a)The following exhibits are filed as part of this Registration Statement:

Exhibit
Number		Description
1.1	*	Form of Underwriting Agreement among GSC Capital Corp. and the underwriters named therein
3.1		Articles of Amendment and Restatement of GSC Capital Corp.
3.2		Bylaws of GSC Capital Corp.
4.1		Form of Certificate for Common Stock for GSC Capital Corp.
4.2		Indenture between GSC Capital Corp, Issuer and Wachovia Bank, National Association, Trustee, dated July 11, 2005
5.1	*	Opinion of Venable LLP as to legality of the securities being issued
8.1	*	Opinion of Davis Polk & Wardwell as to certain U.S. federal income tax matters
10.1		Registration Rights Agreement among GSC Capital Corp. and Deutsche Bank Securities Inc., as representative of the Initial Purchasers/Placement Agents, for the benefit of certain holders of the common stock of GSC Capital Corp., dated as of July 11, 2005
10.2		Registration Rights Agreement among GSC Capital Corp. and Deutsche Bank Securities Inc., as Initial Purchaser, for the benefit of certain holders of the 7.25% convertible senior notes due 2010 of GSC Capital Corp., dated as of July 11, 2005
10.3		Management Agreement between GSC Capital Corp. and GSCP (NJ), L.P., dated as of July 11, 2005
10.4		License Agreement between GSC Capital Corp. and GSCP (NJ), L.P. dated as of July 11, 2005
10.5		Stock Incentive Plan
10.6		Amended and Restated Stock Award Agreement between GSC Capital Corp. and GSCP (NJ), L.P., dated July 11, 2005
10.7		Stock Option Agreement between GSC Capital Corp. and GSCP (NJ), L.P., dated July 11, 2005
10.8		Form of Stock Award Agreement for Non-Employee Directors

Exhibit
Number	Description
10.9	Master Repurchase Agreement between GSC Capital Corp and Deutsche Bank Securities dated as of June 16, 2005
10.10	Master Repurchase Agreement between Greenwich Capital Markets, Inc. and Greenwich Street Capital Corp. dated as of July 8, 2005
10.11	Master Repurchase Agreement between Liquid Funding, Ltd. and GSC Capital Corp. dated as of July 22, 2005
10.12	Master Repurchase Agreement between Bear Stearns & Co., Inc. and GSC Capital Corp. dated as of July 7, 2005
10.13	Master Repurchase Agreement between Lehman Brothers Inc., Lehman Commercial Paper Inc. and GSC Capital Corp. dated as of August 4, 2005
10.14	Forward Purchase Agreement between Goldman Sachs International, and GSC Capital Corp. Loan Funding 2005-1, dated as of August 2, 2005
10.15	Master Participation Agreement, between Goldman Sachs Credit Partners L.P. and GSC Capital Corp. Loan Funding 2005-1, dated as of July 22, 2005
10.16	Amended And Restated Warehouse Agreement, between Goldman Sachs Credit Partners L.P., Goldman Sachs International, GSC Capital Corp. Loan Funding 2005-1, GSCP (NJ), L.P. and GSC Capital Corp. TRS Holdings, Inc., dated as of August 2, 2005.
21.1	List of Subsidiaries of GSC Capital Corp.
23.1*	Consent of Venable LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24.1	Power of Attorney (included on Signature Page)

* to be filed by amendment

Item 37. Undertakings

      The undersigned hereby undertakes:

     (a) To provide to the underwriters at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

     (b)Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (c) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i)To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended;

           (ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

           (iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     (d) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (f)That, for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance under Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 26th day of January, 2006.

GSC Capital Corp.

By:		/s/ Frederick H. Horton

	Name:	Frederick H. Horton
	Title:	Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David L. Goret and April M. Spencer, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joseph H. Wender

Joseph H. Wender	Chairman of the Board of Directors	January 27, 2006

/s/ Frederick H. Horton
Chief Executive
Frederick H. Horton	Officer and Director	January 27, 2006

/s/ April M. Spencer	Chief Financial Officer, Secretary and

April M. Spencer	Treasurer	January 27, 2006

/s/ Stacy Cooper

Stacy Cooper	Director	January 27, 2006

/s/ Robert F. Cummings, Jr

Robert F. Cummings, Jr	Director	January 27, 2006

/s/ William K. Komperda

William K. Komperda	Director	January 27, 2006

/s/ Richard T. Millard

Richard T. Millard	Director	January 26, 2006

/s/ Barry L. Zubrow

Barry L. Zubrow	Director	January 27, 2006

EXHIBIT INDEX

Exhibit
Number	Description
1.1*	Form of Underwriting Agreement among GSC Capital Corp. and the underwriters named therein
3.1	Articles of Amendment and Restatement of GSC Capital Corp.
3.2	Bylaws of GSC Capital Corp.
4.1	Form of Certificate for Common Stock for GSC Capital Corp.
4.2	Indenture between GSC Capital Corp, Issuer and Wachovia Bank, National Association, Trustee, dated July 11, 2005
5.1*	Opinion of Venable LLP as to legality of the securities being issued
8.1*	Opinion of Davis Polk & Wardwell as to certain U.S. federal income tax matters
10.1	Registration Rights Agreement among GSC Capital Corp. and Deutsche Bank Securities Inc., as representative of the Initial Purchasers/Placement Agents, for the benefit of certain holders of the common stock of GSC Capital Corp., dated as of July 11, 2005
10.2	Registration Rights Agreement among GSC Capital Corp. and Deutsche Bank Securities Inc., as Initial Purchaser, for the benefit of certain holders of the 7.25% convertible senior notes due 2010 of GSC Capital Corp., dated as of July 11, 2005
10.3	Management Agreement between GSC Capital Corp. and GSCP (NJ), L.P., dated as of July 11, 2005
10.4	License Agreement between GSC Capital Corp. and GSCP (NJ), L.P. dated as of July 11, 2005
10.5	Stock Incentive Plan
10.6	Amended and Restated Stock Award Agreement between GSC Capital Corp. and GSCP (NJ), L.P., dated July 11, 2005
10.7	Stock Option Agreement between GSC Capital Corp. and GSCP (NJ), L.P., dated July 11, 2005
10.8	Form of Stock Award Agreement for Non-Employee Directors
10.9	Master Repurchase Agreement between GSC Capital Corp and Deutsche Bank Securities dated as of June 16, 2005
10.10	Master Repurchase Agreement between Greenwich Capital Markets, Inc. and Greenwich Street Capital Corp. dated as of July 8, 2005
10.11	Master Repurchase Agreement between Liquid Funding, Ltd. and GSC Capital Corp. dated as of July 22, 2005
10.12	Master Repurchase Agreement between Bear Stearns & Co., Inc. and GSC Capital Corp. dated as of July 7, 2005.
10.13	Master Repurchase Agreement between Lehman Brothers Inc., Lehman Commercial Paper Inc. and GSC Capital Corp. dated as of August 4, 2005
10.14	Forward Purchase Agreement between Goldman Sachs International, and GSC Capital Corp. Loan Funding 2005-1, dated as of August 2, 2005
10.15	Master Participation Agreement, between Goldman Sachs Credit Partners L.P. and GSC Capital Corp. Loan Funding 2005-1, dated as of July 22, 2005
10.16	Amended And Restated Warehouse Agreement, between Goldman Sachs Credit Partners L.P., Goldman Sachs International, GSC Capital Corp. Loan Funding 2005-1, GSCP (NJ), L.P. and GSC Capital Corp. TRS Holdings, Inc., dated as of August 2, 2005.
21.1	List of Subsidiaries of GSC Capital Corp.
23.1*	Consent of Venable LLP (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP
24.1	Power of Attorney (included on Signature Page)

* to be filed by amendment